     As filed with the Securities and Exchange Commission on August 28, 1998



                                            Registration Statement No. 333-61863


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                     --------------------------------------

                       CONTISECURITIES ASSET FUNDING CORP.

       (Exact name of registrant as specified in governing instruments)

                Delaware                                13-2937238
       (State of incorporation)            (IRS Employee Identification Number)


                                 277 Park Avenue
                            New York, New York 10172
                                 (212) 207-2840
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)
        -----------------------------------------------------------------
                                  Peter Abeles
                                    President
                      ContiSecurities Asset Funding Corp.
                                277 Park Avenue
                           New York, New York 10172
                                 (212) 207-2842
                              Fax: (212) 207-5251


                    (Name and Address of agent for service)
                    ---------------------------------------

                     Please send copies of communication to:

      Christopher DiAngelo, Esq.                        Alan L. Langus, Esq.
         DEWEY BALLANTINE LLP                              Chief Counsel
     1301 Avenue of the Americas                     ContiTrade Services L.L.C.
    New York, New York 10019-6092                   277 Park Avenue, 38th Floor
         Tel: (212) 259-8000                          New York, New York 10172
         Fax: (212) 259-6333                            Tel: (212) 207-2822
                                                        Fax: (212) 207-2937

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other then securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement may be used in connection with the securities covered by Registration Statement No. 333-39505.



                           ---------------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

         Pursuant to Rule 429 of the Securities and Exchange Commission's Rules and Regulations under the Securities Act of 1933, as amended, the Prospectuses contained in this Registration Statement also relate to the Registrant's Registration Statement on Form S-3 (Registration No. 333-39505).

================================================================================

                          FORM OF PROSPECTUS SUPPLEMENT
                          -----------------------------



                                    VERSION 1



                              (Home Mortgage Loans)

SUBJECT TO COMPLETION, DATED __________, 199_                         VERSION 3
PROSPECTUS SUPPLEMENT
(To Prospectus Dated ________, 199__,



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                                   $-----------
                 _______________ Home Equity Loan Trust 199__-__
                    $___________ ____% Class A-1 Certificates
                    $___________ ____% Class A-2 Certificates
                     $__________ ____% Class A-3 Certificates
                     $__________ ____% Class A-4 Certificates
                    $__________ ____% Class A-5 Certificates*
                $__________ Class A-6 Adjustable Rate Certificates
                           ----------------------------
                            [Insert name of Servicer]
                                     Servicer
                       CONTISECURITIES ASSET FUNDING CORP.
                                    Depositor
                           ----------------------------



         The _______________ Home Equity Loan Pass-Through Certificates, Series 199__-__ (the "Certificates") will consist of (i) the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates (collectively, the "Fixed Rate Certificates"), (ii) the Class A-6 Certificates (the "Adjustable Rate Certificates") and the Class A-7IO Certificates (collectively, with the Fixed Rate Certificates and the Adjustable Rate Certificates, the "Class A Certificates"), (iii) one or more classes of subordinate Certificates and (iv) a residual class (the "Class R Certificates"; and together with such other subordinate Certificates, the "Subordinate Certificates"). Only the Class A Certificates are offered hereby.



         The Certificates represent undivided ownership interests in one of two pools (each, a "Home Equity Loan Group") of fixed and adjustable rate mortgage loans (the "Home Equity Loans") held by _______________ Home Equity Loan Trust 199__-__ (the "Trust"). The Fixed Rate Certificates will represent undivided ownership interests in the Home Equity Loans in the Fixed Rate Group, which are secured by first and second lien mortgages or deeds of trust. The Class A-6 Certificates will represent undivided ownership interests in the Home Equity Loans in the Adjustable Rate Group, which are secured solely by first lien mortgages or deeds of trust. The Class A Certificates also represent undivided ownership interest in all monies due under the respective Home Equity Loans (other than Retained Yield referred to herein) after _______, 199_ (the "Cut-Off Date"), security interests in the properties which secure the Home Equity Loans (the "Mortgaged Properties"), a certificate guaranty insurance policy, funds on deposit in certain trust accounts, and certain other property. The Home Equity Loans were originated or purchased by the Seller. The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of ________, 199_, among the Depositor, the Seller, the Servicer, _______________, as Master Servicer and _______________________________, as Trustee (the "Trustee"). For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on Page S-13 herein and beginning on Page 6 in the related Prospectus.



                                                  (Cover continued on next page)
                                   ----------
THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE SELLER, THE SERVICER OR ANY OF THEIR AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.



 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                                   ----------



     The Class A Certificates will be purchased by the Underwriters from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Class A Certificates will be approximately $_______________, plus accrued interest on the Fixed Rate Certificates at the applicable Pass-Through Rate from ________, ____ to, but not including, the Closing Date, before deducting expenses payable by the Depositor estimated to be approximately $_______________.



         The Class A Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form through the facilities of The Depository Trust Seller, CEDEL S.A. and the Euroclear System on or about _________, 199_. The Class A Certificates will be offered in Europe and the United States of America.



--------------
* The Class A-5 Pass-Through Rate will be subject to certain limitations described in the Summary herein.
                                 [UNDERWRITERS]



            The date of this Prospectus Supplement is ________, 199_

(Cover continued from previous page)



         On or before the issuance of the Certificates, the Depositor will obtain from __________________________ (the "Certificate Insurer") a certificate guaranty insurance policy relating to the Class A Certificates (the "Certificate Insurance Policy") in favor of the Trustee. The Certificate Insurance Policy will provide for a 100% coverage of the principal amount of, and scheduled interest due on, the Class A Certificates.



                                [Guarantor Logo]



         The Home Equity Loan Pool will be divided into two groups (each, a "Home Equity Loan Group" or a "Group"). The Fixed Rate Certificates will represent an undivided ownership interest in a group of fixed-rate Home Equity Loans (the "Fixed Rate Group"). The Adjustable Rate Certificates will represent an undivided ownership interest in a group of adjustable-rate Home Equity Loans (the "Adjustable Rate Group").



         The Pooling and Servicing Agreement provides that additional fixed rate mortgage loans (the "Subsequent Home Equity Loans") may be purchased by the Trust from the Depositor from time to time on or before __________, 199_ from funds on deposit in the Pre-Funding Account. All Subsequent Home Equity Loans so acquired by the Trust will be assigned to the Fixed Rate Group. On the Closing Date an aggregate cash amount of approximately $_____________ will be deposited with the Trustee in the Pre-Funding Account to be used to acquire Subsequent Home Equity Loans for the Fixed Rate Group.



         It is a condition to issuance of the Class A Certificates that the Class A Certificates be rated "Aaa" by Moody's Investors Service and "AAA" by Standard and Poor's Ratings Group.



         Distributions of interest will be made to the Owners of the Certificates on the 25th day of each month (or, if such day is not a business day, the next business day) beginning ____________, 199_. Interest will be passed through on each Payment Date to the Owners of the Class A Certificates based on the related Certificate Principal Balance (as defined herein), and at the rate applicable to each Class of the Class A Certificates (each, a "Pass-Through Rate"). The Pass-Through Rate for each Class of the Fixed Rate Certificates is set out on the cover hereof. The Pass-Through Rate for the Adjustable Rate Certificates adjusts monthly based upon one-month LIBOR (as defined herein) or as otherwise described herein. Distributions in reduction of the Certificate Principal Balances will be made on each Payment Date in the manner and the amounts described herein. Distributions on the Subordinate Certificates are subordinate to distributions on the Class A Certificates to the extent described herein.



         The yield to investors on the Class A Certificates sold at prices other than par may be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Home Equity Loans, which may vary over time. See "Prepayment and Yield Considerations" herein and "Risk Factors" and "Yield, Prepayment and Maturity Considerations" in the Prospectus.



         An election will be made to treat certain assets of the Trust as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. All of the Class A Certificates will constitute "regular interests" in a REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.


                                   ----------


         UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



         The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated _______, 199_, of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.



                              AVAILABLE INFORMATION



         The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

                                REPORTS TO OWNERS



         Monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to the Owners of Class A Certificates. So long as any Class A Certificate is in book-entry form, such reports will be sent to Cede & Co., as the nominee of DTC and as Owner of such Class A Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Owners of any such Class A Certificates in accordance with its procedures.

                                TABLE OF CONTENTS
                              Prospectus Supplement



                                                                            Page






GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES.................................................Annex I
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS.................................A-1
AUDITED FINANCIAL STATEMENTS FOR THE
CERTIFICATE INSURER..........................................................B-1
UNAUDITED FINANCIAL STATEMENTS FOR THE
CERTIFICATE INSURER..........................................................C-1

                                SUMMARY OF TERMS




         This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Principal Defined Terms for the location of certain capitalized terms.



Issuer:                         _______________ Home Equity Loan Trust 199__-__
                                (the "Trust").



Certificates Offered:           $___________ Home Equity Loan Pass-Through
                                Certificates, Series 199__-__, to be issued in the following Classes (each, a "Class"):



         Initial Certificate        Pass-Through
          Principal Balance              Rate              Class



         $__________                  ____%        Class A-1 Certificates
         $__________                  ____%        Class A-2 Certificates
         $__________                  ____%        Class A-3 Certificates
         $__________                  ____%        Class A-4 Certificates
         $__________                  ____% (1)    Class A-5 Certificates
         $__________                  (2)          Class A-6 Certificates



(1) The Pass-Through Rate with respect to the Class A-5 Certificates shall be the lower of ____% and the weighted average of the Coupon Rates of each Home Equity Loan in the Fixed Rate Group less ____% representing the sum of the rates at which the Servicing Fee, the Premium Amount and the Trustee Fee are calculated (except as otherwise set forth in the Pooling and Servicing Agreement). Approximately ____% of the Initial Home Equity Loans in the Fixed Rate Group by Loan Balance as of the Cut-Off Date bear interest at Coupon Rates which, after the deduction of ____% would be lower than ____%. As a result, it is unlikely that the weighted average of the Coupon Rates of the Home Equity Loans in the Fixed Rate Group will be less than ____%.



(2) On each Payment Date, the Class A-6 Pass-Through Rate will be equal to the lesser of (i) the rate equal to the London interbank offered rate for one-month United States dollar deposits ("LIBOR") (calculated as described under "Description of the Class A Certificates - Calculation of LIBOR" herein) plus ____% per annum and (ii) the weighted average of the Coupon Rates on the Home Equity Loans in the Adjustable Rate Group, less ____% per annum (the "Available Funds Cap"). The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates are collectively referred to herein as the "Fixed Rate Certificates," and the Class A-6 Certificates are also referred to herein as the "Adjustable Rate Certificates." The Fixed Rate Certificates, the Adjustable Rate Certificates and the Class A-7IO Certificates are collectively referred to as the "Class A Certificates."



Depositor:                                 ContiSecurities Asset
                                           Funding Corp. (the "Depositor"), a
                                           Delaware corporation.



Seller and Servicer:                       ______________________ (the
                                           "Seller" and "Servicer"), a Delaware
                                           corporation.



Trustee:                                   _______________________________ (the
                                           "Trustee"), a _______________ banking
                                           corporation.



Cut-Off Date:                              As of the close of business on
                                           _______, 199_.



Closing Date:                              On or about _________,
                                           199_.




Description of
the Certificates:                          The Home Equity Loan
                                           Pass-Through Certificates (the
                                           "Certificates") will consist of the
                                           Class A Certificates, one or more
                                           classes of subordinate Certificates
                                           and a residual class (the "Class R
                                           Certificates" and together with such
                                           other subordinate Certificates, the
                                           "Subordinate Certificates"). The
                                           Certificates will be issued pursuant
                                           to a Pooling and Servicing Agreement
                                           (the "Pooling and Servicing
                                           Agreement") to be dated as of
                                           ________, 199_, among the Depositor,
                                           the Seller, the Servicer and the
                                           Trustee. Only the Class A
                                           Certificates will be offered hereby.

                                           On the Closing Date, an aggregate
                                           cash amount of approximately
                                           $_____________ (the "Original
                                           Pre-Funded Amount") will be deposited
                                           in a trust account in the name of the
                                           Trustee (the "Pre-Funding Account").
                                           It is intended that additional
                                           fixed-rate Home Equity Loans
                                           satisfying the criteria specified in
                                           the Pooling and Servicing Agreement
                                           (the "Subsequent Home Equity Loans")
                                           will be purchased by the Trust from
                                           the Depositor from time to time on or
                                           before __________, 199_ from funds on
                                           deposit in the Pre-Funding Account.
                                           Each Subsequent Home Equity Loan so
                                           acquired by the Trust will be
                                           assigned to the Fixed Rate Group. As
                                           a result, the aggregate principal
                                           balance of the Home Equity Loans in
                                           the Fixed Rate Group will increase by
                                           an amount equal to the aggregate
                                           principal balance of the Subsequent
                                           Home Equity Loans so purchased and
                                           the amount in the Pre-Funding Account
                                           will decrease proportionately.



                                           As described below, on the Closing
                                           Date, cash will be deposited in the
                                           name of the Trustee in the
                                           Capitalized Interest Account (as
                                           defined herein). Funds in the
                                           Capitalized Interest Account will be
                                           applied by the Trustee to cover
                                           shortfalls in interest during the
                                           Funding Period (as described under
                                           "Pre-Funding Account") on the Class A
                                           Certificates attributable to the
                                           provisions allowing for purchase of
                                           Subsequent Home Equity Loans.



Denominations:                             The Class A  Certificates  are
                                           issuable in book entry form in
                                           minimum original principal amounts of
                                           $_____ and integral multiples
                                           thereof.



The Home Equity Loans:                     The  mortgage  loans to be conveyed
                                           to the Trust by the Depositor on the
                                           Closing Date (the "Initial Home
                                           Equity Loans") consist of ______
                                           fixed and adjustable rate
                                           conventional mortgage loans evidenced
                                           by promissory notes (the "Notes")
                                           secured by first and second lien
                                           deeds of trust, security deeds or
                                           mortgages (the "Mortgages"), which
                                           are located in _____ states and the
                                           District of Columbia. The properties
                                           securing the Initial Home Equity
                                           Loans (the "Properties") consist
                                           primarily of single-family residences
                                           (which may be attached, detached,
                                           part of a two-to-four family
                                           dwelling, a condominium unit or a
                                           unit in a planned unit development)
                                           and also include mixed use
                                           properties. The Properties may be
                                           owner-occupied and non-owner occupied
                                           investment properties. No Combined
                                           Loan-to-Value Ratio (based upon
                                           appraisals made at the time of
                                           origination) exceeded _____% as of
                                           the Cut-Off Date. The Initial Home
                                           Equity Loans are [not] insured by
                                           either primary or pool mortgage
                                           insurance policies; however, certain
                                           distributions due to the Owners of
                                           the Class A Certificates (the
                                           "Owners") are insured by the
                                           Certificate Insurer pursuant to the
                                           Certificate Insurance Policy. See
                                           "Credit Enhancement" herein. The Home
                                           Equity Loans are not guaranteed by
                                           the Seller or any affiliate thereof.
                                           The Home Equity Loans will be
                                           serviced by the Servicer generally in
                                           accordance with the standards and
                                           procedures required by FNMA for FNMA
                                           mortgage-backed securities.



                                           Unless otherwise noted, all
                                           statistical percentages in this
                                           Prospectus Supplement are measured by
                                           the aggregate principal balance of
                                           the Initial Home Equity Loans (the
                                           "Original Aggregate Loan Balance") or
                                           of the Initial Home Equity.



                                           Loans in the applicable Home Equity
                                           Loan Group, in each case as of the
                                           CutOff Date. The statistical
                                           characteristics of the Home Equity
                                           Loans will vary upon the transfer
                                           into the Fixed Rate Group of
                                           Subsequent Home Equity Loans.



                                           Fixed Rate Group. As of the Cut-Off
                                           Date, the average Loan Balance of the
                                           Initial Home Equity Loans in the
                                           Fixed Rate Group was $_________; the
                                           interest rates (the "Coupon Rates")
                                           of such Initial Home Equity Loans
                                           ranged from ____% to _____%; the
                                           weighted average Loan-to-Value Ratio
                                           of such Initial Home Equity Loans was
                                           _____%; the weighted average Combined
                                           Loan- to-Value Ratio of the Initial
                                           Home Equity Loans was _____%; the
                                           weighted average Coupon Rate of such
                                           Initial Home Equity Loans was _____%;
                                           the weighted average of the Coupon
                                           Rate being retained by the Seller and
                                           not being sold to the Trust (the
                                           "Retained Yield") for such Initial
                                           Home Equity Loans was _______%; the
                                           weighted average remaining term to
                                           maturity of such Initial Home Equity
                                           Loans was _____ months. The remaining
                                           terms to maturity as of the Cut-Off
                                           Date of the Initial Home Equity Loans
                                           in the Fixed Rate Group ranged from
                                           _____ months to _____ months. The
                                           maximum Loan Balance of the Home

                                           Equity Loans in the Fixed Rate Group
                                           as of the Cut-Off Date was
                                           $__________. Initial Home Equity
                                           Loans in the Fixed Rate Group
                                           containing "balloon" payments
                                           represented not more than _____% of
                                           the Original Aggregate Loan Balance
                                           of the Fixed Rate Group. No Initial
                                           Home Equity Loan in the Fixed Rate
                                           Group will mature later than
                                           ________, ____. _____ of the Initial
                                           Home Equity Loans in the Fixed Rate
                                           Group are secured by first mortgages
                                           representing in the aggregate _____%
                                           of the Original Aggregate Loan
                                           Balance of the Fixed Rate Group and
                                           ____ of the Initial Home Equity Loans
                                           in the Fixed Rate Group are secured
                                           by second lien mortgages representing
                                           in the aggregate _____% of the
                                           Original Aggregate Loan Balance of
                                           the Fixed Rate Group. As a percentage
                                           of the Original Aggregate Loan
                                           Balance of the Fixed Rate Group,
                                           _____% were secured by mortgages on
                                           single-family detached dwellings,
                                           ____% by mortgages on single-family
                                           attached dwellings, ____% by
                                           mortgages on two-to-four family
                                           dwellings, ____% by condominiums, and
                                           ____% by other types of dwellings.
                                           See "The Home Equity Loan Pool --
                                           Initial Home Equity Loans -- Fixed
                                           Rate Group" herein.



                                           Adjustable  Rate Group.  [All] of the
                                           Home Equity Loans in the Adjustable
                                           Rate Group bear interest at rates
                                           that adjust semiannually based on the
                                           London interbank offered rate for
                                           six-month United States dollar
                                           deposits. [Other indices.] The Coupon
                                           Rates with respect to all of the Home
                                           Equity Loans in the Adjustable Rate
                                           Group are subject to periodic and
                                           lifetime interest rate adjustment
                                           caps. See "The Home Equity Loan Pool
                                           -- Initial Home Equity Loans -
                                           Adjustable Rate Group."



                                           As of the Cut-Off Date, the average
                                           Loan Balance of the Initial Home
                                           Equity Loans in the Adjustable Rate
                                           Group was $_________; the Coupon
                                           Rates of such Initial Home Equity
                                           Loans ranged from ____% to _____%;
                                           the weighted average Loan-to-Value
                                           Ratio of such Initial Home Equity
                                           Loans was _____%; the weighted
                                           average Coupon Rate of such Initial
                                           Home Equity Loans was _____%; the
                                           weighted average remaining term to
                                           maturity of such Initial Home Equity
                                           Loans was _____ months. The remaining
                                           terms to maturity as of the Cut-Off
                                           Date of the Initial Home Equity Loans
                                           in the Adjustable Rate Group ranged
                                           from _____ months to _____ months.
                                           The maximum Loan Balance of the Home
                                           Equity Loans in the Adjustable Rate
                                           Group as of the Cut-Off Date was
                                           $__________. None of the Initial Home
                                           Equity Loans in the Adjustable Rate
                                           Group contain "balloon" payments. No
                                           Initial Home Equity Loan in the
                                           Adjustable Rate Group will mature
                                           later than ________, ____. All of the
                                           Initial Home Equity Loans in the
                                           Adjustable Rate Group are secured by
                                           first mortgages representing in the
                                           aggregate ___% of the Original
                                           Aggregate Loan Balance of the
                                           Adjustable Rate Group and none of the
                                           Initial Home Equity Loans in the
                                           Adjustable Rate Group are secured by
                                           a second lien mortgage. As a
                                           percentage of the Original Aggregate
                                           Loan Balance of the Adjustable Rate
                                           Group, _____% were secured by
                                           mortgages on single-family detached
                                           dwellings, ____% by mortgages on
                                           single-family attached dwellings,
                                           ____% by mortgages on two-to-four
                                           family dwellings and ____% by
                                           condominiums. See "The Home Equity
                                           Loan Pool -- Initial Home Equity
                                           Loans - Adjustable Rate Group"
                                           herein.



                                           All of the Home Equity Loans in the
                                           Adjustable Rate Group have maximum
                                           Coupon Rates. The weighted average
                                           maximum Coupon Rate of the Initial
                                           Home Equity Loans in the Adjustable
                                           Rate Group is _____%, with maximum
                                           Coupon Rates that range from
                                           approximately _____% to _____%. The
                                           Initial Home Equity Loans in the
                                           Adjustable Rate Group have a weighted
                                           average gross margin as of the
                                           Cut-Off Date of ____%. The gross
                                           margin for the Initial Home Equity
                                           Loans in the Adjustable Rate Group
                                           ranges from ____% to -----%.



Final Scheduled
Payment Dates:                             The Final Scheduled Payment
                                           Dates for each of the respective
                                           classes of Class A Certificates are
                                           as follows, although it is
                                           anticipated that the actual final
                                           Payment Date for each Class may occur
                                           earlier than the Final Scheduled
                                           Payment Date. See "Prepayment and
                                           Yield Considerations" herein.

                                                             Final Scheduled
                                                             Payment Date





                                           Class A-1 Certificates:               ____________, ____
                                           Class A-2 Certificates:               ____________, ____
                                           Class A-3 Certificates:               ____________, ____
                                           Class A-4 Certificates:               ____________, ____
                                           Class A-5 Certificates:               ____________, ____
                                           Class A-6 Certificates:               ____________, ____



Distributions--General:                    On the  _____ day of each  month,
                                           or if such day is not a Business Day,
                                           then the next succeeding Business
                                           Day, commencing ____________, 199_
                                           (each such day being a "Payment
                                           Date"), the Trustee will be required
                                           to distribute to the Owners of the
                                           Fixed Rate Certificates of record as
                                           of the last day of the calendar month
                                           immediately preceding the calendar
                                           month in which such Payment Date
                                           occurs and to the Owners of the
                                           Adjustable Rate Certificates of
                                           record as of the day immediately
                                           preceding such Payment Date (each
                                           such date, the "Record Date") the
                                           "Class A Distribution Amount" which
                                           shall be the sum of (x) Current
                                           Interest and (y) the Principal
                                           Distribution Amount (each as defined
                                           below).



                                           For each Payment Date, interest due
                                           with respect to the Fixed Rate
                                           Certificates will be interest which
                                           has accrued thereon during the
                                           calendar month immediately preceding
                                           the month in which such Payment Date
                                           occurs; the interest due with respect
                                           to the Adjustable Rate Certificates
                                           will be the interest which has
                                           accrued thereon at the Class A-6
                                           Pass-Through Rate from the preceding
                                           Payment Date (or from the Closing
                                           Date in the case of the first Payment
                                           Date) to and including the day prior
                                           to the current Payment Date. Each
                                           period referred to in the prior
                                           sentence relating to the accrual of
                                           interest is the "Accrual Period" for
                                           the related Class of Class A
                                           Certificates. All calculations of
                                           interest on the Fixed Rate
                                           Certificates will be made on the
                                           basis of a 360-day year assumed to
                                           consist of twelve 30-day months.
                                           Calculations of interest on the
                                           Adjustable Rate Certificates will be
                                           made on the basis of the actual
                                           number of days elapsed in the related
                                           Accrual Period and in a year of 360
                                           days.



                                           A "Business Day" is any day other
                                           than a Saturday, Sunday or a day on
                                           which banking institutions in New
                                           York City or in the city in which the
                                           corporate trust office of the Trustee
                                           is located are authorized or
                                           obligated by law or executive order
                                           to close.



Allocations of Interest                    The Class A  Distribution  Amount
and Princial:                              relating  to each Group of Home
                                           Equity Loans for each Payment Date
                                           (to the extent funds are available
                                           therefor) shall be allocated among
                                           the Class A Certificates in the
                                           following amounts and in the
                                           following order of priority:



                                           (i) First, to the Owners of the Class
                                           A Certificates of the related Group,
                                           the related Class A Current Interest
                                           on a pro rata basis without any
                                           priority among such Class A
                                           Certificates.



                                           (ii) Second, to the Owners of the
                                           related Class of Class A Certificates
                                           (A) the Principal Distribution Amount
                                           (as defined below under the heading
                                           "Principal") applicable to the Fixed
                                           Rate Group shall be distributed as
                                           follows: (I) first, to the Owners of
                                           the Class A-1 Certificates until the
                                           Class A-1 Certificate Principal
                                           Balance is reduced to zero; (II)
                                           second, to the Owners of the Class
                                           A-2 Certificates until the Class A-2
                                           Certificate Principal Balance is
                                           reduced to zero; (III) third, to the
                                           Owners of the Class A-3 Certificates,
                                           until the Class A-3 Certificate
                                           Principal Balance is reduced to zero;
                                           (IV) fourth, to the Owners of the
                                           Class A-4 Certificates, until the
                                           Class A-4 Certificate Principal
                                           Balance is reduced to zero; and, (V)
                                           fifth, to the Owners of the Class A-5
                                           Certificates, until the Class A-5
                                           Certificate Principal Balance is
                                           reduced to zero and (B) the Principal
                                           Distribution Amount applicable to the
                                           Adjustable Rate Group shall be
                                           distributed to the Owners of the
                                           Class A-6 Certificates until the
                                           Class A-6 Certificate Principal
                                           Balance has been reduced to zero.
                                           "Current Interest" with respect to
                                           each Class of Class A Certificates
                                           means, with respect to any Payment
                                           Date (i) the aggregate amount of
                                           interest accrued during the preceding
                                           Accrual Period on the Certificate
                                           Principal Balance of the related
                                           Class A Certificates plus (ii) the
                                           Preference Amount as it relates to
                                           interest previously paid on such
                                           Class of the Class A Certificates
                                           prior to
                                           such Payment Date plus (iii) the
                                           Carry Forward Amount, if any, with
                                           respect to such Class of Class A
                                           Certificates.



                                           The "Carry Forward Amount" with
                                           respect to any Class of the Class A
                                           Certificates for any Payment Date is
                                           the sum of (x) the amount, if any, by
                                           which (i) the Class A Distribution
                                           Amount allocable to such Class as of
                                           the immediately preceding Payment
                                           Date exceeded (ii) the amount of the
                                           actual distribution made to the
                                           Owners of such Class of Class A
                                           Certificates on such immediately
                                           preceding Payment Date plus (y) 30
                                           days' interest on such amount,
                                           calculated at the related
                                           Pass-Through Rate in effect with
                                           respect to such Class of Class A
                                           Certificates.



Principal:                                 The  credit  enhancement  provisions
                                           of the Trust result in a limited
                                           acceleration of principal payments to
                                           the Owners of the Classes of Class A
                                           Certificates; such provisions are
                                           more fully described under "Credit
                                           Enhancement-- Overcollateralization
                                           Provisions" and "Credit Enhancement--
                                           Crosscollateralization Provisions"
                                           herein. Such credit enhancement
                                           provisions also have an effect on the
                                           weighted average lives of the Class A
                                           Certificates; see "Prepayment and
                                           Yield Considerations" herein. In
                                           addition, the following discussion
                                           makes use of a number of technical
                                           defined terms which are defined under
                                           "Credit Enhancement--
                                           Overcollateralization Provisions" and
                                           "Credit Enhancement--
                                           Crosscollateralization Provisions"
                                           herein



                                           The Fixed Rate Certificates are
                                           "sequential pay" classes such that
                                           the Owners of the Class A-5
                                           Certificates will receive no payments
                                           of principal until the Class A-4
                                           Certificate Principal Balance has
                                           been reduced to zero, the Owners of
                                           the Class A-4 Certificates will
                                           receive no payments of principal
                                           until the Class A-3 Certificate
                                           Principal Balance has been reduced to
                                           zero, the Owners of the Class A-3
                                           Certificates will receive no payments
                                           of principal until the Class A-2
                                           Certificate Principal Balance has
                                           been reduced to zero, and the Owners
                                           of the Class A-2 Certificates will
                                           receive no payments of principal
                                           until the Class A-1 Certificate
                                           Principal Balance has been reduced to
                                           zero.



                                           On each Payment Date, distributions
                                           in reduction of the Certificate
                                           Principal Balance of the Class A
                                           Certificates will be made in the
                                           amounts described herein. The
                                           "Principal Distribution Amount" for
                                           each Home Equity Loan Group and
                                           Payment Date shall be the lesser of:



                                           (a) the Total Available Funds (as
                                           defined below) for the related Home
                                           Equity Loan Group plus any related
                                           Insured Payments minus the related
                                           Current Interest with respect to the
                                           related Class A Certificates; and



                                           (b) the excess, if any, of (i) the
                                           sum of:



                                                (A) the Preference Amount with
                                           respect to principal owed to the
                                           Owners of the Class A Certificates
                                           for the related Group that remains
                                           unpaid as of such Payment Date;



                                                (B) the principal actually
                                           collected by the Servicer with
                                           respect to the Home Equity Loans in
                                           the related Home Equity Loan Group
                                           during the related Remittance Period;



                                                (C) the Loan Balance of each
                                           Home Equity Loan in the related Home
                                           Equity Loan Group that was
                                           repurchased by the Seller or
                                           purchased by the Servicer on or prior
                                           to the related Monthly Remittance
                                           Date, to the extent such Loan Balance
                                           is actually received by the Trustee
                                           on or prior to the related Monthly
                                           Remittance Date;



                                                (D) any Substitution Amounts
                                           (i.e., the excess, if any, of the
                                           Loan Balance of a Home Equity Loan
                                           being replaced over the outstanding
                                           principal balance of a replacement
                                           Home Equity Loan) delivered by the
                                           Seller on the related Monthly
                                           Remittance Date in connection with a
                                           substitution of a Home Equity Loan in
                                           the related Home Equity Loan Group,
                                           to the extent such Substitution
                                           Amounts are actually
                                           received by the Trustee on or prior
                                           to the related Monthly Remittance
                                           Date;



                                                (E) all Net Liquidation Proceeds
                                           actually collected by the Servicer
                                           with respect to the Home Equity Loans
                                           in the related Home Equity Loan Group
                                           during the related Remittance Period
                                           (to the extent such Net Liquidation
                                           Proceeds are related to principal) to
                                           the extent such Net Liquidation
                                           Proceeds are actually received by the
                                           Trustee on or prior to the related
                                           Monthly Remittance Date;



                                                (F) the amount of any
                                           Subordination Deficit with respect to
                                           the related Home Equity Loan Group
                                           for such Payment Date;



                                                (G) the portion of the proceeds
                                           received with respect to the related
                                           Home Equity Loan Group by the Trustee
                                           upon termination of the Trust (to the
                                           extent such proceeds relate to
                                           principal);



                                                (H) with respect to the Fixed
                                           Rate Group only, any moneys released
                                           from the Pre-Funding Account as a
                                           prepayment of the Fixed Rate
                                           Certificates on the Payment Date
                                           which immediately follows the end of
                                           the Funding Period; and



                                                (I) the amount of any
                                           Subordination Increase Amount with
                                           respect to the related Home Equity
                                           Loan Group for such Payment Date to
                                           the extent of any Net Monthly Excess
                                           Cash Flow available for such purpose;



                                                           over



                                           (ii) the amount of any Subordination
                                           Reduction Amount with respect to the
                                           related Home Equity Loan Group for
                                           such Payment Date.



                                           The sum of Current Interest and the
                                           Principal Distribution Amount with
                                           respect to each Home Equity Loan
                                           Group and any Payment Date is the
                                           "Class A Distribution Amount" for
                                           such Home Equity Loan Group and
                                           Payment Date.



                                           The "Remittance Period" with respect
                                           to any Monthly Remittance Date is the
                                           calendar month immediately preceding
                                           the calendar month in which the
                                           Monthly Remittance Date occurs. A
                                           "Monthly Remittance Date" is any date
                                           on which funds on deposit in the
                                           Principal and Interest Account are
                                           remitted to the Certificate Account,
                                           which is the _____ day of each month,
                                           or if such day is not a Business Day,
                                           the next succeeding Business Day,
                                           commencing in the month following the
                                           month in which the Closing Date
                                           occurs.



                                           A "Liquidated Home Equity Loan" is,
                                           in general, a defaulted Home Equity
                                           Loan as to which the Servicer has
                                           determined that all amounts that it
                                           expects to recover on such Home
                                           Equity Loan have been recovered
                                           (exclusive of any possibility of a
                                           deficiency judgment).



                                           The Owners of the Class A
                                           Certificates are entitled to receive
                                           ultimate recovery of Realized Losses
                                           which occur in the related Home
                                           Equity Loan Group to the extent such
                                           Realized Losses create a
                                           Subordination Deficit in the related
                                           Home Equity Loan Group, and payment
                                           in recovery of such losses will be in
                                           the form of an Insured Payment on the
                                           next following Payment Date if not
                                           covered through Net Monthly Excess
                                           Cashflow from the related Home Equity
                                           Loan Group or cross-collateralization
                                           from the other Home Equity Loan
                                           Group.



                                           A "Subordination Deficit" with
                                           respect to a Home Equity Loan Group
                                           and a Payment Date is the amount, if
                                           any, by which (x) the aggregate
                                           related Class A Certificate Principal
                                           Balance, after taking into account
                                           all distributions to be made on such
                                           Payment Date, exceeds (y) the sum of
                                           (i) the aggregate Loan Balances of
                                           the Home Equity Loans in the related
                                           Home Equity Loan Group as of the
                                           close of business on the last day of
                                           the related Remittance Period and
                                           (ii) with respect to the Fixed Rate
                                           Group only, the amount, if any, on
                                           deposit in the Pre-Funding Account as
                                           of the close of
                                           business on the last day of the
                                           related Remittance Period.



                                           "Preference Amount" means any amount
                                           previously distributed to an Owner on
                                           a Class A Certificate that is
                                           recoverable and sought to be
                                           recovered as a voidable preference by
                                           a trustee in bankruptcy under the
                                           United States Bankruptcy Code as
                                           amended from time to time, in
                                           accordance with a final nonappealable
                                           order of a court having competent
                                           jurisdiction.



Monthly Servicing Fees:                    The Master  Servicer is entitled to a
                                           fee (the "[Master] Servicing Fee")
                                           equal to ____% per annum (subject to
                                           certain exceptions set forth in the
                                           Pooling and Servicing Agreement),
                                           payable monthly at one-twelfth the
                                           annual rate, of the then outstanding
                                           principal amount of each Home Equity
                                           Loan as of the first day of each
                                           calendar month. [Allocation to
                                           servicers/subservicers or separate
                                           payment.]



Credit Enhancement:                        The Credit Enhancement provided for
                                           the benefit of the Owners of the
                                           Class A Certificates consists of (x)
                                           the overcollateralization and
                                           crosscollateralization mechanics
                                           which utilize the internal cash flows
                                           of the Trust and (y) the Certificate
                                           Insurance Policy (as defined below).



                                           Overcollateralization. The credit
                                           enhancement provisions of the Trust
                                           result in a limited acceleration of
                                           the Class A Certificates (in the
                                           aggregate) relative to the
                                           amortization of the related Home
                                           Equity Loans in the early months of
                                           the transaction. The accelerated
                                           amortization is achieved by the
                                           application of certain excess
                                           interest and excess principal to the
                                           payment of Class A Certificate
                                           principal. This acceleration feature
                                           creates, with respect to each Home
                                           Equity Loan Group,
                                           overcollateralization (i.e., the
                                           excess of the aggregate outstanding
                                           Loan Balance of the Home Equity Loans
                                           in the related Home Equity Loan
                                           Group, over the aggregate related
                                           Class A Certificate Principal
                                           Balance). Once the required level of
                                           overcollateralization is reached, and
                                           subject to the provisions described
                                           in the next paragraph, the
                                           acceleration feature will cease,
                                           until necessary to maintain the
                                           required level of
                                           overcollateralization.



                                           The Pooling and Servicing Agreement
                                           provides that, subject to certain
                                           floors, caps and triggers, the
                                           required level of
                                           overcollateralization with respect to
                                           a Home Equity Loan Group may increase
                                           or decrease over time. An increase
                                           would result in a temporary period of
                                           accelerated amortization of the Class
                                           A Certificates to increase the actual
                                           level of overcollateralization to its
                                           required level; a decrease would
                                           result in a temporary period of
                                           decelerated amortization to reduce
                                           the actual level of
                                           overcollateralization to its required
                                           level.



                                           As a result of the "sequential pay"
                                           feature of the Fixed Rate
                                           Certificates, any such accelerated
                                           principal will be paid to that class
                                           of the Fixed Rate Certificates then
                                           entitled to receive distributions of
                                           principal.



                                           Crosscollateralization. In addition
                                           to the foregoing, the Pooling and
                                           Servicing Agreement provides for
                                           crosscollateralization through the
                                           application of excess amounts
                                           generated by one Home Equity Loan
                                           Group to fund shortfalls in Available
                                           Funds and the required
                                           overcollateralization level in the
                                           other Home Equity Loan Group, subject
                                           to certain prior debt service and
                                           credit enhancement requirements of
                                           such Home Equity Loan Group. See
                                           "Prepayment and Yield
                                           Considerations", "Credit Enhancement
                                           --Overcollateralization Provisions"
                                           and "Credit Enhancement --
                                           Crosscollateralization" herein and
                                           "Credit Enhancement" in the
                                           Prospectus.



                                           Certificate Insurance Policy.
                                           __________________________, a New
                                           York stock insurance company (the
                                           "Certificate Insurer"), will provide
                                           a Certificate Insurance Policy with
                                           respect to the Class A Certificates.
                                           Subject to the terms thereof, the
                                           Certificate Insurance Policy
                                           unconditionally and irrevocably
                                           guarantees the obligation of the
                                           Trust on any Payment Date to pay
                                           Current Interest and any
                                           Subordination Deficit.



                                           The Certificate Insurance Policy is
                                           noncancellable for any reason.

                                           "Insured Payments" means with respect
                                           to any Home Equity Loan Group and
                                           Payment Date, (A) the excess, if any,
                                           of (i) the sum of the related Current
                                           Interest and the then existing
                                           Subordination Deficit for the related
                                           Home Equity Loan Group, if any, over
                                           (ii) Total Available Funds (net of
                                           the Premium Amount for such Home
                                           Equity Loan Group) for such Home
                                           Equity Loan Group (after taking into
                                           account the portion of any Principal
                                           Distribution Amount to be actually
                                           distributed on such Payment Date
                                           without regard to any Insured Payment
                                           to be made with respect to such
                                           Payment Date) plus (B) an amount
                                           equal to the Preference Amount with
                                           respect to such Home Equity Loan
                                           Group.



                                           Insured Payments do not cover
                                           Realized Losses except to the extent
                                           that a Subordination Deficit exists.
                                           Insured Payments do not cover the
                                           Servicer's failure to make
                                           Delinquency Advances, except to the
                                           extent that a Subordination Deficit
                                           would otherwise result therefrom.
                                           Nevertheless, the effect of the
                                           Certificate Insurance Policy is to
                                           guarantee the timely payment of
                                           interest on all classes of the Class
                                           A Certificates and the ultimate
                                           payment of the principal amount of
                                           the Class A Certificates.



                                           The Certificate Insurance Policy does
                                           not guarantee any specified rate of
                                           prepayments, nor does the Certificate
                                           Insurance Policy provide funds to
                                           redeem the Certificates on any
                                           specified date. The Certificate
                                           Insurer's obligation under the
                                           Certificate Insurance Policy will be
                                           discharged to the extent that funds
                                           are received by the Trustee for
                                           distribution to the Owners of the
                                           Class A Certificates. See "The
                                           Certificate Insurer" herein.



[Pre-Funding Account:                      On the Closing Date, the Original
                                           Pre-Funded Amount will be deposited
                                           in the Pre-Funding Account which
                                           account will be in the name of, and
                                           maintained by, the Trustee on behalf
                                           of the Trust and used to acquire the
                                           Subsequent Home Equity Loans for
                                           addition to the Fixed Rate Group.
                                           During the period (the "Funding
                                           Period") from and including the
                                           Closing Date until the earliest of
                                           (i) the date on which the amount on
                                           deposit in the Pre-Funding Account is
                                           less than $_______, (ii) the date on
                                           which an event of default under the
                                           Pooling and Servicing Agreement
                                           occurs and (iii) __________, 199_,
                                           the Pre-Funded Amount will be
                                           maintained in the Pre-Funding
                                           Account. The Original Pre- Funded
                                           Amount will be reduced during the
                                           Funding Period by the amount thereof
                                           used to purchase Subsequent Home
                                           Equity Loans in accordance with the
                                           Pooling and Servicing Agreement. The
                                           amount on deposit in the Pre-Funding
                                           Account at any time is the
                                           "Pre-Funded Amount". Subsequent Home
                                           Equity Loans purchased by and added
                                           to the Fixed Rate Group on any date
                                           (each, a "Subsequent Transfer Date")
                                           must satisfy the criteria set forth
                                           in the Pooling and Servicing
                                           Agreement. Any Pre-Funded Amount
                                           remaining at the end of the Funding
                                           Period will be distributed to the
                                           Owners of the Fixed Rate Certificates
                                           then entitled to receive
                                           distributions of principal on the
                                           Payment Date that immediately follows
                                           the end of the Funding Period in
                                           reduction of the Certificate
                                           Principal Balance of such Owners'
                                           Certificates, thus resulting in a
                                           partial principal prepayment of such
                                           Class of Fixed Rate Certificates as
                                           specified herein under "Description
                                           of the Certificates-- Distributions."
                                           All interest and other investment
                                           earnings on amounts on deposit in the
                                           Pre-Funding Account will be deposited
                                           in the Capitalized Interest Account.
                                           The Pre-Funding Account will not be
                                           an asset of the REMIC (as defined
                                           herein).]



                                           Although no assurance can be given,
                                           it is intended that the principal
                                           amount of Subsequent Home Equity
                                           Loans sold to the Trust and added to
                                           the Fixed Rate Group will require
                                           application of substantially all of
                                           the Original Pre-Funded Amount and it
                                           is not intended that there will be
                                           any material amount of principal
                                           prepaid to the holders of the Fixed
                                           Rate Certificates from the
                                           Pre-Funding Account. In the event
                                           that the Depositor is unable to sell
                                           Subsequent Home Equity Loans to the
                                           Trust in an amount equal to the
                                           Original Pre-Funded Amount, principal
                                           prepayments to Owners of the Fixed
                                           Rate Certificates will occur on the
                                           Payment Date in ________ 199_ in an
                                           amount equal to the Pre- Funded
                                           Amount remaining at the end of the
                                           Funding Period.



Capitalized Interest Account:              On the  Closing  Date,  cash will be
                                           deposited in a trust account (the
                                           "Capitalized Interest Account") in
                                           the name of, and maintained by, the
                                           Trustee on behalf of the Trust. The
                                           amount on deposit in the Capitalized
                                           Interest Account, including
                                           reinvestment income
                                           thereon, will be used by the Trustee
                                           to fund the excess, if any, of (i)
                                           the sum of the amount of interest
                                           accruing during the related Accrual
                                           Period at the weighted average
                                           Pass-Through Rate on all Fixed Rate
                                           Certificates on the amount by which
                                           the aggregate Certificate Principal
                                           Balance of the Fixed Rate
                                           Certificates exceeds the aggregate
                                           Loan Balance of the Home Equity Loans
                                           in the Fixed Rate Group plus the
                                           Trustee and Certificate Insurer fees
                                           accruing during the related Accrual
                                           Period on such excess balance over
                                           (ii) the amount of any reinvestment
                                           income on monies on deposit in the
                                           Pre-Funding Account; such amounts on
                                           deposit will be so applied by the
                                           Trustee on each Payment Date in the
                                           Funding Period to fund such excess,
                                           if any. Any amounts remaining in the
                                           Capitalized Interest Account not
                                           needed for such purpose will be paid
                                           to the Seller at the end of the
                                           Funding Period. The Capitalized
                                           Interest Account will not be an asset
                                           of the REMIC (as defined herein).



Mandatory Prepayment of
Certificates:                              In the event that at the end of the
                                           Funding Period, not all of the
                                           Original Pre- Funded Amount has been
                                           used to acquire Subsequent Home
                                           Equity Loans, then the Fixed Rate
                                           Certificates then entitled to receive
                                           payments of principal will receive a
                                           prepayment on the Payment Date in
                                           ________ 199_.



Optional Termination:                      The Owners of Class R Certificates
                                           and, in limited circumstances, the
                                           Certificate Insurer will have the
                                           right to purchase all the Home Equity
                                           Loans on any Monthly Remittance Date
                                           when the aggregate Loan Balances of
                                           the Home Equity Loans has declined to
                                           less than __% of the sum of (x) the
                                           aggregate Loan Balances of all
                                           Initial Home Equity Loans as of the
                                           Cut-Off Date plus (y) the original
                                           Pre-Funded Amount (the "Maximum
                                           Collateral Amount"). See "The Pooling
                                           and Servicing Agreement--Optional
                                           Termination" herein.



Book-Entry Registration
of the Class A                             Certificates: The Class A
                                           Certificates will initially be issued
                                           in book-entry form. Persons acquiring
                                           beneficial ownership interests in
                                           such Class A Certificates
                                           ("Beneficial Owners") may elect to
                                           hold their interests through The
                                           Depository Trust Seller ("DTC"), in
                                           the United States, or Centrale de
                                           Livraison de Valeurs Mobilieres, S.A.
                                           ("CEDEL") or the Euroclear System
                                           ("Euroclear"), in Europe. Transfers
                                           within DTC, CEDEL or Euroclear, as
                                           the case may be, will be in
                                           accordance with the usual rules and
                                           operating procedures of the relevant
                                           system. So long as the Class A
                                           Certificates are Book-Entry
                                           Certificates (as defined herein),
                                           such Certificates will be evidenced
                                           by one or more Certificates
                                           registered in the name of Cede & Co.
                                           ("Cede"), as the nominee of DTC or
                                           one of the European Depositaries.
                                           Cross-market transfers between
                                           persons holding directly or
                                           indirectly through DTC, on the one
                                           hand, and counterparties holding
                                           directly or indirectly through CEDEL
                                           or Euroclear, on the other, will be
                                           effected in DTC through Citibank N.A.
                                           ("Citibank") or Morgan Guaranty Trust
                                           Seller of New York ("Morgan", and
                                           together with Citibank, the "European
                                           Depositaries"), the relevant
                                           depositaries of CEDEL and Euroclear,
                                           respectively, and each a
                                           participating member of DTC. The
                                           Class A Certificates will initially
                                           be registered in the name of Cede.
                                           The interests of the Owners of such
                                           Certificates will be represented by
                                           book-entries on the records of DTC
                                           and participating members thereof. No
                                           Beneficial Owner will be entitled to
                                           receive a definitive certificate
                                           representing such person's interest,
                                           except in the event that Definitive
                                           Certificates (as defined herein) are
                                           issued under the limited
                                           circumstances described herein. All
                                           references in this Prospectus
                                           Supplement to any Class A
                                           Certificates reflect the rights of
                                           Beneficial Owners only as such rights
                                           may be exercised through DTC and its
                                           participating organizations for so
                                           long as such Class A Certificates are
                                           held by DTC. See "Description of the
                                           Class A Certificates -- Book-Entry
                                           Registration of the Class A
                                           Certificates" herein, and Annex I
                                           hereto, and "Description of the
                                           Certificates--Book-Entry
                                           Registration" in the Prospectus.




Ratings: It is a condition of issuance of the Class A Certificates that the Class A Certificates receive ratings of "AAA" by Standard & Poor's Ratings Group, a division of McGraw Hill ("S&P") and "Aaa" by Moody's Investors Service ("Moody's"). S&P and Moody's are referred to herein collectively as the "Rating Agencies." A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning entity. See "Prepayment and Yield

                                           Considerations" and "Ratings" herein.



Risk Factors:                              Credit Considerations.
                                           For information with regard to the
                                           Home Equity Loans and their related
                                           risks, see "The Home Equity Loan
                                           Pool" herein.



                                           Prepayment Considerations. For
                                           information regarding the
                                           consequences of prepayments of the
                                           Home Equity Loans and of the failure
                                           of the Depositor to purchase
                                           Subsequent Home Equity Loans during
                                           the Funding Period in an amount equal
                                           to the Original Pre-Funded Amount,
                                           see "Prepayment and Yield
                                           Considerations" and "Risk
                                           Factors"--"Sensitivity to
                                           Prepayments" and "--The Subsequent
                                           Home Equity Loans and the Pre-Funding
                                           Account" herein.



                                           Other Considerations. For a
                                           discussion of other risk factors that
                                           should be considered by prospective
                                           investors in the Class A
                                           Certificates, see "Risk Factors"
                                           herein and in the Prospectus.



Federal Tax Aspects:                       An  election  will be made to treat
                                           the Trust Estate (exclusive of the
                                           Pre-Funding Account and the
                                           Capitalized Interest Account) created
                                           by the Pooling and Servicing
                                           Agreement as a "real estate mortgage
                                           investment conduit" ("REMIC"). The
                                           Certificates (other than the Class R
                                           Certificates) will constitute
                                           "regular interests" in the REMIC. The
                                           Class R Certificates will be
                                           designated as the "residual interest"
                                           in the REMIC.



                                           Owners of the Class A Certificates,
                                           including Owners that generally
                                           report income on the cash method of
                                           accounting, will be required to
                                           include interest on the Class A
                                           Certificates in income in accordance
                                           with the accrual method of
                                           accounting. The Class A Certificates
                                           may be considered to have been issued
                                           with original issue discount or at a
                                           premium. Any such original issue
                                           discount will be includable in the
                                           income of the Owner as it accrues
                                           under a method taking into account
                                           the compounding of interest and using
                                           __% of the Prepayment Assumption. See
                                           "Prepayment and Yield Considerations"
                                           and "Certain Federal Income Tax
                                           Consequences" herein. Premium may be
                                           deductible by the Owner either as it
                                           accrues or when principal is
                                           received. No representation is made
                                           as to whether the Home Equity Loans
                                           will prepay in accordance with __% of
                                           the Prepayment Assumption, or any
                                           other rate. In general, as a result
                                           of the qualification of the Class A
                                           Certificates as regular interests in
                                           a REMIC, the Class A Certificates
                                           will be treated as "regular . . .
                                           interest(s) in a REMIC" under Section
                                           7701(a)(19)(C) of the Internal
                                           Revenue Code of 1986, as amended (the
                                           "Code") and "real estate assets"
                                           under Section 856(c) of the Code in
                                           the same proportion that the assets
                                           in the REMIC consist of qualifying
                                           assets under such sections. In
                                           addition, interest on the Class A
                                           Certificates will be treated as
                                           "interest on obligations secured by
                                           mortgages on real property" under
                                           Section 856(c) of the Code to the
                                           extent that such Certificates are
                                           treated as "real estate assets" under
                                           Section 856(c) of the Code.



ERISA Considerations:                      As  described   under   "ERISA
                                           Considerations" herein, the Class A
                                           Certificates may be purchased by
                                           employee benefit plans that are
                                           subject to the Employee Retirement
                                           Income Security Act of 1974, as
                                           amended. See "ERISA Considerations"
                                           herein and in the Prospectus. Legal
                                           Investment Considerations: [The Class
                                           [A/A-6] Certificates will constitute
                                           "mortgage related securities" for
                                           purposes of the Secondary Mortgage
                                           Market Enhancement Act of 1984
                                           ("SMMEA") for so long as they are
                                           rated in one of the two highest
                                           rating categories by one or more
                                           nationally recognized statistical
                                           rating organizations. As such, such
                                           Classes of Certificates will be legal
                                           investments for certain entities to
                                           the extent provided in SMMEA, subject
                                           to state laws overriding SMMEA. In
                                           addition, institutions whose
                                           investment activities are subject to
                                           review by federal or state regulatory
                                           authorities may be or may become
                                           subject to restrictions, which may be
                                           retroactively imposed by such
                                           regulatory authorities, on the
                                           investment by such institutions in
                                           certain forms of mortgage related
                                           securities. Furthermore, certain
                                           states have enacted legislation
                                           overriding the legal investment
                                           provisions of SMMEA. In addition,
                                           institutions whose activities are
                                           subject to review by federal or state
                                           regulatory authorities may be or may
                                           become subject to restrictions, which
                                           may be retroactively imposed by such
                                           regulatory authorities, on the
                                           investment by such
                                           institutions in certain forms of
                                           mortgage related securities.]



                                           [Although the Fixed Rate Certificates
                                           are expected to be rated "AAA" by S&P
                                           and "Aaa" by Moody's, such
                                           Certificates will not constitute
                                           "mortgage related securities" for
                                           purposes of the Secondary Mortgage
                                           Market Enhancement Act of 1984
                                           ("SMMEA") because the Home Equity
                                           Loans in the Fixed Rate Group include
                                           second liens. Accordingly, many
                                           institutions with legal authority to
                                           invest in comparably rated securities
                                           based on first mortgage loans may not
                                           be legally authorized to invest in
                                           the Class A Certificates.]

                                  RISK FACTORS



         Prospective investors in the Class A Certificates should consider the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class A Certificates.



         Sensitivity to Prepayments. A [majority] of the Home Equity Loans may be prepaid in whole or in part at any time without penalty. [Describe Prepayment penalty provisions, if any] In addition, a substantial portion of the Home Equity Loans contain due-on-sale provisions which, to the extent enforced by the Servicer, will result in prepayment of such Home Equity Loans. See "Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Assets--Enforceability of Certain Provisions" in the Prospectus. The rate of prepayments on fixed-rate mortgage loans, such as the Home Equity Loans, is sensitive to prevailing interest rates. Generally, if prevailing interest rates fall significantly below the interest rates on the Home Equity Loans, the Home Equity Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Home Equity Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Home Equity Loans, the rate of prepayments is likely to decrease. The average life of the Class A Certificates, and, if purchased at other than par, the yields realized by Owners of the Class A Certificates will be sensitive to levels of payment (including prepayments relating to the Home Equity Loans (the "Prepayments")) on the Home Equity Loans. In general, the yield on a Class A Certificate that is purchased at a premium from the outstanding principal amount thereof will be adversely affected by a higher than anticipated level of Prepayments of the Home Equity Loans and enhanced by a lower than anticipated level. Conversely, the yield on a Class A Certificate that is purchased at a discount from the outstanding principal amount thereof will be enhanced by a higher than anticipated level of Prepayments and adversely affected by a lower than anticipated level. See "Prepayment and Yield Considerations" herein.



         [Nature of Collateral. Because ____ of the Initial Home Equity Loans, all of which are in the Fixed Rate Group, are secured by second liens subordinate to the rights of the mortgagee or beneficiary under the related first mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Home Equity Loans will be available to satisfy the outstanding balance of a Home Equity Loan only to the extent that the claims of such first mortgagee or beneficiary have been satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the property securing a second mortgage unless it forecloses subject to the first mortgage, in which case it must either pay the entire amount due on the first mortgage to the first mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the first mortgage. In servicing second mortgages in its portfolio, it is generally the Servicer's practice to satisfy the first mortgage at or prior to the foreclosure sale. The Servicer may also advance funds to keep the first mortgage current until such time as the Servicer satisfies the first mortgage. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the first mortgage or make payments due to the first mortgagee. See "The Pooling and Servicing Agreement--Servicing and Sub-Servicing" herein.



         An overall decline in the residential real estate market, the general condition of a Property, or other factors, could adversely affect the value of the Property such that the outstanding balance of the Home Equity Loans, together with any senior liens on the Property, equal or exceed the value of the Property. A decline in the value of a Property would affect the interest of the Trust in the Property before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Property to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Home Equity Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.]



         Risk of Home Equity Loan Rates Reducing the Class A-6 Pass-Through Rate. The calculation of the Class A-6 Pass-Through Rate is based upon (i) the value of an index (LIBOR) which is different from the value of the index applicable to the Home Equity Loans as described under "The Home Equity Loan Pool -- Initial Home Equity Loans -- Adjustable Rate Group" (either as a result of the use of a different rate determination date or rate adjustment date) and
(ii) the weighted average on the Coupon Rates of the Adjustable Rate Group Home Equity Loans, which are subject to periodic adjustment caps, maximum rate caps and minimum rate floors. The Home Equity Loans in the Adjustable Rate Group adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits ("Six-Month LIBOR"), whereas the Pass-Through Rate on the Class A-6 Certificates adjusts monthly based upon LIBOR as described under "Description of the Class A Certificates -- Calculation of LIBOR" herein, subject to the Available Funds Cap. Consequently, the interest which becomes due on the Home Equity Loans in the Adjustable Rate Group (net of the Servicing Fee, the Premium Amount and the Trustee Fee related to the Adjustable Rate Group) during any Remittance Period may not equal the amount of interest that would accrue at LIBOR plus the margin on the Class A-6 Certificates during the related Accrual Period. In particular, the Class A-6 Pass-Through Rate adjusts monthly, while the interest rates of the Home Equity Loans in the Adjustable Rate Group adjust less frequently with the result that the Available Funds Cap may limit increases in the Class A-6 Pass-Through Rate for extended periods in a rising interest rate environment. In addition, LIBOR and Six-Month LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that LIBOR may rise during periods in which Six-

Month LIBOR is stable or is falling or that, even if both LIBOR and Six-Month LIBOR rise during the same period, LIBOR may rise more rapidly than Six-Month LIBOR. Furthermore, if the Available Funds Cap determines the Class A-6 Pass-Through Rate for a Payment Date, the value of the Class A-6 Certificates may be temporarily or permanently reduced.



         The Subsequent Home Equity Loans and the Pre-Funding Account. If the principal amount of eligible Home Equity Loans available during the Funding Period and sold by the Seller to the Depositor is less than 100% of the Original Pre-Funded Amount, the Depositor will have insufficient Home Equity Loans to sell to the Trust for addition to the Fixed Rate Group on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to Owners of the Fixed Rate Certificates as described herein. See "Social, Economic and Other Factors" below. In addition, any conveyance of Subsequent Home Equity Loans is subject to the following conditions, among others (i) each such Subsequent Home Equity Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Home Equity Loans are transferred to the Trust (each a "Subsequent Transfer Agreement") and in the Pooling and Servicing Agreement; (ii) the Depositor will not select such Subsequent Home Equity Loans in a manner that it believes is adverse to the interest of the Owners of the Fixed Rate Certificates or the Certificate Insurer; (iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Home Equity Loans; and (iv) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Home Equity Loans, including the Subsequent Home Equity Loans to be conveyed by the Depositor as of such Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described herein under "The Home Equity Loan Pool--Conveyance of Subsequent Home Equity Loans."



         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Home Equity Loans by the Trust for inclusion in the Fixed Rate Group by the end of the Funding Period, the Owners of the Fixed Rate Certificates then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Funding Period (in no event later than the ________ 199_ Payment Date). Although no assurances can be given, the Depositor intends that the principal amount of Subsequent Home Equity Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Owners of the Fixed Rate Certificates from the Pre-Funded Amount.



         Each Subsequent Home Equity Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Home Equity Loans may have been originated or purchased by the Depositor using credit criteria different from those which were applied to the Initial Home Equity Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Home Equity Loans to the Fixed Rate Group, the aggregate characteristics of the Home Equity Loans then held in the Fixed Rate Group may vary from those of the Initial Home Equity Loans in the Fixed Rate Group. See "The Home Equity Loan Pool--Conveyance of Subsequent Home Equity Loans."



         Social, Economic and Other Factors. The ability of the Trust to invest in Subsequent Home Equity Loans is largely dependent upon the ability of the Seller to originate or purchase additional mortgage loans. The ability of the Seller to originate or purchase additional mortgage loans may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the Depositor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Seller's origination ability and the availability of Subsequent Home Equity Loans.



         Other Legal Considerations. Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the Originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Home Equity Loans. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with applicable federal and state laws and regulations. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Trust to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Seller to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Assets" in the Prospectus.



         The Home Equity Loans are also subject to federal laws, including:



                  (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;



                  (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                  (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.



Violations of certain provisions of these federal laws may limit the ability of the Seller to collect all or part of the principal of or interest on the Home Equity Loans and in addition could subject the Seller to damages and administrative enforcement. The Seller will be required to repurchase any Home Equity Loans which, at the time of origination, did not comply with such federal laws or regulations. See "Certain Legal Aspects of the Mortgage Assets" in the Prospectus.



         The federal Soldiers' and Sailors' Civil Relief Act of 1940 may affect the ability of the Servicer to collect full amounts of interest on certain Home Equity Loans and could interfere with the ability of the Servicer to foreclose on certain properties. See "Certain Legal Aspects of the Mortgage Assets--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus.



         [It is possible that some of the Home Equity Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.]



         [Risk of Higher Default Rates for Home Equity Loans with Balloon Payments. _____% of the Initial Home Equity Loans in the Fixed Rate Group by aggregate Loan Balance as of the Cut-Off Date are "balloon loans" that provide for the payment of the unamortized Loan Balance of such Home Equity Loan in a single payment at maturity ("Balloon Loans"). None of the Home Equity Loans in the Adjustable Rate Group are Balloon Loans. Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Home Equity Loans.]



         Risk of Seller Insolvency. The Seller believes that the transfer of the Home Equity Loans to the Depositor and by the Depositor to the Trust constitutes a sale by the Seller to the Depositor and by the Depositor to the Trust and, accordingly, that such Home Equity Loans will not be part of the assets of the Seller in the event of the insolvency of the Seller and will not be available to the creditors of the Seller. However, in the event of an insolvency of the Seller, it is possible that a bankruptcy trustee or a creditor of the Seller may argue that the transaction between the Seller and the Depositor was a pledge of such Home Equity Loans in connection with a borrowing by the Seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions on the Certificates.



         On the Closing Date, the Trustee and the Seller will have received an opinion of Dewey Ballantine LLP, counsel to the Seller, with respect to the true sale of the Initial Home Equity Loans from the Seller to the Depositor and from the Depositor to the Trustee, in form and substance satisfactory to the Trustee, the Certificate Insurer and the Rating Agencies.



         [Risk of Higher Default Rates Associated with _______________ Real Property. Because _____% of the Mortgaged Properties relating to Initial Home Equity Loans are located in the State of _______________, an overall decline in the related residential real estate markets could adversely affect the values of the Mortgaged Properties securing such Home Equity Loans causing the Loan Balances of the related Home Equity Loans to equal or exceed the value of such Mortgaged Properties.



         The standard hazard insurance policy required to be maintained under the terms of each Home Equity Loan does not insure against physical damage arising from earth movement (including earthquakes, landslides and mudflows). See "Servicing of Home Equity Loans and Contracts--Standard Hazard Insurance" in the Prospectus.]



         Risk Associated with the Certificate Insurer. If the protection afforded by overcollateralization is insufficient and if, upon the occurrence of a Subordination Deficit, the Certificate Insurer is unable to meet its obligations under the Certificate Insurance Policies, then the Owners of the Class A Certificates could experience a loss on their investment.

         Risk of Higher Delinquencies Associated with Underwriting Standards. The Guidelines (as described below under "The Portfolio of Home Equity Loans--Underwriting Standards") are intended to assess the credit quality of a borrower and the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan. The Originators provide loans primarily to borrowers who do not qualify for loans conforming to FNMA and FHLMC guidelines but who also have substantial equity in their property.



         As a result of the Guidelines, the Home Equity Loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to FNMA and FHLMC conforming guidelines. Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Home Equity Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Home Equity Loans.



         In addition, [none of the Originators nor] the Seller has representative historical delinquency, bankruptcy, foreclosure, default or loss experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Home Equity Loans.



         The Subsequent Home Equity Loans and the Pre-Funding Account. If the principal amount of eligible Home Equity Loans available during the Funding Period and sold by the Seller to the Depositor is less than 100% of the Original Pre-Funded Amount, the Depositor will have insufficient Home Equity Loans to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to Owners of the Class A-1 Certificates as described herein and a return to the Owners of the Class A-1 Certificates of a proportionate amount of their purchase price related to the Pre-Funded Amount. See "Social, Economic and Other Factors" below and "Prepayment and Yield Considerations--Mandatory Prepayments" herein. In addition, any conveyance of Subsequent Home Equity Loans is subject to the following conditions, among others (i) each such Subsequent Home Equity Loan must satisfy the representations and warranties specified in the agreement pursuant to which such Subsequent Home Equity Loans are transferred to the Trust (each a "Subsequent Transfer Agreement") and in the Agreement; (ii) the Depositor will not select such Subsequent Home Equity Loans in a manner that it believes is adverse to the interest of the Owners of the Class A Certificates or the Certificate Insurer;
(iii) the Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Home Equity Loans; and (iv) as of each cut-off date (each, a "Subsequent Cut-Off Date") applicable thereto, the Home Equity Loans, including the Subsequent Home Equity Loans to be conveyed by the Depositor as of such Subsequent CutOff Date, will satisfy the criteria set forth in the Agreement, as described herein under "The Portfolio of Home Equity Loans--Conveyance of Subsequent Home Equity Loans."



         To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Home Equity Loans by the Trust by the end of the Funding Period, the Owners of the Class A-1 Certificates will receive a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account no later than the first Distribution Date following the end of the Funding Period. Although no assurances can be given, the Depositor intends that the principal amount of Subsequent Home Equity Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Owners of the Class A-1 Certificates from the Pre-Funded Amount.



         Each Subsequent Home Equity Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Home Equity Loans may have been purchased by the Depositor using credit criteria different from those which were applied to the Initial Home Equity Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Home Equity Loans to the Home Equity Loan Pool, the aggregate characteristics of the Home Equity Loans then held in the Home Equity Loan Pool may vary from those of the Initial Home Equity Loans. See "The Portfolio of Home Equity Loans--Conveyance of Subsequent Home Equity Loans."



                       THE PORTFOLIO OF HOME EQUITY LOANS



General



         The Home Equity Loan Pool primarily includes newly originated loans which were purchased by the Depositor from the Seller, which acquired such loans from the Originators.



         [None of the Originators], the Seller [or the Servicer] have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Home Equity Loans.

         The Originator of a Home Equity Loan has made certain representations and warranties with respect to such Home Equity Loan, as specified below, and, upon a breach of such representations and warranties occurring after sale of the related Home Equity Loan to the Trust, may be required to repurchase such Home Equity Loan from the Trust.



Underwriting Standards



      [To be provided]



The Servicer



        [Description of Servicer]



         The following tables set forth, as of December 31, 1993 and 1994 and _______________ 1995 certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in the Servicer's servicing portfolio (which portfolio does not include mortgage loans that are subserviced by others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it is one month past due on a contractual basis.



                                          Delinquencies and Foreclosures
                                              (Dollars in Thousands)


                           At December 31,                    At December 31,                       At December 31,
                                 1993                              1994                                  1995
                   ------- ------- -------- -------- ------- ------- --------- -------- -------- --------- --------- -----------
                                   Percent  Percent                  Percent   Percent                     Percent    Percent
                   By No.    By    By No.     by     By No.    By     By No.      by     By No.     By      By No.       by
                     of    Dollar    of     Dollar     of    Dollar     of      Dollar     of     Dollar      of       Dollar
                   Loans   Amount   Loans   Amount   Loans   Amount   Loans     Amount   Loans    Amount    Loans      Amount
                   ------- ------- -------- -------- ------- ------- --------- -------- -------- --------- --------- -----------
Total Portfolio..
Period of
Delinquency......
         0 - 30
         days....
         31 - 59
         days....
         60 - 89
         days....
         90 days
         or more.
Total Delinquent
Loans............
Loans in
Foreclosure*.....


                                                 Real Estate Owned
                                              (Dollars in Thousands)

                                          At December 31,            At December 31,            At December 31,
                                                1993                      1994                     1995 (1)
                                      ------------------------- -------------------------- --------------------------
                                                    By Dollar                  By Dollar                  By Dollar
                                        By No.       Amount        By No.       Amount        By No.       Amount
                                       of Loans     of Loans      of Loans     of Loans      of Loans     of Loans
                                      ------------ ------------ ------------- ------------ ------------- ------------
Total Portfolio...................
Foreclosed Loans(1)...............
Foreclosed Ratio(2)...............


-----------------


(1) For the purposes of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by the Servicer, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.



(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                           Loan Loss Experience on the
                         Servicer's Servicing Portfolio
                              of Home Equity Loans
                             (Dollars in Thousands)




                                             Year Ended
                                            December 31,                  Year Ending December 31,
                                                1995                    1995                   1993
Total Portfolio(1)
Gross Losses(2)
Recoveries(3)
Net Losses (4)
Net Losses as a Percentage of
Total Portfolio(5)


------------------------


(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on the last day of the period.
(2) "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses include all principal, foreclosure costs and accrued interest to the date of liquidation.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)      "Net Losses" means "Gross Losses" minus "Recoveries."
(5) For the six months ending June 30, 1995, "Net Losses as a Percentage of Total Portfolio" was annualized by multiplying "Net Losses" by 2.0 before calculating the percentage of "Net Losses as a Percentage of Total Portfolio."



         There can be no assurance that the delinquency experience of the Home Equity Loans comprising the Home Equity Loan Pool will correspond to the delinquency experience of the Servicer's mortgage portfolio set forth in the foregoing tables. See "The Portfolio of Home Equity Loans -- General" herein. The statistics shown above represent the delinquency experience for the Servicer's residential mortgage servicing portfolios only for the periods presented, whereas the delinquency experience on the Home Equity Loans comprising the Home Equity Loan Pool will depend on the results obtained over the life of the Home Equity Loan Pool. The Servicer's residential mortgage servicing portfolios include mortgage loans with a variety of payment, credit and other characteristics (including geographic location) which may not be representative of the payment, credit and other characteristics of the Home Equity Loans comprising the Home Equity Loan Pool. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the timely payment by Mortgagors of scheduled payments of principal and interest on the Home Equity Loans and accordingly, the actual rates of delinquencies and foreclosures with respect to the Home Equity Loan Pool.




                                 USE OF PROCEEDS



         The Depositor will sell the Initial Home Equity Loans to the Trust concurrently with delivery of the Certificates. Net proceeds from the sale of the Class A Certificates will be applied by the Depositor to the purchase of the Initial Home Equity Loans from the Seller, to the deposit of the Pre-Funded Amount in the Pre-Funding Account and to the deposit of certain amounts to the Capitalized Interest Account. Such net proceeds less the Pre- Funded Amount and the amount deposited in the Capitalized Interest Account will (together with the Subordinate Certificates retained by the Depositor or its affiliates) represent the purchase price to be paid by the Trust to the Depositor for the Initial Home Equity Loans.




                                  THE DEPOSITOR



         The Depositor was incorporated in the State of Delaware on January 31, 1991 and is a wholly-owned subsidiary of ContiFinancial Corporation. The Depositor maintains its principal offices at 277 Park Avenue, New York, NY 10172. Neither the Depositor, the Seller nor the Servicer nor any of their affiliates will insure or guarantee distributions on the Certificates.

                            THE HOME EQUITY LOAN POOL



General



         The statistical information presented in this Prospectus Supplement concerning the pool of Home Equity Loans is based on the pool of Initial Home Equity Loans as of the Cut-Off Date. Subsequent Home Equity Loans are intended to be purchased by the Trust for inclusion in the Fixed Rate Group from the Depositor from time to time on or before __________, 199_ from funds on deposit in the Pre-Funding Account. The Initial Home Equity Loans and the Subsequent Home Equity Loans are referred to herein collectively as the "Home Equity Loans." The Subsequent Home Equity Loans, if available, to be purchased by the Trust will be sold by the Seller to the Depositor and then by the Depositor to the Trust.



         This subsection describes generally certain characteristics of the Initial Home Equity Loans. Unless otherwise specified herein, references herein to percentages of Initial Home Equity Loans refer in each case to the approximate percentage of the aggregate principal balance of the Initial Home Equity Loans as of the Cut-Off Date, based on the outstanding principal balances of the Initial Home Equity Loans or the Home Equity Loans in the applicable Home Equity Loan Group, in each case as of the Cut-Off Date, and giving effect to all payments received prior to the Cut-Off Date. The Initial Home Equity Loan Pool consists of fixed-rate and adjustable-rate Home Equity Loans with remaining terms to maturity of not more than 360 months (including both fully amortizing Home Equity Loans and Balloon Loans). The Initial Home Equity Loans have the characteristics set forth below as of the Cut-Off Date. Percentages expressed herein based on Loan Balances and number of Initial Home Equity Loans have been rounded, and in the tables set forth herein the sum of the percentages may not equal the respective totals due to such rounding.



         Each Home Equity Loan in the Trust will be assigned to one of two mortgage loan groups comprised of Home Equity Loans which bear fixed interest rates only, in the case of the Fixed Rate Group, and Home Equity Loans which bear adjustable interest rates only, in the case of the Adjustable Rate Group. The Fixed Rate Certificates represent undivided ownership interests in all Home Equity Loans contained in the Fixed Rate Group, and distributions on the Fixed Rate Certificates will be based primarily on amounts available for distribution in respect of Home Equity Loans in the Fixed Rate Group. The Adjustable Rate Certificates represent undivided ownership interests in all Home Equity Loans contained in the Adjustable Rate Group, and distributions on the Adjustable Rate Certificates will be based primarily on amounts available for distribution in respect of Home Equity Loans in the Adjustable Rate Group.



         The Loan-to-Value Ratios and Combined Loan-to-Value Ratios shown below were calculated based upon the appraised values of the Properties at the time of origination (the "Appraised Values"). In a limited number of circumstances, and within the Seller's underwriting guidelines, the Seller has reduced the Appraised Value of Properties where the Properties are unique, have a high value or where the comparables are not within FNMA guidelines. The purpose for making these reductions is to value the Properties more conservatively than would otherwise be the case if the appraisal were accepted as written.



         No assurance can be given that values of the Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values such that the outstanding balance of any Home Equity Loan, together with the outstanding balance of any first mortgage, become equal to or greater than the value of the Property, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Initial Home Equity Loans -- Fixed Rate Group



         As of the Cut-Off Date, the average Loan Balance of the Initial Home Equity Loans in the Fixed Rate Group was $______; the Coupon Rates of the Initial Home Equity Loans in the Fixed Rate Group ranged from ____% to ____%; the weighted average Loan-to-Value Ratio of the Initial Home Equity Loans in the Fixed Rate Group was ____%; the weighted average Combined Loan-to-Value Ratio of the Initial Home Equity Loans in the Fixed Rate Group was ____%; the weighted average Coupon Rate of the Initial Home Equity Loans in the Fixed Rate Group was ____%; the weighted average Retained Yield for the Initial Home Equity Loans in the Fixed Rate Group was ____%; the weighted average remaining term to maturity was ____ months; the weighted average original term to maturity was ____ months. The remaining terms to maturity as of the Cut-Off Date of the Initial Home Equity Loans in the Fixed Rate Group ranged from ____ months to ____ months. The minimum and maximum Loan Balances of Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date were $_____ and $_____, respectively. Initial Home Equity Loans in the Fixed Rate Group containing "balloon" payments represented not more than _____%; of the Original Aggregate Loan Balance of Initial Home Equity Loans in the Fixed Rate Group. No Initial Home Equity Loan in the Fixed Rate Group will mature later than ________, ____.

       Geographic Distribution of Mortgaged Properties -- Fixed Rate Group



         The geographic distribution of Initial Home Equity Loans in the Fixed Rate Group by state, as of the Cut-Off Date, was as follows:



                       Number of Initial         Aggregate        % of Aggregate
State                  Home Equity Loans       Loan Balance        Loan Balance
-----                  -----------------       ------------        ------------



Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Wisconsin
Wyoming

                Original Loan-to-Value Ratios -- Fixed Rate Group



         The original loan-to-value ratios as of the date of origination of the Initial Mortgage in the Fixed Rate Group Loans (based upon appraisals made at the time of origination thereof) (the "Loan-to-Value Ratios") as of the Cut-Off Date were distributed as follows:




Range of                           Number of Initial                 Aggregate                 % of Aggregate
Original LTV's                     Home Equity Loans               Loan Balance                 Loan Balance
--------------                     -----------------               ------------                 ------------






                Combined Loan-to-Value Ratios -- Fixed Rate Group



         The original combined loan-to-value ratios as of the dates of origination of the Initial Home Equity Loans in the Fixed Rate Group (based upon appraisals made at the time of origination hereunder) (the "Combined Loan-to-Value Ratios") as of the Cut-Off Date were distributed as follows:




Range of                           Number of Initial                 Aggregate                 % of Aggregate
Original CLTV's                    Home Equity Loans               Loan Balance                 Loan Balance
---------------                    -----------------               ------------                 ------------





                  Cut-Off Date Coupon Rates -- Fixed Rate Group



         The Coupon Rates borne by the Notes relating to the Initial Home Equity Loans in the Fixed Rate Group were distributed as follows as of the Cut-Off
Date:




Range of                           Number of Initial                 Aggregate                 % of Aggregate
Coupon Rates                       Home Equity Loans               Loan Balance                 Loan Balance
------------                       -----------------               ------------                 ------------





                 Cut-Off Date Loan Balances -- Fixed Rate Group



         The distribution of the outstanding principal amounts of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date was as follows:




Range of                           Number of Initial                 Aggregate                 % of Aggregate
Loan Balances                      Home Equity Loans               Loan Balance                 Loan Balance
-------------                      -----------------               ------------                 ------------






                Types of Mortgaged Properties - Fixed Rate Group



         The Properties securing the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date were of the property types as follows:





                                   Number of Initial                 Aggregate                 % of Aggregate
Property Types                     Home Equity Loans               Loan Balance                 Loan Balance
--------------                     -----------------               ------------                 ------------





          Distribution of Months Since Origination -- Fixed Rate Group



         The distribution of the number of months since the date of origination of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date was as follows:




Months Elapsed                     Number of Initial                 Aggregate                 % of Aggregate
Since Origination                  Home Equity Loans               Loan Balance                 Loan Balance
-----------------                  -----------------               ------------                 ------------



         Distribution of Remaining Term to Maturity -- Fixed Rate Group



         The distribution of the number of months remaining to maturity of the Initial Home Equity Loans in the Fixed Rate Group as of the Cut-Off Date was as follows:




Months Remaining                   Number of Initial                 Aggregate                 % of Aggregate
to Maturity                        Home Equity Loans               Loan Balance                 Loan Balance
-----------                        -----------------               ------------                 ------------





                      Occupancy Status -- Fixed Rate Group



         The occupancy status of the Properties securing the Initial Home Equity Loans in the Fixed Rate Group as of the CutOff Date was as follows:




                                   Number of Initial                 Aggregate                 % of Aggregate
Occupancy Status                   Home Equity Loans               Loan Balance                 Loan Balance
----------------                   -----------------               ------------                 ------------





Initial Home Equity Loans -- Adjustable Rate Group



         As of the Cut-Off Date, the average Loan Balance of the Initial Home Equity Loans in the Adjustable Rate Group was $_________; the Coupon Rates of the Initial Home Equity Loans in the Adjustable Rate Group ranged from ____% to _____%; the weighted average Loan-to-Value Ratio of the Initial Home Equity Loans in the Adjustable Rate Group was _____%; the weighted average Coupon Rate of the Initial Home Equity Loans in the Adjustable Rate Group was _____%; the weighted average remaining term to maturity was 353 months; the weighted average original term to maturity was 355 months. The remaining terms to maturity as of the Cut-Off Date of the Initial Home Equity Loans in the Adjustable Rate Group ranged from 119 months to 360 months. The minimum and maximum Loan Balances of Initial Home Equity Loans in the Adjustable Rate Group as of the CutOff Date were $______ and $__________, respectively. None of the Initial Home Equity Loans in the Adjustable Rate Group contained "balloon" payments. No Initial Home Equity Loan in the Adjustable Rate Group will mature later than ________, ____.



         All of the Home Equity Loans in the Adjustable Rate Group have maximum Coupon Rates. The weighted average maximum Coupon Rate of the Initial Home Equity Loans in the Adjustable Rate Group was _____%, with maximum Coupon Rates that range from _____% to _____%. The Initial Home Equity Loans in the Adjustable Rate Group have a weighted average gross margin as of the Cut-Off Date of ____%. The gross margin for the Initial Home Equity Loans in the Adjustable Rate Group ranges from ____% to _____%.



         [All] of the Initial Home Equity Loans in the Adjustable Rate Group bear interest rates that adjust based on Six-Month LIBOR. [Other indices.] All of the Initial Home Equity Loans in the Adjustable Rate Group have periodic rate adjustment caps that range from ____% to ____% and a periodic rate adjustment floor of ____%. _____% of the Initial Home Equity Loans in the Adjustable Rate Group have a lifetime rate adjustment cap of _% over the initial Coupon Rate of each respective Home Equity Loan in the Adjustable Rate Group and _____% of the Initial Home Equity Loans in the Adjustable Rate Group have a lifetime rate adjustment cap of _% over the initial Coupon Rate of each respective Home Equity Loan in the Adjustable Rate Group.

    Geographic Distribution of Mortgaged Properties -- Adjustable Rate Group



         The geographic distribution of Initial Home Equity Loans in the Adjustable Rate Group by state, as of the Cut-Off Date, was as follows:



                     Number of Initial          Aggregate        % of Aggregate
State                Home Equity Loans        Loan Balance        Loan Balance
-----                -----------------        ------------      ---------------
Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
Wisconsin
Wyoming

              Original Loan-to-Value Ratios - Adjustable Rate Group



         The original Loan-to-Value Ratios of the Initial Mortgage in the Adjustable Rate Group as of the Cut-Off Date were distributed as follows:




                                   Number of Initial                 Aggregate                 % of Aggregate
Original LTV's                     Home Equity Loans               Loan Balance                 Loan Balance
--------------                     -----------------               ------------                 ------------





                Cut-Off Date Coupon Rates - Adjustable Rate Group



         The Coupon Rates borne by the Notes relating to the Initial Home Equity Loans in the Adjustable Rate Group were distributed as follows as of the Cut-Off
Date:




Range of                           Number of Initial                 Aggregate                 % of Aggregate
Coupon Rates                       Home Equity Loans               Loan Balance                 Loan Balance
------------                       -----------------               ------------                 ------------





               Cut-Off Date Loan Balances - Adjustable Rate Group



         The distribution of the outstanding principal amounts of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:




Range of                           Number of Initial                 Aggregate                 % of Aggregate
Loan Balances                      Home Equity Loans               Loan Balance                 Loan Balance
-------------                      -----------------               ------------                 ------------





              Types of Mortgaged Properties -Adjustable Rate Group



         The Properties securing the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date were of the property types as follows:




                                   Number of Initial                 Aggregate                 % of Aggregate
Property Types                     Home Equity Loans               Loan Balance                 Loan Balance
--------------                     -----------------               ------------                 ------------





          Distribution of Months Since Origination -- Fixed Rate Group



         The distribution of the number of months since the date of origination of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:




Months Elapsed                     Number of Initial                 Aggregate                 % of Aggregate
Since Origination                  Home Equity Loans               Loan Balance                 Loan Balance
-----------------                  -----------------               ------------                 ------------





       Distribution of Remaining Term to Maturity - Adjustable Rate Group



         The distribution of the number of months remaining to maturity of the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:




Months Remaining                   Number of Initial                 Aggregate                 % of Aggregate
to Maturity                        Home Equity Loans               Loan Balance                 Loan Balance
-----------                        -----------------               ------------                 ------------



                    Occupancy Status - Adjustable Rate Group



         The occupancy status of the Properties securing the Initial Home Equity Loans in the Adjustable Rate Group as of the CutOff Date was as follows:




                                   Number of Initial                 Aggregate                 % of Aggregate
Occupancy Status                   Home Equity Loans               Loan Balance                 Loan Balance
----------------                   -----------------               ------------                 ------------





                 Distribution of Margins - Adjustable Rate Group



         The margins borne by the Notes relating the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:




                                   Number of Initial                 Aggregate                 % of Aggregate
Margins                            Home Equity Loans               Loan Balance                 Loan Balance
-------                            -----------------               ------------                 ------------





          Distribution of Maximum Coupon Rates - Adjustable Rate Group



         The maximum Coupon Rates borne by the Notes relating to the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:




Maximum                            Number of Initial                 Aggregate                 % of Aggregate
Coupon Rates                       Home Equity Loans               Loan Balance                 Loan Balance
------------                       -----------------               ------------                 ------------





           Distribution of Coupon Rates Change - Adjustable Rate Group



         The number of months until the next Coupon Rate change for each of the Notes relating to the Initial Home Equity Loans in the Adjustable Rate Group as of the Cut-Off Date was as follows:




Months of Next                     Number of Initial                 Aggregate                 % of Aggregate
Coupon Rate Change                 Home Equity Loans               Loan Balance                 Loan Balance
------------------                 -----------------               ------------                 ------------






Conveyance of Subsequent Home Equity Loans



         The Pooling and Servicing Agreement permits the Trust to acquire approximately $_____________ in aggregate principal balance of Subsequent Home Equity Loans for addition to the Fixed Rate Group. Accordingly, the statistical characteristics of the Home Equity Loan Pool and the Fixed Rate Group will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Home Equity Loans.



         The obligation of the Trust to purchase Subsequent Home Equity Loans for addition to the Fixed Rate Group on a Subsequent Transfer Date is subject to the following requirements: (i) such Subsequent Home Equity Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date;
(ii) the remaining term to maturity of such Subsequent Home Equity Loan may not exceed 30 years; (iii) no Subsequent Home Equity Loan will have a Coupon Rate less than ____%; and (iv) following the purchase of such Subsequent Home Equity Loans by the Trust, the Home Equity Loans (including the Subsequent Home Equity Loans) (a) will have a weighted average Coupon Rate of at least _____%; (b) will have a weighted average Combined Loan-to- Value Ratio of not more than __%; (c) will not have Balloon Loans representing more than __% by aggregate principal balance of the Home Equity Loans; (d) will not have a weighted average remaining term to stated maturity of more than 210 months; and (e) will have no Home Equity Loan with a principal balance in excess of $_______.

Interest Payments on the Home Equity Loans



         There are a number of Home Equity Loans on which interest is charged to the obligor (the "Mortgagor") at the Coupon Rate on the outstanding principal balance calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payment (such Home Equity Loans, "Date-of-Payment Loans"). Such interest is deducted from the Mortgagor's payment amount and the remainder, if any, of the payment is applied as a reduction to the outstanding principal balance of such Note. Although the Mortgagor is required to remit equal monthly payments on a specified monthly payment date that would reduce the outstanding principal balance of such Note to zero at such Note's maturity date, payments that are made by the Mortgagor after the due date therefor would cause the outstanding principal balance of such Note not to be reduced to zero on its maturity date. In such a case, the Mortgagor would be required to make an additional principal payment at the maturity date for such Note. If it were assumed that all the Mortgagors on the Date-of-Payment Loans were to pay on the latest date possible without the Date-of-Payment Loans being in default, the amount of such additional principal payment would be a de minimis amount of the Maximum Collateral Amount. On the other hand, if a Mortgagor makes a payment (other than a Prepayment) before the due date therefor, the reduction in the outstanding principal balance of such Note would occur over a shorter period of time than would have occurred had it been based on the schedule of amortization in effect on the Cut-Off Date. Accordingly, the timing of principal payments to the Owners of the Class A Certificates may be affected by the fact that actual Mortgagor payments may not be made on the due date therefor.



         The Home Equity Loans which are not Date-of-Payment Loans (the "Actuarial Loans") provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.




                       PREPAYMENT AND YIELD CONSIDERATIONS



General



         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effect on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Certificates"), the yield to maturity on the Class A Certificates will relate to the rate of payment of principal of the Home Equity Loans in the related Home Equity Loan Group, including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases by the Seller of Home Equity Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.



         As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the Home Equity Loans in the Fixed Rate Group is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the mortgage coupon, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.



         All of the Home Equity Loans in the Adjustable Rate Group are adjustable-rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable-rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable-rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgage loan to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.



         In addition to the foregoing factors affecting the weighted average life of each Class of the Class A Certificates, the subordination provisions of the Trust result in a limited acceleration of the Class A Certificates relative to the amortization of the Home Equity Loans in early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest and principal to the payment of the Class A Certificate Principal Balance. This acceleration feature creates overcollateralization which results from the excess of the aggregate Loan Balances of the Home Equity Loans over the Class A

Certificate Principal Balance. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless necessary to maintain the required level of overcollateralization.



Mandatory Prepayment



         In the event that at the end of the Funding Period, not all of the Original Pre-Funded Amount has been used to acquire Subsequent Home Equity Loans for inclusion in the Fixed Rate Group, then the Fixed Rate Certificates then entitled to receive payments of principal will receive a partial prepayment on the Payment Date in ______ 199_.



         Although no assurances can be given, the Depositor intends that the principal amount of Subsequent Home Equity Loans sold to the Trust for inclusion in the Fixed Rate Group will require the application of substantially all the amount on deposit in the Pre-Funding Account and that there should be no material principal prepaid to the Owners of the Fixed Rate Certificates.



Projected Prepayment and Yield for Class A Certificates



         As indicated above, if purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Home Equity Loans. If the actual rate of payments on the Home Equity Loans is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Home Equity Loans is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.



         The "Final Scheduled Payment Date" for each Class of the Class A Certificates is as follows: Class A-1, _______, ____, Class A-2, _______, ____, Class A-3, ____________, ____, Class A-4, ____________, ____, Class A-5,
___________, ____ and Class A-6, ____________, ____. These dates are the dates on which the "Initial Certificate Principal Balance" set forth in the summary hereof for the related Class as of the Closing Date less all amounts previously distributed to the Owners on account of principal (such amount as to any Class of the Class A Certificates and as of any time, the related "Class A Certificate Principal Balance" and as to the Class A Certificates collectively, the "Certificate Principal Balance" or the "Class A Certificate Principal Balance") would be reduced to zero assuming that no Prepayments are received on the Home Equity Loans, that scheduled monthly payments of principal of and interest on each of the Home Equity Loans are timely received and no Net Monthly Excess Cashflow will be used to make accelerated payments of principal (i.e., Subordination Increase Amounts) to the Owners of the Class A Certificates. The Final Scheduled Payment Date for the Class A-5 Certificates is the thirteenth Payment Date following the calendar month in which the Loan Balances of all Home Equity Loans (including Subsequent Home Equity Loans) in the Fixed Rate Group have been reduced to zero assuming that the Home Equity Loans in such Group pay in accordance with their terms. The Final Scheduled Payment Date for the Class A-6 Certificates is the thirteenth Payment Date following the calendar month in which the Loan Balances of all Home Equity Loans in the Adjustable Rate Group have been reduced to zero assuming that the Home Equity Loans in such Group pay in accordance with their terms. The weighted average life of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Home Equity Loans conformed to the foregoing assumptions, and the final Payment Date with respect to the Class A Certificates could occur significantly earlier than the related Final Scheduled Payment Date because (i) Prepayments are likely to occur and (ii) the owners of the Class R Certificates and, in limited circumstances, the Certificate Insurer may cause a termination of the Trust when the aggregate outstanding Loan Balance of the Home Equity Loans is less than __% of the Maximum Collateral Amount thereof.



         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Class of the Class A Certificates will be influenced by the rate at which principal of the Home Equity Loans in the related Home Equity Loan Group is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default).



         It is very unlikely that the Home Equity Loans will prepay at rates consistent with the Prepayment Assumption until maturity or that all of the Home Equity Loans in the related Home Equity Loan Group will prepay at the same rate. There will be discrepancies between the actual characteristics of the Home Equity Loans included in the Trust and the assumed characteristics used in preparing the following tables. Any discrepancy may have an effect upon the percentages of Initial Certificate Principal Balance outstanding set forth in the table and weighted average lives of the Class A Certificates.



         The model used in this Prospectus Supplement is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. With respect to the Fixed Rate Certificates, a ___% Prepayment Assumption assumes conditional prepayment rates of _% per annum of the then outstanding principal balance of the Home Equity Loans in the Fixed

Rate Group in the first month of the life of the mortgage loans and an additional _____% (precisely _____%) per annum in each month thereafter until the twelfth month. Beginning in the thirteenth month and in each month thereafter during the life of the mortgage loans, ___% Prepayment Assumption assumes a conditional prepayment rate of __% per annum each month. With respect to the Adjustable Rate Certificates, a ___% Prepayment Assumption assumes a conditional prepayment rate of __% per annum of the then outstanding principal balance of the Home Equity Loans in the Adjustable Rate Group. As used in the table below, _% Prepayment Assumption assumes prepayment rates equal to _% of the Prepayment Assumption i.e., no prepayments. Correspondingly, ___% Prepayment Assumption assumes prepayment rates equal to ___% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Home Equity Loans. The Depositor believes that no existing statistics of which it is aware provide a reliable basis for holders of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Home Equity Loans.



         Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and weighted average lives of the Class A Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the Trust have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.



         For the purpose of the tables below, it is assumed that: (i) the Home Equity Loans of each Home Equity Loan Group which consist of pools of loans with level-pay and balloon amortization methodologies, Cut-Off Date Loan Balances, mortgage rates (net of Retained Yield, if any), net mortgage rates, original and remaining terms to maturity, and original amortization terms as applicable, are as set forth below, (ii) the Closing Date for the Certificates occurs on _________, 199_, (iii) distributions on the Certificates are made on the 15th day of each month regardless of the day on which the Payment Date actually occurs, commencing in _________ 199_ in accordance with the priorities described herein, (iv) the difference between the Gross Coupon Rate (net of Retained Yield, if any) and the Net Coupon Rate is equal to the Servicing Fee and the Net Coupon Rate is further reduced by the Premium Amount and the Trustee Fee, (v) the Home Equity Loans' prepayment rates are a multiple of the applicable Prepayment Assumption, (vi) prepayments include 30 day's interest thereon, (vii) no optional termination or mandatory termination is exercised, (viii) the "Specified Subordinated Amount" (as defined under "Credit Enhancement -- Overcollateralization Provisions") for each Home Equity Loan Group is set initially as specified in the Pooling and Servicing Agreement and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, (ix) all of the Pre-Funded Amount is used to acquire Subsequent Home Equity Loans for inclusion in the Fixed Rate Group on ___________, 199_ and prior to such date, the Pre-Funded Amount accrued interest at a rate of ____% per annum for one month, (x) the Coupon Rate for each Home Equity Loan in the Adjustable Rate Group is adjusted on its next rate adjustment date (and on subsequent rate adjustment dates, if necessary) to equal the sum of (a) an assumed level of the applicable index _____% and (b) the respective gross margin (such sum being subject to the applicable periodic adjustment cap and maximum interest rate) and (xi) the Class A-6 Pass-Through Rate remains constant at _____%.

                                FIXED RATE GROUP
                                ----------------





Initial Home Equity Loans





       Pool              Principal          Gross Coupon         Net Coupon
      Number              Balance               Rate                Rate
-------------------- ------------------- ------------------- -------------------









      Original           Remaining            Original
      Term to             Term to           Amortization
      Maturity            Maturity              Term            Amortization
    (in months)         (in months)         (in months)            Method
 ------------------- ------------------- ------------------- -------------------







Subsequent Home Equity Loans





       Pool              Principal          Gross Coupon         Net Coupon
      Number              Balance               Rate                Rate
-------------------- ------------------- ------------------- -------------------







       Original           Remaining            Original
       Term to             Term to           Amortization
       Maturity            Maturity              Term            Amortization
     (in months)         (in months)         (in months)            Method
--------------------- ------------------- ------------------- ------------------






                              ADJUSTABLE RATE GROUP




                               Gross                     Months
    Pool        Principal     Coupon      Net Coupon     to Rate
   Number        Balance       Rate          Rate        Change      Margin
-------------- ------------ ------------ ------------- ------------ ------------









                     Original          Remaining             Original
                     Term to            Term to            Amortization
   Maximum           Maturity           Maturity               Term           Amortization
Interest Rate      (in months)        (in months)          (in months)           Method
--------------- ------------------- ----------------- ----------------------- --------------



         The following tables set forth the percentages of the initial principal amount of the Class A Certificates that would be outstanding after each of the dates shown, based on a rate equal to _%, __%, __%, ___%, ___% and ___% of the Prepayment Assumption (as defined above).




               PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL BALANCE



                               Class A-1
Payment Date    0%    50%   75%    100%    125%   150%
                --    ---   ---    ----    ----   ----





                               Class A-2
Payment Date    0%    50%   75%    100%    125%   150%
                --    ---   ---    ----    ----   ----





                               Class A-3
Payment Date    0%    50%   75%    100%    125%   150%
                --    ---   ---    ----    ----   ----





                               Class A-4
Payment Date    0%    50%   75%    100%    125%   150%
                --    ---   ---    ----    ----   ----





                               Class A-5
Payment Date    0%    50%   75%    100%    125%   150%
                --    ---   ---    ----    ----   ----





                               Class A-6
Payment Date    0%    50%   75%    100%    125%   150%
                --    ---   ---    ----    ----   ----



---------------


(1)      The weighted average life of the Class A Certificates is determined by
         (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such Class of Class A Certificate.

Payment Lag Feature of Class A Certificates



         Pursuant to the Pooling and Servicing Agreement, an amount equal to Mortgagor payments with respect to each Home Equity Loan (net of the Servicing Fee and Retained Yield) received by the Servicer during each Remittance Period is to be remitted to the Trustee on or prior to the related Monthly Remittance Date; the Trustee will not be required to distribute any such amounts to the Owners until the next succeeding Payment Date. As a result, the monthly distributions to the Owners generally reflect Mortgagor payments during the prior calendar month, and the first Payment Date will not occur until ____________, 199_. Thus, the effective yield to the Owners of the Class A Certificates will be below that otherwise produced by the related Pass-Through Rate because the distribution of the Class A Distribution Amount in respect of any given month will not be made until on or about the 25th day of the following month.




                    FORMATION OF THE TRUST AND TRUST PROPERTY



         _____________ Home Equity Loan Trust 199__-__ (the "Trust") will be created and established pursuant to the Pooling and Servicing Agreement. The Depositor will convey without recourse the Home Equity Loans to the Trust and the Trust will issue the Class A Certificates and the Subordinate Certificates.



         The property of the Trust will include (a) the Home Equity Loans (other than the Retained Yield and payments received on the Home Equity Loans on or prior to the Cut-off Date) together with the related Home Equity Loan documents and the Seller's interest in any Property which secures a Home Equity Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account, the Capitalized Interest Account and any other accounts held by the Trustee for the Trust together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided ) whether in the form of cash, instruments, securities or other properties, (c) the Certificate Insurance Policy and (d) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement (collectively, the "Trust Estate").



         The Class A Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the Depositor, the Seller, the Servicer or any of their affiliates.



         Prior to its formation the Trust will have had no assets or obligations. Upon formation, the Trust will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, issuing the Certificates and distributing payments thereon. The Trust will not acquire any receivables or assets other than the Home Equity Loans and the rights appurtenant thereto and will not have any need for additional capital resources. To the extent that borrowers make scheduled payments under the Home Equity Loans, the Trust will have sufficient liquidity to make distributions on the Certificates. As the Trust does not have any operating history and will not engage in any business activity other than issuing the Certificates and making distributions thereon, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the Trust.




                             ADDITIONAL INFORMATION



         The description in this Prospectus Supplement of the Initial Home Equity Loans and the Properties is based upon the pool as constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Class A Certificates, Initial Home Equity Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Pooling and Servicing Agreement, if the Depositor deems such removal necessary or appropriate. A limited number of other Initial Home Equity Loans may be included in the pool prior to the issuance of the Certificates.



         A current report on Form 8-K will be available to purchasers of the Class A Certificates and will be filed and incorporated by reference to the Registration Statement together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Class A Certificates.



         In the event Initial Home Equity Loans are removed from or added to the pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K.

                     DESCRIPTION OF THE CLASS A CERTIFICATES



General



         Each Certificate will represent certain undivided, fractional ownership interests in the Trust Estate created and held pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.



         As described in "The Home Equity Loan Pool" herein, the Home Equity Loan Pool is divided into two Groups, the Fixed Rate Group, which contains only fixed rate Home Equity Loans and the Adjustable Rate Group, which contains only adjustable rate Home Equity Loans. For each Home Equity Loan Group, the related Class of Class A Certificates will evidence the right to receive on each Payment Date the Class A Distribution Amount for such Class of Class A Certificates, in each case until the related Class A Certificate Principal Balance has been reduced to zero.



Payment Dates



         On each Payment Date, the Owners of each Class of the Class A Certificates will be entitled to receive, from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the Certificate Principal Balance of such Class of Class A Certificates is reduced to zero, the aggregate Class A Distribution Amount as of such Payment Date, allocated among the Classes of the Class A Certificates as described below. Distributions will be made in immediately available funds to Owners of Class A Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book Entry Registration" in the Prospectus and "Description of the Class A Certificates--Book Entry Registration of the Class A Certificates" herein and "Description of the Certificates--Book Entry Registration" in the Prospectus.



         The Pooling and Servicing Agreement will provide that an Owner, upon receiving the final distribution on such Owner's Certificate, will be required to send such Certificate to the Trustee. The Pooling and Servicing Agreement additionally will provide that, in any event, any Certificate as to which the final distribution thereon has been made shall be deemed canceled for all purposes under or pursuant to the Pooling and Servicing Agreement and the Certificate Insurance Policy.



         Each Owner of record of the related Class of the Class A Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Cut-Off Date by the Certificate Principal Balance for the related Class of the Class A Certificates as of the Cut-Off Date.



Distributions



         Upon receipt, the Trustee will be required to deposit into the Certificate Account, (i) the total of the principal and interest collections on the Home Equity Loans, including any Net Liquidation Proceeds, remitted by the Servicer, together with any Substitution Amount and any Loan Purchase Price amount, (ii) any Insured Payment, and (iii) the proceeds of any liquidation of the Trust Estate. The Trustee will also be required to deposit into the Certificate Account any Pre-Funded Amounts to be distributed as a prepayment at the end of the Funding Period.



         The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Class A Certificates (each, a "Pass-Through Rate") as set forth in the Summary herein under "Certificates Offered"; the Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Class A Certificates (each, a "Pass-Through Rate") as set forth in the Summary herein under "Certificates Offered"; provided, further, the Pass-Through Rate with respect to the Class A-5 Certificates shall be the lower of ____% and the weighted average of the Coupon Rates of each Home Equity Loan less ____% representing the sum of the rates at which the amount distributable with respect to the Servicing Fee, the Premium Amount and the Trustee Fee are calculated (except as otherwise provided in the Pooling and Servicing Agreement). Approximately, ____% of the Initial Home Equity Loans in the Fixed Rate Group by Loan Balance as of the Cut-Off Date bear interest at Coupon Rates which, after deduction of ____% representing the sum of the rates at which the amount distributable with respect to the Servicing Fee, the Premium Amount and the Trustee Fee are calculated, would be lower than ____%. As a result, it is unlikely that such weighted average will be less than ____%; provided, further, that the Pass-Through Rate with respect to the Class A-6 Certificates will equal the lesser of (i) the London interbank offered rate for one-month United States dollar deposits (calculated as described under "-- Calculation of LIBOR" below) as of the second to last business day prior to the immediately preceding Payment Date (or as of the second to last business day prior to the Closing Date with respect to the _________ 199_ Payment Date) (the

"LIBOR Determination Date") plus ____% per annum, and (ii) the weighted average of the Coupon Rates of the Home Equity Loans in the Adjustable Rate Group less ____% per annum, calculated as of the first day of the related Remittance Period.



         On each Payment Date, the Trustee is required to make the following disbursements and transfers from moneys then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement:



         (i) first, on each Payment Date out of Total Monthly Excess Spread for the related Group, the Trustee shall disburse the pro rated Premium Amount determined by the relative Certificate Principal Balance of the related Classes of Class A Certificates for such Payment Date to the Certificate Insurer.



         (ii) second, on each Payment Date, the Trustee shall allocate an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to such Home Equity Loan Group and Payment Date plus (y) any Subordination Reduction Amount with respect to such Home Equity Loan Group and Payment Date (such sum (net of the Trustee Fees with respect to such Home Equity Loan Group then payable under clause (iv)(C) below and the amounts payable to the Certificate Insurer with respect to such Home Equity Loan Group (the "Premium Amount") as described in clause (i) above) being the "Total Monthly Excess Cashflow" with respect to such Home Equity Loan Group and Payment Date) in the following order of priority



                  (A) first, such Total Monthly Excess Cashflow shall be allocated to the payment of the Class A Distribution Amount pursuant to clauses (iv)(A) and (B) below on such Payment Date with respect to the related Home Equity Loan Group in an amount equal to the amount, if any, by which (x) the Class A Distribution Amount (determined for this purpose only by reference to clause (b) of the definition of Principal Distribution Amount and without any Subordination Increase Amount) for such Payment Date exceeds (y) the Available Funds with respect to such Home Equity Loan Group for such Payment Date (the amount of such difference with respect to a Home Equity Loan Group being an "Available Funds Shortfall" for such Home Equity Loan Group);



                  (B) second, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the application described in clause
                           (A) above shall be allocated against any Available Funds Shortfall with respect to the other Home Equity Loan Group;



                  (C) third, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocations described in clauses
                           (A) and (B) above shall be paid to the Certificate Insurer in respect of amounts owed on account of any Reimbursement Amount owed to the Certificate Insurer with respect to the related Home Equity Loan Group; and



                  (D) fourth, any portion of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group remaining after the allocations described in clauses
                           (A), (B) and (C) above shall be paid to the Certificate Insurer in respect of any Reimbursement Amount with respect to the other Home Equity Loan Group.



         (iii) third, on each Payment Date the amount, if any, of the Total Monthly Excess Cashflow with respect to such Home Equity Loan Group on a Payment Date remaining after the allocations described in clause (ii) above (the "Net Monthly Excess Cashflow" with respect to such Home Equity Loan Group for such Payment Date) is required to be applied in the following order or priority:



                  (A) first, such Net Monthly Excess Cashflow shall be used to reduce to zero, through the allocation of a Subordination Increase Amount to the payment of the Class A Distribution Amount pursuant to clause (iv) below, any Subordination Deficiency Amount (as defined in the Pooling and Servicing Agreement) with respect to such Home Equity Loan Group as of such Payment Date;



                  (B) second, any Net Monthly Excess Cashflow remaining after the application described in clause (A) above shall be used to reduce to zero, through the payment of a Subordination Increase Amount, the Subordination Deficiency Amount, if any, with respect to the other Home Equity Loan Group; and



                  (C) third, any Net Monthly Excess Cashflow remaining after the application described in clauses (A) and
                           (B) above shall be paid to the Servicer to the extent of any unreimbursed Delinquency Advances and unreimbursed Servicing Advances.

         (iv) fourth, following the making by the Trustee of all allocations, transfers and disbursements described above from amounts then on deposit in the Certificate Account with respect to the related Home Equity Loan Group, the Trustee shall distribute:



                  (A) To the Owners of the Class A Certificates of the related Group, the related Class A Current Interest, on a pro rata basis without any priority among such Class A Certificates;



                  (B) To the Owners of the related Class of Class A Certificates, (I) the Principal Distribution Amount applicable to the Fixed Rate Group shall be distributed as follows: (a) first, to ----- the Owners of the Class A-1 Certificates until the Class A-1 Certificate Principal Balance is reduced to zero;
                           (b) second, to the Owners of the Class A-2
                           Certificates, until the ------ Class A-2 Certificate Principal Balance is reduced to zero; (c) third, to the Owners of the ----- Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; (d) fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 ------ Certificate Principal Balance is reduced to zero; and
                           (e) fifth, to the Owners of the Class ----- A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero and (II) the Principal Distribution Amount applicable to the Adjustable Rate Group shall be distributed to the Owners of the Class A-6 Certificates until the Class A-6 Certificate Principal Balance has been reduced to zero;



                  (C) To the Trustee, the Trustee Fees with respect to such Home Equity Loan Group then due; and



                  (D) To the Owners of the Subordinate Certificates, all remaining distributable amounts as specified in the Pooling and Servicing Agreement.



         "Available Funds" as to any Home Equity Loan Group and Payment Date is the amount on deposit in the Certificate Account on such Payment Date (net of Total Monthly Excess Cashflow and disregarding the amounts of any Insured Payments with respect to a Home Equity Loan Group to be made on such Payment
Date).



         "Total Available Funds" as to any Home Equity Loan Group and Payment Date is (x) the amount on deposit in the Certificate Account (net of Total Monthly Excess Cashflow) on such Payment Date plus (y) any amounts of Total Monthly Excess Cashflow with respect to a Home Equity Loan Group to be applied on such Payment Date (disregarding the amount of any Insured Payment with respect to a Home Equity Loan Group to be made on such Payment Date) plus, in the case of the Fixed Rate Group, (z) any deposit to the Certificate Account from the Pre-Funding Account and Capitalized Interest Account expected to be made in accordance with the Pooling and Servicing Agreement.



         The Trustee or Paying Agent shall (i) receive as attorney-in-fact of each Owner of Class A Certificates any Insured Payment from the Certificate Insurer and (ii) disburse the same to each Owner of Class A Certificates. The Pooling and Servicing Agreement will provide that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Class A Certificates, if any, the Certificate Insurer will be subrogated to the rights of such Owners of Class A Certificates with respect to such Insured Payments, and shall receive reimbursement for such Insured Payments as provided in the Pooling and Servicing Agreement, but only from the sources and in the manner provided in the Pooling and Servicing Agreement for the payment of the Class A Distribution Amount to Owners of Class A Certificates, if any; such subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the Certificate Insurance Policy.



         The Pooling and Servicing Agreement provides that the term "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of Class A Certificates, if any, by the Trustee as a result of proceedings under the United States Bankruptcy Code.



         Each Owner of a Class A Certificate will be required promptly to notify the Trustee in writing upon the receipt of a court order relating to a Preference Amount and will be required to enclose a copy of such order with such notice to the Trustee.



Pre-Funding Account



         On the Closing Date, the Original Pre-Funded Amount will be deposited in the Pre-Funding Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. During the Funding Period, the Pre-Funded Amount will be maintained in the Pre-Funding Account. The Original Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Home Equity Loans for addition to the Fixed Rate Group in accordance with the Pooling and Servicing Agreement. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed to the Owners of the Fixed Rate Certificates then entitled to receive principal in accordance with the terms of the Pooling and Servicing Agreement on the

Payment Date that immediately follows the end of the Funding Period in reduction of the Certificate Principal Balance of such Owner's Certificates, thus resulting in a principal prepayment of such Class of Fixed Rate Certificates.



         Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Capitalized Interest Account prior to each Payment Date during the Funding Period. The Pre-Funding Account will not be an asset of the REMIC.



Capitalized Interest Account



         On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of and maintained by the Trustee and shall be part of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon and amounts deposited thereto from the Pre-Funding Account, will be used by the Trustee to fund the excess, if any, of (i) the sum of the amount of interest accruing at the weighted average Pass-Through Rate on all Fixed Rate Certificates on the amount by which the aggregate Certificate Principal Balance of the Fixed Rate Certificates exceeds the aggregate Loan Balance of the Home Equity Loans in the Fixed Rate Group plus the Trustee Fees and Premium Amount with respect to the Fixed Rate Group accruing on such excess balance over (ii) the amount of any reinvestment income on monies on deposit in the Pre- Funding Account; such amounts on deposit will be so applied by the Trustee on each Payment Date in the Funding Period to fund such excess, if any. Any amounts remaining in the Capitalized Interest Account at the end of the Funding Period and not needed for such purpose will be paid to the Depositor and will not thereafter be available for distribution to the Owners of the Fixed Rate Certificates.



         Amounts on deposit in the Capitalized Interest Account will be invested in Eligible Investments. The Capitalized Interest Account will not be an asset of the REMIC.



Calculation of LIBOR.



         On each LIBOR Determination Date (as defined above), the Trustee will determine LIBOR for the next Accrual Period for the Class A-6 Certificates.



         "LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period) which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period). The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Accrual Period (commencing on the first day of such Accrual Period).



         "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices) and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.



Book Entry Registration of the Class A Certificates



         The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in such Book-Entry Certificates ("Beneficial Owners") may elect to hold their Book-Entry Certificates directly through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems ("Participants") , or indirectly through organizations which are Participants. The Book- Entry Certificates will be issued in one or more certificates per class of Class A Certificates which in the aggregate equal the principal balance of such Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $____ and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until definitive Certificates are issued, it is anticipated that the only "Owner" of such Book-Entry Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.



         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).



         Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While such Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Certificates and is required to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.



         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.



         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Taxation of Certain Foreign Investors" and "-- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.



         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.



         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.



         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book- Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.



         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.



         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.



         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.



         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.



         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.



         Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.



         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.



         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book- Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.



         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.



Assignment of Rights



         An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions under any Certificate, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of the Pooling and Servicing Agreement described above. Notwithstanding the foregoing, the Pooling and Servicing Agreement provides that the Certificate Insurer may, in connection with a subrogation of the Certificate Insurer to the rights of the Owners of the Class A Certificates to an amount equal to Insured Payments for which the Certificate Insurer has not received reimbursement, be considered to be an "Owner" to the extent (but only to the extent) of such rights.



                             THE CERTIFICATE INSURER



         The information set forth in this section and in the financial statements of the Certificate Insurer set forth in Appendix B and Appendix C hereto have been provided by the Certificate Insurer. No representation is made by any Underwriter, the Seller, the Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of any such information.



         The Certificate Insurer will issue its Certificate Insurance Policy for the Class A Certificates. The Certificate Insurance Policy unconditionally guarantees the payment of principal and scheduled interest on the Class A Certificates. The Certificate Insurer will make each required Insured Payment to the Trustee on the later of (i) the Payment Date on which such Insured Payment is distributable to the Owners of the Class A Certificates pursuant to the Pooling and Servicing Agreement and (ii) the Business Day next following the day on which the Certificate Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee, specifying that an Insured Payment is due in accordance with the terms of the Certificate Insurance Policy.



         The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Owners of the Class A Certificates, whether or not such funds are properly distributed by the Trustee.



         For purposes of the Certificate Insurance Policy, the Owner of a Class A Certificate as to a particular Certificate, does not and may not include the Trust, the Servicer, any Subservicer, the Seller or the Depositor.

         The Certificate Insurance Policy does not guarantee to the Owners of the Class A Certificates any specified rate of prepayments of principal of the Home Equity Loans or any specified return.



         The Certificate Insurance Policy is non-cancelable.



         THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE
PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.



         The Certificate Insurer is a wholly-owned subsidiary of _______________ (the "Corporation"), a Delaware holding company. The Corporation is a subsidiary of ______________________________ ("_______________"). Neither the Corporation
nor _______________ is obligated to pay the debts of or the claims of the Certificate Insurer.



         The Certificate Insurer, a New York stock insurance company, is a monoline financial guaranty insurance company which, since January 1984, has been a leading insurer of bonds issued by municipal governmental subdivisions and agencies thereof. The Certificate Insurer also insures a variety of non-municipal structured debt obligations. The Certificate Insurer is authorized to write insurance in 50 states and the District of Columbia and is also authorized to carry on general insurance business in the United Kingdom and to write credit and guaranty insurance in France. The Certificate Insurer is subject to regulation by the State of New York Insurance Department.



         The Certificate Insurer and the Corporation, are subject to regulation by each jurisdiction in which the Certificate Insurer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition and require prior approval by the insurance department of their states of domicile, of changes in control, of certain dividends and other intercorporate transfer of assets and of transactions between insurance companies, their parents and other affiliates. The Certificate Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the Certificate Insurer is subject to triennial audits by the State of New York Insurance Department.



         The Certificate Insurer considers its role in providing insurance to be credit enhancement rather than credit substitution. The Certificate Insurer only insures securities that the Certificate Insurer considers to be of investment grade quality. With respect to each category of obligations considered for insurance, the Certificate Insurer has established and maintains its own underwriting standards that are based on those aspects of credit quality that the Certificate Insurer deems important for the category and that take into account criteria established for the category typically used by rating agencies. Credit criteria for evaluating securities include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flow, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios, underlying levels of protection such as insurance or overcollateralization, and, particularly in the case of long-term municipal securities, the importance of the project being financed.



         The Certificate Insurer also reviews the security features and reserves created by the financing documentation, as well as the financial and other covenants imposed upon the credit backing the issue. In connection with the underwriting of new issues, the Certificate Insurer sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the insured obligation by a party of acceptable credit quality obligated to make payment prior to any payment by the Certificate Insurer.



         Insurance written by the Certificate Insurer insures the full and timely payment of principal and interest on insured debt securities and scheduled payments due in respect of pass-through securities such as the Class A Certificates. If the issuer of a security insured by the Certificate Insurer defaults on its obligations to pay the insured amounts, or, in the case of a pass-through security, available funds are insufficient to pay the insured amounts, the Certificate Insurer will make the scheduled insured payments, without regard to any acceleration of the securities which may have occurred, and will be subrogated to the rights of security holders to the extent of its payments. Securities insured to maturity by the Certificate Insurer are rated "AAA" or "AAAr" by S&P and Aaa by Moody's.



         In consideration for issuing its insurance, the Certificate Insurer receives a premium which is generally paid in full upon issuance of the policy or on an annual, semiannual or monthly basis. The premium rates charged depend principally on the credit strength of the securities as judged by the Certificate Insurer according to its internal credit rating system and the type of issue.



         Committees of senior officers of the Certificate Insurer must approve all issues for insurance with the exception of certain small exposures, which may be approved by the Director of Public Finance. These committees review reports prepared by credit analysts on the staff of the Certificate Insurer assigned to review such issues. Prior to its presentation to a committee, the recommendation for insurance in such report must be reviewed by the director of the group responsible for the underwriting of the type of security under consideration.



         As of ________, 199_ and ___________, 199_ the Certificate Insurer had written directly, or assumed through reinsurance, guaranties of approximately $_____ billion and $_____ billion par value of securities, respectively (of which approximately __ percent constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $____ billion and $____ billion, respectively. As of ________, 199_, the Certificate Insurer had reinsured approximately __ percent of the risks it had written, __ percent through quota share reinsurance and __ percent through facultative arrangements.



         The following table sets forth capitalization of the Certificate Insurer as of ___________, 199_, ___________, 199_ and ________, 199_
respectively, on the basis of generally accepted accounting principles. No material adverse change in the capitalization of the Certificate Insurer has occurred since ________, 199_.




                                                                                                   (unaudited)
                                                  ------------,           ------------,           ------------,
                                                     199 (2)                   199                     199
                                                     -------                   ----                    ---
                                                  (in millions)           (in millions)           (in millions)
Unearned Premiums..........................
Other Liabilities(1).......................
Stockholder's Equity
     Common Stock..........................
     Additional Paid-in Capital............
     Unrealized Gains (Losses).............
     Foreign currency translation
       adjustment..........................
     Retained Earnings.....................
Total Stockholder's Equity.................
Total Liabilities and Stockholder's Equity.



------------------


(1)      Including any short-term liabilities.



(2) The financial information presented has been adjusted to reflect the effect of Statement of Financial Accounting Standards No. 113 "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts", which the Certificate Insurer adopted during 199_.



(3) Effective ______, 199_, the common stock par value was changed from $___ per share to $_____ per share.



(4) Effective ___________, 199_, the Certificate Insurer adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."



(5) In 199_, the Certificate Insurer changed its method of accounting for retrospectively rated reinsurance contracts.



         For further financial information concerning the Certificate Insurer, see the audited financial statements of the Certificate Insurer included as Appendix B of this Prospectus Supplement and the unaudited interim financial statements of the Certificate Insurer included in Appendix C of this Prospectus Supplement.



         Copies of the Certificate Insurer's quarterly and annual statutory statements filed by the Certificate Insurer with the New York Insurance Department are available upon request to __________________________, _______________, New York, New York 10006, Attention: Corporate Communications Department. The Certificate Insurer's telephone number is (_____)
_______________.

         The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information in this Prospectus Supplement regarding the Certificate Insurer and the Certificate Insurance Policy set forth under the heading "The Certificate Insurer" and in Appendix B and Appendix C.



                               CREDIT ENHANCEMENT



Certificate Insurance Policy



         The Certificate Insurer in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, as trustee for the Owners, on behalf of the Owners, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.



         Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).



Overcollateralization Provisions



         Overcollateralization Resulting from Cash Flow Structure. The Pooling and Servicing Agreement requires that, on each Payment Date, Net Monthly Excess Cashflow with respect to a Home Equity Loan Group be applied on such Payment Date as an accelerated payment of principal on the related Classes of Class A Certificates, but only to the limited extent hereafter described. Net Monthly Excess Cashflow equals the excess of (i) the excess, if any of (x) the interest which is collected on the Home Equity Loans in such Home Equity Loan Group during a Remittance Period (net of the Servicing Fee, the Trustee Fee, the Premium Amount and Retained Yield with respect to such Home Equity Loan Group) plus any Delinquency Advances and Compensating Interest paid by the Servicer with respect to such Remittance Period over (y) the sum of the interest which accrues on the related Class of Class A Certificates during the related Accrual Period (such difference, the "Total Monthly Excess Spread" with respect to such Home Equity Loan Group), over (ii) the portion of the Total Monthly Excess Cashflow that is used to cover shortfalls in Available Funds on such Payment Date in the related Home Equity Loan Group.



         This has the effect of accelerating the amortization of the related Class A Certificates relative to the amortization of the Home Equity Loans in the related Home Equity Loan Group. To the extent that any Net Monthly Excess Cashflow is not so used (and is not required to satisfy requirements with respect to the other Home Equity Loan Group), the Pooling and Servicing Agreement provides that it will be used to reimburse the Servicer with respect to any amounts owing to it, or paid to the Owners of the Subordinate Certificates.



         Pursuant to the Pooling and Servicing Agreement, each Home Equity Loan Group's Net Monthly Excess Cashflow will be applied as an accelerated payment of principal on the related Classes of Class A Certificates until the Subordinated Amount has increased to the level required. "Subordinated Amount" means, with respect to each Home Equity Loan Group and Payment Date, the excess, if any, of
(x) the sum of (i) the aggregate principal balances of the Home Equity Loans in such Home Equity Loan Group as of the close of business on the last day of the preceding Remittance Period and (ii) with respect to the Fixed Rate Group only, any amount on deposit in the Pre-Funding Account at such time over (y) the related Class A Certificate Principal Balance as of such Payment Date after taking into account the payment of the Class A Distribution Amount (except for any Subordination Deficit or Subordination Increase Amount with respect to such Group on such Payment Date). With respect to each Home Equity Loan Group, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "Subordination Increase Amount." The required level of the Subordinated Amount for each Home



         Equity Loan Group with respect to a Payment Date is the "Specified Subordinated Amount." The Pooling and Servicing Agreement generally provides that the Specified Subordinated Amount may, over time, decrease, or increase, subject to certain floors, caps and triggers.



         In the event that the required level of the Specified Subordinated Amount with respect to a Home Equity Loan Group is permitted to decrease or "step down" on a Payment Date in the future, the Pooling and Servicing Agreement provides that a portion of the principal which would otherwise be distributed to the Owners of the related Class A Certificates on such Payment Date may be distributed to the Owners of the Subordinate Certificates on such Payment Date. This has the effect of decelerating the amortization of Class A Certificates relative to the amortization of the Home Equity Loans and of reducing the related Subordinated Amount. With respect to any Home Equity Loan Group and Payment Date, the excess, if any, of (x) the Subordinated Amount on such Payment Date after taking into account all distributions to be made on such Payment Date (except for any distributions of Subordination Reduction Amounts as described in this paragraph) over (y) the Specified Subordinated Amount is the "Excess Subordinated Amount" for such Home Equity Loan Group and Payment Date. If, on any Payment Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Payment Date would be, greater than zero (i.e., the Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the Owners of the related Class A Certificates on such Payment Date shall instead be distributed to the Owners of the Subordinate Certificates in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the Class A Certificates on such Payment Date; such amount being the "Subordination Reduction Amount" with respect to the related Home Equity Loan Group for such Payment Date. As a result of the cash flow structure of the Trust, Subordination Reduction Amounts may result even prior to the occurrence of any decrease or "step down" in the Specified Subordinated Amount. That is because the Owners of the Class A Certificates will, except for the provisions relating to the Subordination Amount, be entitled to receive ___% of collected principal with respect to the related Home Equity Loan Group even though the Class A Certificate Principal Balance, following the accelerated amortization resulting from the application of the Net Monthly Excess Cashflow, will be less than ___% of the related Home Equity Loan Group's aggregate Loan Balance. Accordingly, in the absence of the provisions relating to Subordination Reduction Amounts the Subordinated Amount would increase above the Specified Subordinated Amount requirements even without the further application of any Net Monthly Excess Cashflow.



         The Pooling and Servicing Agreement provides generally that, on any Payment Date, all amounts collected on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to a Home Equity Loan Group during the prior Remittance Period will be distributed to the Owners of the related Class A Certificates on such Payment Date. If any Home Equity Loan became a Liquidated Loan during such prior Remittance Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the principal balance of the related Home Equity Loan; the amount of any such insufficiency is a "Realized Loss." In addition, the Pooling and Servicing Agreement provides that the principal balance of any Home Equity Loan which becomes a Liquidated Loan shall thenceforth equal zero. The Pooling and Servicing Agreement does not contain any provisions which requires that the amount of any Realized Loss be distributed to the Owners of the Class A Certificates on the Payment Date which immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Realized Loss will reduce the Subordinated Amount with respect to the related Home Equity Loan Group, which, to the extent that such reduction causes the Subordinated Amount to be less than the Specified Subordinated Amount applicable to the related Payment Date, will require the payment of a Subordination Increase Amount on such Payment Date (or, if insufficient funds are available on such Payment Date, on subsequent Payment Dates, until the Subordinated Amount equals the related Specified Subordinated Amount). The effect of the foregoing is to allocate losses to the Owners of the Subordinate Certificates by reducing, or eliminating entirely, payments of Monthly Excess Spread and of Subordination Reduction Amounts which such Owners would otherwise receive.



         Overcollateralization and the Certificate Insurance Policy. The Pooling and Servicing Agreement defines a "Subordination Deficit" with respect to a Home Equity Loan Group and Payment Date to be the amount, if any, by which (x) the aggregate of the related Class A Certificate Principal Balances, after taking into account all distributions to be made on such Payment Date (except for the amount of any Subordination Deficit), exceeds (y) the sum of (a) the aggregate principal balances of the Home Equity Loans in the related Home Equity Loan Group as of the close of business on the last day of the related Remittance Period and (b) with respect to the Fixed Rate Group only, the amount, if any, on deposit in the Pre-Funding Account on the last day of the related Remittance Period. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than the third Business Day prior to any Payment Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the Class A Certificates entitled to such Insured Payment on such Payment Date. The Certificate Insurance Policy is similar to the overcollateralization provisions described above insofar as the Certificate Insurance Policy guarantees ultimate, rather than current, payment of the amounts of any Realized Losses to the Owners of the Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the Home Equity Loans, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. Nevertheless, the exposure to risk of loss of principal of the Owners of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the Certificate Insurance Policy. In that respect and to the extent that the Certificate Insurer satisfies such obligations, the Owners of the Class A Certificates are insulated from shortfalls in Available Funds that may arise.



Crosscollateralization Provisions



         In addition to the use of Total Monthly Excess Spread and Net Monthly Excess Cashflow with respect to a Home Equity Loan Group to cover related Subordination Increase Amounts, Available Funds Shortfalls and Subordination Deficits, such Total Monthly Excess Spread and Net Monthly Excess Cashflow will be available to cover such requirements for the other Home Equity Loan Group as described under the caption "Description of the Class A Certificates -- Distributions" herein.



                       THE POOLING AND SERVICING AGREEMENT



         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in the Prospectus and this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement. Covenant of the Seller to Take Certain Actions with Respect to the Home Equity Loans in Certain Situations



         Pursuant to the Pooling and Servicing Agreement, upon the discovery by the Depositor, Seller, the Servicer, the Certificate Insurer, any Sub-Servicer, any Owner or the Trustee that any representations and warranties with respect to the Home Equity Loans were untrue in any material respect as of the Closing Date with the result that the interests of the Owners or of the Certificate Insurer are materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties.



         Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach from any of the other parties or such time as a situation resulting from an existing statement which is untrue materially and adversely affects the interests of the Owners or the Certificate Insurer, the Seller will be required promptly to cure such breach in all material respects or, on the second Monthly Remittance Date next succeeding such discovery, receipt of notice or such time, the Seller shall (i) substitute in lieu of each Home Equity Loan which has given rise to the requirement for action by the Seller a Qualified Replacement Mortgage (as such term is defined in the Pooling and Servicing Agreement) and deliver the Substitution Amount to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan from the Trust at a purchase price equal to the Loan Purchase Price (as defined below) thereof. Notwithstanding any provision of the Pooling and Servicing Agreement to the contrary, with respect to any Home Equity Loan which is not in default or as to which no default is imminent, no such repurchase or substitution will be made unless the Seller obtains for the Trustee and the Certificate Insurer an opinion of counsel experienced in federal income tax matters and acceptable to the Certificate Insurer to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the Trust or otherwise subject the Trust to tax and would not jeopardize the status of the REMIC Pool as a REMIC (a "REMIC Opinion") addressed to the Trustee and the Certificate Insurer and acceptable to the Trustee and the Certificate Insurer. Any Home Equity Loan as to which repurchase or substitution was delayed pursuant to the Pooling and Servicing Agreement shall be repurchased or substituted for (subject to compliance with the provisions of the Pooling and Servicing Agreement) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Home Equity Loan and (b) receipt by the Trustee and the Certificate Insurer of a REMIC Opinion. In connection with any breach of a representation, warranty or covenant or defect in documentation giving rise to such repurchase or substitution obligation, the Seller agrees that it shall, at its expense, furnish the Trustee and the Certificate Insurer with a REMIC Opinion as a result of any such repurchase or substitution. The obligation of the Seller so to substitute or purchase any Home Equity Loan as to which such a statement set forth below is untrue in any material respect and S-52 has not been remedied constitutes the sole remedy respecting a discovery of any such statement which is untrue in any material respect available to the Owners, the Trustee and the Certificate Insurer.



         "Loan Purchase Price" means the outstanding principal balance of the related Home Equity Loan on the Cut-Off Date (assuming that all scheduled principal payments due prior to the Cut-Off Date have been made), less any principal amounts previously distributed to the Owners relating to such Home Equity Loan (such amount, the "Loan Balance" of such Home Equity Loan) as of the date of purchase (assuming that the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date has already been remitted), plus one month's interest at the Coupon Rate less the Retained Yield together with the aggregate amount of all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Home Equity Loan, all Delinquency Advances and Servicing Advances which the Servicer has theretofore failed to remit with respect to such Home Equity Loan and all reimbursed Delinquency Advances to the extent that reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Home Equity Loan.



Assignment of Home Equity Loans



         Pursuant to the Pooling and Servicing Agreement, the Seller on the Closing Date will transfer, assign, set over and otherwise convey without recourse to the Depositor and the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust all of its respective right, title and interest in and to each Home Equity Loan (other than any Retained Yield) and all its respective right, title and interest in and to principal and interest due (other than any Retained Yield) on each such Home Equity Loan after the Cut-Off Date; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal (including Prepayments) and interest due on each Home Equity Loan on or prior to the Cut-Off Date. Purely as a protective measure and not to be construed as contrary to the parties' intent that the transfer on the Closing Date is a sale, the Seller has also been deemed to have granted to the Depositor and the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Estate in the event that the transfer of the Trust Estate is deemed to be a loan and not a sale.

         In connection with the transfer and assignment of the Initial Home Equity Loans on the Closing Date and the Subsequent Home Equity Loans on each Subsequent Transfer Date, the Seller will be required to:



                  (i) deliver without recourse to the Trustee on the Closing Date with respect to each Initial Home Equity Loan or on each Subsequent Transfer Date with respect to each Subsequent Home Equity Loan identified in the related schedule of Home Equity Loans (A) the original Notes or certified copies thereof, endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or a copy certified by the issuer of the title insurance policy, or the attorney's opinion of title, (C) originals or certified copies of all intervening assignments, showing a complete chain of title from origination to the Trustee, if any, including warehousing assignments, with evidence of recording thereon, (D) originals of all assumption and modification agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon (if such original Mortgage has been returned to Seller from the applicable recording office) or
         (2) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;



                  (ii) cause, within 60 days following the Closing Date with respect to the Initial Home Equity Loans, or Subsequent Transfer Date with respect to the Subsequent Home Equity Loans, assignments of the Mortgages to "___________________________, as Trustee of
         _______________ Home Equity Loan Trust 199__-__ under the Pooling and Servicing Agreement dated as of ________, 199_" to be submitted for recording in the appropriate jurisdictions; provided, however, that the Seller shall not be required to prepare any assignment of Mortgage for a Mortgage with respect to which the original recording information is lacking or to record an assignment of a Mortgage if the Seller furnishes to the Trustee and the Certificate Insurer, on or before the Closing Date, with respect to the Initial Home Equity Loans, or Subsequent Transfer Date with respect to the Subsequent Home Equity Loans at the Seller's expense an opinion of counsel with respect to the relevant jurisdiction that such recording is not required to perfect the Trustee's interests in the related Mortgages Loans (in form satisfactory to the Certificate Insurer and the Rating Agencies);



                  (iii) deliver the title insurance policy, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Seller (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Seller within one year after the Closing Date with respect to the Initial Home Equity Loans, or Subsequent Transfer Date with respect to the Subsequent Home Equity Loans); and



                  (iv) furnish to the Trustee and the Certificate Insurer, at the Seller's expense, an opinion of counsel with respect to the sale and perfection of all Subsequent Home Equity Loans delivered to the Trust in form and substance satisfactory to the Trustee and the Certificate Insurer.



         The Trustee will agree, for the benefit of the Owners, to review each File within 45 days after the Closing Date or Subsequent Transfer Date (or the date of receipt of any documents delivered to the Trustee after such date) to ascertain that all required documents (or certified copies of documents) have been executed and received.



         If the Trustee during such 45-day period finds any document constituting a part of a File which is not properly executed, has not been received, is unrelated to the Home Equity Loans or that any Home Equity Loan does not conform in a material respect to the description thereof as set forth in the Schedule of Home Equity Loans, the Trustee will be required to promptly notify the Depositor, the Seller and the Certificate Insurer. The Seller will agree in the Pooling and Servicing Agreement to use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within 60 days after the Trustee's notice to it respecting such defect the Seller shall not have remedied the defect and the defect materially and adversely affects the interest in the related Home Equity Loan of the Owners or of the Certificate Insurer, the Seller will be required on the next succeeding Monthly Remittance Date to (or will cause an affiliate of the Seller to) (i) substitute in lieu of such Home Equity Loan another Home Equity Loan of like kind (a "Qualified Replacement Mortgage," as such term is defined in the Pooling and Servicing Agreement) and deliver any "Substitution Amount" (the excess, if any, of the Loan Balance of a Home Equity Loan being replaced over the outstanding principal balance of a replacement Home Equity Loan plus accrued and unpaid interest) to the Trustee on behalf of the Trust as part of the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date or (ii) purchase such Home Equity Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trust along with the Monthly Remittance remitted by the Servicer on such Monthly Remittance Date.



         In addition to the foregoing, the Trustee has agreed to make a review during the 18th month after the Closing Date indicating the current status of the exceptions previously noted by the Trustee (the "Final Certification"). After delivery of the Final Certification, the Trustee and the Servicer shall provide to Certificate Insurer no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

Servicing and Sub-Servicing



         The Servicer is required to service the Home Equity Loans in accordance with the Pooling and Servicing Agreement and the servicing standards set forth in FNMA's Servicing Guide (the "FNMA Guide"); provided, however, that to the extent such standards, such obligations or the FNMA Guide is amended by FNMA after the date of the Pooling and Servicing Agreement and the effect of such amendment would be to impose upon the Servicer any material additional costs or other burdens relating to such servicing obligations, the Servicer may, at its option, determine not to comply with such amendment.



         The Servicer is entitled to the Servicing Fee to the extent received. In addition, the Servicer will be entitled to retain additional servicing compensation in the form of prepayment charges, release fees, bad check charges, assumption fees, late payment charges, or any other servicing-related fees, Net Liquidation Proceeds not required to be deposited in the Principal and Interest Account pursuant to the Pooling and Servicing Agreement, and similar items.



         The Servicer is required to create, or cause to be created, in the name of the Trustee at one or more depository institutions a principal and interest account maintained as a trust account in the trust department of such institution (the "Principal and Interest Account"). All funds in the Principal and Interest Account are required to be held (i) uninvested or (ii) invested in Eligible Investments (as defined in the Pooling and Servicing Agreement). Any investment of funds in the Principal and Interest Account must mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in the Principal and Interest Account are for the account of, and any losses therein are also for the account of and must be promptly replenished by, the Servicer.



         The Servicer is required to deposit to the Principal and Interest Account, within one business day following receipt, all principal collections on the Home Equity Loans received, and interest collections on the Home Equity Loans accrued after the Cut-Off Date, including any Prepayments, the proceeds of any liquidation of a Home Equity Loan net of expenses and unreimbursed Delinquency Advances ("Net Liquidation Proceeds"), any income from REO Properties and Delinquency Advances, but net of (i) the Servicing Fee with respect to each Home Equity Loan and other servicing compensation, (ii) principal collected and interest accrued on any Home Equity Loan prior to the Cut-Off Date, (iii) Net Liquidation Proceeds to the extent that such Net Liquidation Proceeds exceed the sum of (I) the Loan Balance of the related Home Equity Loan, plus (II) accrued and unpaid interest on such Home Equity Loan (net of the Servicing Fee) to the date of such liquidation, (iv) the Retained Yield on any Home Equity Loan actually received by the Servicer, (v) reimbursements for Delinquency Advances, and (vi) reimbursement for amounts deposited in the Principal and Interest Account representing payments of principal and/or interest on a Note by a Mortgagor which are subsequently returned by a depository institution as unpaid (all such net amounts being referred to herein as the "Daily Collections").



         The Servicer may make withdrawals for its own account from the amounts on deposit in the Principal and Interest Account with respect to each Home Equity Loan Group, in the following order and only for the following purposes:



                  (i) to withdraw interest paid with respect to any Home Equity Loans that had accrued for periods on or prior to the Cut-Off Date;



                  (ii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;



                  (iii) to reimburse itself for unrecovered Delinquency Advances and Servicing Advances;



                  (iv) to withdraw amounts that have been deposited to the Principal and Interest Account in error; and



                  (v) to clear and terminate the Principal and Interest Account following the termination of the Trust.



         The Servicer will remit to the Trustee for deposit in the Certificate Account the Daily Collections allocable to a Remittance Period not later than the related Monthly Remittance Date, and Loan Purchase Prices and Substitution Amounts two Business Days following the related purchase or substitution, as the case may be.



         If the amount on deposit in the Certificate Account as of any Monthly Remittance Date is less than the sum of (I) the Interest Remittance Amount (as defined in the Pooling and Servicing Agreement) and (II) the Principal Remittance Amount (as defined in the Pooling and Servicing Agreement) on such Monthly Remittance Date, the Servicer is required to remit to the Trustee for deposit to the Certificate Account a sufficient amount of its own funds to make the total amount remitted to the Trustee equal to such sum. Such amounts of the Servicer's own funds so deposited are "Delinquency Advances", including but not limited to any amount advanced due to the invocation by a Mortgagor of the relief provisions provided by the Soldiers' and Sailors' Civil Relief Act of 1940. The Servicer may reimburse itself, for any Delinquency Advances paid from the Servicer's own funds, from collections on the Home Equity Loans with respect to the related Home Equity Loan Group or from Net Monthly Excess Cashflow with respect to the related Home Equity Loan Group as specified in the Pooling and Servicing Agreement.



         Notwithstanding the foregoing, if the Servicer determines that the aggregate unreimbursed Delinquency Advances exceed the aggregate remaining scheduled payments due from the Mortgagor on the Home Equity Loans, the Servicer shall not be required to make any future Delinquency Advances and shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances as provided in the immediately prior sentence. The Servicer shall give written notice of such determination to the Trustee and the Certificate Insurer; the Trustee shall promptly furnish a copy of such notice to the Owners of the Subordinate Certificates; provided, further, that the Servicer shall be entitled to recover any unreimbursed Delinquency Advances from the Liquidation Proceeds for the related Home Equity Loans.



         The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, (i) expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation ("Preservation Expenses"), (ii) the cost of any enforcement or judicial proceedings, including foreclosures and (iii) the cost of the management and liquidation of Property acquired in satisfaction of the related Mortgage. Such costs will constitute "Servicing Advances." The Servicer may recover a Servicing Advance (x) to the extent permitted by the Home Equity Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from Liquidation Proceeds realized upon the liquidation of the related Home Equity Loan or (y) from Net Monthly Excess Cashflow as specified in the Pooling and Servicing Agreement. Except as provided above, in no case may the Servicer recover Servicing Advances from the principal and interest payments on any other Home Equity Loan.



         A full month's interest at the related Coupon Rate less the Retained Yield, if any, and the Servicing Fee will be due to the Trust on the outstanding Loan Balance of each Home Equity Loan as of the beginning of each Remittance Period. If a Prepayment of a Home Equity Loan occurs during any calendar month, any difference between the interest collected from the Mortgagor in connection with such prepayment and the full month's interest at the Coupon Rate less the Retained Yield that is due and the Servicing Fee ("Compensating Interest") plus any Date-of-Payment interest shortfalls (but not in excess of the aggregate Servicing Fee for the related Accrual Period), will be required to be deposited to the Principal and Interest Account on the Monthly Remittance Date by the Servicer and shall be included in the Monthly Remittance to be made available to the Trustee on the next succeeding Monthly Remittance Date.



         The Servicer, and in the absence of the exercise thereof by the Servicer, the Certificate Insurer, will have the right and the option, but not the obligation, to purchase for its own account any Home Equity Loan which becomes delinquent, in whole or in part, as to four consecutive monthly installments or any Home Equity Loan as to which enforcement proceedings have been brought by the Servicer. The purchase price for any such Home Equity Loan is equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the Trustee.



         The Servicer is required to cause to be liquidated any Home Equity Loan relating to a Property as to which ownership has been effected in the name of the Servicer on behalf of the Trust and which has not been liquidated within 23 months of such effecting of ownership at such price as the Servicer deems necessary to comply with this requirement, or within such period of time as may, in the opinion of counsel nationally recognized in federal income tax matters, be permitted under the Code.



         If so required by the terms of any Home Equity Loan, the Servicer will be required to cause hazard insurance to be maintained with respect to the related Property and to advance sums on account of the premiums therefor if not paid by the Mortgagor if permitted by the terms of such Home Equity Loan.



         The Servicer will have the right under the Pooling and Servicing Agreement to accept applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of Properties. No application for approval may be considered by the Servicer unless: (i) the provisions of the related Note and Mortgage have been complied with; (ii) the loan-to-value ratio and debt-to-income ratio after any release does not exceed the maximum loan-to-value ratio and debt-to-income ratio established in accordance with the underwriting standards set forth under the caption "The Seller and Servicer--Credit and Underwriting Guidelines" herein to be applicable to such Home Equity Loan; and (iii) the lien priority of the related Mortgage is not affected.



         The Servicer will be permitted under the Pooling and Servicing Agreement to enter into Sub-Servicing Agreements for any servicing and administration of Home Equity Loans with any institution which (i) is a FHLMC or FNMA approved Seller-Servicer for second mortgage loans and has equity of at least $_________ or (ii) is an affiliate of the Servicer.



         Notwithstanding any Sub-Servicing Agreement, the Servicer will not be relieved of its obligations under the Pooling and Servicing Agreement and the Servicer will be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Home Equity Loans. The Servicer shall be entitled to enter into any agreement with a

Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in such Sub-Servicing Agreement shall be deemed to limit or modify the Pooling and Servicing Agreement.



         The Servicer (except _______________________________ if it is required to succeed the Servicer under the Pooling and Servicing Agreement) agrees to indemnify and hold the Trustee, the Certificate Insurer, and each Owner harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Certificate Insurer, and any Owner may sustain in any way related to the failure of the Servicer to perform its duties and service the Home Equity Loans in compliance with the terms of the Pooling and Servicing Agreement. The Servicer shall immediately notify the Trustee, the Certificate Insurer, and each Owner if a claim is made by a third party with respect to the Pooling and Servicing Agreement, and the Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Servicer, the Trustee, the Certificate Insurer and/or Owner in respect of such claim. The Trustee may, if necessary, reimburse the Servicer from amounts otherwise distributable on the Subordinate Certificates for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Servicer to service and administer the Home Equity Loans in compliance with the Pooling and Servicing Agreement.



         The Servicer will be required to deliver to the Trustee, the Certificate Insurer, and the Rating Agencies: (1) on or before March 31 of each year, commencing in 199_, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of all such obligation, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default; and (2) on or before ________, 199_ and on or before _______ of any year commencing in 199_, a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Certificate Insurer dated as of ___________, 199_ in the case of the 199_ letter and as of the date of the Servicer's fiscal audit for each subsequent letter stating that such firm has examined the Servicer's overall servicing operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.



Removal and Resignation of Servicer



         The Certificate Insurer or the Owners, with the consent of the Certificate Insurer, will have the right pursuant to the Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of: (a) certain acts of bankruptcy or insolvency on the part of the Servicer; (b) certain failures on the part of the Servicer to perform its obligations under the Pooling and Servicing Agreement; or (c) the failure to cure material breaches of the Servicer's representations in the Pooling and Servicing Agreement.



         The Pooling and Servicing Agreement also provides that the Certificate Insurer may remove the Servicer upon the occurrence of certain additional events.



         The Servicer is not permitted to resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement except upon determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such conflict being of a type and nature carried on by the Servicer on the date of the Pooling and Servicing Agreement. Any such determination permitting the resignation of the Servicer is required to be evidenced by an opinion of counsel to such effect which shall be delivered to the Trustee and the Certificate Insurer.



         Upon removal or resignation of the Servicer, the Trustee (x) may solicit bids for a successor servicer and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer. The Trustee, if it is unable to obtain a qualifying bid and is prevented by law from acting as servicer, will be required to appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution designated as an approved seller-servicer by the Federal Home Loan Mortgage Corporation ("FHLMC") or the Federal National Mortgage Association ("FNMA") having equity of not less than $_________, and acceptable to the Certificate Insurer and the Owners of the Class R Certificates (provided that if the Certificate Insurer and such Owners cannot agree as to the acceptability of such successor Servicer, the decision of the Certificate Insurer shall control) as the successor to the Servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer.



         No removal or resignation of the Servicer will become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance with the Pooling and Servicing Agreement.

         The Trustee _______________________________, a _______________ banking corporation, having its principal corporate trust office at ___________________________ will be named as Trustee under the Pooling and Servicing Agreement. Reporting Requirements



         On each Payment Date the Trustee is required to report in writing to each Owner and the Certificate Insurer:



                  (i) the amount of the distribution with respect to the related Class of the Class A Certificates and the Subordinate Certificates (based on a Certificate in the original principal amount of $_____);



                  (ii) the amount of such distribution allocable to principal on the Home Equity Loans in each Group, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein, with respect to the Fixed Rate Group, any Pre-Funded Amounts distributed as a Prepayment at the end of the Funding Period (based on a Certificate in the original principal amount of $_____) and any Subordination Increase Amount with respect to each such Group;



                  (iii) the amount of such distribution allocable to interest on the related Home Equity Loans in each Group (based on a Certificate in the original principal amount of $_____);



                  (iv) if the distribution (net of any Insured Payment) to the Owners of any Class of the Class A Certificates on such Payment Date was less than the related Class A Distribution Amount on such Payment Date, the Carry-Forward Amount and the allocation thereof to the related Classes of the Class A Certificates resulting therefrom;



                  (v) the amount of any Insured Payment included in the amounts distributed to the Owners of each Class of the Class A Certificates on such Payment Date;



                  (vi) the principal amount of each Class of the Class A Certificate (based on a Certificate in the original principal amount of $_____) which will be outstanding after giving effect to any payment of principal on such Payment Date;



                  (vii) the aggregate Loan Balance of all Home Equity Loans, the aggregate Loan Balance of the Home Equity Loans in each Group and, in the case of the Fixed Rate Group only, the aggregate Loan Balance of the Initial Home Equity Loans and the Subsequent Home Equity Loans, in each case after giving effect to any payment of principal on such Payment Date;



                  (viii) the Subordinated Amount and Subordination Deficit for each Group, if any, remaining after giving effect to all distributions and transfers on such Payment Date;



                  (ix) based upon information furnished by the Seller such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;



                  (x) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution with respect to each Group;



                  (xi) the weighted average Coupon Rate of the Home Equity Loans with respect to each Group;



                  (xii) such other information as the Certificate Insurer may reasonably request with respect to delinquent Home Equity Loans;



                  (xiii) the largest Home Equity Loan balance outstanding; and



                  (xiv) for Payment Dates during the Funding Period, the remaining Pre-Funded Amount.



         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Servicer.



         In addition, on each Payment Date the Trustee will be required to distribute to each Owner and the Certificate Insurer, together with the information described above, the following information prepared by the Servicer and furnished to the Trustee for such purpose and with respect to each Home Equity Loan Group;

                  (a) the number and aggregate principal balances of Home Equity Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (ii) 90 or more days delinquent, as of the close of business on the last business day of the calendar month next preceding the Payment Date and the Class A Certificate Principal Balance as of such Payment Date and the number and aggregate Loan Balances of all Home Equity Loans and related data;



                  (b) the status and the number and dollar amounts of all Home Equity Loans in foreclosure proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;



                  (c) the number of Mortgagors and the Loan Balances of the related Mortgages involved in bankruptcy proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;



                  (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last business day of the month next preceding the Payment Date;



                  (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last business day of the calendar month next preceding the Payment Date; and



                  (f) the amount of cumulative Realized Losses.



Removal of Trustee for Cause



         The Trustee may be removed upon the occurrence of any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) on the part of the Trustee: (1) failure to make distributions of available amounts; (2) certain breaches of covenants and representations by the Trustee; (3) certain acts of bankruptcy or insolvency on the part of the Trustee; and (4) failure to meet the standards of Trustee eligibility as set forth in the Pooling and Servicing Agreement.



         If any such event occurs and is continuing, then and in every such case
(i) the Certificate Insurer or (ii) with the prior written consent of the Certificate Insurer (which is required not to be unreasonably withheld) (x) the Seller or (y) the Owners of a majority of the Percentage Interests represented by the Class A Certificates or, if there are no Class A Certificates then Outstanding, by a majority of the Percentage Interests represented by the Class R Certificates, may appoint a successor trustee.



Governing Law



         The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of _______________ applicable to agreements made and to be performed therein.



Amendments



         The Trustee, the Depositor, the Seller and the Servicer with the consent of the Certificate Insurer may, at any time and from time to time and without notice to or the consent of the Owners, amend the Pooling and Servicing Agreement, and the Trustee will be required to consent to such amendment, for the purposes of (i) if accompanied by an approving opinion of counsel experienced in federal income tax matters, removing the restriction against the transfer of a Class R Certificate to a Disqualified Organization (as such term is defined in the Code), (ii) complying with the requirements of the Code including any amendments necessary to maintain REMIC status, (iii) curing any ambiguity and (iv) correcting or supplementing any provisions therein which are inconsistent with any other provisions therein.




         The Pooling and Servicing Agreement may also be amended by the Trustee, the Depositor, the Seller and the Servicer at any time and from time to time, with the prior written approval of the Certificate Insurer and not less than a majority of the Percentage Interest represented by each affected Class of Certificates then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Owners thereunder; provided, however, that no such amendment shall (a) change in any manner the amount of, or delay the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate,
(b) change the percentages of Percentage Interest which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then outstanding or (c) which affects in any manner the terms or provisions of the Certificate Insurance Policy.

         The Trustee will be required to furnish written notification of the substance of any such amendment to each Owner in the manner set forth in the Pooling and Servicing Agreement.



Termination of the Trust



         The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts required to be paid to such Owners upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Home Equity Loan, (b) the disposition of all property acquired in respect of any Home Equity Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the REMIC to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.



Optional Termination



         By Owners of Class R Certificates. At their option, the Owners of a majority of the Percentage Interest represented by the Class R Certificates then outstanding or in certain limited circumstances the Certificate Insurer may, on any Payment Date when the aggregate outstanding Loan Balances of the Home Equity Loans is less than __% of the Maximum Collateral Amount, purchase from the Trust all (but not fewer than all) remaining Home Equity Loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting the Trust Estate (i) on terms agreed upon between the Certificate Insurer and such Class R Certificate Owners, or (ii) in the absence of such agreement at a price equal to ___% of the aggregate Loan Balance of the related Home Equity Loans as of the day of purchase minus amounts remitted from the Principal and Interest Account to the Certificate Account representing collections of principal on the Home Equity Loans during the current Remittance Period, plus one month's interest on such amount computed at the Adjusted Pass-Through Rate (as defined in the Pooling and Servicing Agreement), plus all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and Delinquency Advances which the Servicer has theretofore failed to remit.



         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Certificate Insurer or the Owners of a majority in Percentage Interests represented by the Class A Certificates then Outstanding with the consent of the Certificate Insurer may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.




                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES



         The following is the opinion of Dewey Ballantine LLP, special counsel to the Depositor as to certain of the material federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates and is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.



REMIC Election



         Pursuant to the Pooling and Servicing Agreement, the Trustee will elect to treat the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account) as a REMIC for federal income tax purposes. The REMIC will issue the Class A Certificates and the Subordinate Certificates (other than the Class R Certificates) which will be designated as regular interests in the REMIC and the Class R Certificates which will be designated as the residual interest in the REMIC. See "Formation of the Trust and Trust Property" herein.



         The Fixed Rate Certificates are expected to be sold at a discount. See "Certain Federal Income Tax Consequences -- Taxation of Regular Certificates -- Original Issue Discount" in the Prospectus.

         Qualification as a REMIC requires ongoing compliance with certain conditions. Dewey Ballantine LLP, special tax counsel to the Depositor, is of the opinion that, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Pooling and Servicing Agreement, the REMIC will be treated as a REMIC, the Class A Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be the sole "residual interest" in the REMIC. Except as indicated below and in the Prospectus, for federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of the Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A Certificates under an accrual method.



         The prepayment assumption for each Class of the Class A Certificates for calculating original issue discount is ___% of the applicable Prepayment Assumption. See "Prepayment and Yield Considerations -- Projected Prepayment and Yield for Class A Certificates" herein.



         As a result of the qualification of certain specified assets of the Trust as a REMIC, the Trust will not be subject to federal income tax except with respect to (i) income from prohibited transactions, (ii) "net income from foreclosure property" and (iii) certain contributions to the Trust after the Closing Date (see "Certain Federal Income Tax Consequences" in the Prospectus).



         Under the laws of New York State and New York City, an entity that is treated for federal income tax purposes as a REMIC generally is exempt from entity level taxes imposed by those jurisdictions. This exemption does not apply, however, to the income on the Class A Certificates.




                              ERISA CONSIDERATIONS



         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.



         Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.



         Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.



         The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3- 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.



         Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Home Equity Loans and any other assets held by the Trust. In such an event, persons providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.



         One such exception applies if the class of equity interests in question is (i) "widely held", (ii) freely transferable, and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition the regulation provides that if at all times more than __% of the value of classes of equity interests in the Trust are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Trust.

         An additional exemption may also be available. The DOL has granted an administrative exemption to [Underwriters] (PTE 91-14, Exemption Application No. D-7958, 56 Fed. Reg. 7414) (the "Exemption") which exempts from the application of certain of the Prohibited Transaction rules of ERISA transactions relating to
(i) the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in certain asset- backed pass-through trusts with respect to which such Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (ii) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.



         The general conditions which must be satisfied for the Exemption by a Plan of the Class A Certificates are the following:



                  (i) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;



                  (ii) the rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;



                  (iii) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of S&P, Moody's, Fitch Investors Service, Inc. or Duff & Phelps Credit Rating Co.;



                  (iv) the Trustee is not an affiliate of [Underwriters], the Depositor, the Seller, the Servicer, the Certificate Insurer, any borrower whose obligations under one or more Home Equity Loans constitute more than _% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");



                  (v) the sum of all payments made to, and retained by, [Underwriters] in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates; the sum of all payments made to and retained by the Depositor pursuant to the sale of the Home Equity Loans to the Trust represents not more than the fair market value of such Home Equity Loans; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and



                  (vi) the Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. A fiduciary of a Plan considering whether to purchase any Class A Certificates should individually determine that the Plan satisfied the conditions described in clauses (i) and (vi) above. The Depositor believes that the Trust will satisfy the conditions described in the other clauses above.



         Section I.A of the Exemption would provide an exemption from the restrictions of sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code with respect to a Plan's investment in the Class A Certificates upon their initial offering or in the secondary market therefor and the Plan's continued holding of such Certificates if the above-described general conditions of the Exemptions are satisfied.




         Section I.B of the Exemption would provide an exemption from the restrictions of sections 406(b)(1) and 406(b)(2) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code with respect to a Plan's investment in the Class A Certificates upon their initial offering or in the secondary market therefor and the Plan's continued holding of such Certificates if, in addition to the above-described general conditions of the Exemption, the following conditions are satisfied: (i) such Plan is not sponsored by a member of the Restricted Group; (ii) at least __% of the Class A Certificates is acquired by persons independent of the Restricted Group and at least __% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (iii) the total investment of such Plan in the Class A Certificates does not exceed __% of all the Class A Certificates outstanding at the time of the acquisition; and (iv) immediately after such investment, no more than __% of the assets of such Plan are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity. A fiduciary intending to cause a Plan to purchase any Class A Certificates to which the exemption described in this paragraph is applicable should individually ascertain satisfaction of the conditions described in clauses (i) and (iv) above.

         Section I.C of the Exemption would provide an exemption from the restrictions of sections 406(a), 406(b) and 407(a) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code with respect to the servicing, management and operation of the Trust if, in addition to the above-described general conditions of the Exemption, the following conditions are satisfied: (i) such transactions are carried out in accordance with the terms of the Pooling and Servicing Agreement, and (ii) the Pooling and Servicing Agreement is made available to investors prior to their investment in the Trust. The Depositor intends to comply with the foregoing conditions.



         Section I.D of the Exemption would provide an exemption from the restrictions of sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code with respect to transactions to which those restrictions or taxes would otherwise apply merely because a person is deemed to be a party in interest or a disqualified person (including a fiduciary) with respect to a Plan by virtue of providing services to the Plan (or by virtue of having a relationship to such service provider described in section 3(14)(F), (G), (H) or (I) of ERISA or section 4975(e)(2)(F), (G), (H), or (I) of the Code), solely because of the Plan's ownership of the Certificates.



         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificate is appropriate for the Plan, taking into account the overall investment of the Plan and the composition of the Plan's investment portfolio.



                                     RATINGS



         It is a condition of the issuance of the Class A Certificates that the Class A Certificates receive ratings of "AAA" by S&P and "Aaa" by Moody's. The ratings assigned to the Class A Certificates will be based primarily on the claims-paying ability of the Certificate Insurer. Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007 and S&P, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates. A security rating is not a recommendation to buy, sell or hold securities.



         Ratings which are assigned to securities such as the Class A-7IO Certificates generally evaluate the ability of the seller (i.e., the Trust) and any guarantor (i.e., the Certificate Insurer) to make payments, as required by such securities. The amounts distributable on the Class A-7IO Certificates consist only of interest. In general, the ratings address credit risk and not prepayment risk. If all of the Home Equity Loans were to prepay in the initial month, with the result that investors in the Class A-7IO Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Owners will nevertheless have been paid, and such result is consistent with the "AAAr/Aaa" ratings received on the Class A-7IO Certificates.



         The "r" symbol is appended to the rating by Standard & Poor's of the Class A-7IO Certificates because they are interest-only Certificates that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks created by the terms of such Certificates. The absence of an "r" symbol in the rating of the other Classes of Class A Certificates should not be taken as an indication that such Certificates will experience no volatility or variability in total return.



                         LEGAL INVESTMENT CONSIDERATIONS



         [Although the Fixed Rate Certificates are expected to be rated "AAA" by S&P and "Aaa" by Moody's, such Certificates will not constitute "mortgage related securities" for purposes of SMMEA because the Home Equity Loans in the Fixed Rate Group include second liens. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Class A Certificates.]



         The Class [A/A-6] Certificates will constitute "mortgage related securities" for purposes of SMMEA for so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations. As such, such Classes of Certificates will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. Furthermore, certain states have enacted legislation overriding the legal investment provisions of SMMEA. In addition, institutions whose activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities.]

                                  UNDERWRITING



         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Certificates (the "Underwriting Agreement"), the Depositor has agreed to cause the Trust to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal amount or Percentage Interest of the Class A Certificates set forth opposite its name below:




                                    Class A-1 Certificates



                  Underwriters                                Principal Amount
                  -------------                               ----------------
                  [Underwriters]                              $
                                                               ---------------



                                    Class A-2 Certificates



                  Underwriters                                Principal Amount
                  -------------                               ----------------
                  [Underwriters]                              $
                                                               ---------------



                                    Class A-3 Certificates



                  Underwriters                                Principal Amount
                  -------------                               ----------------
                  [Underwriters]                              $
                                                               ---------------



                                    Class A-4 Certificates



                  Underwriters                                Principal Amount
                  -------------                               ----------------
                  [Underwriters]                              $
                                                               ---------------



                                    Class A-5 Certificates



                  Underwriters                                Principal Amount
                  -------------                               ----------------
                  [Underwriters]                              $
                                                               ---------------



                                    Class A-6 Certificates



                  Underwriters                                Principal Amount
                  -------------                               ----------------
                  [Underwriters]                              $
                                                               ---------------




         The Depositor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof. REPORT OF EXPERTS



         The financial statements of __________________________, for the year ended ___________, 199_, appearing in Appendix B of this Prospectus Supplement, have been audited by _______________, independent auditors, as set forth in their report thereon appearing in Appendix B, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



         The financial statements of __________________________ included in this Prospectus Supplement in Appendix B, as of ___________, 199_ and 199_ and for each of the years in the two year period then ended, have been included in reliance upon the report of ________________________, independent certified public accountants, appearing in Appendix B, upon the authority of such firm as experts in accounting and auditing.



         The report of ________________________ covering the ___________, 199_
and 199_ financial statements refers to changes, in 199_, in accounting methods for multiple-year retrospectively rated reinsurance contracts, and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 113, "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts" and No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                              CERTAIN LEGAL MATTERS



         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Seller by Dewey Ballantine LLP, New York, New York and by Alan L. Langus, Esquire, Chief Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Dewey Ballantine LLP.

                                     ANNEX I




                            TO PROSPECTUS SUPPLEMENT




          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES



         Except in certain limited circumstances, the globally offered _______________ Home Equity Loan Trust 199__-__ Home Equity Loan Pass-Through Certificates, Class A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.



         Secondary market trading between investors through CEDEL and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of CEDEL and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).



         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.



         Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.



         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.



         Initial Settlement



         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.



         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.



         Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.



         Secondary Market Trading



         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.



         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.



         Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.



         Trading between DTC, Seller and CEDEL or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.



         CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their account one day later.



         As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.



         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.



         Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.



         Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:



         (g) borrowing through CEDEL or Euroclear for one day (until the purchase side of the trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;



         (h) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or



         (i) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant. Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the __% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:



         Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.



         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).



         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.



         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).



         U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.



         The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                          FORM OF PROSPECTUS SUPPLEMENT



                                    VERSION 2



                            (HOME IMPROVEMENT LOANS)

              SUBJECT TO COMPLETION DATED __________ ___, 199_         VERSION 2



PROSPECTUS SUPPLEMENT
(To Prospectus Dated _________ __, 199_,



                   CTS TITLE I HOME IMPROVEMENT LOAN TRUST
                    $_______________ Class A Certificates
                   $_______________ Class S-A Interest Only
                                 Certificates



                            Pass-Through Certificates
                                 Series 199__-__



                       CONTISECURITIES ASSET FUNDING CORP.



                                    Depositor



         The CTS Title I Home Improvement Loan Pass-Through Certificates, Series 199__-__ (the "Certificates") will consist of the Class A Certificates and the Class S-A Certificates (collectively, the "Offered Certificates") and the Class R Certificates. Only the Offered Certificates are offered hereby.



                                [Guarantor Logo]



         On or before the issuance of the Certificates, ContiSecurities Asset Funding Corp. (the "Depositor") will obtain from _________________________ (the "Certificate Insurer") a certificate guaranty insurance policy, relating to the Offered Certificates (the "Policy") in favor of the Trustee. The Certificate Insurance Policy will provide for 100% coverage of the principal amount of, and scheduled interest due on, the Offered Certificates.



         As more fully described herein, interest distributions on the Offered Certificates will be based on the Certificate Principal Balance of the related Class A Certificates or the aggregate outstanding principal amount of the Mortgage loans (the "Notional Principal Balance") and the then applicable Pass-Through Rate.



         For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-14 herein, and beginning on page 6 in the Prospectus.



                                                  (cover continued on next page)



THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO
   NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CONTISECURITIES ASSET FUNDING
     CORP., ANY ORIGINATORS OR ANY OF THEIR AFFILIATES. NEITHER THE OFFERED
               CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR
                     GUARANTEED BY ANY GOVERNMENTAL AGENCY.



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



        [THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
                  OR ENDORSED THE MERITS OF THIS OFFERING. ANY
                         REPRESENTATION TO THE CONTRARY
                                  IS UNLAWFUL.]



         The Offered Certificates will be purchased by the Underwriters from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.



         Proceeds to the Depositor will be approximately $____________ from the sale of the Offered Certificates, before deducting expenses payable by the Depositor estimated to be approximately $_______ in the aggregate.



         The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the approval of certain legal matters. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about ____________ ___, 199___ only through the Same Day Funds Settlement System of The Depository Trust Company.



                                 [UNDERWRITERS]



          The date of this Prospectus Supplement is __________, 199__.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.]

(Cover continued from previous page)



         The Certificates represent undivided ownership interests in a pool of fixed-rate residential first and junior lien home improvement mortgage loans (the "Mortgage Loans") partially insured by the Federal Housing Administration (the "FHA") of the United States Department of Housing and Urban Development under Title I of the National Housing Act of 1934, all monies due thereunder after ____________ __, 199__ (the "Cut-Off Date"), security interests in the properties which secure the Mortgage Loans (the "Mortgaged Properties"), a certificate guaranty insurance policy and certain other property. The Mortgage Loans will be held in the CTS Title I Home Improvement Loan Trust 199___-___ (the "Trust"). The Trust will be created pursuant to a Pooling and Servicing Agreement dated as of ______________ __, 199__ (the "Agreement") among the Depositor in its capacity as sponsor of the Trust, ContiTrade Services Corporation (the "Company"), ___________________, in its capacity as the master servicer and claims administrator of the Mortgage Loans (the "Master Servicer" and "Claims Administrator"), and _______________________________, in its
capacity as Trustee (the "Trustee"). On or prior to the Closing Date, the Company will cause the Mortgage Loans to be acquired from Originators, as described herein. The obligations of the Depositor with respect to the Certificates will be limited to its respective contractual obligations under the Agreement.



         Distributions of interest will be made to holders (the "Owners") of the Certificates on the ___the day of each month, (or, if such day is not a business day, the next following business day) beginning __________ __, 199__. Interest will be passed through on each Distribution Date to the Owners of the Class A Certificates based on the Class A Certificate Principal Balance (as defined herein) at the pass-through rate thereon (the "Class A Pass-Through Rate") and to the Owners of the Class S-A Certificates based on the Notional Principal Balance (as defined herein) at the pass-through rate thereon (the "Class S-A Pass-Through Rate") and principal will also be passed through to the Owners of the Class A Certificates on each Distribution Date as described herein. The final scheduled Distribution Date of the Offered Certificates will be __________ 20, _____. The Class S-A Certificates are interest only Certificates. The yield to investors on the Class S-A Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans, which may vary over time. A rapid rate of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans could result in the failure of investors in the Class S-A Certificates to recover their initial investments. See "Summary
- - Nature of Class S-A Certificates," "Certain Yield, Prepayment and Weighted Average Life Considerations" herein and "Risk Factors" and "Yield, Prepayment and Maturity Considerations" in the Prospectus.



         It is a condition to issuance of the Offered Certificates that the Offered Certificates be rated "Aaa" by Moody's Investor Service and "AAA" by Standard & Poors.



         An election will be made to treat the Trust as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes. As described more fully herein, each Class of Offered Certificates will constitute "regular interests" in the REMIC. See "Certain Federal Income Tax Consequences" in the Prospectus.



         Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.



         [IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.]



         UNTIL __________, 199___, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. --------------------

         The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Company pursuant to its Prospectus dated ____________ __, 199__ of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.



                              AVAILABLE INFORMATION



         The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C., and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.



                          REPORTS TO CERTIFICATEHOLDERS



         The Trustee will mail monthly reports concerning the Offered Certificates to all registered Owners.

                                TABLE OF CONTENTS



AVAILABLE INFORMATION......................................................2
REPORTS TO CERTIFICATEHOLDERS..............................................2
SUMMARY....................................................................4
RISK FACTORS............................................................. 20
USE OF PROCEEDS...........................................................22
THE DEPOSITOR.............................................................22
THE TITLE I LOAN PROGRAM AND THE CONTRACT OF INSURANCE....................22
THE ORIGINATORS...........................................................22
THE MASTER SERVICER AND CLAIMS ADMINISTRATOR..............................23
THE TRUSTEE AND CONTRACT OF INSURANCE HOLDER..............................23
THE MORTGAGE LOAN POOL....................................................24
PREPAYMENT AND YIELD CONSIDERATIONS.......................................26
ADDITIONAL INFORMATION....................................................31
DESCRIPTION OF THE OFFERED CERTIFICATES...................................31
THE POLICY................................................................37
THE CERTIFICATE INSURER...................................................39
OVERCOLLATERALIZATION PROVISIONS..........................................41
THE POOLING AND SERVICING AGREEMENT.......................................42
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................54
ERISA CONSIDERATIONS......................................................55
RATINGS...................................................................57
LEGAL INVESTMENT CONSIDERATIONS...........................................58
UNDERWRITING..............................................................58
REPORT OF EXPERTS.........................................................58
CERTAIN LEGAL MATTERS.....................................................59

                                     SUMMARY



         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Principal Defined Terms for the location of the definitions of certain capitalized terms.



Issuer...................................   CTS Title I Home Improvement Loan
                                            Trust, Series 199__-__ (the
                                            "Trust").



Certificates Offered.....................   CTS Title I Home Improvement Loan
                                            Certificates, Series 199__-__, Class
                                            A Certificates (the "Class A
                                            Certificates") and Class S-A
                                            Interest-Only Certificates (the
                                            "Class S-A Certificates" and
                                            collectively with the
                                            Class A Certificates the "Offered
                                            Certificates").



Depositor................................   ContiSecurities Asset Funding Corp.
                                            (the" Depositor"), a Delaware
                                            corporation having its principal
                                            executive offices at 277 Park
                                            Avenue, 38th Floor, New York, New
                                            York 10172.



Trustee..................................   ____________________, a __________
                                            banking corporation having its
                                            principal corporate trust offices at
                                            ____________________.



Master Servicer and
Claims Administrator.....................   ______________, a _______________
                                            corporation having its principal
                                            executive offices at
                                            ______________________________.



The Originators..........................   Each of the Mortgage Loans to be
                                            acquired by the Trust from the
                                            Depositor were acquired directly or
                                            indirectly by the Depositor from
                                            ContiTrade Services L.L.C. (the
                                            "Company") which previously acquired
                                            the Mortgage Loans from the entity
                                            that either originated or acquired
                                            such Mortgage Loans (each such
                                            entity an "Originator"). Each
                                            Mortgage Loan has been
                                            re-underwritten by the Depositor or
                                            an entity engaged by the Depositor
                                            for the purpose of determining
                                            whether each such Mortgage Loan was
                                            originated in accordance with the
                                            FHA Title I home improvement loan
                                            program by an Originator approved
                                            for such program by the United
                                            States Department of Housing and
                                            Urban Development ("HUD") and
                                            holding a valid Title I contract of
                                            insurance.



Cut-Off Date.............................   _______________ __, 199__.

Closing Date.............................   _______________ __, 199___.



Description of the Certificates..........   The Pass-Through Certificates
                                            consist of the Offered Certificates
                                            and the Class R Certificates. The
                                            Certificates will be issued pursuant
                                            to a pooling and servicing agreement
                                            to be dated __________, 199__ (the
                                            "Agreement"), among the Depositor,
                                            the Company, the Master Servicer and
                                            Claims Administrator and the
                                            Trustee. Only the Offered
                                            Certificates are offered hereby.



                                            The Offered Certificates represent
                                            fractional undivided ownership
                                            interests in the Trust, having the
                                            rights described in the Agreement.
                                            The Trust assets will include a pool
                                            of fixed rate residential first and
                                            junior lien home improvement
                                            mortgage loans (the "Mortgage
                                            Loans") partially insured by the
                                            Federal Housing Administration (the
                                            "FHA") of the Department of Housing
                                            and Urban Development ("HUD") under
                                            Title I of the National Housing Act
                                            of 1934 (the "Title I Program"), all
                                            monies due thereunder after the
                                            Cut-Off Date, security interests in
                                            the properties which secure the
                                            Mortgage Loans (the "Mortgage
                                            Properties"), the Policy and certain
                                            other property.



                                            The final scheduled Distribution
                                            Date on the Offered Certificates is
                                            _________ __, ____, although it is
                                            expected that the actual final
                                            Distribution Date for the Offered
                                            Certificates will occur
                                            significantly earlier than the final
                                            scheduled Distribution Date. See
                                            "Prepayment and Yield
                                            Considerations" herein.



Original Class A Certificate
Principal Balance........................   $____________.



Original Class S-A Notional



Principal Balance........................   $____________.



Class A Pass-Through Rate:...............   ___% per annum.



Class S-A Pass-Through Rate:.............   ___% per annum.



Denominations:...........................   The Class A Certificates are
                                            issuable in denominations of
                                            original principal amounts of
                                            $__________ and integral multiples
                                            thereof. The Class S-A Certificates
                                            will be issued in [book entry fully
                                            registered, definitive form in
                                            percentage interests of ownership of
                                            such class of not less than ___%.



The Mortgage Loans.......................   Unless otherwise noted, all
                                            references to the dollar amount of
                                            the Mortgage Loans and the related
                                            statistical percentages in this
                                            Prospectus Supplement are based on
                                            the principal balances of the
                                            Mortgage Loans as of the close of
                                            business on the Cut-Off Date.



                                            The Mortgage Loans to be conveyed to
                                            the Trust consist of ________
                                            mortgages or deeds of trust (the
                                            "Mortgages") and the related notes
                                            and retail installment sales
                                            contracts (the "Notes") on
                                            residences (which may be
                                            condominiums, townhouses, homes in
                                            one-to-four-family and multi-family
                                            residences or manufactured homes
                                            which have permanent foundations and
                                            qualify as real property), including
                                            investment properties, located in
                                            ____ states, and having an original
                                            Aggregate Principal Balance of
                                            $______________. The Mortgage Loans
                                            are not insured by primary mortgage
                                            insurance policies, nor does any
                                            pool insurance insure the Mortgage
                                            Loans; however, the Mortgage Loans
                                            are partially insured under the FHA
                                            Title I Program. See "The Title I
                                            Loan Program and the Contract of
                                            Insurance" herein. The Mortgage
                                            Loans are not guaranteed by the
                                            Depositor, the Company or any
                                            affiliate thereof. The Agreement
                                            requires the Master Servicer to
                                            service the Mortgage Loans in
                                            accordance with the standards and
                                            procedures required by the FHA under
                                            the Title I Program. [Each
                                            Originator may act as sub-servicer
                                            of the Mortgage Loans that they
                                            originate.] The FHA Title I
                                            insurance claims administration will
                                            be performed by the Claims
                                            Administrator.



Class A Distributions....................   On the ___the day of each month, or
                                            if such a day is not a Business Day,
                                            then the next succeeding Business
                                            Day, commencing______________ __,
                                            199__ (each such day being a
                                            "Distribution Date"), the Trustee
                                            will be required to distribute out
                                            of the Amount Available (as defined
                                            below), pro rata to the Owners of
                                            the Class A Certificates of record
                                            as of the last day of the calendar
                                            month immediately preceding the
                                            calendar month in which such
                                            Distribution Date occurs (the
                                            "Record Date"), the sum of (a) the
                                            Class A Interest Distribution (as
                                            defined below) and (b) the Class A
                                            Guaranteed Principal Distribution
                                            Amount (as defined below), and (c)
                                            to the extent of the Distribution
                                            Amount (as defined below), the Class
                                            A Monthly Principal

                                            Distributable Amount (as defined
                                            below) in excess of any amounts
                                            described in clause (b) above.



Interest.................................   "Class A Interest Distribution"
                                            means, with respect to any
                                            Distribution Date, the sum of (a)
                                            the "Class A Monthly Interest
                                            Distributable Amount" (i.e., 30 days
                                            interest at the Pass-Through Rate on
                                            the Class A Certificate Balance as
                                            of the close of business on the
                                            preceding Distribution Date (or, in
                                            the case of the first Distribution
                                            Date, on the Closing Date)) and (b)
                                            any Class A Interest Carryover
                                            Shortfall (i.e., the excess of the
                                            Class A Monthly Interest
                                            Distributable Amount for the
                                            preceding Distribution Date and any
                                            outstanding Class A Interest
                                            Carryover Shortfall on such
                                            preceding Distribution Date, over
                                            the amount in respect of interest
                                            that was actually distributed to the
                                            Class A Certificateholders on such
                                            preceding Distribution Date, plus
                                            interest on such excess, to the
                                            extent permitted by law, at the
                                            Pass-Through Rate from such
                                            preceding Distribution Date through
                                            the current Distribution Date).



Principal................................   "Class A Guaranteed Principal
                                            Distribution Amount" means, with
                                            respect to any Distribution Date,
                                            the positive excess, if any, of (i)
                                            the aggregate of the Outstanding
                                            Class A Certificate Balances of all
                                            Outstanding Class A Certificates as
                                            of such Distribution Date (taking
                                            into account distributions of the
                                            Class A Principal Distribution on
                                            such Distribution Date) over (ii)
                                            the aggregate of the Class A
                                            Guaranteed Certificate Balance (as
                                            defined below) as of such
                                            Distribution Date. "Class A Monthly
                                            Principal Distributable Amount"
                                            means, with respect to any
                                            Distribution Date, the amount equal
                                            to the sum of the following amounts
                                            (without duplication) with respect
                                            to the immediately preceding Due
                                            Period (as defined below): (i) that
                                            portion of all Mortgage Payments
                                            allocable to principal, including
                                            all full and partial principal
                                            prepayments (excluding such amounts
                                            in respect of Mortgage Loans
                                            included in clause (ii) for a prior
                                            Distribution Date), (ii) the
                                            Principal Balance of all Mortgage
                                            Loans that became Defaulted Mortgage
                                            Loans during the related Due Period,
                                            (iii) the portion of the Purchase
                                            Amount allocable to principal of all
                                            Mortgage Loans that became Purchased
                                            Mortgage Loans as of the immediately
                                            preceding Monthly Cut-Off Date
                                            excluding such amounts in respect of
                                            Mortgage Loans included in clause
                                            (ii) for a prior Distribution Date
                                            and, in the sole discretion of the
                                            Certificate Insurer, the Principal
                                            Balance
                                            as of the immediately preceding
                                            Monthly Cut-Off Date of all Mortgage
                                            Loans that were required to be
                                            purchased or repurchased as of the
                                            immediately preceding Monthly
                                            Cut-Off Date pursuant to the
                                            Servicing Agreement but were not so
                                            purchased, (iv) the aggregate amount
                                            of Cram Down Losses (as defined
                                            herein) that shall have occurred
                                            during the related Due Period (v)
                                            the amount of Distributable Excess
                                            Spread (as defined below) in respect
                                            of such Distribution Date and (vi)
                                            amounts, if any, delivered by the
                                            Certificate Insurer to the Trustee
                                            for deposit in the Certificate
                                            Account and distribution in respect
                                            of the Class A Certificates in
                                            accordance with the Insurance
                                            Agreement; provided, however, that
                                            if with respect to any Distribution
                                            Date, Distributable Excess Spread is
                                            zero, the Class A Monthly Principal
                                            Distributable Amount shall equal
                                            such portion of the sum of the
                                            amounts included in clauses (i)
                                            through (iv) above such that
                                            following distribution in reduction
                                            of the Aggregate Class A Certificate
                                            Balance the Required OC Test (as
                                            defined herein) would be satisfied.



                                            "Class A Guaranteed Certificate
                                            Balance" means, with respect to any
                                            outstanding Class A Certificate as
                                            of any date of determination, the
                                            hypothetical Class A Certificate
                                            Balance equal to the initial Class A
                                            Certificate Balance of such Class
                                            Certificate set forth on the face
                                            thereof, reduced by the pro rata
                                            portion allocable to such Class A
                                            Certificate of the aggregate of the
                                            Class A Minimum Principal
                                            Distributable Amounts with respect
                                            to all Distribution Dates on or
                                            prior to such date of determination.



                                            Distributions to the Class A
                                            Certificateholders of Distributable
                                            Excess Spread will result in
                                            acceleration of principal payments
                                            to the Owners of the Class A
                                            Certificates and reduce the weighted
                                            average life of the Class A
                                            Certificates to a lesser number than
                                            would be the case if such
                                            Distributable Excess Spread were
                                            instead distributed to the Class R
                                            Certificateholders. See
                                            "Overcollateralization Provisions"
                                            and "Prepayment and Yield
                                            Considerations" herein.



                                            "Class A Minimum Principal
                                            Distributable Amount" means, with
                                            respect to any Distribution Date,
                                            the amount set forth on the schedule
                                            to the Agreement for such
                                            Distribution Date.

                                            "Due Period" means, with respect to
                                            any Distribution Date, the calendar
                                            month immediately preceding such
                                            Distribution Date.



                                            "Excess Spread" means, with respect
                                            to any Distribution Date, the
                                            positive excess, if any, of (x) the
                                            aggregate amount of the Mortgage
                                            Payments (or amounts deposited by
                                            Depositor if it elects to acquire
                                            the Mortgage Loans at the time the
                                            outstanding balance of the Mortgage
                                            Loans is less than 10% of the
                                            Initial Principal Balance with
                                            respect to the related Due Period)
                                            over (y) the sum of (A) the amount
                                            required to be distributed pursuant
                                            to priorities (i) through (vii) set
                                            forth under the heading "Description
                                            of Offered Certificates -
                                            Distributions" herein on such
                                            Distribution Date plus (B) the sum
                                            of any outstanding Class A Principal
                                            Carryover Shortfall as of the close
                                            of the preceding Distribution Date
                                            plus (C) the sum of the amounts
                                            described in clauses (i) through
                                            (iv) of the definition of Class A
                                            Monthly Principal Distributable
                                            Amount (as set forth above) for such
                                            Distribution Date.



                                            "Distributable Excess Spread" means
                                            with respect to any Distribution
                                            Date, such portion (not greater than
                                            100%) of Excess Spread with respect
                                            to such Distribution Date, which, if
                                            distributed in accordance with
                                            clause (v) of the definition of
                                            Class A Monthly Principal Amount,
                                            would cause Required OC Test (as
                                            defined under the
                                            "Overcollateralization Provisions")
                                            to be satisfied with respect to such
                                            Distribution Date, after giving
                                            effect to all distributions on such
                                            Distribution Date, provided,
                                            however, that if the Required OC
                                            Multiple (as defined herein) is
                                            unlimited, Distributable Excess
                                            Spread shall equal 100% of Excess
                                            Spread; provided, further, that so
                                            long as an Insurer Default (as
                                            defined in the Agreement) shall not
                                            have occurred and be continuing,
                                            Distributable Excess Spread may, in
                                            the discretion of the Certificate
                                            Insurer with respect to any
                                            Distribution Date with respect to
                                            which the Required OC Multiple is
                                            greater than 100%, be a portion of
                                            Excess Spread which is less than
                                            would otherwise be determinable
                                            pursuant to this definition but
                                            which is not less than the portion
                                            of Excess Spread that would be
                                            determinable pursuant to this
                                            definition if the Required OC
                                            Multiple were equal to 100%.



                                            "Cram Down Loss" means with respect
                                            to a Mortgage Loan, if a court of
                                            appropriate jurisdiction in an
                                            insolvency
                                            proceeding shall have issued an
                                            order reducing the Principal Balance
                                            of such Mortgage Loan, the amount of
                                            such reduction. A "Cram Down Loss"
                                            shall be deemed to have occurred on
                                            the date of issuance of such order.



Class S-A Distributions..................   The Class S-A Certificates are
                                            interest-only certificates which
                                            will not be entitled to any
                                            distribution of principal, but will
                                            be entitled to interest on the
                                            "Notional Principal Balance," which
                                            is equal to the aggregate
                                            outstanding principal balance, from
                                            time to time, of the Mortgage Loans.
                                            The interest due with respect to the
                                            Class S-A Certificate will be the
                                            interest which has accrued thereon
                                            at the Class S-A Pass-Through Rate
                                            during the calendar month in which
                                            such Distribution Date occurs (the
                                            "Class S-A Interest Distribution").
                                            See "Description of the Offered
                                            Certificates - The Class S-A
                                            Distributions" and "Prepayment and
                                            Yield Considerations - Yield
                                            Sensitivity of the Class S-A
                                            Certificates."



                                            The Certificate Insurer does not
                                            directly or indirectly guarantee any
                                            specified rate of prepayments, nor
                                            does it guarantee a Certificate
                                            holders investment in the Class S-A
                                            Certificates that might be adversely
                                            affected by such prepayments. All
                                            calculations of interest on the
                                            Offered Certificates will be made on
                                            the basis of a 360-day year assumed
                                            to consist of twelve 30-day months.



Credit Enhancement.......................   The Credit Enhancement provided for
                                            the benefit of the Owners of the
                                            Offered Certificates consists of (x)
                                            FHA Title I insurance, (y) the
                                            overcollateralization mechanics
                                            which utilize the internal cash
                                            flows of the Trust and
                                            (z) the Policy.



                                            FHA Insurance Program and Contract
                                            of Insurance: The insurance provided
                                            by the FHA pursuant to the Title I
                                            Program (the "FHA Insurance")
                                            available to the Claims
                                            Administrator is limited to an
                                            amount (the "FHA Insurance Amount")
                                            currently equal to ___% of the
                                            outstanding principal balance as of
                                            the Cut-Off Date of all Title I
                                            loans originated or purchased and
                                            currently reported for FHA Insurance
                                            by the Contract of Insurance Holder,
                                            less the sum of (i) annual
                                            reductions (the "Annual Reductions")
                                            of 10% of the then outstanding FHA
                                            Insurance amount available to the
                                            Contract of Insurance Holder,
                                            commencing October 1, _____ (the
                                            October following the fifth year in
                                            which the Contract of Insurance

                                            Holder's contract of insurance has
                                            been in effect); provided, however,
                                            that in no case shall the amount of
                                            FHA Insurance be reduced below
                                            $50,000, and (ii) insurance claims
                                            previously paid to the Contract of
                                            Insurance Holder by the FHA,
                                            including payments in respect of
                                            loans other than the Mortgage Loans;
                                            and increased by an amount equal to
                                            10% of the lesser of the original
                                            principal balance of or the purchase
                                            price paid for Title I loans
                                            subsequently originated or purchased
                                            and owned of record by the Contract
                                            of Insurance Holder. Such amount of
                                            insurance is reflected in an
                                            insurance reserve account maintained
                                            by FHA in the name of the Contract
                                            of Insurance Holder. See "The Title
                                            I Loan Program - FHA Insurance" in
                                            the Prospectus.



                                            The Contract of Insurance Holder
                                            will be the Trustee for the benefit
                                            of the Trust and for the benefit of
                                            all past and subsequent series of
                                            trusts to which loans are sold by
                                            the Seller (the "Related Series
                                            Trusts"). The Secretary of HUD will
                                            not earmark the insurance reserves
                                            held for the Trustee for the benefit
                                            of any particular trust held by the
                                            Trustee, although the Trustee has
                                            agreed not to hold other Title I
                                            Mortgage Loans that would be
                                            qualified for Title I insurance
                                            coverage other than mortgage loans
                                            included in Related Series Trusts
                                            (the "Related Series Mortgage
                                            Loans").



                                            Subject to the then remaining FHA
                                            Insurance Amount each Mortgage Loan
                                            will be insured by the FHA in an
                                            amount currently equal to 90% of the
                                            sum of the following: (i) the unpaid
                                            principal and uncollected interest
                                            earned to the date of default,
                                            calculated on the actuarial method,
                                            reduced by certain amounts received
                                            by the Contract of Insurance Holder
                                            in connection with enforcing a lien
                                            on the Mortgaged Property prior to
                                            the lien of the related Mortgage
                                            Loan; (ii) the unpaid amount of
                                            interest on the unpaid principal
                                            from the date of default submission
                                            to the FHA for payment plus 15
                                            calendar days, but not for any
                                            period greater than nine months from
                                            the date of default, calculated at
                                            7% per annum; and (iii) the amount
                                            of certain uncollected court costs,
                                            attorneys' fees, and expenses for
                                            recording the assignment of the
                                            related Mortgage Loan to the United
                                            States of America. See "The Title I
                                            Loan Program - General" in the
                                            Prospectus. Since the adequacy of
                                            the FHA Insurance Amount is
                                            dependent upon future events,
                                            including Annual Reductions and
                                            reductions for the
                                            payment of claims, no assurance can
                                            be given that the FHA Insurance
                                            Amount is or will be adequate to
                                            cover 90% of all potential losses on
                                            the Mortgage Loans.



                                            On the Closing Date, the Trustee
                                            will hold for the benefit of the
                                            Trust the FHA Contract of Insurance
                                            relating to some of but not all the
                                            Mortgage Loans. With respect to
                                            those Mortgage Loans that are not
                                            covered by the Trustee's Contract of
                                            Insurance on the Closing Date, each
                                            of the related Originators will be
                                            required to cause the related
                                            reserve accounts maintained by FHA
                                            to be transferred on the FHA's books
                                            from the related Originator's
                                            contract of insurance to the
                                            Trustee's Contract of Insurance. To
                                            accomplish this transfer, on or
                                            after the date on which the
                                            Originators receive the FHA Title I
                                            Case Numbers for the Mortgage Loans,
                                            the Originators will be required to
                                            submit a sale report to the FHA
                                            regarding the conveyance of the
                                            Mortgage Loans to the Trustee. If
                                            the Insurance Reserves relating to
                                            any Mortgage Loans have not be
                                            transferred to the Contract of
                                            Insurance on or before 120 days
                                            following the Closing Date, the
                                            Depositor will be required to
                                            repurchase such Mortgage Loans.



                                            If a Mortgage Loan is assigned to
                                            the Claims Administrator for
                                            submission to the FHA, the Claims
                                            Administrator will be required to
                                            submit a claim with respect to such
                                            Mortgage Loan to the FHA. The Owners
                                            of the Certificates will not have
                                            any direct right to receive the FHA
                                            Insurance proceeds from the FHA. All
                                            FHA Insurance Proceeds received in
                                            respect of such FHA Claims shall be
                                            deposited into the Collection
                                            Account.



                                            FHA Insurance Premium Account: A
                                            separate account (the "FHA Premium
                                            Account") shall be established by
                                            the Trustee into which an initial
                                            deposit of $_______ (the "Initial
                                            FHA Premium Account Deposit") shall
                                            be made on the Closing Date. No
                                            later than the Business Day
                                            following each Determination Date,
                                            the Trustee will deposit into the
                                            FHA Premium Account FHA insurance
                                            premiums received from Mortgagors on
                                            Invoiced Mortgage Loans. The Trustee
                                            will also deposit into the FHA
                                            Premium Account, to the extent of
                                            the Distribution Amount Available,
                                            an amount equal to the greater of
                                            (i) ___% of the aggregate principal
                                            balance of each outstanding Mortgage
                                            Loan, other than Invoiced Mortgage
                                            Loans (as defined below), divided by
                                            12 and (ii) the positive excess, if
                                            any, of

                                            (A) the amount of premium and other
                                            charges due under the Contract of
                                            Insurance for the next succeeding
                                            Due Period and (B) the balance in
                                            the FHA Premium Account as of the
                                            related Determination Date (the "FHA
                                            Premium Account Deposit"). "Invoiced
                                            Mortgage Loans" are Mortgage Loans
                                            with respect to which the related
                                            Mortgagee is required to pay the
                                            premium on FHA Insurance with
                                            respect to such Mortgage Loan.



                                            Overcollateralization: Distributions
                                            to the Class A Certificateholders of
                                            Distributable Excess Spread will
                                            result in a limited acceleration of
                                            the payment of the Class A
                                            Certificates relative to the
                                            amortization of the principal of the
                                            related Mortgage Loans in the early
                                            months of the transaction and
                                            overcollateralization of the Class A
                                            Certificates. Once the required
                                            level of overcollateralization is
                                            reached, and subject to the
                                            provisions described in the next
                                            paragraph, the acceleration feature
                                            will cease, unless necessary to
                                            maintain the required level of
                                            overcollateralization.



                                            The Agreement provides that, subject
                                            to certain floors, caps and
                                            triggers, the required level of
                                            overcollateralization (the "Required
                                            OC Test," as defined herein) may
                                            increase or decrease over time. An
                                            increase would cause a temporary
                                            period of accelerated amortization
                                            of the Class A Certificates until
                                            the actual level of
                                            overcollateralization reached its
                                            required level; whereas, a decrease
                                            would cause a temporary period of
                                            decelerated amortization to reduce
                                            the actual level of
                                            overcollateralization to its
                                            required level. See
                                            "Overcollateralization Provisions"
                                            herein.



The Policy...............................   _______________________ (the
                                            "Certificate Insurer") will issue a
                                            certificate guaranty insurance
                                            policy (the "Policy") pursuant to
                                            which it will irrevocably and
                                            unconditionally guarantee payment on
                                            each Distribution Date to the
                                            Trustee for the benefit of the
                                            Owners of the Offered Certificates
                                            of the Class A Interest Distribution
                                            and the Class S-A Interest
                                            Distribution for such Distribution
                                            Date and the Class A Guaranteed
                                            Principal Distribution Amount for
                                            such Distribution Date. So long as
                                            (i) there does not exist a
                                            continuing failure by the
                                            Certificate Insurer to make a
                                            required payment under the Policy
                                            and (ii) certain bankruptcy related
                                            events specified in the Agreement
                                            have not occurred in respect of the
                                            Certificate Insurer (any of the
                                            events described in these clauses
                                            (i) and (ii), a "Certificate

                                            Insurer Default"), the Certificate
                                            Insurer shall have the exclusive
                                            right to exercise certain rights
                                            under the Agreement, such as the
                                            right to remove the Master Servicer
                                            upon the occurrence of certain
                                            Servicer Termination Events
                                            specified in the Agreement and to
                                            appoint a successor thereto. In
                                            addition, to the extent of
                                            unreimbursed payments under the
                                            Policy ("Insurance Payments"), the
                                            Certificate Insurer will be
                                            subrogated to the rights of the
                                            holders of the Offered Certificates
                                            with respect to which such Insurance
                                            Payments were made. In connection
                                            with each Insurance Payment on an
                                            Offered Certificate, the Trustee as
                                            attorney-in-fact for the holder
                                            thereof will be required to assign
                                            to the Certificate Insurer the
                                            rights of such holders with respect
                                            to the Offered Certificates, to the
                                            extent of such Insurance Payment,
                                            including, without limitation, in
                                            respect of any amounts due to such
                                            holders as a result of any
                                            securities law violation arising
                                            from the offer and sale of such
                                            Offered certificate. Payments to the
                                            Certificate Insurer in respect of
                                            such assignment shall be subject to
                                            and subordinate to the rights of the
                                            Holders to receive Guaranteed
                                            Distributions with respect to the
                                            Certificate. See "The Policy"
                                            herein.



The Certificate Insurer..................   The Certificate Insurer is a New
                                            York monoline insurance company
                                            engaged exclusively in the business
                                            of writing financial guaranty
                                            insurance, principally in respect of
                                            securities offered in domestic and
                                            foreign markets. The Certificate
                                            Insurer's claims paying ability is
                                            rated Aaa by Moody's Investors
                                            Service, Inc. ("Moody's") and "AAA"
                                            by Standard and Poor's Rating Group,
                                            a division of McGraw Hill ("S&P").
                                            See "The Certificate Insurer"
                                            herein.



Nature of Class S-A Certificates.........   General Character as an
                                            Interest-Only Security. The Owners
                                            of the Class S-A Certificateholders
                                            will be entitled to receive monthly
                                            distributions equal to one-month's
                                            interest at the Class S-A
                                            Pass-Through Rate on the Notional
                                            Principal Amount then outstanding.
                                            The Owners of the Class S-A
                                            Certificates will not be entitled to
                                            receive any distributions of
                                            principal collected on the Mortgage
                                            Loans. Because they will not receive
                                            any distributions of principal, the
                                            Owners of the Class S-A Certificates
                                            will be affected by prepayments,
                                            liquidations and other dispositions
                                            of the Mortgage Loans to a greater
                                            degree than will the Owners of the
                                            Class A Certificates. As an extreme
                                            illustration, in the event that the
                                            entire Mortgage Pool
                                            prepays in full during the first
                                            month, then on the initial
                                            Distribution Date the Owners of the
                                            Class A Certificates will receive
                                            the full par value of their
                                            Certificates while the Owners of the
                                            Class S-A Certificates will suffer
                                            nearly a complete loss (except for
                                            one month's interest) on their
                                            investment. Because, however, the
                                            Mortgage Pool contains approximately
                                            _____ Mortgage Loans, the prepayment
                                            experience of any one Mortgage Loan
                                            is not expected to be material to an
                                            investor's overall return.



                                            In general, liquidations due to
                                            losses, repurchases by the Company
                                            and other dispositions of Mortgage
                                            Loans from the Trust will have the
                                            same effect on the Owners of the
                                            Class S-A Certificates as do
                                            prepayments of principal, and are
                                            collectively referred to as
                                            "Prepayments."



                                            Because the yield to the Class S-A
                                            Certificateholders is sensitive to
                                            certain constant rates of
                                            prepayment, it is advisable for
                                            potential investors in the Class S-A
                                            Certificates to consider carefully,
                                            and to make their own evaluation of,
                                            the effect of any particular
                                            assumption regarding the rates and
                                            the timing of prepayments. In
                                            general, when interest rates
                                            decline, prepayments in a pool of
                                            receivables such as the Mortgage
                                            Loans will increase as borrowers
                                            seek to refinance at lower rates.
                                            This will have the effect of
                                            reducing the future stream of
                                            payments on an interest-only
                                            security based on such receivables
                                            pool, thus adversely affecting
                                            yield. Conversely, when interest
                                            rates increase prepayments will tend
                                            to decrease (because attractive
                                            refinancing opportunities are not
                                            available) and the future stream of
                                            payments available to such an owner
                                            of an interest-only security may not
                                            decline as rapidly as originally
                                            anticipated thus positively
                                            affecting yield. See "Risk Factors -
                                            Prepayment Consideration" in the
                                            Prospectus for other factors which
                                            may also influence prepayment rates.



                                            Applicability of Credit Enhancement
                                            to the Class S-A Certificates. The
                                            overcollateralization/subordination
                                            feature of the Trust includes
                                            provisions which subordinate the
                                            Class R Certificates for each
                                            Distribution Date for the purpose,
                                            inter alia, of funding the full
                                            amounts due on each Class of Offered
                                            Certificates, including the Class
                                            S-A Certificates, on each
                                            Distribution Date. The Policy will
                                            provide for the funding of an amount
                                            equal to the Insured Distribution
                                            Amount due on the Offered
                                            Certificates.

                                            In general, the protection afforded
                                            by the
                                            overcollateralization/subordination
                                            feature and by the Policy is for
                                            credit risk and not for prepayment
                                            risk. The
                                            overcollateralization/subordination
                                            feature does not, nor may a claim be
                                            made under the Policy to, guarantee
                                            or insure that any particular rate
                                            of prepayment is experienced by the
                                            Trust. If the entire pool were to
                                            prepay in the initial month, with
                                            the result that the Owners of the
                                            Class S-A Certificates receive only
                                            a single month's interest and thus
                                            suffer a nearly complete loss on
                                            their investments, no amounts would
                                            be available from the
                                            overcollateralization/subordination
                                            feature or from the Policy to
                                            mitigate such loss.



                                            Accrual of "Original Issue
                                            Discount." The Class S-A
                                            Certificates may be issued with
                                            "original issue discount" within the
                                            meaning of the Code. As a result, in
                                            certain rapid prepayment
                                            environments the effect of the rules
                                            governing the accrual of original
                                            issue discount may require Owners of
                                            the Class S-A Certificates to accrue
                                            original issue discount at a rate in
                                            excess of the rate at which
                                            distributions are received by such
                                            Certificateholders. See "Certain
                                            Federal Income Tax Consequences"
                                            herein and in the Prospectus.



Monthly Servicing Fees...................   The Master Servicer will retain a
                                            fee equal to ___% per annum for
                                            Master Servicer and Claims
                                            Administration duties (the "Master
                                            Servicing Fee") and each subservicer
                                            will retain a fee equal to _____%
                                            per annum (the "Servicing Fees"), in
                                            each case payable monthly at
                                            one-twelfth the annual rate, of the
                                            principal amount of each Mortgage
                                            Loan outstanding as of the close of
                                            business on the last day of the
                                            second preceding month serviced
                                            pursuant to the related servicing
                                            agreement as of the first day of
                                            each calendar month.



Advances.................................   The Master Servicer will be
                                            obligated to make advances
                                            ("Delinquency Advances") with
                                            respect to delinquent payments of
                                            interest (at the related Coupon Rate
                                            less the Servicing Fee Rate, as
                                            defined below) and scheduled
                                            principal due on each Mortgage Loan
                                            to the extent that such Delinquency
                                            Advances are recoverable from (i)
                                            future collections on the Mortgage
                                            Loan which gave rise to the
                                            Delinquency Advance, (ii)
                                            Liquidation Proceeds for such
                                            Mortgage Loans, and (iii) from
                                            certain excess moneys
                                            which would otherwise be paid to the
                                            Owners of the Class R Certificates.



                                            The Master Servicer will also be
                                            required to advance certain amounts
                                            in respect of foreclosure expenses
                                            that the Master Servicer determines
                                            in its good faith judgment are
                                            recoverable from liquidation
                                            proceeds. Foreclosure Advances are
                                            recoverable from all related
                                            Mortgage Payments.



Book-Entry Registration of the
Offered Certificates.....................   The Offered Certificates initially
                                            will be represented by physical
                                            certificates registered in the name
                                            of Cede & Co. ("Cede"), as the
                                            nominee of The Depository Trust
                                            Company ("DTC"). No person acquiring
                                            an interest in the Offered
                                            Certificates (a "Beneficial Owner")
                                            will be entitled to receive a
                                            definitive certificate representing
                                            such person's interest in the Trust,
                                            except in the event that Physical
                                            Certificates are issued under
                                            certain limited circumstances. For
                                            each Offered Certificate held by
                                            DTC, DTC will effect payments to,
                                            and transfers of such Offered
                                            Certificates among, Beneficial
                                            Owners by means of its electronic
                                            record keeping services, acting
                                            through organizations that
                                            participate in DTC. This arrangement
                                            may result in certain delays in
                                            receipt of distributions by
                                            Beneficial Owners and may restrict a
                                            Beneficial Owner's ability to pledge
                                            the Offered Certificates
                                            beneficially owned by it. All
                                            references herein to the Owners of
                                            Offered Certificates shall mean and
                                            include the rights of Beneficial
                                            Owners, as such rights may be
                                            exercised through DTC and its
                                            participating organizations. See
                                            "Description of the Offered
                                            Certificates - Book Entry
                                            Registration of the Class A
                                            Certificates" herein and
                                            "Description of the Certificates -
                                            Book Entry Registration" in the
                                            Prospectus.



Optional Termination.....................   On any Distribution Date on or after
                                            the date on which the aggregate
                                            Principal Balance of the Mortgage
                                            Loans remaining in the Trust is less
                                            than 10% of the aggregate Principal
                                            Balance of the Mortgage Loans as of
                                            the Cut-Off Date, the Depositor will
                                            have the option, subject to certain
                                            conditions set forth in the
                                            Agreement, to purchase all, but not
                                            less than all, the remaining
                                            Mortgage Loans at the purchase price
                                            described herein. The payment of
                                            such purchase price will result in
                                            the retirement of the then
                                            outstanding Certificates.

Ratings..................................   It is a condition of the original
                                            issuance of the Offered Certificates
                                            that the Offered Certificates
                                            receive ratings of AAA by S&P, and
                                            Aaa by Moody's. A security rating is
                                            not a recommendation to buy, sell or
                                            hold securities, and may be subject
                                            to revision or withdrawal at any
                                            time by the assigning entity. See
                                            "Ratings" herein.



                                            Ratings of the Class S-A
                                            Certificates. The Class S-A
                                            Certificates will, upon initial
                                            issuance, receive ratings of "AAA"
                                            by S&P and of "Aaa" by Moody's.
                                            Ratings which are assigned to
                                            securities such as the Class S-A
                                            Certificates generally evaluate the
                                            ability of the issuer (i.e., the
                                            Trust) and any guarantor (i.e., the
                                            Certificate Insurer) to make timely
                                            payments when such payments are due,
                                            as required by such securities. As
                                            described above, such amounts with
                                            respect to the Class S-A
                                            Certificates consist only of
                                            interest. In general, the ratings
                                            thus address credit risk and not
                                            prepayment risk. See "Ratings"
                                            herein.



Federal Tax Aspects......................   For Federal income tax purposes an
                                            election will be made to treat the
                                            Trust as a "real estate mortgage
                                            investment conduit" (a "REMIC").
                                            Each Class of Offered Certificates
                                            will be designated as "regular
                                            interests" in the related REMIC and
                                            generally will be treated as debt
                                            instruments of the Trust for federal
                                            income tax purposes. The REMIC will
                                            issue the Class R Certificates,
                                            which will be designated as the sole
                                            class of "residual interests" in the
                                            REMIC. See "Certain Federal Income
                                            Tax Consequences" herein and in the
                                            Prospectus.



[ERISA Considerations....................   As described under "ERISA
                                            Considerations" herein, the Class A
                                            Certificates may be purchased by
                                            employee benefit plans that are
                                            subject to the Employee Retirement
                                            Income Security Act of 1974, as
                                            amended. See "ERISA Considerations"
                                            herein and in the Prospectus.]



Risk Factors.............................   Credit Considerations. For
                                            information with regard to the
                                            Mortgage Loans and their related
                                            risks, see "The Mortgage Loan Pool"
                                            herein.



                                            Prepayment Considerations. For
                                            information regarding the
                                            consequences of prepayments,
                                            particularly for Owners of the Class
                                            S-A Certificates, see "Prepayment
                                            and Yield Considerations" herein.

                                            Other. For a discussion of certain
                                            risk factors that should be
                                            considered by prospective investors
                                            in the Offered Certificates, see
                                            "Risk Factors" herein and in the
                                            Prospectus.



Legal Investment Considerations..........   Although the Offered Certificates
                                            are expected to be rated "AAA" by
                                            S&P and "Aaa" by Moody's, the
                                            Offered Certificates will not
                                            constitute "mortgage related
                                            securities" for purposes of the
                                            Secondary Mortgage Market
                                            Enhancement Act of 1984 ("SMMEA")
                                            because the Mortgage Loans include
                                            junior liens. Accordingly, many
                                            institutions with legal authority to
                                            invest in comparably rated
                                            securities based on first mortgage
                                            loans may not be legally authorized
                                            to invest in the Offered
                                            Certificates.



Certain Legal Matters....................   Certain legal matters relating to
                                            the validity of the issuance of the
                                            Certificates will be passed upon for
                                            the Depositor by Dewey Ballantine
                                            LLP, New York, New York. Certain
                                            legal matters relating to insolvency
                                            issues and certain federal income
                                            tax matters concerning the
                                            Certificates will be passed upon for
                                            the Depositor Dewey Ballantine LLP.
                                            Certain legal matters relating to
                                            the validity of the issuance of the
                                            Certificates will be passed upon for
                                            the Underwriters by
                                            ____________________,
                                            _______________. Certain legal
                                            matters relating to the Certificate
                                            Insurer and the Policy will be
                                            passed upon for the Insurer by
                                            ____________________.

                                  RISK FACTORS



         Prospective investors in the Offered Certificates should consider the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.



         Nature of Collateral. Because a substantial amount of the Mortgage Loans are secured by junior liens subordinate to the rights of the mortgagee(s) or beneficiary under the related senior mortgages or deeds of trust, the proceeds from any liquidation, insurance or condemnation proceedings with respect to such Mortgage Loans will be available to satisfy the outstanding balance of a Mortgage Loan only to the extent that the claims of such senior mortgagees or beneficiary(ies) have been satisfied in full, including any related foreclosure costs. Furthermore, Title I loans generally are not required to be written with any equity in the Mortgaged Property above the aggregate amount of the mortgage liens (including the amount of the related Title I lien on the Mortgage Property). In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage(s), in which case it must either pay the entire amount due on the senior mortgage(s) to the senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage(s) in the event the mortgagor is in default thereunder. In servicing Title I mortgages in their portfolios, it is not the Master Servicer's or the related Servicers' practices to satisfy the senior mortgage(s) at or prior to the foreclosure sale, nor to advance funds to keep the senior mortgage(s) current. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s), and therefore, investors in the Class A Certificates should not expect that any senior mortgage(s) will be kept current by the Trust for the purpose of protecting the Trust's junior lien. See "The Pooling and Servicing Agreement - Master Servicer and Subservicers" herein.



         An overall decline in the residential real estate market, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any senior liens on the Mortgaged Properties, equal or exceed the value of the Mortgaged Properties. A decline in the value of a Mortgaged Property would affect the interest of the Trust in the Mortgaged Property before having any effect on the interest of the related first mortgagee, and could cause the Trust's interest in the Mortgaged Property to be extinguished. If such a decline occurs, the actual rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Trust.



         [Risk of Higher Default Rates Associated with __________ or __________ Real Property. Since a substantial portion of the Mortgaged Properties are located in __________ or __________, an overall decline in the __________ or __________ residential real estate markets could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the __________ or __________ real estate market will not weaken further. If the __________ or __________ residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans may be expected to increase, and may increase substantially. [To be modified if the Mortgage Loans for a Series includes a concentration within regions, counties or other subdivisions of a state whose adverse economic conditions are greater than those of the state as a whole.]



         Limitations on FHA Insurance. The availability of FHA Insurance following a default on a Mortgage Loan is subject to a number of conditions, including strict compliance by the Trustee, the Claims Administrator, the Master Servicer, any subservicers, and the Originators with FHA Regulations in originating and servicing the Mortgage Loan and limits on the aggregate insurance coverage available with respect to all FHA Title I loans then owned and reported for FHA Insurance by the Trustee, as Contract of Insurance Holder. Although the Trustee and the Depositor have obtained representations from the Originators that they have complied with all FHA Regulations, such regulations are susceptible to substantial interpretation. The Trustee, as Contract of Insurance Holder, is not required to obtain, and has not obtained, approval from FHA of the origination and servicing practices of the Originators. Failure to comply with all FHA Regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's enforcement of its regulations will not become stricter in the future. In addition, any claim paid by FHA will cover only 90% of the sum of the unpaid principal on the Mortgage Loan, a portion of the unpaid interest and certain other liquidation costs. The Depositor has agreed in the Agreement to purchase from the Trust any Mortgage Loan that is rejected by the FHA for insurance benefits under the Contract of Insurance.



         The FHA Insurance available to the Trustee, as Contract of Insurance Holder, is limited to an amount, currently equal to ____% of the principal balance of all Title I loans originated or purchased and currently reported for FHA Insurance by the Trustee, as Contract of Insurance Holder, less amounts for annual reductions as described below and for insurance claims previously paid to the Trustee, as Contract of Insurance Holder, by the FHA, Mortgage Loans, and increased by an amount equal to 10% of the lesser of the outstanding principal balance as of the Cut-Off Date and the purchase price paid for Title I loans subsequently originated or purchased of record by the Trustee, as Contract of Insurance Holder. On each October 1, commencing five years after an entity's FHA contract of insurance has been in effect, such entity's available FHA Insurance is reduced by 10% of the then outstanding FHA Insurance amount available to the Trustee, as Contract of Insurance Holder, as of each such October 1. The Trustee, as Contract of Insurance Holder, has had an FHA contract of insurance since __________. Accordingly, on each October 1, commencing October 1, 199___, the FHA Insurance available to the Claims Administrator will be reduced by 10% of the then outstanding FHA Insurance amount; provided, however, that in no case shall such amount be reduced below $50,000.

         The Contract of Insurance will be held by the Trustee for the benefit of the Trust and for the benefit of Related Series Trusts. The Secretary of HUD will not earmark the insurance reserves held for the Trustee for the benefit of any particular Related Series Trust held by the Trustee, although the Trustee has agreed not to hold Related Series Mortgage Loans.



                                 USE OF PROCEEDS



         The net proceeds to be received from the sale of the Class A Certificates will be used to purchase the Mortgage Loans from the Seller.



                                  THE DEPOSITOR



         The Depositor was incorporated in the State of Delaware on January 31, 1991 and is a wholly-owned subsidiary of the ContiFinancial Corporation. The Depositor maintains its principal offices at 277 Park Avenue, New York, New York 10172. Neither the Depositor, the Company nor any of their affiliates will insure or guarantee distribution on the Certificates.



             THE TITLE I LOAN PROGRAM AND THE CONTRACT OF INSURANCE



         On the Closing Date, the Trustee will hold for the benefit of the Trust and all Related Series Trusts the FHA Contract of Insurance in an amount equal to ____% of the outstanding Principal Balance of all Mortgage Loans held by the Trust and the Related Series Trusts as of the Cut-Off Date acknowledged by the FHA as having been transferred to the Trustee (the "Initial FHA Insurance Amount"). With respect to those Mortgage Loans that are not covered by the Trustee's Contract of Insurance on the Closing Date, each of the related Originators will be required to cause the related reserve accounts maintained by the Secretary of HUD to be transferred on the FHA's books from the related Originator's Contract of Insurance to the Trustee's Contract of Insurance. To accomplish this transfer, on or after the date on which the Originators receive the FHA Title I Case Numbers for the Mortgage Loans, the Originators will be required to submit a sale report to the Secretary of HUD regarding the conveyance of the Mortgage Loans to the Trustee. The "FHA Insurance Amount" shall mean the Initial FHA Insurance Amount less (i) the aggregate amount of all Annual Reductions applicable to the Contract of Insurance plus all reserves subsequently transferred by the Secretary of HUD and (ii) the amount of FHA Insurance proceeds previously received with respect to the Mortgage Loans and any Related Series Mortgage Loans (as described below) since the related Transfer Date. The Claims Administrator shall not submit any claim to the FHA if the amount of such claim would exceed the FHA Insurance Amount applicable to the Contract of Insurance. All FHA Insurance Proceeds received in respect of such FHA Claims shall be deposited into the Collection Account.



                                 THE ORIGINATORS



     [To Be Provided]

                  THE MASTER SERVICER AND CLAIMS ADMINISTRATOR



         The Master Servicer and Claims Administrator is _____________________, a _________________ corporation. ____________ is principally engaged in the business of servicing, on behalf of third party investors, residential single family mortgages secured by properties located in ______________________________. As of _____________ __, 199___, the Master
Servicer was master servicing more than ___________ mortgage loans representing an aggregate outstanding principal balance of approximately $____ billion. No specific delinquency or foreclosure data relating to ________'s servicing portfolio is provided because ___________'s servicing experience with FHA Title I Mortgage Loans is not sufficient to be indicative of the delinquency and foreclosure that might be expected with respect to the Mortgage Loans.



         The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Master Servicer for its servicing portfolio of Mortgage Loans for the past three years.



                  THE TRUSTEE AND CONTRACT OF INSURANCE HOLDER



         _________________________________, a __________ banking corporation located in ____________________, will be named as Trustee and Contract of Insurance Holder under the Agreement.



         The Trustee will at all times be required to be a corporation or national banking association organized and doing business under the laws of the United States of America or of any state authorized under such laws to exercise corporate trust powers, subject to supervision or examination by federal or state authority and either (i) having a combined capital and surplus of at least $50,000,000 or (ii) being a wholly-owned subsidiary of a bank holding company having such a capital and surplus. If at any time the Trustee shall cease to be eligible in accordance with the provisions described in this paragraph, it will be required to resign immediately.



         No resignation or removal of the Trustee or the Contract of Insurance Holder, as the case may be, and no appointment of a successor thereto shall become effective until the acceptance of appointment by a successor trustee.



         The Trustee or the Contract of Insurance Holder, as the case may be, or any trustees or contract of insurance holders, respectively, hereafter appointed, may resign at any time in the manner set forth in the Agreement. Upon receiving notice of resignation, the Master Servicer with the prior written consent of the Certificate Insurer is required promptly to appoint a successor trustee or Contract of Insurance Holder, as the case may be, acceptable to the Certificate Insurer by written instrument meeting the eligibility requirements in the manner set forth in the Agreement. If no successor trustee or Contract of Insurance Holder, as the case may be, shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Contract of Insurance Holder, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee or the Contract of Insurance Holder, as the case may be, shall cease to meet the eligibility requirements, or if, as determined by a court of competent jurisdiction in a proceeding in which the Trustee has been given an opportunity to be heard, the Trustee has failed to perform any obligation under the Agreement and such failure materially and adversely affects the Owners of the Certificates, and, in either such case, the Trustee shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjusted as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case the Master Servicer may with the prior written consent of the Certificate Insurer or at the written request of the Certificate Insurer shall remove the Trustee and appoint a successor trustee acceptable to the Certificate Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.



         The Depositor will be required to give notice of any removal of the Trustee to the Owners, which notice will be required to include the name of the successor trustee and the address of its corporate trust office. The Depositor also will be required to give notice to the Owners of the acceptance by a successor of its appointment.



                             THE MORTGAGE LOAN POOL



General



         The Mortgage Loans to be transferred to the Trust on the Closing Date will consist of _____ fixed-rate FHA home improvement loans evidenced by promissory notes or retail installment sales contracts (the "Notes") secured by first and junior lien deeds of trust, security deeds or mortgages, which are located in ___ states. The Properties securing the Mortgage Loans consist of residences (which may be detached, part of a two-to-four family dwelling, a condominium unit, a unit in a planned unit development, multi-unit properties or manufactured homes (to the extent such homes are considered real estate under applicable state law)). All the Mortgage Loans are partially insured by the FHA under Title I. The Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. All Mortgage Loans were originated on or after _____________ __, 199___.



         As of the Cut-Off Date, the average Principal Balance of the Mortgage Loans was $___________; the Coupon Rates of the Mortgage Loans ranged from _____% to _____%; the weighted average Coupon Rate of the Mortgage Loans was
_____%; the weighted average remaining term to maturity of the Mortgage Loans was _____ months. The remaining terms to maturity as of the Cut-Off Date of the Mortgage Loans ranged from 8 months to ____ months. The maximum Principal Balance as of the Cut-Off Date was $________. No Mortgage Loan will mature later than _____________ __, 199__. The Mortgage Loans relate to properties in ___ states.

                 Geographic Distribution of Mortgaged Properties



     The geographic distribution of Mortgage Loans by State was as follows:



                                         Original Aggregate
     State        No.      Percent        Principal Balance            Percent
     -----        ---      -------       -----------------             -------






Total



                             Cut-Off Date Loan Rates



         The Coupon Rates borne by the Notes relating to the Mortgage Loans were distributed as follows as of the Cut-Off Date:



                                             Original Aggregate
    Coupon Rate (%)      No.      Percent     Principal Balance         Percent
    ---------------      ---      -------    ------------------         -------






Total



                           Cut-Off Date Loan Balances



         The distribution of the outstanding principal amounts of the Mortgage Loans as of the Cut-Off Date was as follows: Principal Amount



   Principal Amount                           Original Aggregate
     Cut-Off Date        No.      Percent      Principal Balance       Percent
     ------------        ---      -------      -----------------       -------




Total

                    Distribution of Months Since Origination



         The distribution of the number of months since origination of the Mortgage Loans as of the Cut-Off Date was as follows:



                                               Original Aggregate
        Months            No.      Percent      Principal Balance       Percent
        ------            ---      -------      -----------------       -------






Total



                   Distribution of Remaining Term to Maturity



         The distribution of the number of months remaining to maturity of the Mortgage Loans as of the Cut-Off Date was as follows:



                                               Original Aggregate
        Months            No.       Percent     Principal Balance       Percent
        ------            ---       -------     -----------------       -------






Total



Interest Payments on the Mortgage Loans



         The Mortgage Loans are actuarial loans which provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Each payment made by the Mortgagor is, therefore, treated as containing predetermined amount of interest and principal. Scheduled monthly payments made by the Mortgagors on the Mortgage Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.



                       PREPAYMENT AND YIELD CONSIDERATIONS



General



         The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on an investor's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Lag Feature of Class A Certificates"), the yield to maturity on a Offered Certificate will be directly related to the rate of payment of principal of the Mortgage Loans including for this purpose Prepayments, liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans by the Company. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.



         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Company makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.



Certain Yield, Prepayment and Weighted Average Life Considerations



         If purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.



         The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. However, the monthly payment on a home improvement loan is often smaller than the monthly payment on a purchase money first mortgage loan. Consequently, a decrease in the interest rate payable results in a smaller reduction in the amount of the monthly payment on the smaller balance loan. Conversely if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.



         The final scheduled Distribution Date for the Class A Certificates is _____________ __, 20__, which is the date on which the original principal amount of the Class A Certificates as of the Closing Date less all amounts previously distributed to the Owners on account of principal (such amount as of any time, the "Class A Principal Balance") would be reduced to zero, assuming that no Prepayments are received on the Mortgage Loans and that payments of principal of and interest on each of the Mortgage Loans are timely received. The weighted average life of the Class A Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the Class A Certificates could occur significantly earlier than the final scheduled Distribution Date because (i) Distributable Excess Spread will be used to make accelerated payments of principal to the Owners of the Class A Certificates, which payments will have the effect of shortening the weighted average lives of the Class A Certificates, (ii) Prepayments are likely to occur, and (iii) the Depositor and, in limited circumstances, the Certificate Insurer, may cause a termination of the Trust when the aggregate outstanding principal balance of the Mortgage Loans is 10% or less of the aggregate principal balance of the Mortgage Loans in the Trust as of the Cut-Off Date.



Weighted Average Life of the Class A Certificates



         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. In the model used in this Prospectus Supplement, the constant prepayment rate ("CPR") represents an assumed annualized rate of payment relative to the then outstanding principal balance of a pool of new mortgage loans.



         Based upon the foregoing assumptions, the following table indicates the projected weighted average life of the Class A Certificates, at various CPR assumptions.



                              Class A Certificates



                          Weighted Average            Earliest Retirement at
              CPR           Life (years)*            Class R Owner's Option**
              ---           -------------            ------------------------





-------------
* The weighted average life of a Certificate is determined by (i) multiplying the amount of each distribution in reduction of the outstanding principal amount of such Certificate by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial principal amount of the Certificate.



** Assuming early retirement of the Class A Certificates upon termination of the Trust on the second Distribution Date following the Remittance Date on which the aggregate unpaid Principal Balance of the Mortgage Loans declines to a level less than 10% of the aggregate principal balance of the Mortgage Loans in the Trust as of the Cut-Off Date.



         There is no assurance that Prepayments will occur, or, if they do occur, that they will occur at any constant percentage of CPR.



Payment Lag Feature of Class A Certificates



         An amount equal to Mortgagor payments with respect to each Mortgage Loan (net of the Servicing Fee and Master Servicer Fee) received during each Due Period is to be remitted to the Trustee within two Business Days of receipt thereof; however, the Trustee will be required to distribute such amounts to the Owners on the Distribution Date following such Due Period. The first Distribution Date will not occur until _____________ __, 199__, and will include Mortgagor payments for the Due Period ending on _____________ __, 199__. Thus, the effective yield to the Owners will be below that otherwise produced by the Pass-Through Rate because the distributions to the Class A Owners in respect of any given month will not be made until on or about the 20th day of the following month.



Yield Sensitivity of the Class S-A Certificates



         Because amounts distributable to Owners of the Class S-A Certificates consist entirely of interest, the yield to maturity of the Class S-A Certificates will be extremely sensitive to the repurchase, prepayment and default experience of the Mortgage Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class S-A Certificates should be aware that Depositor may cause a termination of the Trust when the aggregate outstanding principal balance of the Mortgage Loans has declined to ___% or less of the aggregate pool balance of the Mortgage Loans as of the Cut-Off Date.



         The following table indicates certain relationships between the assumed purchase price and the yield to maturity on the Class S-A Certificates, stated on a corporate bond equivalent basis. Such table also indicates such relationships on the assumption that (a) the Trust is not terminated by the Depositor pursuant to its __% "clean-up call", and (b) the Trust is so terminated.

            Sensitivity of the Class S-A Certificates to Prepayments



    Prepayment Scenario           0% CPR             % CPR             % CPR             % CPR             % CPR
    -------------------           ------          --------          --------          --------          --------
             I
            II
           III
            IV
             V




         On the basis of approximately __% CPR, and a purchase price of ____%, no termination of the Trust by the Company pursuant to its __% "clean-up call" and the other assumptions described above, the pre-tax yield to maturity of the Class S-A Certificates would be approximately __%. If the actual prepayment rate were to exceed approximately __% CPR, based on such assumptions, an investor in the Class S-A Certificates as to which such percentage of CPR was exceeded would not fully recover the initial purchase price thereof.



         On the basis of approximately ___% CPR, a purchase price of _______%, termination of the Trust by the Company pursuant to its __% "clean-up call" and the other assumptions described above, the pre-tax yield to maturity of the Class S-A Certificates would be approximately __%. If the actual prepayment rate were to exceed approximately __% CPR based on such assumptions, an investor in the Class S-A Certificates as to which such percentage of CPR was exceeded would not fully recover the initial purchase price thereof.



         It is highly unlikely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. In fact, Mortgage Loans will prepay at different rates.



         The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class S-A Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class S-A Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S-A Certificates and consequently do not purport to reflect the return on any investment in the Class S-A Certificates when such reinvestment rates are considered.



         The Mortgage Loans will not necessarily have the characteristics assumed above, and there can be no assurance the (i) the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class S-A Certificates will correspond to any of the pre-tax yields shown above or (iii) the aggregate purchase price of the Class S-A Certificates will be equal to the purchase price assumed.



         Scheduled Final Distribution Date. The scheduled final Distribution Date for the Class S-A Certificates is ___________ __, ____.

                             ADDITIONAL INFORMATION



         The description in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties is based upon the pool as constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Depositor deems such removal necessary or appropriate. A limited number of other Mortgage Loans may be included in the pool prior to the issuance of the Offered Certificates.



         A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference to the Registration Statement together with the Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K.



                     DESCRIPTION OF THE OFFERED CERTIFICATES



General



         The Class A Certificates will be available in minimum denominations of $________________ and integral multiples of $1,000 in excess thereof, except that one Class A Certificate may be issued in any amount. The Class S-A Certificate will be issuable in minimum Percentage Interests of 10% and integral multiples of 1% in excess thereof.



         As described in "The Mortgage Loan Pool" herein, the Mortgage Loans include first and junior lien Mortgage Loans. Each Class A Certificate will evidence the right to receive on each Distribution Date the Class A Interest Distribution and the Class A Principal Distribution until the Class A Certificate Balance has been reduced to zero and each Class S-A Certificate, which is an interest-only Certificate, will evidence the right to receive on each Distribution Date the Class S-A Interest Distribution.



         One-hundred percent of the Class A Distribution Amount and the Class S-A Interest Distribution due to the related Owners of the Offered Certificates on each Distribution Date is insured by the Certificate Insurer pursuant to the Policy. See "The Policy" herein.



Distribution Dates



         On each Distribution Date each Owner of Class A Certificates will be entitled to receive, from amounts then on deposit in the Certificate Account and until the Class A Certificate Balance is reduced to zero, to the extent of the Amount Available on such Distribution

Date, the Class A Interest Distribution and, to the extent of the Distribution Amount on such Distribution Date, the Class A Monthly Principal Distributable Amount as of such Distribution Date and each Owner of a Class S-A Certificate will be entitled to receive, from amounts then on deposit in the Certificate Account, to the extent of the Amount Available on such Distribution Date, the Class S-A Interest Distribution as of such Distribution Date. Distributions will be made in immediately available funds to Owners of Offered Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Certificate Register") maintained by the Trustee as registrar (the "Certificate Registrar").



Distributions



         Upon receipt, the Trustee will be required to deposit into the Certificate Account (i) the total of the principal and interest collections on the Mortgage Loans required to be remitted by the Master Servicer or the related subservicers on each Business Day, together with any Purchase Price Amount, (ii) any Insurance Payment and (iii) the proceeds of any liquidation of Mortgage Loans.



         On each Distribution Date, the Trustee is required to make the following disbursements and transfers from moneys then on deposit in the Certificate Account in the following order of priority:



                   (i) from the Distribution Amount, for deposit in the FHA Premium Account, the FHA Premium Account Deposit for such Distribution Date;



                   (ii) from the Distribution Amount, to the Master Servicer, the Master Servicer Fee for such Distribution Date;



                   (iii) from the Distribution Amount, to the Master Servicer, any amount in respect of reimbursement of Delinquency Advances or Foreclosure Advances to which the Master Servicer is entitled with respect to such Distribution Date;



                   (iv) from the Distribution Amount, to the Trustee, the Trustee Fee for such Distribution Date;



                   (v) from the Distribution Amount, Priority Expenses to the Persons entitled thereto on such Distribution Date;



                   (vi) from the Amount Available, to the Owners of the Class A Certificates, an amount equal to the Class A Interest Distribution for such Distribution Date and to the Owners of the Class S-A Certificates, an amount equal to the Class S-A Interest Distribution for such Distribution Date;



                   (vii) from the Distribution Amount, to the Certificate Insurer, any amounts owing to the Certificate Insurer under the Insurance Agreement and not paid, whether or not any other Person is obligated to pay such amounts;

                   (viii) from the Distribution Amount, to the Owners of the Class A Certificates, the Class A Principal Distribution for such Distribution Date;



                   (ix) from the Amount Available, to the Owners of the Class A Certificates, an amount equal to the Class A Guaranteed Principal Distribution Amount, if any, for such Distribution Date;



                   (x) from the Distribution Amount, to any successor Master Servicer, such fee, if any, for such Distribution Date payable in accordance with the Pooling and Servicing Agreement in addition to the Master Servicer Fee; and



                   (xi) the balance of any Distribution Amount, to the Owners of the Class R Certificates.



         The Trustee's Fee as of each Distribution Date will be one-twelfth of the product of ___% and the aggregate Class A Certificate Balance as of the close of business on the last day of the second month before such Distribution Date, and prior to the distribution of the Class A Principal Distribution on such Distribution Date.



The Class A Distributions



         On each Distribution Date, the Class A Certificateholders will be entitled to receive the sum of (a) the Class A Interest Distribution and (b) the Class A Guaranteed Principal Distribution Amount, and (c) to the extent of the Distribution Amount available after the distribution pursuant to clauses (i) through (viii) above, the Class A Monthly Principal Distributable Amount in excess of any amounts described in clause (b) above.



         "Class A Interest Distribution" means, with respect to any Distribution Date, the sum of (a) the "Class A Monthly Interest Distributable Amount" (i.e., 30 days interest at the Pass-Through Rate on the Class A Certificate Balance as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date)) and (b) any Class A Interest Carryover Shortfall (i.e., the excess of the Class A Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date over the amount in respect of interest that is actually distributed to the Class A Certificateholders on such preceding Distribution Date, plus interest on such excess, to the extent permitted by law, at the Pass-Through Rate from such preceding Distribution Date through the current Distribution Date).



         "Class A Guaranteed Principal Distribution Amount" means, with respect to any Distribution Date, the positive excess, if any, of (i) the aggregate of the Outstanding Class A Certificate Balances of all Outstanding Class A Certificates as of such Distribution Date (taking into account distributions on such Distribution Date pursuant to clause (viii) above) over (ii) the aggregate of the Class A Guaranteed Certificate Balances as of such Distribution Date.



         "Class A Monthly Principal Distributable Amount" means, with respect to any Distribution Date, the amount equal to the sum of the collateral amounts (without duplication) with respect to the immediately preceding Due Period: (i) that portion of all Mortgage Payments allocable to principal, including all full and partial principal prepayments (excluding such amounts in respect of Mortgage Loans included in clause (ii) for a prior Distribution Date), (ii) the Principal Balance of all Mortgage Loans that became Defaulted Mortgage Loans during the related Due Period, (iii) the portion of the Purchase Amount allocable to principal of all Mortgage Loans that became Purchased Mortgage Loans as of the immediately preceding Monthly Cut-Off Date excluding such amounts in respect of Mortgage Loans included in clause (ii) for a prior Distribution Date and, in the sole discretion of the Certificate Insurer, the Principal Balance as of the immediately preceding Monthly Cut-Off Date of all Mortgage Loans that were required to be purchased or repurchased as of the immediately preceding Monthly Cut-Off Date pursuant to the Agreement but were not so purchased, (iv) the aggregate amount of Cram Down Losses that shall have occurred during the related Due Period, (v) the amount of Distributable Excess Spread in respect of such Distribution Date and (vi) amounts, if any, delivered by the Certificate Insurer to the Trustee for deposit in the Certificate Account and distribution in respect of the Class A Certificates in accordance with the Insurance Agreement; provided, however, that, if with respect to any Distribution Date, Distributable Excess Spread is zero, the Class A Monthly Principal Distributable Amount shall equal such portion of the sum of the amounts included in clauses (i) through
(iv) above such that following distribution in reduction of the Aggregate Class A Certificate balance the Required OC Test would be satisfied.



         "Class A Guaranteed Certificate Balance" means with respect to any outstanding Class A Certificate as of any date of determination, the hypothetical Class A Certificate Balance equal to the initial Class A Certificate Balance of such Class A Certificate set forth on the face thereof, reduced by the pro rata portion allocable to such Class A Certificate of the aggregate of the Class A Minimum Principal Distributable Amounts with respect to all Distribution Dates on or prior to such date of determination.



         "Class A Minimum Principal Distributable Amount" means with respect to any Distribution Date, the amount set forth on the schedule to the Agreement for such Distribution Date



         "Due Period" means with respect to any Distribution Date, the calendar month immediately preceding such Distribution Date.



         "Excess Spread" means with respect to any Distribution Date, the positive excess, if any, of (x) the aggregate amount of the Mortgage Payments or amounts deposited by the Depositor if it elects to acquire the Mortgage Loans at the time the outstanding balance of the Mortgage Loans is less than 10% of the Initial Principal Balance with respect to the related Due Period over (y) the sum of (A) the amount required to be distributed pursuant to priorities (i) through (vii) under "Distributions" above on such Distribution Date plus (B) the sum of any outstanding Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date plus (C) the sum of the amounts described in clauses (i) through (iv) of the definition of Class A Monthly Principal Distributable Amount (set forth above) for such Distribution Date.



         "Distributable Excess Spread" means with respect to any Distribution Date, such portion (not greater than 100%) of Excess Spread with respect to such Distribution Date, which if distributed in accordance with clause (v) of the definition of Class A Monthly Principal Amount would cause the Required OC Test to be satisfied with respect to such Distribution Date, after giving effect to all distributions on such Distribution Date, provided, however, that if the Required OC Multiple is unlimited, Distributable Excess Spread shall equal 100% of Excess Spread; provided, further, however, that so long as an Insurer Default (as defined in the Agreement) shall not have occurred and be continuing, Distributable Excess Spread may, in the discretion of the Certificate Insurer with respect to any Distribution Date with respect to which the Required OC Multiple is greater than 100%, be a portion of Excess Spread which is less than would otherwise be determinable pursuant to this definition but which is not less than the portion of Excess Spread that would be determinable pursuant to this definition if the Required OC Multiple were equal to 100%.



The Class S-A Distributions



         The Class S-A Certificates are interest-only certificates which will not be entitled to any distribution of principal, but will be entitled to interest on the Notional Principal Balance. The interest due with respect to the Class S-A Certificate will be the interest which has accrued thereon at the Class S-A Pass-Through Rate during the calendar month in which such Distribution Date occurs (the "Class S-A Interest Distribution").



         The Agreement will provide that, to the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee or Paying Agent), to the Owners of such Offered Certificates, if any, the Certificate Insurer will be subrogated to the rights of such Owners of Offered Certificates with respect to such Guaranteed Distributions. The Certificate Insurer shall receive reimbursement for such Guaranteed Distribution as provided in the Agreement, but only from the same sources and in the same manner provided in the Agreement for the payment of the Class A Distribution Amount to Owners of Class A Certificates and the Class S-A Interest Distribution, if any. The subrogation and reimbursement will have no effect on the Certificate Insurer's obligations under the Policy.



Book Entry Registration of the Offered Certificates



The Offered Certificates will be represented by a single certificate registered in the name of the nominee of The Depository Trust Company (the "Clearing Agency"). The Clearing Agency will maintain book entry records of ownership, transfers and pledges of such Certificates only in the names of its participants and indirect participants (the "Clearing Agency Participants"), which include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Prior to Book Entry Termination (as defined below), Beneficial Owners who are not Clearing Agency Participants may transfer and pledge their interests in the Offered Certificates, and exercise any other rights and remedies of Certificateholders, only through Clearing Agency Participants or other entities that maintain relationships with Clearing Agency Participants. The Clearing Agency may charge its customary fee to Clearing Agency Participants in connection with any such transfers and pledges. In addition, prior to Book Entry Termination, distributions on the Offered Certificates will be made to Beneficial Owners only through the Clearing Agency and its Clearing Agency

Participants. Consequently, Beneficial Owners may experience some delay in the receipt of their payments. See "Risk Factors - Book Entry Registration" and "Description of the Certificates - Book Entry Registration" in the Prospectus.



         The Offered Certificates will be issued in definitive, registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Owners of the Certificates, if, and only if, one of the following events shall occur (any such event being referred to as "Book Entry Termination"): (i) the Clearing Agency or the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to the Offered Certificates and the Depositor and the Trustee are unable to engage a qualified successor to serve as the Clearing Agency, or (ii) the Clearing Agency, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of the Offered Certificates, advise the Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners, or (iii) the Depositor, at its option, advises the Trustee that it elects to terminate the book entry system. Upon Book Entry Termination, Beneficial Owners will become registered Certificateholders and will deal directly with the Trustee with respect to transfers, notices and payments.



         The Clearing Agency has advised the Depositor and the Trustee that, prior to Book Entry Termination, the Clearing Agency will take any action permitted to be taken by a Certificate holders under the Agreement only at the direction of one or more Clearing Agency Participants to whom the Offered Certificates are credited in an account maintained by the Clearing Agency. The Clearing Agency has advised that it will take such action with respect to any principal amount of the Offered Certificates only at the direction of and on behalf of Clearing Agency Participants with respect to those principal amounts of such Offered Certificates.



         Issuance of the Offered Certificates in book entry form rather than as physical Certificates may adversely affect the liquidity of such Offered Certificates in the secondary market and the ability of Offered Certificateholders to pledge them. In addition, since distributions on the Offered Certificates will be made by the Trustee to the Clearing Agency and the Clearing Agency will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of the Offered Certificateholders such Offered Certificateholders may experience delays in the receipt of such distributions.



Certain Activities



         The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. See "Pooling and Administration -- Reports to Certificateholders" in the Prospectus for information regarding reports to the Owners.

                                   THE POLICY



         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.



         Simultaneously with the issuance of the Offered Certificates, the Certificate Insurer will deliver the Policy to the Trustee for the benefit of each Offered Certificate holders. Under the Policy, the Certificate Insurer unconditionally and irrevocably guarantees to the Trustee for the benefit of each Certificate holders the full and complete payment of (i) Guaranteed Distributions (as defined below) with respect to the Offered Certificates; and
(ii) the amount of any Guaranteed Distribution which subsequently is avoided in whole or in part as a preference payment under applicable law.



         "Guaranteed Distributions" means, with respect to each Distribution Date, the distribution to be made to Certificateholders in an aggregate amount equal to the Class A Interest Distributable Amount due and payable on such Distribution Date, the Class A Guaranteed Principal Distribution Amount, if any, and the Class S-A Interest Distribution, if any, due and payable on such Distribution Date, in each case in accordance with the original terms of the Certificates when issued and without regard to any amendment or modification of the Certificates or the Agreement which has not been consented to by the Certificate Insurer.



         Payment of Claims on the Policy made in respect of Guaranteed Distributions will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York time, on the third Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the Distribution Date such payment was due on the Certificates.



         If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Certificate Insurer shall cause such payment to be made no earlier than the first to occur of (a) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Certificate holders is required to return principal or interest distributed with respect to the Certificates during the term of the Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Certificate holders that the Order has been entered and is not subject to any stay, and
(iii) an assignment duly executed and delivered by the Certificate holders, in such form as is reasonably required by the Certificate Insurer and provided to the Certificate holders by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificate holders relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in- possession or trustee in bankruptcy named in the Order and not to the

Trustee or any Certificate holders directly (unless a Certificate holders has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy names in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificate holders upon proof of such payment reasonably satisfactory to the Certificate Insurer).



         The terms "Receipt" and "Received," with respect to the Policy, shall mean actual delivery to the Certificate Insurer, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended notice.



         Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to be closed.



         The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy whether or not such funds are properly applied by the Trustee.



         The Certificate Insurer shall be subrogated to the rights of each Certificate holders to receive payments of principal and interest with respect to the Guaranteed Distributions to the extent of any payment by the Certificate Insurer under the Policy.



         Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Certificate Insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of the Certificate Insurer for borrowed money. Claims against the Certificate Insurer under each other financial guaranty insurance policy issued thereby constitutes pari passu claims against the general assets of the Certificate Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Policy may not be canceled or revoked prior to distribution in full of all Guaranteed Distributions with respect to the Certificates. The Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.



[Insurance and Indemnity Agreement



         The Depositor and the Certificate Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor will agree to reimburse, with interest, the Certificate Insurer for certain amounts paid pursuant to claims under the Policy. The Depositor will further agree to pay the Certificate Insurer all reasonable charges and expenses which the Certificate Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Certificate Insurer against certain liabilities.]

                            THE CERTIFICATE INSURER



         The following information has been furnished by the Certificate Insurer for use herein. Reference is made to Appendix for a specimen of the Policy.



General



         [The Certificate Insurer is a monoline insurance company incorporated on ___________ __, ____ under the laws of the State of New York. The Certificate Insurer received its New York State insurance license and commenced operations on __________ __, _____. The Certificate Insurer and its two wholly owned subsidiaries are licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.]



         The Certificate Insurer and its subsidiaries are engaged exclusively in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities, thereby enhancing the credit rating of those securities, in consideration for the payment of a premium to the insurer. The Certificate Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset- backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Certificate Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Certificate Insurer's underwriting criteria.



         The principal executive offices of the Certificate Insurer are located at ______________________, and its telephone number at that location is ________________. At _________________, the Certificate Insurer and its
subsidiaries had ____ employees.



Reinsurance



         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written by the Certificate Insurer or either of its subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Certificate Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Certificate Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Certificate Insurer's obligations under any financial guaranty insurance policy.

Ratings of Claims-Paying Ability



         The Certificate Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings."



Capitalization



         The following table sets forth the capitalization of the Certificate Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of __________ __, 199__ (in thousands):



                                   (Unaudited)



Unearned Premium Reserve (net of prepaid reinsurance
premiums)                                                     $
Shareholder's Equity:
Common Stock
Additional Paid-In Capital
Retained Earnings
Total Shareholder's Equity
Total Unearned Premium Reserve and Shareholder's Equity       $



         For further information concerning the Certificate Insurer, see the Consolidated Financial Statements of the Certificate Insurer and Subsidiaries, and the notes thereto, included as Appendices C and D in this Prospectus Supplement. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Certificate Insurer are available upon request to the State of New York Insurance Department.



Insurance Regulation



         The Certificate Insurer and its insurance subsidiaries are licensed and subject to regulation as insurance corporations under the laws of the State of New York, the jurisdiction of organization of the Certificate Insurer. In addition, the Certificate Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Certificate Insurer is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer.

Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Certificate Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.



                        OVERCOLLATERALIZATION PROVISIONS



         On each Distribution Date, Distributable Excess Spread will be applied on such Distribution Date as an accelerated payment of principal on the Class A Certificates. This has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans. To the extent that any Excess Spread is not so used, it will be paid to the Owners of the Class R Certificates.



         Excess Spread will be applied as an accelerated payment of principal on the Class A Certificates until the Required OC Test is satisfied. The "Required OC Test" is met (i) if on the Closing Date the aggregate of the Principal Balances of the Mortgage Loans as of the Cut-Off Date is _______% of the aggregate Class A Certificate Balance as of the Closing Date and (ii) on a subsequent Distribution Date, the Aggregate Principal Balance with respect to such Distribution Date, exceeds the aggregate Class A Principal Balance by an amount which is equal to the greater of (i) $_______ and (ii) the Required OC Multiple with respect to such Distribution Date, times:



                   (x) in the case of a Distribution Date on or prior to the Midpoint Date, the amount which is equal to ___% of the Aggregate Class A Certificate Balance as of the Closing Date;



                   (y) in the case of a Distribution Date after the Midpoint Date, in the event that the Required OC Multiple is greater than 100% on the Midpoint Date, the amount which is equal to ___% of the Original Aggregate Class A Certificate Balance as of the Closing Date; and



                   (z) in the case of a Distribution Date after the Midpoint Date, in the event that the Required OC Multiple is equal to 100% on the Midpoint Date, the amount equal to ___% of the Aggregate Class A Certificate Balance as of the Closing Date plus ___% of the Aggregate Class A Certificate Balance on such Distribution Date (prior to giving effect to any distributions on such date).



         "Midpoint Date" means the Determination Date next succeeding the end of the ____the full calendar month following the Closing Date. A "Determination Date" is the fifth Business Day preceding the related Distribution Date.



         "Required OC Multiple" means with respect to any Distribution Date, the percentage set forth in the Collateral Performance Matrix which corresponds to the data with respect to the applicable Collateral Performance Tests set forth in the Master Servicer Certificate with respect to the related Determination Date. The "Collateral Performance Matrix" in the Agreement sets forth various levels for the Required OC Multiple which are a function of certain delinquency and default characteristics of the Mortgage Loans existing on each Determination Date.



         In the event that the required level of overcollateralization is permitted to decrease or "step down" on any Distribution Date, the Agreement provides that a portion of the principal of the Mortgage Loans which would otherwise be distributed to the Owners of the Class A Certificates on such Distribution Date shall be distributed to the Owners of the Class R Certificates on such Distribution Date. This has the effect of decelerating the amortization of Class A Certificates relative to the amortization of the Mortgage Loans and of reducing the amount of overcollateralization.



                       THE POOLING AND SERVICING AGREEMENT



         In addition to the provisions of the Agreement summarized elsewhere in this Prospectus Supplement, there is set forth below a summary of certain other provisions of the Agreement.



Formation of the Trust



         Pursuant to the Agreement, the Trust will be created and established, the Trust will acquire the Mortgage Loans without recourse to the Depositor and the Trust will issue the Offered Certificates.



         The property of the Trust shall include all (a) the Mortgage Loans together with the related Mortgage Loan documents and the Depositor's interest in any Mortgaged Property which secures a Mortgage Loan and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, (b) the FHA Insurance reserves attributable to the Mortgage Loans as of the Cut-Off Date, (c) such amounts as may be held by the Trustee in the Certificate Account together with investment earnings on such amounts and such amounts may be held by the Trustee in the Certificate Account, if any, whether in the form of cash, instruments, securities or other properties, (d) the Policy, and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Agreement (collectively, the "Trust Property").



         The Certificates do not represent an interest in or obligation of the Depositor, Trustee, Master Servicer, or any of their respective affiliates. The Certificates will not be savings accounts or deposits and neither the Certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency, except that the Mortgage Loans are partially insured by the FHA. The obligations of the FHA with respect to insurance concerning the Mortgage Loans are not unlimited or unconditional obligations of the FHA, but are limited contractually to the amount of insurance coverage described herein.

Covenant of Company to Take Certain Actions with Respect to the Mortgage Loans in Certain Situations



         Pursuant to the Agreement, upon the discovery by the Depositor, the Company, the Master Servicer, the Certificate Insurer or the Trustee that any representatives and warranty with respect to the Mortgage Loans (including the related Mortgages and Notes) were materially and adversely untrue as of the Closing Date with the result that the interests of the Owners in the related Mortgage Loan or the interests of the Certificate Insurer are materially and adversely affected, or any required document constituting a part of any Mortgage File was not delivered to the Trustee by the time required to be so delivered or was defective in any material respect when so delivered, the party discovering such breach is required to give prompt written notice to the other parties and the Certificate Insurer.



         If any such omission of or defect in any document constituting part of the Mortgage File or any such breach of any representation or warranty made by the Company is not cured, in the opinion of the Certificate Insurer, for any reason, within 60 days of the receipt of notice thereof, the Company shall be obligated, if so requested by the Certificate Insurer in its discretion, on the Monthly Cut-Off Date next succeeding the expiration of such 60 day period, to repurchase the affected Mortgage Loan. The Certificate Insurer and the Trustee on behalf of the Owners of the Certificates agree that, if a Mortgage Loan is a Defective Mortgage Loan because a document as specified in the Agreement is not included in the Mortgage File, such defect shall be deemed to be cured if the Trustee shall have received during such sixty day period, a written statement addressed to it from the Director of HUD Title I Insurance Division that such document would not be required in connection with a claim for FHA Insurance with respect to such Mortgage Loan. If the FHA has not assigned a case number under the Contract of Insurance to a Mortgage Loan to indicate that such Mortgage Loan is eligible for Title I Insurance coverage under the Contract of Insurance, on or before the 90th day after the Closing Date, the Company shall be obligated, on the Monthly Cut Off Date next succeeding such 90th day, to repurchase such Mortgage Loan. If the FHA reserve amount with respect to a Mortgage Loan has not been transferred to the FHA Insurance Coverage Reserve Account on or before the 120th day after the Closing Date, the Company shall be obligated, on the Monthly Cut-Off Date next succeeding such 120th day, to repurchase such Mortgage Loan. If the Company is required to repurchase any Mortgage Loan on a Monthly Cut-Off Date that is not a Business Day, such repurchase shall be made on the last Business Day preceding such Monthly Cut-Off Date. Any Mortgage Loan that is required to be purchased or repurchased as described above is referred to as a "Defective Mortgage Loan."



         Within two years after the Closing Date, the Company may elect in lieu of the purchase or repurchase of a Defective Mortgage Loan, to substitute a Substitute Mortgage Loan for the Defective Mortgage Loan. A "Substitute Mortgage Loan" is a Mortgage Loan: (i) having such characteristics such that the representations relating to Mortgage Loans as set out in the Agreement would have been true and correct had such Mortgage Loan originally been a Mortgage Loan, (ii) each scheduled Mortgage Payment with respect to such Mortgage Loan shall be greater than or equal to the scheduled Mortgage Payment due in the same Due Period on the Mortgage Loan for which Substitute Mortgage Loan is being substituted; (iii) the Maturity Date with respect to such Mortgage Loan shall be no later than the Maturity Date for the Mortgage Loan for which such Maturity Date is being substituted,(iv) as of the date of substitution, the Principal Balance of such Mortgage Loan is greater than or equal to the Principal Balance of the Mortgage Loan for which such Substitute Mortgage Loan is being substituted, (v) the Coupon Rate with respect to such Mortgage Loan is not less by an amount greater than ___% than the Coupon Rate of the Mortgage Loan for which such Substitute Mortgage Loan is being substituted, and (vi) if in excess of $__________ in Principal Balance (at the time of substitution) of Mortgage Loans has previously been substituted pursuant to the Agreement, the substitution of such Mortgage Loan has been approved in advance in writing by the Certificate Insurer.



Sale of Mortgage Loans



         Pursuant to the Agreement, the Depositor will transfer, assign, set over and otherwise convey without recourse to the Trustee in trust all right, title and interest of the Depositor in and to each Mortgage Loan and all the right, title and interest in and to principal and interest due to the trust on each such Mortgage Loan after the Cut-Off Date; provided, however, that the Depositor will reserve and retain all its right, title and interest in and to principal (including Prepayments) and interest due on each Mortgage Loan on or prior to the Cut-Off Date. Purely as a protective measure and not to be construed as contrary to the parties intent that the transfer on the Closing Date is a sale, the Depositor has also been deemed to have granted to the Trustee a security interest in the Trust Property in the event that the transfer of the Trust Property is deemed to be a loan and not a sale.



         In connection with the transfer and assignment of the Mortgage Loans on the Closing Date, the following documents will be delivered to the Trustee (the "Mortgage File"):



                   (i) The Mortgage Note, showing a complete chain of endorsements or assignments from the named payee to the Depositor and endorsed without recourse to the order of the Trustee which latter endorsement may be executed with a facsimile signature of an officer of the Depositor;



                   (ii) The original Mortgage with evidence of recording indicated thereon (except that a true copy thereof certified by an appropriate public official may be substituted);



                   (iii) The original assignment of Mortgage to the Trustee, in recordable form;



                   (iv) All intermediate assignments of the Mortgage, with evidence of recording thereon (or true copies thereof certified by appropriate public officials may be substituted);



                   (v) An original of each assumption or modification agreement, if any, relating to such Mortgage Loan; and

                   (vi) (A) An original notice signed by the Mortgagor acknowledging HUD insurance, (B) an original or copy of (1) truth-in-lending disclosure, (2) credit application, (3) consumer credit report, (4) verification of employment and income or verification of self-employment income, (5) evidence of the Mortgagor's interest in the Mortgaged Property, (6) contract of work or written description with cost estimates, (7) completion certificate, if in existence on the Closing Date, (8) report on inspection of improvements to the Mortgaged Property, if in existence on the Closing Date, (9) notice of non-compliance, if applicable, (10) to the extent not included in (2), a written verification that the Mortgagor at the time of origination was not more than 30 days delinquent on any senior mortgage or deed of trust on the Mortgaged Property (11) with respect to each Mortgage Loan with an initial principal balance in excess of $15,000, an appraisal of the Mortgaged Property as of the time of origination of the Mortgage Loan, (12) a title search as of the time of origination with respect to the Mortgaged Property, and (C) any other documents required for the submission of a claim with respect to the Mortgage Loan to the FHA.



         If the Trustee has not received (i) the original assignment of Mortgage or (ii) any intermediate assignments of Mortgage (in each case of (i) and (ii), with evidence of recording thereon (or true copies thereof certified by appropriate public officials) the Depositor covenants and agrees to take any and all actions necessary to effect the proper execution, filing and recordation of the such assignment of the Mortgage and all intermediate assignments of Mortgage, in the appropriate jurisdiction.



Acceptance by Trustee



         The Trustee will acknowledge conveyance of the Trust Property and will hold all assets included in the Trust Property from time to time in trust for the use and benefit of all present and future Owners of the Certificates.



         The Trustee will also agree for the benefit of the Certificateholders and the Certificate Insurer to review each Mortgage File within 30 days of the Closing Date to confirm that all the documents and instruments required to be included in each Mortgage File are so included and have been executed (and that documents which are required to be originals bear original signatures) and that such documents and instruments relate to the Mortgage Loans identified in the Mortgage Loan Schedule and are what they purport to be on their face. Promptly upon completion of such review, the Trustee will also prepare and deliver a list of any such missing documents to the Master Servicer and the Certificate Insurer. The Trustee also agrees to review each Mortgage File within 90 days of the Closing Date to confirm that all documents and instruments required to be included in each Mortgage File are so included and have been executed where required.

Master Servicer and Subservicers



         The Master Servicer will agree to manage, service, administer and make collections on the Mortgage Loans, and perform the other actions required by the Master Servicer under the Agreement. In performing such obligations, the Master Servicer will be required to act in good faith in a commercially reasonable manner in accordance with all requirements of the FHA applicable to the servicing of the Mortgage Loans, and to service and administer the Mortgage Loans in accordance with Title I, the terms of the Agreement and the respective Mortgage Loans. The Master Servicer will have full power and authority, acting alone and/or through subservicers, if any, subject only to the specific requirements and prohibitions of Title I, the Agreement and the respective Mortgage Loans, to do any and all things in connection with such servicing and administration which are consistent with the manner in which it services FHA Title I home improvement mortgage loans owned by the Master Servicer or any of its affiliates or serviced by the Master Servicer for others and which are consistent with the ordinary practices of prudent mortgage lending institutions.



         Servicing Record. The Master Servicer will be required to establish and maintain books and records (the "Servicing Record") in which the Master Servicer will record all Mortgage Payments received or collected by or on behalf of the Master Servicer or received by the Trustee, the Company or the Depositor in respect of each Mortgage Loan and each foreclosed property and all amounts owing to the Master Servicer and subservicers in compensation for services rendered or in reimbursement of certain costs and expenses incurred. In addition, the Master Servicer will be required to establish and maintain records for the Insurance Record (which shall be part of such Servicing Record) in which the Master Servicer shall record all claims made under the Contract of Insurance, all payments received from the FHA for each such claim and the amount of insurance coverage remaining.



         The Master Servicer must separately record various amounts as of the related Determination Date (i.e., the fifth Business Day preceding the related Distribution Date) or Distribution Date, as applicable, in the Servicing Record generally including the following:



                   (i) the unpaid Master Servicing Fee due the Master Servicer on the next Distribution Date;



                   (ii) all subservicing fees which are entitled to be retained by the subservicers, if any, with respect to the preceding Due Period; all fees retained during the preceding Due Period by any Independent Contractor hired by the Master Servicer to operate and manage a Foreclosed Property; and amounts retained by subservicers in respect of Mortgage Payments representing less than a Monthly Payment if the related Mortgage Loan is not a Defaulted Mortgage Loan;



                   (iii) all amounts due as of the preceding Monthly Cut-Off Date in reimbursement of Delinquency Advances in respect of prior Distribution Dates;

                   (iv) all amounts due as of the preceding Monthly Cut-Off Date in reimbursement of Foreclosure Advances previously advanced by the Master Servicer (separately identifying the amount of each then due);



                   (v) all Priority Expenses required to be distributed on the next succeeding Distribution Date;



                   (vi) the aggregate amount of the Master Servicer Fee paid to Master Servicer on such Distribution Date in respect of each Mortgage Loan;



                   (vii) the aggregate amount of Delinquency Advances and Foreclosure Advances reimbursed to the Master Servicer on such Distribution Date;



                   (viii) all unpaid Trustee Fees due the Trustee as of the preceding Monthly Cut-Off Date;



                   (ix) on or prior to each Determination Date, the Principal Balance of Mortgage Loans that became Defaulted Mortgage Loans during the prior Due Period;



                   (x) on or before each Determination Date, the 30+ Delinquency Percentage and the 60+ Delinquency Percentage; the Annual Default Percentage and such other data as is required by the Trustee to determine the Required OC Multiple; and



                   (xi) on or before each Determination Date, any other information with respect to the Mortgage Loans required by the Trustee to determine the Class A Principal Distribution with respect to the next succeeding Distribution Date or otherwise to determine the amount of required distributions pursuant to the Agreement.



         Review of Master Servicer Activities. The Master Servicer will be required to deliver to the Trustee and the Certificate Insurer on or before __________ of each year, beginning on __________ of the calendar year following the calendar year in which the Closing Date occurs, an officer's certificate signed by a responsible officer of the Master Servicer generally to the effect that based upon a review of the Master Servicer's activities during the preceding calendar year, the Master Servicer has fulfilled its obligations under the Agreement, or there has been a default in the fulfillment of such obligation and specifying each such default, the nature and status thereof and the action the Master Servicer proposes to take with respect thereto.



         The Master Servicer will cause a firm of nationally recognized independent certified public accountants, who may also render other services to the Master Servicer, to deliver to the Trustee and the Certificate Insurer on or before __________ (or 90 days after the end of the Master Servicer's fiscal year of each year), beginning ____________ __, 19__ with respect to the twelve months ended the immediately preceding __________ (or other applicable date) (i) an opinion by a firm of independent certified public accountants as to the financial position of the Master Servicer in accordance with generally accepted accounting standards; and (ii) a statement from the firm of independent certified public accountants to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Master

Servicer's mortgage loan portfolio conducted in compliance with certain Applicable Accounting Standards (as defined in the Agreement), such firm is of the opinion that such servicing has been conducted in compliance with such Applicable Account Standards.



         Access to Records. The Master Servicer must provide to representatives of the Trustee and the Certificate Insurer and holders of a majority in principal amount of the Certificates reasonable access to the documentation regarding the Mortgage Loans. The Master Servicer must provide such access to any other Certificate holders only in such cases where the Master Servicer is required by applicable statutes or regulations (whether applicable to the Master Servicer or to such Certificate holders) to permit such Certificate holders to review such documentation. Any Certificate holders, by its acceptance of a Certificate (or by acquisition of its beneficial interest therein), will be deemed to have agreed to keep confidential and not to use for its own benefit any information obtained by it, except as may be required by applicable law.



         Master Servicer Advances. With respect to each Mortgage Loan (other than a Defaulted Mortgage Loan) and each Distribution Date, the Master Servicer must advance from its own funds and deposit into the Certificate Account no later than the related Determination Date, the positive excess, if any, of (i) the portion of the Monthly Payment due (net of any subservicing fee and Master Servicing Fee) with respect to such Mortgage Loan in the related Due Period allocable to interest calculated at the related Net Coupon Rate over (ii) the amount deposited into the Certificate Account with respect to such Mortgage Loan and such Due Period. A "Defaulted Mortgage Loan" is any Mortgage Loan with respect to which: (i) a claim has been submitted pursuant to the Contract of Insurance, (ii) foreclosure proceedings have been commenced, (iii) any portion of a Monthly Payment is more than 120 days past due (without giving effect to any grace period) or (iv) the Master Servicer has determined in good faith in accordance with customary mortgage loan servicing practices that all amounts which it expects to receive with respect to the Mortgage Loan have been received.



         The Master Servicer will be entitled to be reimbursed for previously unreimbursed Delinquency Advances with respect to a Mortgage Loan on Distribution Dates subsequent to the Distribution Date in respect of which such Delinquency Advance was made from Mortgage Payments with respect to such Mortgage Loan. If a Mortgage Loan shall become a Defaulted Loan and the Master Servicer shall not have been fully reimbursed for any Delinquency Advances with respect to such Mortgage Loan, the Master Servicer shall be entitled to be reimbursed for the outstanding amount of such Delinquency Advances from unrelated Mortgage Loans. No interest shall be due to the Master Servicer in respect of any Delinquency Advance for any period prior to the reimbursement thereof.



         The Master Servicer must advance from its own funds the following amounts in respect of any Mortgage Loan on foreclosed property (collectively, "Foreclosure Advances"):



                  (i) all third party costs and expenses (including legal fees and costs and expenses relating to bankruptcy or insolvency proceedings in respect of any Mortgagor) associated with the institution of foreclosure proceedings in respect of any Mortgage Loan;

                   (ii) all insurance premiums due and payable in respect of each Foreclosed Property, prior to the date on which the related insurance policy would otherwise be terminated;



                   (iii) all real estate taxes and assessments in respect of each Foreclosed Property that have resulted in the imposition of a lien thereon, other than amounts that are due but not yet delinquent;



                   (iv) all costs and expenses necessary to maintain each Foreclosed Property;



                   (v) all fees and expenses payable to any independent contractor hired to operate and manage a Foreclosed Property, other than fees and expenses retained by such independent contractor from the proceeds of the operation of such Foreclosed Property;



                   (vi) all third party costs to prepare and file FHA claims;
         and



                   (vii) all fees and expenses of any independent appraiser or other real estate expert retained by the Trustee.



         The Master Servicer shall be entitled to be reimbursed from related Mortgage Payments for Foreclosure Advances advanced on or prior to the related Monthly Cut-Off Date.



         The Master Servicer must advance the Foreclosure Advances described in clauses (i) through (v) above if, but only if, the Master Servicer would make such an advance if it or an affiliate held the affected Mortgage Loan or Foreclosed Property for its own account and, in the Master Servicer's good faith judgment, such amounts will be recoverable from related Mortgage Payments.



         Modifications, Waivers and Amendments. The Master Servicer may not agree to any modification, waiver or amendment of any provision of any Mortgage Loan unless, in the Master Servicer's good faith opinion, such modification, waiver or amendment (i) would minimize the loss that might otherwise be experienced with respect to such Mortgage Loan and complies with the requirements of Title I or (ii) is required by Title I. Notwithstanding the foregoing, so long as an Insurer Default shall not have occurred and be continuing, the Master Servicer may not agree, without the prior written consent of the Certificate Insurer, during any period of twelve consecutive Due Periods to modifications, waivers or amendments of the provisions of Mortgage Loans having (at the time of such modification, waiver or amendment) an aggregate Principal Balance greater than one percent (1%) of the Aggregate Principal Balance as of the Determination Date in the first of such Due Periods.



         Enforcement of "Due-On-Sale" and "Due on Encumbrance." If any Mortgage Loan contains a provision, in the nature of a "due-on-sale" clause, the Master Servicer, on behalf of the Trustee will exercise any right the Trustee may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or to the transfer, in a manner consistent with the servicing standard set forth in the Agreement.

         If any Mortgage Loan contains a provision, in the nature of a "due-on-encumbrance" clause, the Master Servicer, on behalf of the Trustee, will exercise any right the Trustee may have as the Mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard.



         FHA Insurance Claims; Foreclosures. If any Monthly Payment due under any Mortgage Loan is not paid when the same becomes due and payable, or if the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Master Servicer must take such action (consistent with Title I, including efforts to cure the default of such Mortgage Loan) as it shall deem to be in the best interest of the Trust. If the maturity of the related Mortgage Note has been accelerated pursuant to the requirements under Title I following the Master Servicer's efforts to cure the default of the Mortgage Loan (and such Mortgage Loan is not required to be purchased pursuant to the Agreement) and (i) if an FHA Insurance Coverage Insufficiency does not exist at the time, the Master Servicer must initiate, on behalf of the Trust, a claim under the Contract of Insurance for reimbursement for loss on such Mortgage Loan pursuant to Title I or (ii) if an FHA Insurance Coverage Insufficiency exists at the time, the Master Servicer may proceed against the Mortgaged Property securing the Mortgage Loan pursuant to the Agreement, and if thereafter an FHA Insurance Coverage Insufficiency does not exist, may submit a claim under the Contract of Insurance with respect to such Mortgage Loan if it has obtained the prior approval of the Secretary of HUD.



         If the FHA rejects or refuses to pay any claim made under the Contract of Insurance (including a rejection of a previously paid claim and a demand by the FHA of a return of the FHA Insurance Payment Amount for such Mortgage Loan) for a Mortgage Loan (other than a refusal or rejection for clerical error in computing the claim amount), upon receipt of the FHA's rejection notice and determination by the Master Servicer that the rejection was not due to clerical error, then (i) the Master Servicer must promptly notify the Trustee (if the Trustee shall not initially have received such notice), the Depositor and the Certificate Insurer of such fact, and (ii) if the FHA indicates rejection due to other than a failure to service such Mortgage Loan in accordance with Title I, the Depositor shall be liable on or before the Monthly Cut-Off Date next following the date of such notice from the Master Servicer to repurchase such Mortgage. If the FHA shall have indicated in writing in connection with its rejection or refusal to pay a claim that such rejection or refusal is due in whole to a failure to service such Mortgage Loan in accordance with Title I, the Master Servicer shall notify the Depositor and the Certificate Insurer of such determination, and the Master Servicer must on or before the next succeeding Monthly Cut-Off Date repurchase such Mortgage Loan for the Purchase Price.



         If the Master Servicer, on behalf of the Trustee, may, at any time, institute foreclosure proceedings, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to any Mortgaged Property, by operation of law or otherwise; the Master Servicer shall comply with the requirements under Title I, the REMIC regulations and the Agreement, shall follow such practices and procedures in a manner which is consistent with the Master Servicer's procedure for foreclosure and operation of the foreclosed property with respect to FHA Title I property improvement mortgage loans held in the

Master Servicer's portfolio for its own account or, if there are no such loans, FHA Title I property improvement mortgage loans serviced by the Master Servicer for others, giving due consideration to accepted mortgage servicing practices of prudent lending institutions, and shall sell or liquidate the Mortgage Loan or Mortgaged Property.



         The Trustee must deposit in the Certificate Account on the day of receipt all amounts received from the FHA (to the extent FHA Insurance Payment Amounts are not sent by the FHA directly to the Master Servicer), or any other Person with respect to the Mortgage Loans or any other assets of the Trust.



         If prior to the Termination Date, the FHA rejects an insurance claim, in whole or part, under the Contract of Insurance after previously paying such insurance claim and the FHA demands that the Trustee repurchase such Mortgage Loan, the Master Servicer must pursue such appeals with the FHA as are reasonable. If the FHA continues to demand that the Trustee repurchase such Mortgage Loan after the Master Servicer exhausts such administrative appeals as are reasonable, then notwithstanding that the Depositor, the Master Servicer or any other person is required to repurchase such Mortgage Loan the Master Servicer must notify the Trustee of such fact and the Trustee shall cause the Trust to repurchase such Mortgage Loan from funds available in the Certificate Account.



         The Depositor will reimburse the Trustee for any amounts paid by the Trustee to the FHA in order to repurchase Mortgage Loans for which the FHA has rejected an insurance claim for any reason other than a failure to comply with FHA servicing requirements. The Master Servicer will reimburse the Trustee for any amounts paid by the Trustee to FHA in order to repurchase Mortgage Loans for which the FHA has rejected an insurance claim as a result of a failure to service such Mortgage Loan in accordance with Title I.



         Any sale of a Foreclosed Property shall be without recourse to the Trustee, the Master Servicer or the Trust, and neither the Master Servicer nor the Trustee shall have any liability to any Certificate holders with respect to the purchase price therefor accepted by the Master Servicer or the Trustee.



         Maintenance of Insurance. The Master Servicer must maintain or cause to be maintained with respect to each Mortgaged Property at least such insurance as is required with respect thereto by Title I. The Master Servicer will be required to maintain or cause to be maintained such other insurance (including title insurance) as shall be required by the Certificate Insurer or that the Master Servicer shall deem reasonable.



         The Master Servicer must maintain a fidelity bond in such form and amount as is customary for entities acting as custodian of funds and documents in respect of mortgage loans on behalf of institutional investors.



Removal and Resignation of Master Servicer



         The Master Servicer has covenanted and agreed to act as such for an initial term, commencing on the Closing Date and ending on ______________ ___, 19__, which term shall be extendible by the Certificate Insurer (unless a Servicer Termination Event shall have occurred) for successive quarterly terms (or, pursuant to revocable written standing instructions from time to time to the Master Servicer and the Trustee, for any specified number of terms greater than one), until the termination of the Trust.



         The Certificate Insurer or the Owners, with the consent of the Certificate Insurer, will have the right to remove the Master Servicer upon the occurrence of any of the following events (each, a "Servicer Termination Event"):



         (a) (i) except with respect to Mortgage Payments representing less than a Monthly Payment if the related Mortgage Loan is not a Defaulted Mortgage Loan, failure by the Master Servicer to deposit or cause the related subservicer to deposit all Mortgage Payments in the related Collection Account no later than the Business Day following receipt thereof by the Master Servicer or subservicer, which failure continues unremedied for three Business Days or (ii) failure by the Master Servicer to deposit or cause the related subservicer to deposit amounts with respect to Mortgage Payments representing less than a Monthly Payment if the related Mortgage Loan is not a Defaulted Mortgage Loan within two Business Days of the date of required deposit therefor; or



         (b) failure on the part of the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements contained in the Agreement that continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall be given to the Master Servicer and the Trustee pursuant to a Certificate Class Vote as provided in the Agreement; provided, however, that if such failure shall be of a nature that it cannot be cured within 30 days, such failure shall not constitute a Servicer Termination Event if within such 30-day period the Master Servicer shall have given notice to the Certificate Insurer of corrective action it proposes to take, which corrective action is agreed to in writing by the Certificate Insurer in its sole discretion to be satisfactory, and the Master Servicer shall thereafter pursue such corrective action diligently until such default is cured; or



         (c) failure by the Master Servicer to deliver to the Trustee and (so long as an Insurer Default shall not have occurred and be continuing) the Certificate Insurer the Master Servicer Certificate by the fourth Business Day prior to each Distribution Date, or failure on the part of the Master Servicer to comply with or service the Mortgage Loans in accordance with Title I; or



         (d) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Master Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Servicer or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Master Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

         (e) the commencement by the Master Servicer of a voluntary case under the federal bankruptcy laws, as now or hereinafter in effect, or any other present or future, federal or state bankruptcy, insolvency or similar law, or the consent by the Master Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Master Servicer or of any substantial part of its property or the making by the Master Servicer of an assignment for the benefit of creditors or the failure by the Master Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Master Servicer in furtherance of any of the foregoing; or



         (f) any representation, warranty or statement of the Master Servicer made in the Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Trust and, within 30 days after written notice thereof shall have been given to the Master Servicer by the Trustee or the Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing, an Owner of a Certificate), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or



         (g) so long as an Insurer Default shall not have occurred and be continuing, the Certificate Insurer shall not have delivered a servicer extension notice; or



         (h)      a claim is made under the Policy.



Consequences of a Servicer Termination Event



         If a Servicer Termination Event shall occur and be continuing, the Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing, either the Trustee or the Owners of Certificates evidencing not less than a majority of the Certificates outstanding), by notice given in writing to the Master Servicer (and to the Trustee if given by the Certificate Insurer or the Owners of the Certificates) may terminate all the rights and obligations of the Master Servicer under the Agreement. On or after the receipt by the Master Servicer of such written notice, and the appointment of and acceptance by a successor Master Servicer, all authority, power, obligations and responsibilities of the Master Servicer under the Agreement, whether with respect to the Certificates or the Trust or otherwise, shall pass to, be vested in and become obligations and responsibilities of the successor Master Servicer. The successor Master Servicer shall have no liability with respect to any obligation which was required to be performed by the Master Servicer prior to the date that the successor Master Servicer becomes the Master Servicer or any claim of a third party based on any alleged action or inaction of the prior Master Servicer. The prior Master Servicer is required to cooperate with the successor Master Servicer in effecting the termination of the responsibilities and rights of the prior Master Servicer.



         After the Master Servicer receives a notice of termination or upon the resignation of the Master Servicer the Certificate Insurer must appoint a successor Master Servicer by written instrument. The Certificate Insurer (without limiting its obligations under the Policy) will have no liability to the Trustee, the Depositor, the person then serving as Master Servicer, any Owner of a Certificate or any other person related to such appointment. Any resignation or removal of the Master Servicer will become effective only upon acceptance of appointment by the successor Master Servicer.



         Any successor Master Servicer shall be entitled to such compensation (whether payable out of the Distribution Amount or otherwise) as the Master Servicer would have been entitled to if the Master Servicer had not resigned or been terminated. The Certificate Insurer and a successor Master Servicer may agree on additional compensation to be paid to such successor Master Servicer as described under "Description of the Offered Certificates - Distributions." In addition, any successor Master Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Master Servicer.



         Upon any termination of the Master Servicer or appointment of a successor to the Master Servicer, the Trustee must give prompt written notice thereof to Owners of the Certificates at their respective addresses appearing in the Certificate Register.



Waiver of Past Defaults



         The Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing the Owners of the Certificates pursuant to a certificate class vote) may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied.



                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES



         The following is the opinion of DeweyBallantine LLP, special counsel to the Depositor as to certain of the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.



REMIC Election



         The Trustee will cause an election to be made to treat the Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. Dewey Ballantine LLP, special tax counsel, is of the opinion that, for federal income tax purposes, assuming (i) the REMIC election is made and (ii) compliance with the Agreement, the Trust will be treated as a REMIC, the Offered Certificates will be treated as "regular interests" in the REMIC and the Class R Certificates will be treated as the sole class of "residual interests" in the REMIC. For federal income tax purposes, regular interests in a REMIC generally are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. The Offered Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption to be used in determining whether Class A Certificates are issued with original issue discount and the rate of accrual of original issue discount is ___% of the CPR. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "Certain Federal Income Tax Consequences - Federal Income Taxation for REMIC Certificates" and "Taxation of Regular Certificates" in the Prospectus.



         Although not free from doubt, it is anticipated that the Class S-A Certificates will be treated as issued with original issue discount in an amount equal to the excess of all payments thereon over their issue price (including accrued interest), and the Trustee intends to report income in respect of such Class of Certificates in this manner. Under this method, any "negative" amounts of original issue discount attributable to rapid prepayments would not be deductible currently, but would be offset against future positive accruals of original issue discount, if any. A Class S-A Certificate holders may be entitled to a loss deduction, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its remaining basis in the Class S-A Certificate, assuming no further prepayments.



                              ERISA CONSIDERATIONS



         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans and individual retirement arrangements to which it applies ("Plan") and on those persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with counsel with respect to the consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.



         [The DOL has issued to ____________________ an individual prohibited transaction exemption, Prohibited Transaction Exemption ___________________ (the "Exemption"), which generally exempts from the application of the prohibited transaction provision of Section 406(a), Section 406(b)(1) and Section 406(b)(2) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The loans covered by the Exemption include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemption to apply are the following:



                   (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arms-length transaction with an unrelated party:



                   (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust:



                   (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");



                   (4) the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);



                   (5) the sum of all payments made to and retained by the Underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by the Master Servicer and any subservicer represents not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith; and



                   (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.



         The Trust Estate must also meet the following requirements:



                   (i) the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools;



                   (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and



                   (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.



         Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Depositor, the Certificate Insurer, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").



         The Depositor believes that the Exemption will apply to the acquisition and holding of Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single Mortgage Loan included in the Trust Estate that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Estate.]



         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code[, the applicability of PTCE _________ and the Exemption,] and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.



                                     RATINGS



         It is a condition of the issuance of the Offered Certificates that the Offered Certificates receive ratings of AAA by S&P and Aaa by Moody's. The ratings assigned to the Offered Certificates will be based primarily on the claims-paying ability of the Certificate Insurer. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, 99 Church Street, New York, New York and Standard & Poor's Ratings Group, a division of McGraw Hill, 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities.

                         LEGAL INVESTMENT CONSIDERATIONS



         Although the Offered Certificates are expected to be rated "AAA" by S&P, and "Aaa" by Moody's, the Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because some of the Mortgage Loans may be secured by junior liens. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Offered Certificates.



                                  UNDERWRITING



         Under the terms and subject to the conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates, the Depositor has agreed to cause the Trust to sell and ___________________ (the "Underwriters") has agreed to purchase the Offered Certificates.



         The Underwriters have advised the Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more registered transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Class A Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act.



         The Company has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended.



         The Company has been advised by the Underwriters that the Underwriters currently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Offered Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.



                                REPORT OF EXPERTS



         The financial statements of the Certificate Insurer, ______________________________, for each of the two years in the periods ending , 199 and 199 , appearing in Appendix B of this Prospectus Supplement have been audited by _____________________, independent accountants, as indicated in their report thereonappearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                              CERTAIN LEGAL MATTERS



         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor by Dewey Ballantine LLP, New York, New York and by Alan L. Langus, Chief Counsel for the Company. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Dewey Ballantine LLP. Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Underwriters by ____________________, __________. Certain legal matters relating to the Certificate Insurer and the Certificate Insurance Policies will be passed upon for the Certificate Insurer by ____________________, __________.

                                   APPENDIX A



                  INDEX OF LOCATION OF PRINCIPAL DEFINED TERMS



Agreement...............................................................1
Beneficial Owner.......................................................17
Book Entry Termination.................................................36
Business Day...........................................................38
Certificate Insurer....................................................13
Certificate Insurer Default............................................14
Certificate Register...................................................32
Certificate Registrar..................................................32
Claims Administrator....................................................1
Class A Certificates....................................................4
Class A Guaranteed Certificate Balance..................................8
Class A Guaranteed Principal Distribution Amount........................7
Class A Interest Carryover Shortfall....................................7
Class A Interest Distribution...........................................7
Class A Minimum Principal Distributable Amount..........................8
Class A Monthly Interest Distributable Amount..........................33
Class A Monthly Principal Distributable Amount..........................7
Class S-A Certificates..................................................4
Class S-A Interest Distribution........................................10
Clearing Agency........................................................35
Clearing Agency Participants...........................................35
Closing Date............................................................1
Company.................................................................1
Contract of Insurance Holder...........................................10
CPR....................................................................28
Cram Down Loss..........................................................9
Cut-Off Date............................................................1
Defaulted Mortgage Loan................................................48
Defective Mortgage Loan................................................43
Delinquency Advances...................................................16
Depositor...............................................................2
Determination Date.....................................................41
Distributable Excess Spread.............................................9
Distribution Date.......................................................6
Due Period..............................................................9
ERISA..................................................................55
Excess Spread...........................................................9
FHA.....................................................................1
FHA Insurance..........................................................10
FHA Insurance Amount...................................................10
FHA Premium Account....................................................12
Foreclosure Advances...................................................48

HUD.....................................................................4
Initial FHA Insurance Amount...........................................22
Initial FHA Premium Account Deposit....................................12
Insurance Agreement....................................................38
Insurance Payments.....................................................14
Invoiced Mortgage Loans................................................13
Master Servicer.........................................................1
Master Servicing Fee...................................................16
Midpoint Date..........................................................41
Moody's................................................................14
Mortgage File..........................................................44
Mortgage Loans..........................................................1
Mortgaged Properties....................................................1
Mortgages...............................................................6
Notes...................................................................6
Notional Principal Balance..........................................2, 10
Offered Certificates....................................................2
Originator..............................................................4
Plan...................................................................55
Policy..................................................................2
Prepayments............................................................15
Receipt................................................................38
Received...............................................................38
Record Date.............................................................6
regular interests......................................................18
Related Series Mortgage Loans..........................................11
Related Series Trusts..................................................11
REMIC..................................................................18
Required OC Multiple...................................................41
Required OC Test.......................................................13
residual interests.....................................................18
S&P....................................................................14
Servicing Fees.........................................................16
Servicing Record.......................................................46
SMMEA..................................................................19
Substitute Mortgage Loan...............................................43
Termination Event......................................................52
Title I Program.........................................................5
Trust Property.........................................................42
Trustee.................................................................1
Trustee's Fee..........................................................33
Underwriters...........................................................58
Weighted average life..................................................28

                                   APPENDIX B



               AUDITED FINANCIAL STATEMENTS OF CERTIFICATE INSURER

                                   APPENDIX C



                        SPECIMEN OF THE INSURANCE POLICY

                          FORM OF PROSPECTUS SUPPLEMENT
                          -----------------------------



                                    VERSION 3



                              (Multi-Family Loans)

           SUBJECT TO COMPLETION, DATED __________ ___, 199_ VERSION 3



PROSPECTUS SUPPLEMENT
(To Prospectus Dated ______________ __, 199___)



                  CTS Multifamily Mortgage Loan Trust 199__-__
                   $__________________ Class A-1 Certificates
            $__________________ Class S-A Interest-only Certificates
                        $___________ Class B Certificates
                 Multifamily Mortgage Pass-Through Certificates
                                 SERIES 199__-__
                       CONTISECURITIES ASSET FUNDING CORP.
                                    Depositor
                              ---------------------
                                    Servicer



                  The CTS Multifamily Mortgage Pass-Through Certificates, Series 199__-__ (the "Certificates") will consist of the Class A-1 senior certificates (the "Class A-1 Certificates"), the Class S-A senior certificates (the "Class S-A Certificates" and, together with the Class A-1 Certificates (the "Senior Certificates"), the Class B subordinate certificates (the "Class B Certificates"), the Class C subordinate Certificates (the "Class C Certificates") and the Class R residual certificates (the "Class R Certificates"); (together with the Class B Certificates, and the Class C Certificates, the "Subordinate Certificates"). Only the Senior Certificates and Class B Certificates (collectively, the "Offered Certificates") are being offered hereby.



                  As more fully described herein, interest distributions on the Offered Certificates will be based on the Certificate Principal Balance of the related Class or the aggregate principal balance of the Mortgage Loans or another specified Class of Certificates (the "Notional Principal Balance") and the then applicable Pass-Through Rate.



                  The Pass-Through Rate for the Class A-1 Certificates will be _____% per annum, for the Class B Certificates will be ___% per annum and for the S-A Certificates will be ___% per annum. The Class S-A Certificates are interest-only Certificates. The yield to investors on the Class S-A Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans, which may vary over time. A rapid rate of such principal payments on the Mortgage Loans could result in the failure of investors in the Class S-A Certificates to recover their initial investments.



                  For a discussion of significant matters affecting investment in the Certificates, see "Risk Factors" beginning on page S-10 herein and on page 6 in the Prospectus.

                                                  (Cover continued on next page)



    THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY
       AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CONTISECURITIES
        ASSET FUNDING CORP., ANY ORIGINATORS OR ANY OF THEIR AFFILIATES.
           NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE
                INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
             HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
               TO THE CONTRARY IS A CRIMINAL OFFENSE.[THE ATTORNEY
               GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
                  OR ENDORSED THE MERITS OF THIS OFFERING. ANY
                         REPRESENTATION TO THE CONTRARY
                                  IS UNLAWFUL.]


                              ---------------------


                  The Offered Certificates will be purchased by the Underwriters from the Depositor and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately $____________, before deducting expenses payable by the Depositor estimated to be approximately $_______ in the aggregate. See "Plan of Distribution" in this Prospectus Supplement.



                  The Offered Certificates are offered subject to prior sale, when, as, and if accepted by the Underwriters and subject to the approval of certain legal matters. It is expected that delivery of the Senior Certificates in book-entry form will be made on or about ____________, 199___ only through the Same Day Funds Settlement System of The Depository Trust Company and that delivery of the Class B Certificates will be made at the offices of ____________, on or about __, 199_ against payment therefor in immediately available funds.



                                 [UNDERWRITERS]



          The date of this Prospectus Supplement is __________, 199__.

                  The Certificates will evidence, in the aggregate, 100% of the beneficial ownership interest in one of two trust funds established pursuant to a Pooling and Servicing Agreement dated as of _____________, 199_ (the "Agreement"), among the Depositor, in its capacity as sponsor of the Trust (the "Depositor"), ContiTrade Services L.L.C., (the "Company"), ____________ as the servicer (the "Servicer"), and __________, as trustee (the "Trustee"). One trust fund (the "Trust Fund") will consist of the "regular interests" (and all the proceeds thereof) in a separate trust fund (the "Mortgage Trust" and, together with the Trust Fund, the "Trusts") that will consist primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first [and junior] liens on multi-family residential (including multi-family/retail mixed-use) properties located in ___ states (the "Mortgaged Properties"). Each of the Mortgage Loans bear [fixed/adjustable] rates of interest and contain level pay amortization schedules extending beyond such Mortgage Loans, scheduled maturity date, with a "balloon" payment on the maturity date equal to the remaining principal balance of such Mortgage Loans and any accrued and unpaid interest thereon ending no later than the Final Scheduled Distribution Date.



                  The Class A-1 and Class S-A Certificates represent the senior interests in the Trust Fund. As described herein, the rights of the holders of the Class B Certificates and Class C Certificates to receive distributions from the Trust Fund will be subordinate to the rights of the holders of the Class A Certificates and the rights of the holders of the Class C Certificates will also be subordinated to the rights of the holders of the Class B Certificates, respectively, to receive distributions from the Trust Fund.



                  Principal of and interest on the Offered Certificates are payable on the ___th day of each month or, if such day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in The last scheduled Distribution Date for the Class A-1 Certificates is _____________ ___, ____. It is expected that the actual last Distribution Date for each Class of Certificates will occur significantly earlier than such scheduled Distribution Dates. The yield to maturity on the Offered Certificates will depend on, among other things, the price at which the Certificates are acquired and the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Mortgage Loans, which rate may vary significantly over time. See "Yield, Prepayment and Maturity Considerations" in this Prospectus Supplement.



                  It is a condition to the issuance of the Offered Certificates that the Senior Certificates be rated "___" and "___," and the Class B Certificates be rated "___" and "___," by Moody's Investor Service and Standard & Poor's.

(Cover continued from previous page)



                  As described herein, the Trustee will cause elections to be made to treat the Mortgage Trust and Trust Fund as "real estate mortgage investment conduits" ("REMICs" or, in the alternative, the "Lower Tier REMIC" and the "Upper Tier REMIC," respectively) for federal income tax purposes. Each class of the Offered Certificates will be designated as a "regular interest" in the Upper Tier REMIC and the Class R Certificates and the Class RL Certificates will be designated as the sole class of "residual interest" in the Upper Tier REMIC and the Lower Tier REMIC, respectively. See "Certain Federal Income Tax Considerations" herein and in the Prospectus.



                  Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop, or if it does develop, that it will provide the Owners of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.



                  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



                  UNTIL _________, 199_ ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                -----------------




                  The Certificates offered by this Prospectus Supplement will be part of a separate series of Certificates being offered by the Depositor pursuant to its Prospectus dated ____________, 199__ of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering which is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full.




                              AVAILABLE INFORMATION



                  The Depositor has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus Supplement and the related Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.




                          REPORTS TO CERTIFICATEHOLDERS



                  The Trustee will mail monthly reports concerning the Offered Certificates to all registered Owners.

                               TABLE OF CONTENTS



AVAILABLE INFORMATION........................................................4
REPORTS TO CERTIFICATEHOLDERS................................................4
SUMMARY......................................................................1
RISK FACTORS................................................................12
THE MORTGAGE TRUST..........................................................17
DISTRIBUTION OF LTV'S.......................................................20
DISTRIBUTION OF MORTGAGE RATES..............................................21
DISTRIBUTION OF REMAINING TERMS TO MATURITY.................................21
DISTRIBUTION OF PRINCIPAL BALANCES..........................................21
DEBT SERVICE COVERAGE RATIOS................................................22
GEOGRAPHIC DISTRIBUTION.....................................................22
ADDITIONAL INFORMATION......................................................25
THE DEPOSITOR...............................................................25
THE COMPANY.................................................................26
THE SERVICER................................................................26
MASTER SERVICER.............................................................26
SPECIAL SERVICER............................................................26
DESCRIPTION OF THE OFFERED CERTIFICATES.....................................26
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS...............................34
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT..........................39
CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................49
ERISA CONSIDERATIONS........................................................50
LEGAL INVESTMENT CONSIDERATIONS.............................................53
RATINGS.....................................................................53
UNDERWRITING................................................................54
LEGAL MATTERS...............................................................54




APPENDIX A -        INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS
EXHIBIT A  -        MORTGAGE LOAN SCHEDULE

                                     SUMMARY



                  This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Principal Defined Terms for the location in the Prospectus of the definitions of certain capitalized terms.



Issuer                                     CTS Multifamily Mortgage Loan Trust,
                                           199__- (the "Trust").



Certificates Offered                       The Class A-1 Certificates and the
                                           Class S-A Certificates (collectively,
                                           the "Senior Certificates") and the
                                           Class B Certificates (collectively
                                           with the Senior Certificates, the
                                           "Offered Certificates") evidence
                                           undivided beneficial ownership
                                           interests in the Trust Fund. The
                                           Class A-1 Certificates have an
                                           original aggregate principal balance
                                           (the "Original Class A-1 Principal
                                           Balance") of $_________. The Class
                                           S-A Certificates are interest-only
                                           Certificates and have no principal
                                           balance. The Class S-A Certificates
                                           will accrue interest on the Notional
                                           Principal Balance, as described
                                           herein. The Class B Certificates have
                                           an original aggregate principal
                                           balance of $________.



Depositor                                  ContiSecurities Asset Funding Corp.,
                                           a Delaware corporation, having its
                                           principal executive office at 277
                                           Park Avenue, New York, New York 10172
                                           (the "Depositor").



Servicer                                   _________________, a _________
                                           corporation (the "Servicer"). The
                                           Servicer's principal executive
                                           offices are located at ________.



Trustee                                    ____________________, a __________
                                           banking association, the ("Trustee").
                                           The Trustee's principal executive
                                           offices are located at ___________.



Master                                     Servicer   corporation   (the
                                           "Master Servicer"). The Master
                                           Servicer's principal executive
                                           offices are located at
                                           ______________________.



[Special Servicer                          ___________________  a ___________
                                           corporation (the "Special Servicer").
                                           The Special Servicer's principal
                                           executives offices are located at
                                           __________]



Cut-Off Date                               _____________, 199___.



Closing Date                               ________________, 199__.



Description of the
  Certificates                             The CTS Multifamily Mortgage  Pass-
                                           Through Certificates, Series 199__-__
                                           (the "Certificates") will consist of
                                           the Offered

                                           Certificates, the Class C
                                           Certificates, which have an original
                                           aggregate principal balance of
                                           $________, the Class R residual
                                           certificates (the "Class R
                                           Certificates"), which represent the
                                           residual interest in the Trust Fund,
                                           the Class RL residual certificates
                                           (the "Class RL Certificates") which
                                           represent the residual interest in
                                           the Mortgage Trust (the "Class R
                                           Certificates" and the "Class RL
                                           Certificates" are referred to
                                           collectively as the "Residual
                                           Certificates"). The Class C
                                           Certificates and the Residual
                                           Certificates are not offered hereby,
                                           and may be offered for sale in
                                           privately negotiated transactions.
                                           The Certificates represent in the
                                           aggregate the entire beneficial
                                           ownership interest in two trust funds
                                           established pursuant to the
                                           Agreement. One trust fund (the "Trust
                                           Fund") will consist of all the
                                           "regular interests" (and all proceeds
                                           thereof) in a separate trust fund
                                           (the "Mortgage Trust" and, together
                                           with the Trust Fund, the "Trusts")
                                           that will consist primarily of a pool
                                           of loans (the "Mortgage Loans")
                                           secured by [first] liens on
                                           multi-family residential (including
                                           family/retail mixed-use) properties
                                           located in ___states (the "Mortgaged
                                           Properties").



Denominations                              The Class A-1  Certificates  will be
                                           issued in book-entry form in
                                           denominations of original principal
                                           amounts of $_____ and integral
                                           multiples of $_____ in excess
                                           thereof. The Class S-A Certificates
                                           will be issued in [book entry/fully
                                           registered, definitive form] in
                                           percentage interests of ownership of
                                           such class of not less than ___%. The
                                           Class B Certificates will be issuable
                                           in fully registered, certificated
                                           form in denominations of $_______ and
                                           integral multiples in excess thereof
                                           and one Class B Certificate
                                           evidencing an additional amount equal
                                           to the remainder of the Original
                                           Certificate Principal Balance of such
                                           Class. See "Description of the
                                           Offered Certificates-- General" and
                                           "Description of the Offered
                                           Certificates-- Book-Entry
                                           Registration of the Senior
                                           Certificates" herein.



The Mortgage Loans                         The  Mortgage  Loans  will  have a
                                           Cut-Off Date aggregate principal
                                           balance outstanding, after the
                                           deduction of payments of principal
                                           due on such date, of approximately $
                                           ______. The Mortgage Loans were
                                           originated by in accordance with the
                                           Company's Underwriting Guidelines, as
                                           described herein. See "The Mortgage
                                           Trust-Underwriting Standards" herein.
                                           As of the date of origination, the
                                           weighted average Mortgage Rate of the
                                           Mortgage Loans (weighted by the
                                           aggregate principal balance thereof)
                                           was approximately ___%. All the
                                           Mortgage Loans were originated on or
                                           after __________, 199__. As of the
                                           Cut-Off Date, the Mortgage Loans had
                                           an average remaining term to maturity
                                           (weighted by aggregate principal
                                           balance thereof) of approximately
                                           _______.

                                           As of their date of origination, the
                                           Mortgage Loans had an average
                                           principal balance of approximately
                                           $_________.



                                           Each Mortgage Loan is secured by a
                                           mortgage creating a [first/junior]
                                           lien on the related Mortgaged
                                           Property. The Mortgaged Properties
                                           will consist of a total of ___
                                           multi-family (including ___
                                           multi-family/retail mixed-use)
                                           apartment complexes. Each of the
                                           Mortgage Loans bears interest at a
                                           [fixed/adjustable] rate of interest
                                           and had an original term to maturity
                                           of 3, 5 or 7 years, and all of the
                                           Mortgage Loans require monthly
                                           payments of principal based on a ___-
                                           year amortization schedule. The
                                           Maturity Dates of the Mortgage Loans
                                           will fall between ___________ and
                                           __________, inclusive. None of the
                                           Mortgage Loans are insured or
                                           guaranteed by any governmental entity
                                           or private insurer. [All of the
                                           Mortgage Loans are non-recourse
                                           loans.] See "The Mortgage Trust --
                                           Mortgage Loan Characteristics"
                                           herein.



Originators                                Each of the Mortgage Loans to be
                                           acquired by the Trust from the
                                           Depositor were acquired by the
                                           Depositor from ContiTrade Services
                                           L.L.C. (the "Company"), which
                                           previously originated or acquired the
                                           Mortgage Loans from the related
                                           originator (each an "Originator").



Class A-1
  Pass-Through  Rate                       ____% per annum.



Class S-A
  Pass-Through  Rate.                      ___%  per  annum on the  Notional
                                           Principal Balance.



Class B
  Pass-Through  Rate                       ___% per annum.



Distributions on the
 Certificates                              Distributions  of interest and
                                           principal, if any, on the Class A-1,
                                           Class S-A Certificates and the Class
                                           B Certificates will be made by the
                                           Trustee on each Distribution Date
                                           (i.e., the __th day of each month or
                                           if such __th day is not a business
                                           day, then the business day next
                                           following such __th day), commencing
                                           in 199__, to the Owners of
                                           Certificates of record as of the
                                           close of business on the last
                                           business day of the month preceding
                                           such Distribution Date (each, a
                                           "Record Date").



Amount of Distributions                    On each Distribution Date, the
                                           Trustee will apply the aggregate of
                                           amounts distributed [in respect of
                                           the Lower Tier Interest] on such
                                           Distribution Date in the following
                                           order of priority:

                                                  (i) first, concurrently, to
                                                  the Owners of the Class A-1
                                                  Certificates, the Class A-1
                                                  Monthly Interest (as defined
                                                  below); and to the Owners of
                                                  the Class S-A Certificates,
                                                  Class S-A Monthly Interest,
                                                  any shortfall being allocated
                                                  among the Class A-1
                                                  Certificates and the Class S-A
                                                  Certificates in proportion to
                                                  their respective amounts of
                                                  Class A-1 Monthly Interest and
                                                  Class S-A Monthly Interest;



                                                  (ii) second, to the Owners of
                                                  the Class A-1 Certificates,
                                                  the Class A-1 Principal
                                                  Distribution Amount (as
                                                  defined below) until the Class
                                                  A-1 Principal Balance has been
                                                  reduced to zero;



                                                  (iii) third, to the Owners of
                                                  the Class B Certificates, the
                                                  Class B Monthly Interest;



                                                  (iv) fourth, to the Owners of
                                                  the Class A-1 Certificates,
                                                  any Unpaid Delinquent Maturity
                                                  Amount (as defined below)
                                                  until the Class A-1 Principal
                                                  Balance has been reduced to
                                                  zero;



                                                  (v) fifth, to the Owners of
                                                  the Class B Certificates, the
                                                  Class B Principal Distribution
                                                  Amount until the Class
                                                  Principal Balance has been
                                                  reduced to zero;



                                                  (vi) sixth, to the Owners of
                                                  the Class C Certificates, the
                                                  Class C Monthly Interest;



                                                  (vii) seventh, to the Owners
                                                  of the Class C Certificates,
                                                  the Class C Principal
                                                  Distribution Amount until the
                                                  Class C Principal Balance has
                                                  been reduced to zero; and



                                                  (viii) eighth, to the Owners
                                                  of the Class R Certificates,
                                                  all remaining Available Funds,
                                                  if any.



                                           The "Class A-1 Principal Distribution
                                           Amount," as to any Distribution Date,
                                           will equal the sum of the items set
                                           forth below and, if Available Funds
                                           should be less than such sum, any
                                           partial distribution shall be with
                                           respect to such items in the order of
                                           priority set forth below:



                                                  (i) the product of (x) the
                                                  Class A Percentage and (y-1)
                                                  prior to the Subordination
                                                  Termination Date, the sum of
                                                  (A) the aggregate of the
                                                  Unpaid Principal Balance of
                                                  all Mortgage Loans which
                                                  ceased to be Outstanding
                                                  Mortgage Loans as of such
                                                  Distribution Date other than
                                                  Mortgage Loans that were
                                                  subject to a Principal
                                                  Prepayment In Full prior to
                                                  the end of the preceding
                                                  calendar month and (B) all
                                                  scheduled principal payments
                                                  on the Mortgage Loans due on
                                                  the related Due Date;

                                                  or (y-2) on and after the
                                                  Subordination Termination
                                                  Date, the sum of the amounts
                                                  described in (y-1)(A) and
                                                  (y-1)(B) above, but only to
                                                  the extent such amounts are
                                                  actually received by the
                                                  Trustee prior to the
                                                  Distribution Date;



                                                  (ii) all Principal Prepayments
                                                  made on or before the related
                                                  Determination Date; and



                                                  (iii) any Unpaid Principal
                                                  Shortfall allocable to the
                                                  Class A-1 Certificates.



                                           The "Class B Principal Distribution
                                           Amount" as to any Distribution Date,
                                           will equal the sum of the items set
                                           forth below and, if Available Funds
                                           should be less than such sum, any
                                           partial distribution shall be with
                                           respect to such items in the order of
                                           priority set forth below:



                                                  (i) the product of (x) the
                                                  Class B Percentage and the sum
                                                  of (A) the aggregate of the
                                                  Unpaid Principal Balance of
                                                  all Mortgage Loans which
                                                  ceased to be Outstanding
                                                  Mortgage Loans as of such
                                                  Distribution Date other than
                                                  Mortgage Loans that were
                                                  subject to a Principal
                                                  Prepayment In Full prior to
                                                  the end of the preceding
                                                  calendar month and (B) all
                                                  scheduled principal payments
                                                  on the Mortgage Loans due on
                                                  the related Due Date;



                                                  (ii) after the Class A-1
                                                  Termination Date, all
                                                  Principal Prepayments made on
                                                  or before the related
                                                  Determination Date; and



                                                  (iii) any Unpaid Principal
                                                  Shortfall allocable to the
                                                  Class B Certificates.



                                           [In addition, on each Distribution
                                           Date, the Trustee will withdraw from
                                           the Prepayment Premium Account (as
                                           defined herein) an amount equal to
                                           the aggregate of all Prepayment
                                           Premiums deposited therein during the
                                           previous calendar month and will
                                           distribute such amount (i) on each
                                           Distribution Date prior to the Class
                                           A Termination Date, (a) if prior to
                                           __________, to the Owners of Class A
                                           Certificates, allocated ___% to the
                                           Class A-1 Certificates and ___% to
                                           the Class S-A Certificates, and (b)
                                           if after __________, solely to the
                                           Owners of Class A-1 Certificates,
                                           (ii) on the Class A-1 Termination
                                           Date, to the Owners of Class A
                                           Certificates (in accordance with the
                                           allocations described in subclauses
                                           (a) and (b) (as the case may be) of
                                           clause (i) above, only if the Class
                                           A-1 Termination Date is prior to
                                           __________) and Class B Certificates
                                           in proportion to the distributions of
                                           principal made in respect of the
                                           Class A-1 and Class B Certificates,
                                           respectively, (iii) on each
                                           Distribution Date thereafter, to the
                                           Owners of Class B Certificates.]



                                           Interest for the Class A and Class B
                                           Certificates for any given
                                           Distribution Date is equal to one
                                           month's interest accrued at the
                                           applicable Pass-Through Rate, on the
                                           Class A-1 or Class B Principal
                                           Balance, as the case may be,
                                           immediately prior to such
                                           Distribution Date. See "Description
                                           of the Offered Certificates-- Amounts
                                           of Distribution" herein.



Monthly Advances                           In the event that a monthly  payment
                                           on a Mortgage Loan has not been
                                           received by the Servicer as of the
                                           close of business on the
                                           Determination Date immediately
                                           preceding the related Distribution
                                           Date, the Servicer will be obligated
                                           to advance, for deposit in the
                                           Certificate Account, the aggregate of
                                           payments of principal (other than any
                                           Balloon Payment) and interest on the
                                           Mortgage Loans that were due on the
                                           related Due Date and that is
                                           allocable to the Class A
                                           Certificates, less the aggregate
                                           amount of any such delinquent
                                           payments that the Servicer has
                                           determined in its sole, reasonable
                                           judgment would constitute a
                                           nonrecoverable advance if made (a
                                           "Monthly Advance"). The Servicer will
                                           be entitled to be reimbursed from the
                                           Certificate Account for all such
                                           Monthly Advances.



                                           The obligation to make Monthly
                                           Advances with respect to any Mortgage
                                           Loan shall continue until the
                                           earliest to occur of (i) payment
                                           thereof in full, (ii) liquidation of
                                           the related Mortgaged Property and
                                           (iii) the purchase or repurchase
                                           thereof from the Mortgage Trust
                                           pursuant to any applicable provision
                                           of the Agreement. If the rights and
                                           obligations of the Servicer under the
                                           Agreement are terminated upon the
                                           occurrence of an event of default
                                           that remains uncured, the
                                           [Trustee/Master Servicer] will be the
                                           successor in all respects (with
                                           certain exceptions relating to the
                                           repurchase of Mortgage Loans under
                                           certain circumstances)to the Servicer
                                           in its capacity as servicer under the
                                           Agreement, including the obligation
                                           to make all required Monthly
                                           Advances.



Subordination of the
  Subordinate Certificates                 The  rights  of the  Owners  of the
                                           Class B Certificates and the Class C
                                           Certificates to receive distributions
                                           with respect to the Mortgage Loans
                                           will be subordinated to such rights
                                           of the holders of the Class A
                                           Certificates to the extent described
                                           below. The subordination provided to
                                           the Class A Certificates by the Class
                                           B Certificates and the Class C
                                           Certificates is intended to enhance
                                           the likelihood of timely receipt by
                                           the Owners of the Class A
                                           Certificates of the full amount of
                                           their scheduled monthly
                                           payments and to afford such Owners
                                           protection against losses resulting
                                           form Liquidated Mortgage Loans.



                                           The rights of the Owners of the Class
                                           C Certificates to receive
                                           distributions with respect to the
                                           Loans will be subordinated to such
                                           rights of the Owners of the Class B
                                           Certificates to the extent described
                                           below. The subordination provided to
                                           the Class B Certificates by the Class
                                           C Certificates is intended to enhance
                                           the likelihood of timely receipt by
                                           the Owners of the Class B
                                           Certificates of the full amount of
                                           their scheduled monthly payments and
                                           to afford such Owners protection
                                           against losses resulting form
                                           Liquidated Mortgage Loans.



                                           The protection afforded to the Owners
                                           of Class A Certificates by means of
                                           the subordination of the Class B
                                           Certificates and the Class C
                                           Certificates will be accomplished by
                                           the preferential right of such Owners
                                           to receive, prior to any distribution
                                           being made on a Distribution Date in
                                           respect of the Class B Certificates
                                           and the Class C Certificates, the
                                           Class A-1 Monthly Interest and the
                                           Class S-A Monthly Interest,
                                           respectively, and to the Owners ofthe
                                           Class A Certificates the Class A-1
                                           Principal Distribution Amount. The
                                           Class B Certificates will, however,
                                           receive the Class B Monthly Interest
                                           before the Owners of the Class A
                                           Certificates receive any Unpaid
                                           Delinquent Maturity Amount. There
                                           will be no other form of Credit
                                           Enhancement available for the benefit
                                           of the Offered Certificates. See
                                           "Description of the Offered
                                           Certificates -- Subordination of the
                                           Subordinate Certificates" herein.



Allocation of Losses                       Subject to the limitations  described
                                           herein, losses of principal and
                                           interest realized on the Mortgage
                                           Loans ("Realized Losses") will be
                                           allocated, first, to the Class R
                                           Certificates and, then to the Class C
                                           Certificates and, then to the Class B
                                           Certificates, as described herein,
                                           prior to allocation thereof to the
                                           Senior Certificates. See "Description
                                           Of The Offered
                                           Certificates--Subordination of
                                           Subordinate Certificates" herein.



Servicing Fee                              With  respect to each  Distribution
                                           Date, the Servicer shall be entitled
                                           to withhold from deposit into the
                                           Certificate Account, with respect to
                                           each Mortgage Loan (for which a
                                           Monthly Payment was received) that
                                           was an Outstanding Mortgage Loan as
                                           of such Distribution Date, an amount
                                           equal to one-twelfth of the product
                                           of (i) the rate set forth in the
                                           Mortgage Loan Schedule (the
                                           "Servicing Fee Rate") and (ii) the
                                           Unpaid Principal Balance of such
                                           Mortgage Loan as of such Distribution
                                           Date. The Servicer will be entitled
                                           to retain additional servicing
                                           compensation in the form of
                                           assumption fees, late payment charges
                                           or extension and other administrative
                                           charges to the extent collected.

Optional Termination                       At its option the Depositor may
                                           repurchase all the Mortgage Loans at
                                           any time when the Pool Principal
                                           Balance is less than 10% of the
                                           Cut-Off Date Pool Principal Balance.
                                           The payment of such purchase price
                                           will be applied to the early
                                           retirement of the Class A-1, Class
                                           S-A, Class B and Class C
                                           Certificates. See "Description of the
                                           Pooling and Servicing Agreement --
                                           Termination; Retirement of the
                                           Certificates" herein.



Final Scheduled
  Distribution  Date                       Scheduled  Payments on the  Mortgage
                                           Loans will be sufficient to
                                           distribute interest on the Offered
                                           Certificates at the applicable
                                           Pass-Through Rate and to reduce the
                                           principal amount of the Offered
                                           Certificates to zero not later than
                                           the "Final Scheduled Distribution
                                           Date" set forth on the cover page
                                           hereof, determined as described
                                           herein. the rate of distributions of
                                           principal on the Offered Certificates
                                           will depend on the rate of payment
                                           (including prepayments) of the
                                           principal of the Mortgage Loans and
                                           on the timing of receipt of
                                           Liquidation Proceeds and Insurance
                                           Proceeds with respect to the Mortgage
                                           Loans, the actual final Distribution
                                           Date for each Class of the Offered
                                           Certificates may be earlier, and
                                           could be substantially earlier, or
                                           may be later, than the Final
                                           Scheduled Distribution Date. See
                                           "Description Of The Offered
                                           Certificates -- Final Scheduled
                                           Distribution Date" and "Yield,
                                           Prepayment and Maturity
                                           Considerations" herein.



Nature of Class S-A
  Certificates                             General  Character as an  Interest-
                                           Only Security. The owners of the
                                           Class S-A Certificates will be
                                           entitled to receive monthly
                                           distributions equal to one-month's
                                           interest at the Class S-A
                                           Pass-Through Rate on the Notional
                                           Principal Balance then outstanding.
                                           The Class S-A Certificateholders will
                                           not be entitled to receive any
                                           distributions of principal collected
                                           on the Mortgage Loans. Because they
                                           will not receive any distributions of
                                           principal, the Class S-A
                                           Certificateholders will be affected
                                           by prepayments, liquidations and
                                           other dispositions of the Mortgage
                                           Loans to a greater degree than will
                                           the Class A Certificateholders. As an
                                           extreme illustration, in the event
                                           that the entire Mortgage Pool prepays
                                           in full during the first month, then
                                           on the initial Distribution Date the
                                           Owners of the Class A Certificates
                                           will receive the full par value of
                                           their Certificates while the Owners
                                           of the Class S-A Certificates will
                                           suffer nearly a complete loss (except
                                           for one month's interest) on their
                                           investment.



                                           In general, liquidations due to
                                           losses, repurchases by the Company
                                           and other dispositions of Mortgage
                                           Loans from the Trust Fund will have
                                           the same effect on Class S-A
                                           Certificateholders as do
                                           prepayments of principal,
                                           liquidations due to losses,
                                           repurchases by the Company and other
                                           dispositions of Mortgage Loans from
                                           the Trust, and are collectively
                                           referred to as "Prepayments."



                                           Because the yield to the Class S-A
                                           Certificateholders is sensitive to
                                           certain constant rates of prepayment,
                                           it is advisable for potential
                                           investors in the Class S-A
                                           Certificates to consider carefully,
                                           and to make their own evaluation of,
                                           the effect of any particular
                                           assumption regarding the rates and
                                           the timing of prepayments. In
                                           general, when interest rates decline,
                                           prepayments in a pool of receivables
                                           such as the Mortgage Loans will
                                           increase as borrowers seek to
                                           refinance at lower rates. This will
                                           have the effect of reducing the
                                           future stream of payments available
                                           to an owner of an interest-only
                                           security based on such receivables
                                           pool, thus adversely affecting such
                                           investor's yield. Conversely, when
                                           interest rates increase prepayments
                                           will tend to decrease (since
                                           attractive refinancing opportunities
                                           are not available) and the future
                                           stream of payments available to such
                                           an owner of an interest-only security
                                           may increase, thus positively
                                           affecting such investor's yield.



Accrual of "Original
 Issue Discount."                          The Class S-A  Certificates may be
                                           issued with "original issue discount"
                                           within the meaning of the Code. As a
                                           result, in certain rapid prepayment
                                           environments the effect of the rules
                                           governing the accrual of original
                                           issue discount may require such
                                           Certificateholders to accrue original
                                           issue discount at a rate in excess of
                                           the rate at which distributions are
                                           received by such Certificateholders
                                           or not to be able to accrue
                                           economically realized Issues. See
                                           "Certain Federal Income Tax
                                           Consequences" herein and in the
                                           Prospectus.



Ratings. It is a condition to the issuance of the Offered Certificates that the Class A-1 and Class S-A Certificates each be rated no lower than "AAA" and that the Class B Certificates be rated no lower than "___" by Standard and Poor's Ratings Group, a division of McGraw Hill ("S&P") and Moody's Investors Service, Inc. ("Moody's") (collectively, the "Rating
                                           Agencies"). The Class C Certificates
                                           will not be rated. A security rating
                                           is not a recommendation to buy, sell
                                           or hold securities and may be subject
                                           to revision or withdrawal at any time
                                           by the assigning rating agency. See
                                           "Ratings" herein.



Ratings of the
  Class S-A Certificates.                  The Class S-A  Certificates  will,
                                           upon initial issuance, receive
                                           ratings of "___" by ___ and of "___"
                                           by __________. Ratings which are
                                           assigned to securities such as the
                                           Class S-A Certificates
                                           generally evaluate the ability of the
                                           issuer (i.e., the Trust) to make
                                           timely payments when such payments
                                           are due, as required by such
                                           securities. As described above, such
                                           amounts with respect to the Class S-A
                                           Certificates consist only of
                                           interest. In general, the ratings
                                           thus address credit risk and not
                                           prepayment risk. See "Ratings"
                                           herein.



Certain Federal Income
  Tax Consequences.                        The Trustee will cause  elections to
                                           be made to treat the Mortgage Trust
                                           (also referred to herein as "Lower
                                           Tier REMIC") and the Trust Fund as
                                           "real estate mortgage investment
                                           conduits" (each, a "REMIC") for
                                           federal income tax purposes. The
                                           Lower Tier A Interest and the Lower
                                           Tier B Interest will be the "regular
                                           interests" in the Lower Tier REMIC
                                           and the Class RL Certificates will
                                           constitute the sole class of
                                           "residual interests" in the Lower
                                           Tier REMIC. The Class A-1, Class S-A
                                           and Class B Certificates will be
                                           "regular interests" in the Trust Fund
                                           and the Class R Certificates will be
                                           the sole class of "residual
                                           interests" in the Trust Fund. See
                                           "Certain Federal Income Tax
                                           Consequences" herein and in the
                                           Prospectus.



ERISA Considerations                       Any fiduciary of any employee
                                           benefit plan (a "Plan") subject to
                                           the Employee Retirement Income
                                           Security Act of 1974, as amended
                                           ("ERISA"), who proposes to cause a
                                           Plan to acquire any of the Offered
                                           Certificates should consult with its
                                           own counsel with respect to the
                                           applicability of ERISA and the
                                           Internal Revenue Code of 1986, as
                                           amended (the "Code"), to such
                                           investment.



                                           Under current law the purchase and
                                           holding of the Class B Certificates
                                           by or on behalf of any Plan subject
                                           to the fiduciary responsibility
                                           provisions of ERISA may result in
                                           "prohibited transactions" within the
                                           meaning of ERISA and the Code. [No
                                           transfer of a Class B Certificate or
                                           any interest therein may be made to
                                           any Plan or other retirement
                                           arrangement, including individual
                                           retirement accounts and annuities,
                                           Keogh plans and collective investment
                                           and separate accounts in which such
                                           plans, accounts or arrangements are
                                           invested that is subject to ERISA or
                                           the Code unless the prospective
                                           transferee of the Class B Certificate
                                           provides the Trustee with a
                                           representation letter and an opinion
                                           of counsel, each in the form required
                                           under the Agreement. See "ERISA
                                           Considerations" herein and in the
                                           Prospectus.]



Risk Factors                               Credit  Considerations.  For
                                           information with regard to the
                                           Mortgage Loans and their related
                                           risks, see "The Portfolio of Mortgage
                                           Loans" herein.

Prepayment
  Considerations.                          For  information  regarding the
                                           consequences of prepayments of the
                                           Mortgage Loans, particularly Owners
                                           of Class S-A Certificates, see
                                           "Prepayment and Yield Considerations"
                                           herein.



Other For a discussion of other risk factors that should be considered by prospective investors in the Offered Certificates, see "Risk Factors" herein and in the Prospectus.



Legal Investment
  Considerations                           The Senior  Certificates will [not]
                                           constitute "mortgage related
                                           securities" for purposes of the
                                           Secondary Mortgage Market Enhancement
                                           Act of 1984 ("SMMEA") [for so long as
                                           they are rated in one of the two
                                           highest rating categories by one or
                                           more nationally recognized
                                           statistical rating organizations. As
                                           such, the Senior Certificates will be
                                           legal investments for certain
                                           entities to the extent provided in
                                           SMMEA, subject to state laws
                                           overriding SMMEA. In addition,
                                           institutions whose investment
                                           activities are subject to review by
                                           federal or state regulatory
                                           authorities may be or may become
                                           subject to restrictions, which may be
                                           retroactively imposed by such
                                           regulatory authorities, on the
                                           investment by such institutions in
                                           certain forms of mortgage related
                                           securities. Furthermore, certain
                                           states have enacted legislation
                                           overriding the legal investment
                                           provisions of SMMEA.]



                                           The Class B Certificates will not
                                           constitute "mortgage related
                                           securities" for purposes of SMMEA. As
                                           a result, the appropriate
                                           characterization of the Class B
                                           Certificates under various legal
                                           investment restrictions, and thus the
                                           ability of investors subject to these
                                           restrictions to purchase the Class B
                                           Certificates, maybe subject to
                                           significant interpretative
                                           uncertainties.



                                           Prospective investors are advised to
                                           consult their counsel as to
                                           qualification of the Offered
                                           Certificates as legal investments
                                           under any such laws, regulations,
                                           rules and orders. See "Legal
                                           Investment Consideration" herein and
                                           in the Prospectus.

                                  RISK FACTORS



                  Prospective investors in the Offered Certificates should consider the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Offered Certificates.



The Mortgage Loans



                  General. The Mortgage Loans were originated by the between _____ and _______, inclusive. The Mortgage Loans are all secured by multi-family (or, in some cases, multi-family/retail mixed-use) apartment buildings, each containing five or more residential units. Owners of multi-family apartment buildings rely on monthly lease payments from tenants to pay for maintenance and other operating expenses of the building, to fund capital improvements and to service the related Mortgage Loan and any other debt that may be secured by such property. Various factors, many of which are beyond the control of the owner or operator of an apartment building, may affect the economic viability of the building.



                  Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely lease payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units and local politics, including rent stabilization or rent control laws and policies. In addition, a low level of mortgage rates may encourage tenants to purchase single-family housing.



                  Changes in payment patterns by tenants may result from a variety of social, legal and economic factors. Economic factors including the rate of inflation, unemployment levels and relative rents offered for various types of housing may be reflected in changes in payment patterns, including increased risks of defaults by tenants and higher vacancy rates. The Depositor is unable to determine and has no basis to predict whether, or to what extent, economic, legal or social factors will affect future rental or payment patterns.



                  Environmental Risks. Under the laws of certain states where Mortgaged Properties are located, violation of applicable environmental laws may give may rise to a "superlien" on the Mortgaged Property (i.e., a lien prior to the lien of the related mortgage) to assure the payment of the costs of cleanup. In addition, under the laws of several states and under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") a lender may be liable, as an "owner" or "operator", for cleanup costs on mortgaged property containing hazardous wastes if agents or employees of the lender have become involved in the operations of the borrower, regardless of whether a previous owner caused the environmental damage. If the lender actually takes possession of the property, it may, more clearly, be liable for cleanup costs pursuant to CERCLA. Under certain recent court decisions, even very little involvement by the lender has led to liability for cleanup costs and efforts by the Federal Environmental Protection Agency to clarify questions relating to lender liability through rulemaking have been rejected. The Depositor will generally require the preparation of environmental assessments; however, there can be no assurance as to the ultimate level of protection, if any, afforded by any such assessment. Although the lender can bring an action for contribution against the owner who created the environmental hazard, any amounts awarded to the lender under such an action may not be collectible if the owner is bankrupt or otherwise judgment-proof. See "Risk Factors -- Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the Prospectus.



                  The Agreement provides that the Servicer may not, on behalf of the Trustee, obtain title to (as a result of foreclosure or in lieu of foreclosure or otherwise), or take possession of or other actions with respect to, a Mortgaged Property unless the Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that
(i) the Mortgaged Property is in compliance with applicable environmental laws or, if it is not, that it would be in the best economic interest of the holders of the Certificates to take the actions necessary to bring the Mortgaged Property into compliance with such laws and (ii) circumstances relating to the use, management or disposal of certain hazardous materials either are not present at the Mortgaged Property or should be addressed if to do so would be in the best economic interest of the holders of the Certificates. See "Description of the Pooling and Servicing Agreement -- Realization upon Defaulted Mortgage Loans" herein.



                  Environmental studies were commissioned by the Company or its correspondent originators prior to the origination of each Mortgage Loan. The reports indicated that no material environmental conditions existed with respect to any of the Mortgaged Properties. [Identified environmental conditions which may result in liability to the issuer will be disclosed in a separate risk factor.]



                  Mortgagor Default. The Mortgage Loans are not insured or guaranteed against Mortgagor default by any governmental entity or by any private mortgage insurer.



                  The amount recoverable upon the occurrence of a default may be affected by, among other things, a decline in real estate values or a change in mortgage market interest rates. If the multifamily residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans exceed the value of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those anticipated by investors.



                  The Agreement also contains limitations on the ability of the Servicer to foreclose on a Mortgaged Property, to modify the terms of the related Mortgage Loan as an alternative to foreclosure, and to rehabilitate a Mortgaged Property acquired by the Mortgage Trust upon foreclosure. These limitations may delay or otherwise adversely affect recoveries in respect of a defaulted Mortgage Loan. See "Description of the Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans".



                  Nonrecourse Mortgage Loans. All the Mortgage Loans are nonrecourse loans, as to which, in the event of a Mortgagor default, recourse will be available solely against the related Mortgaged Property, and not against any other assets of the Mortgagor, to pay amounts due under the related Mortgage Loan. In the case of a nonrecourse Mortgage Loan, a decrease in the value of the related Mortgaged Property will directly reduce the amount of gross liquidation proceeds that may be realized in respect thereof and, after the deduction of liquidation expenses, applied to payment of such Mortgage Loan. [In addition, the laws of some states prohibit obtaining a personal judgment against a mortgagor for any deficiency in the net liquidation proceeds following a foreclosure of a defaulted mortgage loan.]



                  Liquidation Risks. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Owners of the Offered Certificates could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to holders of the Offered Certificates and thereby reduce the security for the Mortgage Loans. In the event any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and the protection provided by the subordination described herein is exhausted or unavailable, holders of Offered Certificates could experience a loss on their investment.



                  Other Risks of Multifamily Residential Lending. Multifamily residential lending is generally viewed as exposing the lender to a greater risk of loss than one-to-four-family residential lending. Multifamily residential lending typically involves a larger loan to a single obligor than a residential one- to four- family mortgage loan. Furthermore, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the net operating income from the project is reduced (for example, if tenant leases are not obtained or renewed), the obligor's ability to repay the loan may be impaired. Multifamily residential real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as the imposition of rent control or changes in the laws which impact the future cash flow of the property. Market values may also be influenced by the relative affordability of single-family housing in the area in which the multifamily residential housing is located.



                  The successful operation of a multifamily project is also dependent upon the management of such project.



                  The project manager, in conjunction with the owner of the project, is responsible for responding to changes in the local rental market, planning and implementing the rental market, planning and implementing the rental structure, including establishing levels of rental rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Management errors may adversely affect the long-term viability of a project. There can be no assurance that such errors by the property manager will not ultimately cause a default on the related Mortgage Loan. See "Security for the Certificates -- The Mortgage Loans" herein.



                  Mortgage Loan Concentration. The ______ largest Mortgage Loans, with an aggregate Scheduled Principal Balance as of the Cut-Off Date of approximately $__________, comprise approximately ___% of the aggregate Scheduled Principal Balance of the Mortgage Loans on such date. The largest of such Mortgage Loans has a Scheduled Principal Balance of approximately $__________, or approximately ___% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date. As a result of this relative concentration of the Mortgage Loans, Losses, prepayments or modifications (including an extension of the final Due Date) on any such Mortgage Loans are likely to have a greater effect on the yield to Holders of the Offered Certificates or the anticipated weighted average lives of the Offered Certificates than if such concentration had not existed. In addition (i) approximately ___% of the Mortgage Loans by aggregate Scheduled Principal Balance are secured by Mortgaged Premises located in ________, (ii) approximately __% by Mortgaged Premises located in _____, (iii) approximately ___% by Mortgaged Premises located in _____ and (iv) approximately ___% by Mortgage Premises located in ---------.



                  As a result of this relative geographic concentration of the Mortgage Loans, the performance of the Offered Certificates may be more dependent upon the economic conditions in the noted states.



                  The Mortgage Loans are all secured by Mortgaged Premises that are either newly constructed or have been recently substantially rehabilitated. As such, each Mortgaged Premises has limited operating history on which the calculation of the Debt Service Coverage Ratio was based. There can be no assurance that the future operating history will be consistent with the limited recent operating history. To the extent future Net Operating Income is less than the Net Operating Income used in underwriting a Mortgage Loan, the likelihood of a default on such Mortgage Loan increases, which may result in a Realized Loss.



                  Balloon Mortgage Loans and Extension Risk. Because all the Mortgage Loans have amortization schedules extending significantly beyond their original terms to maturity, substantial payments (that is "Balloon Payments") will be due on the Mortgage Loans at their respective stated maturity dates. Such loans involve a greater risk to lenders because a Mortgagor's ability to make a Balloon Payment typically will depend upon its ability either to refinance such Mortgage Loan or to sell the related Mortgaged Property. A mortgagor's ability to accomplish either of these goals will be affected by the factors described above under "The Mortgage Loans--General" and by other factors including the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the Mortgaged Property, the financial condition of the Mortgagor, the operating history and physical condition of the Mortgaged Property, tax laws and prevailing general economic conditions. A high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing or sale and may result in delinquencies or defaults which, in turn, could cause delays in distributions to holders of Offered Certificates.



                  There is no assurance that the values of the Mortgaged Properties at maturity of the Mortgage Loans will be equal to or will exceed their values at the date of origination of the Mortgage Loans. Since the Mortgage Loans require Balloon Payments at maturity, holders of Offered Certificates will be assuming the risk that the Mortgage Loans may not be paid off when the Balloon Payments are due.



                  In addition, if certain conditions are satisfied, such as the absence of any deferred maintenance, the satisfaction of a minimum debt service coverage ratio, the absence of delinquencies and the good faith effort to secure refinancing, the Servicer may extend a Mortgagor's Balloon Payment due date by as much as ____ months if the Mortgagor needs more time to refinance. Such extension of the scheduled maturity date of the loan may cause the weighted average lives of the Offered Certificates to be longer than if the loan had been paid under its original terms. See "Yield, Maturity and Prepayment Considerations" herein.



Credit Risk of Subordinate Certificates



                  As described herein, the rights of the Subordinate Certificateholders to receive payments of interest and principal will be subordinated to those of the Holders of the Senior Certificates, and the rights of the Class C Certificateholders to receive payments of interest and principal will be subordinated to those of the Holders of the Class B Certificates.



                  Losses on the Mortgage Loans will first be charged to the Class C Certificates. If as a consequence of such Losses the Class C Certificate Principal Balance has been reduced to zero, any additional Losses will be allocated first to reduce the principal balance of the Class B Certificates to zero. Further, if as a consequence of such Losses the aggregate outstanding principal balance of the Class B Certificates and Class C Certificates has been reduced to zero, any additional Losses will reduce the outstanding principal balance of the Class A-1 Certificates. See "Description of the Offered Certificates -- Subordination of Subordinate Certificates" herein.



Certain Bankruptcy Issues



                  Each Borrower is a limited partnership, which limited partnership is a special purpose entity with limited liability and limited capitalization. Under certain circumstances, the bankruptcy of a general partner of a limited partnership may result in the dissolution of such limited partnership. The dissolution of a limited partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan, reducing the yield to the Certificateholders in the same manner as a principal prepayment.



                  In addition, in the event of the bankruptcy of the general partner of a Borrower, a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner could attempt to seek an order from a court consolidating the assets and liabilities of the related Borrower with those of the general partner. [Counsel for each Borrower has delivered an opinion in respect of each Borrower concluding that a court applying state partnership law should not issue an order, in some cases on the basis of a reasoned analysis and subject to certain facts, assumptions and qualifications specified therein. However, notwithstanding such opinion, if such consolidation were to be permitted, the respective Mortgage, for example, would likely become property of the estate of such bankrupt general partner. In such a case, not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Servicer on behalf of the Trustee to exercise remedies with respect to such Mortgage. However, such an occurrence should not affect a properly perfected security interest in the Mortgaged Property or the Trustee's status as the holder of such security interest.]



                  [Certain limited liability general partners are affiliated with two or more Borrowers. The two largest groups of affiliated general partner of the Borrowers each represent between ___% and ___% of the aggregate principal balance of the Mortgage Loans. In the event that one of such general partners or any of its affiliates becomes the subject of a bankruptcy proceeding, the trustee in bankruptcy for such entity, such entity as debtor-in-possession or a creditor of such entity, could attempt to seek an order from a court consolidating the assets and liabilities of one or more of those affiliated parties that are not part of the bankruptcy proceeding with the assets and liabilities of such entity. If successful, the number of Borrowers potentially affected by the concerns addressed in the preceding two paragraphs could be increased significantly. See also "Certain Legal Aspects of The Mortgage Loans" in the Prospectus.




                               THE MORTGAGE TRUST



General



                  The mortgage assets in the Mortgage Trust will consist primarily of Mortgage Loans with a Cut-Off Date aggregate principal balance outstanding, after the deduction of payments of principal due on such date, of approximately $_______. Each Mortgage Loan is secured by a mortgage creating a [first/junior] lien on the related Mortgaged Property. The Mortgaged Properties consist of a total of ___ multifamily (including ___ multifamily/retail mixed-use) apartment complexes. The Mortgage Loans had an original term to maturity of ____, ____ or ____ years, but all the Mortgage Loans require monthly payments of principal based on a ___ or ___ year amortization schedule. Thus, Balloon Payments will be due on each Mortgage Loan at its stated maturity date. The Maturity Dates of the Mortgage Loans will fall between ________ and _________ inclusive. None of the Mortgage Loans are insured or guaranteed by any governmental entity or private insurer. All the Mortgage Loans are non-recourse loans. The Mortgage Loans to be included in the Mortgage Trust will be acquired by the Trust from Depositor, which will have acquired the Mortgage Loans from the Company. [All the Mortgage Loans were underwritten in accordance with the Company's Underwriting standards, as described under "Underwriting Standards" below.]



                  [The Mortgage Loans permit voluntary prepayment prior to maturity only upon the payment by the Mortgagor of a prepayment penalty based on a [yield maintenance formula/predetermined schedule reducing over time]. See "Certain Yield, Prepayment and Maturity Considerations" herein.]



The Mortgaged Properties



                  The Mortgaged Properties consist of __ multifamily (including ____ multifamily/retail mixed-use) apartment complexes comprising a total of approximately ___ rental units. The mortgage amount, name of Mortgagor, property type and property address for each Mortgaged Property are set forth in the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A.



                  The Mortgage Loan Schedule also sets forth the appraised values for each of the Mortgaged Properties and the resultant loan-to-value ratios based on the principal balance of the Mortgage Loans attributable to each such Mortgaged Property as of the Cut-Off Date.



                  The original loan-to-value ratio of a Mortgage Loan is the ratio of the original principal balance of such Mortgage Loan (assuming disbursement of all funds required or conditionally required to be disbursed thereunder) to the appraised value of the related

Mortgaged Property. The Mortgage Loans had a weighted average original loan-to-value ratio of approximately _____%, with a range from _____% of _____%.



Delinquencies



                  Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Servicer for its servicing portfolio of fixed rate multifamily mortgage loans for , 199 , , 199 and for each of the three prior years.



                  Delinquency and Foreclosure Experience of the Servicer's Owned and Managed Servicing Portfolio of Multifamily Mortgage Loans.




                  As of [ ]         Year End [ ],

           199                      199                   199                    199                    198
Number          Dollar     Number     Dollar      Number     Dollar     Number      Dollar     Number     Dollar
of              Amount     of         Amount      of         Amount     of          Amount     of         Amount
Loans           (000)      Loans      (000)       Loans      (000)      Loans       (000)      Loans      (000)






Portfolio...........
Delinquent Loans(1).
  31-60 (2).........
  61-90.............
  91 days or more...
         Total......
Total Delinquency
  Percentage........
REO Properties (3)..
----------------------



(1) The period of delinquency is based on the number of days payments are contractually past due and includes all loans in foreclosure.



(2) Generally all Mortgage Loans 31 to 60 days or more delinquent are in foreclosure.



(3) REO Properties (i.e., "real estate owned" properties--properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted and held by the Servicer pending disposition).

                  Loan Loss Experience of the Servicer's Owned and Managed Servicing Portfolio of Multifamily Mortgage Loans





                                          [  ] Months                   Year
                                          Ending                        End
                                                                        [  ]
                                          199            199            199             199            198
                                                                    (Dollars in Thousands)
Average Portfolio Balance (1)
Net Losses (2)(3) . . . . . . . . . . .
 .
As a percentage of Average
  Portfolio Balance . . . . . . . . . .
-------------------------------



(1) Average Portfolio Balance equals the average of the portfolio balance of the current period and the portfolio balance of the prior period.



(2) "Net Losses" means actual net profits realized with respect to the disposition of REO property less net losses incurred with respect to the liquidation or charge-off of mortgage loans. Net Losses are presented only if a net loss has occurred or, as $0 if net profit has occurred.



(3) Annualized for , 199 information.



Mortgage Loan Characteristics



                  The Mortgage Loans had the following characteristics:



                  The weighted average Mortgage Rate of the Mortgage Loans was approximately per annum at origination. _____ of the Mortgage Loans have Mortgage Rates of ___ per annum (the lowest such rate). The highest Mortgage Rate of the other Mortgage Loans is ____ per annum.



                  The weighted average remaining term to maturity of the Mortgage Loans was approximately four years and two months as of the Cut-Off Date. All of the Mortgage Loans were originated on or after _______ and before _________. All of the Mortgage Loans had original terms to maturity of five, seven or ten years. The Mortgage Loans had principal balances ranging from $______ to $________ at origination and from $_____ to $______ as of the Cut-Off Date. The average principal balance of the Mortgage Loans was $______ at origination and approximately $ ______ as of the Cut-Off Date.



                  The original amortization of all the Mortgage Loans was either 20 or either 30 years, with a weighted average remaining amortization term of
____.



                  The debt service coverage ratios of the Mortgage Loans at origination ranged from ___% to ___% (after the enhancements described in the next sentence), with a weighted average of ___. Mortgage Loans with debt service coverage ratios ranging from ___ to ___ (prior to any enhancement) have posted letters of credit or cash reserve deposits in amounts sufficient to raise such ratios to a range of ___ to
___.



                  The Mortgaged Properties contain between ___ and ___ units, the average being ___. The Mortgage Loan balance per unit at origination was ___ on average, with a range from $ ____ to _______.



                  The Mortgage Loan Schedule sets forth a description of certain other characteristics of the Mortgage Loans as of the dates of origination of the Mortgage Loans or as of the Cut-Off Date, as indicated.




                              DISTRIBUTION OF LTV'S




Aggregate                     Unpaid Number of              Unpaid                       % of Aggregate
Range of LTV's                Mortgage Loans                Principal Balance            Principal Balance
--------------                --------------                -----------------            -----------------





         Total





                  The LTV's shown above were calculated based upon the appraised values of the Mortgaged Properties at the time of origination (the "Appraised Values"). No assurance can be given that such appraised values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, [together with the outstanding balances of any Senior Mortgage Loans,] become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Servicer, as set forth above under "The Portfolio of Mortgage Loans," and by the mortgage lending industry in general.

                         DISTRIBUTION OF MORTGAGE RATES




Range of                      Aggregate Number of           Aggregate Unpaid             % of Aggregate
Mortgage rates                Mortgage Loans                Principal Balance            Principal Balance
--------------                --------------                -----------------            -----------------




         Total




                   DISTRIBUTION OF REMAINING TERMS TO MATURITY




                              Number of                     Aggregate Unpaid           % of Aggregate Unpaid
Range of Months               Mortgage Loans                Principal Balance          Principal Balance
---------------               --------------                -----------------          -----------------




         Total




                       DISTRIBUTION OF PRINCIPAL BALANCES




Range of                      Number of                     Aggregate Unpaid             % of Aggregate
Principal Balances            Mortgage Loans                Principal Balance            Principal Balance
------------------            --------------                -----------------            -----------------


         Total

                          DEBT SERVICE COVERAGE RATIOS




Range of Debt Service          Number of                    Aggregate Unpaid             % of Aggregate
Coverage Ratios                Mortgage Loans               Principal Balance            Principal Balance
---------------                --------------               -----------------            -----------------



         Total





                                                  GEOGRAPHIC DISTRIBUTION




                              Number of                     Aggregate Unpaid             % of Aggregate
State                         Mortgage Loans                Principal Balance            Principal Balance
-----                         --------------                -----------------            -----------------




         Total




                  [If the Mortgage Assets securing the Certificates of a Series include a multifamily Mortgage Loan or Mortgage-Backed Security or a group of Mortgage Loans or Mortgage-Backed Securities of a single obligor or affiliated obligors representing: (a) 20% or more of the principal amount of such Certificates, the financial statements of such obligor(s) will be included in accordance with Rule 3-14(a) of Regulation S-X; and (b) 10% or more but less than 20% of the principal amount of such Certificates, information, including financial information, sufficient for investors to assess the credit quality of the obligor(s) will be included.



                  If the Mortgage Assets securing the Certificates of a Series include a concentration of properties within regions, counties, or other subdivisions of a state whose adverse economic conditions are greater than those of the state as a whole, address such concentration in the prospectus supplement.



                  If the Mortgage Assets securing the Certificates of a Series include a concentration of multifamily residential properties with brief or financially troubled operating histories, such concentration will be discussed in the prospectus supplement.]



Underwriting Standards



                   [The Company originates multifamily mortgage loans through a network of approved correspondents; each correspondent is responsible for applying the Company's standard loan underwriting guidelines and forwarding loan applications to

___________________ only when guideline requirements concerning the borrower and property are met. ___________________ verifies all data gathered by the correspondent to ensure that guidelines are being applied in a consistent manner.



                  The Company's underwriting guidelines (which were in effect at the time of origination of the Mortgage Loans and were applied with respect to each of them) are presented in detail in the ___________________ Approved Correspondent Manual. In addition to listing the various documents that must be submitted to ___________________ by the correspondent, the guidelines focus on four major components of the underwriting process:



                                    1. Net Operating Income/Debt Service
                  Coverage: ___________________ requires that each property's net operating income exceed its debt service by a factor of not less than _____. Net operating income is equal to gross income (calculated using a current rent roll) less: (i) a vacancy factor of not less than, generally, __%--or greater if the actual vacancy is greater or if the appraisal (see below) uses a larger factor; and (ii) operating expenses, including ___% management fee and a replacement reserve (____% of adjusted gross income).



                                    2. Appraisal/Loan-to-Value:
                  ___________________ requires an appraisal performed by an appraiser with a designation of the Society of Real Estate Appraisers ("SREA"), Senior Real Property Appraiser ("SRPA") or Member of Appraisal Institute ("MAI"); the appraiser must be independent and approved by ___________________. The appraisal must use the three traditional approaches to value and establish a current value for the property such that the loan-to-value ratio does not exceed ____%. The appraisal must also contain the following: location maps for the subject and for the comparables, photographs of the subject and comparables, area and neighborhood analysis, market analysis, site description and information on current zoning and tax assessments.



                                    3. Property Condition: The correspondent
                  must inspect each property to ensure that it is in acceptable physical condition. The inspection focuses on: ongoing maintenance programs, common area upkeep, laundry facility condition, mechanical systems and grounds maintenance.



                                    4. Borrower Credit: ___________________
                  requires that a credit investigation be completed for all prospective borrowers; the file must include a credit report not more than 60 days old, three years of Federal income tax returns and current financial statements.



                  Other important aspects of the Company's underwriting guidelines include: (i) a requirement for a complete Phase I environmental report for each property, (ii) a general prohibition against subordinate financing and (iii) a review of the property's occupancy history.] [Describe any bulk acquisitions of Mortgage Loans not underwritten in connection with the Company's program.]

Prepayment Provisions



                  The principal balance of any Mortgage Loan may be prepaid in whole or in part upon the payment by the Mortgagor of: (a) interest accrued and unpaid on the outstanding principal balance of the related note (the "Mortgage Note"); (b) all other sums due under the Mortgage Note and the Mortgage Loan; and (c) a prepayment consideration [describe yield maintenance or prepayment charges].



                  In addition, if following the occurrence of any Event of Default (as hereinafter defined) the Mortgagor shall tender payment of an amount sufficient to satisfy the remaining sums due on the Mortgage Loan in whole or in part prior to a foreclosure sale of the Mortgaged Property, such tender shall be deemed to be a voluntary prepayment of the principal balance of the Mortgage Notes and the Mortgagor shall, in addition to all sums due on the Mortgage Loan, be required to pay the prepayment consideration.



Default Provisions



                  Each of the Mortgage Loans provides for certain events of default by the Mortgagor ("Events of Default"). Upon the occurrence of any Event of Default the remaining sums under the Mortgage Loan shall immediately become due and payable and the Mortgagor will pay, from the date of such Event of Default, interest on the unpaid principal balance of the Mortgage Note at the rate of interest (the "Default Rate") equal to the greater of (i) __ above the applicable interest rate on the Mortgage Note, or (ii) __% above the prime rate charged on corporate loans or large U.S. money center banks and (b) the mortgagee shall have the right to exercise any and all rights and remedies available at law and in equity. If the Default Rate as calculated above is greater than the maximum rate permitted by applicable law, then the Default Rate shall then be deemed to equal to the maximum rate permitted by such applicable law.



Due-on-Sale and Due-on-Encumbrance Provisions



                  All the Mortgage Loans contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property with the criteria for granting consent set forth in the related Mortgage Loan documents and due-on-sale clauses entitling the mortgagee to accelerate payment of a Mortgage upon any sale or other transfer of the related Mortgaged Property without the consent of the Mortgagor. Furthermore, the Mortgage Loans contain certain restrictions regarding further encumbrances on the Mortgaged Properties, requiring the consent of the mortgagee to the creation of any other lien or encumbrance on such Mortgaged Property and entitling the mortgagee to accelerate payment of a Mortgage upon the imposition of any such additional lien or encumbrance on such Mortgaged Property.



                  The Servicer, on behalf of the Owners of the Certificates, will be required to exercise any right the Trustee may have as mortgagee of record of any such Mortgage Loan to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standards described in the Agreement.

Hazard, Liability and Other Insurance



                  Each Mortgage requires the Mortgagor to keep the Mortgaged Property insured against loss or damage by fire, flood and such other hazards, risks and matters, including, without limitation, business interruption and/or rental loss, public habituating and boiler damage and liability, as the mortgagee may from time to time require in amounts required by the mortgagee, and shall pay the premiums for such insurance as they become due and payable. All policies of insurance (the "Policies") shall be issued by an insurer acceptable to the mortgagee and be rated [A:V] by Best's Key Rating Guide and shall contain the standard New York mortgagee non-contribution clause naming the mortgagee as the person to which all payments made by such insurance company shall be paid. The Mortgagor will assign and deliver the Policies to the mortgagee. Not later than thirty (30) days prior to the expiration date of each of the Policies, the Mortgagor will deliver evidence satisfactory to the mortgagee of the renewal of each of the Policies.



                  The Servicer will be obligated to cause to be maintained for each Mortgage Loan fire insurance with extended coverage (and, if applicable, federal flood insurance) in an amount at least equal to the lesser of the current principal balance of such Mortgage Loan and the replacement cost of the improvements which are part of such property or, in lieu thereof, to maintain a blanket policy insuring against hazard losses on the Mortgaged Properties, with a deductible clause not in excess of a customary amount.



                             ADDITIONAL INFORMATION



                  The description in this Prospectus Supplement of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Offered Certificates, Mortgage Loans may be removed from the mortgage pool as a result of incomplete documentation or non-compliance with representations and warranties set forth in the Agreement, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Offered Certificates.



                  A current report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed and incorporated by reference to the Registration Statement together with the Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, such removal or addition will be noted in the current report on Form 8-K.



                                  THE DEPOSITOR



                  The Depositor was incorporated in the State of Delaware on January 31, 1991 and is a wholly-owned subsidiary of ContiFinancial Corporation. The Depositor maintains its principal executive offices at 277 Park Avenue, New York, New York 10172. Neither the

Depositor, the Company nor any of their affiliates will insure or guarantee distributions on the Certificates.




                                   THE COMPANY



                  The Company, a Delaware limited liability company, is an affiliate of the Depositor. The Company maintains its principal executive office at 277 Park Avenue, New York, New York 10172.




                                  THE SERVICER



                                [To be provided]



                                 MASTER SERVICER



                                [To be provided]



                                SPECIAL SERVICER



                                [To be provided]




                     DESCRIPTION OF THE OFFERED CERTIFICATES



General



                  The Class A-1 will be available in minimum denominations of $___________ and integral multiples of $1,000 in excess thereof, except that one Certificate of each class may be issued in any amount. The Class S-A Certificates will not have a stated principal balance. The Class S-A Certificates will be issuable in minimum Percentage Interests of ___% and integral multiples of ___% in excess thereof. The Senior Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants as described below. The Class B Certificates will be issuable in fully registered, certificated form in denominations of $__________ and integral multiples in excess thereof and one Class B Certificate evidencing an additional amount equal to the remainder of the Original Certificate Principal Balance of such Class.



                  [Until Definitive Senior Certificates are issued, interest in such Classes will be transferred on the book-entry records of DTC and its Participants. The Class B Certificates may be transferred or exchanged, subject to certain restrictions on the transfer of such Certificates to Plans (see "ERISA Considerations" herein), at the offices of __________________ located at _________________________________, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. ________________ will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the Class B and, if issued, the Definitive Senior Certificates.



Distributions on the Certificates



                  Distributions on the Certificates will be made on the ___ day of each calendar month, or if such day is not a business day, the next succeeding business day (each, a "Payment Date") commencing in __________ __, 199__, to holders of record of the Certificates (the "Owners") as of the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs, whether or not such day is a business day (each, a "Record Date") in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such Certificateholder's Class of such Certificates on such Payment Date. The "Percentage Interest" represented by any Offered Certificate will be equal to the percentage obtained by dividing the Original Certificate Principal Balance of such Offered Certificate by the Original Certificate Principal Balance of all Certificates of the same Class.



Book Entry Registration of the Senior Certificates



                  Each Class of the Senior Certificates will be represented by a single certificate registered in the name of the nominee of The Depository Trust Company (the "Clearing Agency"), [except that one Certificate of each Class of the Class A Certificates may be issued in an amount of less than $1,000 and held in fully registered definitive form directly by the applicable investor]. The Clearing Agency will maintain book entry records of ownership, transfers and pledges of such Certificates only in the names of its participants and indirect participants (the "Clearing Agency Participants"), which include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Prior to Book Entry Termination (as defined below), Beneficial Owners who are not Clearing Agency Participants may transfer and pledge their interests in the Offered Certificates, and exercise any other rights and remedies of Certificateholders, only through Clearing Agency Participants or other entities that maintain relationships with Clearing Agency Participants. The Clearing Agency may charge its customary fee to Clearing Agency Participants in connection with any such transfers and pledges. In addition, prior to Book Entry Termination, distributions on the Offered Certificates will be made to Beneficial Owners only through the Clearing Agency and its Clearing Agency Participants. Consequently, Beneficial Owners may experience some delay in the receipt of their payments. See "Risk Factors -- Book Entry Registration" and "Description of the Certificates - Book Entry Registration" in the Prospectus.



                  The Senior Certificates will be issued in definitive, registered form to Beneficial Owners or their nominees, and thereupon such Beneficial Owners will become Certificateholders if, and only if, one of the following events shall occur (any such event being referred to as "Book Entry Termination"): (i) the Clearing Agency or the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as a clearing corporation with respect to the Senior Certificates and the Depositor and the Trustee are unable to engage a qualified successor to serve as the Clearing Agency, or (ii) the Clearing Agency, at the direction of Beneficial Owners representing a majority of the outstanding principal amount of the Senior Certificates, advise the Trustee in writing that the continuation of a book entry system is no longer in the best interests of Beneficial Owners, or
(iii) the Depositor, at its option, advises the Trustee that it elects to terminate the book entry system. Upon Book Entry Termination, Beneficial Owners will become registered Certificateholders and will deal directly with the Trustee with respect to transfers, notices and payments.



                  The Clearing Agency has advised the Depositor and the Trustee that, prior to Book Entry Termination, the Clearing Agency will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Clearing Agency Participants to whom the Senior Certificates are credited in an account maintained by the Clearing Agency. The Clearing Agency has advised that it will take such action with respect to any principal amount of the Senior Certificates only at the direction of and on behalf of Clearing Agency Participants with respect to those principal amounts of such Senior Certificates.



                  Issuance of the Senior Certificates in book entry form rather than as physical Certificates may adversely affect the liquidity of such Senior Certificates in the secondary market and the ability of Senior Certificateholders to pledge them. In addition, because distributions on the Senior Certificates will be made by the Trustee to the Clearing Agency and the Clearing Agency will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of the Senior Certificateholders such beneficial owners of the Senior Certificates may experience delays in the receipt of such distributions.



Amounts of Distribution



                  On each Distribution Date, the Trustee will apply the aggregate of amounts distributed in respect of the Lower Tier Interests on such Distribution Date in the following order of priority:



                  (i) concurrently to the Owners of the Class A-1 Certificates, Class A-1 Monthly Interest (as defined below) and to the Owners of the Class S-A Certificates, Class S-A Monthly Interest, any shortfall being allocated among the Class A-1 Certificates and the Class S-A Certificates in proportion to their respective amounts of Class A-1 Monthly Interest and Class S-A Monthly Interest;



                  (ii) to the Owners of the Class A-1 Certificates, the Class A Principal Distribution Amount until the Class A-1 Principal Balance has been reduced to zero;



                  (iii) to the Owners of the Class B Certificates, the Class B Monthly Interest;



                  (iv) to the Owners of the Class A-1 Certificates, any Unpaid Delinquent Maturity Amount (as defined below) until the Class A-1 Principal Balance has been reduced to zero;



                  (v) to the Owners of the Class B Certificates, the Class B Principal Distribution Amount until the Class B Principal Balance has been reduced to zero; and



                  (vi) sixth, to the Owners of the Class C Certificates, the Class C Monthly Interest;

                  (vii) seventh, to the Owners of the Class C Certificates, the Class C Principal Distribution Amount until the Class C Principal Balance has been reduced to zero; and



                  (viii) eighth, to the Owners of the Class R Certificates, all remaining Available Funds, if any.



                  In addition, on each Distribution Date, the Trustee shall withdraw from the Prepayment Premium Account (as defined herein) an amount equal to the aggregate of all Prepayment Premiums deposited therein during the previous calendar month and shall distribute such amount (i) on each Distribution Date prior to the Class A-1 Termination Date, (A) if such Distribution Date is prior to , to the Owners of Class A Certificates, allocated ___% to the Class A-1 Certificates and __% to the Class S-A Certificates, and
(B) if such Distribution Date is after , solely to the Owners of Class A-1 Certificates, (ii) on the Class A-1 Termination Date, to the Holders of Class A-1 Certificates and the Class S-A Certificates (in accordance with the allocations described in subclauses (a) and (b) (as the case may be) of clause
(i) above) and the Owners of [Class B] Certificates in proportion to the distributions of principal made in respect of the Class A-1 and Class B Certificates, respectively, on the Class A-1 Termination Date, to the Owners of Class [B Certificates].



                  "Monthly Interest" for the Class A-1, Class B and Class C Certificates for any given Distribution Date is equal to one month's interest accrued at the applicable Pass-Through Rate on the Certificate Principal Balance immediately prior to such Distribution Date. Monthly Interest for the Class S-A Certificates for any given Distribution Date is equal to the sum of (i) one month's interest accrued at the Class S-A Pass-Through Rate on the Notional Principal Balance immediately prior to such Distribution Date and (ii) any Unpaid Class S-A Interest Shortfall (as defined herein).



                  The "Class Principal Balance" as to any Class of certificates other than the Class S-A Certificates and the Residual Certificates, and as to any Distribution Date, is the sum of (i) the applicable initial Class Principal Balance thereof and (ii) the aggregate of all Interest Shortfalls for such Class for previous Distribution Date, less all amounts distributed as principal of such Class on previous Distribution Dates. The Class S-A Certificates and the Residual Certificates have no Class Principal Balance.



                  An "Outstanding Mortgage Loan" is, as to any Distribution Date, a Mortgage Loan which was not the subject of prepayment in full prior to the end of the preceding calendar month, which did not become a Liquidated Mortgage Loan prior to the end of such preceding calendar month, which was not repurchased by the Company as a Defective Mortgage Loan on or prior to such Distribution Date or which was not paid in full through the receipt of a Balloon Payment on or before the related Determination Date.



                  The "Unpaid Principal Balance" is, as to any Mortgage Loan as of any Distribution Date, the Cut-Off Date Principal Balance thereof, less (i) all unscheduled payments by or on behalf of the Mortgagor allocable to principal which were received prior to the end of the preceding calendar month; (ii) any Balloon Payment or portion thereof received on or before the Determination Date next preceding such Distribution Date; (iii) any Insurance Proceeds (other than Liquidation Proceeds) applied in reduction of the principal balance of such Mortgage

Loan prior to the end of such preceding calendar month; (iv) the principal component of any Monthly Payment which was due on the related Due Date and received on or before the related Determination Date or, if delinquent on such Determination Date, was included in a Monthly Advance made by the Servicer in respect of such Distribution Date; (v) the aggregate of all REO Principal Amortization Amounts prior to the end of such preceding calendar month; and
(vi) all amounts deemed to have been distributed to Holders of Class A-1 Certificates on previous Distribution Dates with respect to such Mortgage Loans pursuant to the definition of Unpaid Delinquent Maturity Amount.



                  The "Unpaid Delinquent Maturity Amount" is, with respect to any Distribution Date, the aggregate of the Unpaid Principal Balances of all Outstanding Mortgage Loans which had Maturity Dates on or before the preceding Due Date and were delinquent as of the close of business on the related Determination Date. For purposes of clause (vi) of the definition of "Unpaid Principal Balance" any amounts distributed to Class A-1 Certificateholders on account of an Unpaid Delinquent Maturity Amount will be allocated to particular delinquent Outstanding Mortgage Loans in the chronological order of their Maturity Dates, beginning with all such Outstanding Mortgage Loans with Maturity Dates in the twenty-third preceding calendar month with any excess over the Unpaid Principal Balances of such Outstanding Mortgage Loans being applied to all such Outstanding Mortgage Loans with Maturity Dates in the __________ preceding calendar month and so forth.



                  An "Unpaid Principal Shortfall" is, as to any Distribution Date, the amount, if any, by which the aggregate of the Principal Shortfalls for prior Distribution Dates is in excess of the aggregate of the amounts distributed on prior Distribution Dates pursuant to clause (iv) of the definition of Formula Distribution Amount.



                  A Mortgage Loan becomes a "Liquidated Mortgage Loan" when the Servicer determines that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.



Monthly Advances



                  In the event that a monthly payment on a Mortgage Loan has not been received by the Servicer as of the close of business on the Determination Date immediately preceding the related Distribution Date, the Servicer will be obligated to advance, for deposit in the Certificate Account, the aggregate of payments of principal (other than any Balloon Payment) and interest at the Loan Rate (less the Servicing Fee Rate) on the Mortgage Loans that were due on the related Due Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a nonrecoverable advance if made (a "Monthly Advance"). If the Servicer determines that it is not obligated to make the entire Monthly Advance because all or a lesser portion of such Monthly Advance would not be recoverable from Insurance Proceeds, Liquidation Proceeds or otherwise, the Servicer will deliver to the Trustee for the benefit of the Certificateholders an officer's certificate setting forth the reasons for the Servicer's determination. The Servicer will be entitled to be reimbursed from the Certificate Account for all such Monthly Advances.

                  The obligation to make Monthly Advances with respect to any Mortgage Loan shall continue until the earliest to occur of (i) payment thereof in full, (ii) liquidation of the related Mortgaged Property and (iii) the purchase or repurchase thereof from the Mortgage Trust pursuant to any applicable provision of the Agreement.



                  If the rights and obligations of the Servicer under the Agreement are terminated upon the occurrence of an event of default that remains uncured, the Trustee will be the successor in all respects (with certain exceptions relating to the repurchase of Mortgage Loans under certain circumstances) to the Servicer in its capacity as servicer under the Agreement, including the obligation to make all required Monthly Advances.



Subordination of the Subordinated Certificates



                  The rights of the Owners of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to such rights of the Owners of the Senior Certificates, in the case of the Class B Certificates, and to the Owners of the Offered Certificates in the case of the Class C Certificates. The subordination provided to the Senior Certificates by the Class B Certificates and to the Class B Certificates by the Class C Certificates is intended to enhance the likelihood of timely receipt by the Owners of the respective Class of Certificates of the full amount of their scheduled monthly payments and to afford such Owners protection against losses resulting from Liquidated Mortgage Loans.



                  The protection afforded to the Owners of Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the preferential rights of such Owners to receive, prior to any distribution being made on a Distribution Date in respect of the Subordinate Certificates, the Class A-1 Monthly Interest and the Class S-A Monthly Interest, respectively, and to the Class A-1 Certificateholders, the Class A Principal Distribution Amount. The Class B Certificates will, however, receive the Class B Monthly Interest before the Class A-1 Certificateholders receive any Unpaid Delinquent Maturity Amount. The Class B Certificates will be entitled to the Class B Principal Distribution Amount only after such time as the Class A-1 Principal Balance has been reduced to zero through payment to the Class A-1 Certificateholders of the Formula Principal Distribution Amount and then any Unpaid Delinquent Maturity Amount.



                  Loss realized on the Mortgage Loans will not be allocated to the Owners of the Class A-1 Certificates until the principal balances of the Class C Certificates and then the Class B Certificates have both been reduced to zero. Any losses allocated to the Class A-1 Certificates will be allocated pro rata to all Owners of the Class A-1 Certificates. Any losses allocated to the Class B Certificates will be allocated pro rata to all Owners of the Class B Certificates.



Reports to Holders of the Certificates



                  The Trustee is required to prepare and mail to the Servicer, to each Owner of a Class A-1, Class S-A and Class B Certificate a statement (a "Monthly Report") setting forth:



                           (i) the Available Funds for such Distribution Date, including, stated separately, any Monthly Advance component thereof;

                           (ii) the aggregate of all Principal Prepayments received during the previous calendar month together with, stated separately, the aggregate of all REO Principal Amortization Amounts for such preceding calendar month;



                           (iii) all previously undistributed Balloon Payments or portions thereof received on or before the preceding Determination Date;



                           (iv) the aggregate Unpaid Principal Balances of all Mortgage Loans and Foreclosed Mortgage Loans which became Liquidated Mortgage Loans during the previous calendar month;



                           (v) the aggregate Unpaid Principal Balances of all Mortgage Loans which are required to be purchased by the Company prior to the related Distribution Date pursuant to the Agreement;



                           (vi) the amount of all Prepayment Premiums received during the previous calendar month;



                           (vii) the Formula Principal Distribution Amount for such Distribution Date;



                           (viii) the Class A-1 Monthly Interest for such Distribution Date;



                           (ix) the Class S-A Monthly Interest for such Distribution Date;



                           (x) the Class B Monthly Interest for such Distribution Date;



                           (xi) the Class C Monthly Interest for such Distribution Date;



                           (xii) the Unpaid Delinquent Maturity Amount for such Distribution Date;



                           (xiii) the Class A-1 Distribution Amount (exclusive of any distribution from the Prepayment Premium Account) for such Distribution Date;



                           (xiv) the Class B Distribution Amount for such Distribution Date;



                           (xv) the Class S-A Distribution Amount for such Distribution Date;



                           (xvi) the Class C Distribution Amount for such Distribution Date;



                           (xvii) any Interest Shortfall for the Class A-1 or Class B Certificates, dated separately;



                           (xviii) any Unpaid Class S-A Interest Shortfall immediately following such Distribution Date together with the amount of any Class S-A Interest Shortfall for such Distribution Date;

                           (xix) the Class A-1 Principal Balance immediately following such Distribution Date;



                           (xx) the Class B Principal Balance immediately following such Distribution Date;



                           (xxi) the Class C Principal Balance immediately following such Distribution Date;



                           (xxii) any Unpaid Principal Shortfall for such Distribution Date and any remaining Unpaid Principal Shortfall after giving effect to such distribution;



                           (xxiii)  the amount and allocation of any
                                    distribution from the Prepayment Premium
                                    Account on such Distribution Date; and



                           (xxiv) the Pool Principal Balance for the following Distribution Date;



                           (xxv) the number, percentage and aggregate unpaid principal balances of Mortgage Loans delinquent (a) 30 to 59 days and (b) 60 days or more (including Foreclosed Mortgage Loans), respectively, as of the end of the preceding calendar month (separately stating the aggregate unpaid principal balances of Foreclosed Mortgage Loans);



                           (xxvi) with respect to any Mortgage Loan included in (xxv) above, the number of each such Mortgage Loan as set forth in the Agreement and the Unpaid Principal Balance of each such Mortgage Loan;



                           (xxvii) the number and aggregate principal balances of any REO Properties;



                           (xxviii) with respect to each Mortgage Loan that has
                                    become an REO Property included in (xxvii) above, the number of such Mortgage Loan as set forth in the Agreement and the Unpaid Principal Balance of each such REO Property;



                           (xxix) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the prior calendar month, the number of such Mortgage Loan, as set forth in Exhibit [G] to the Agreement, the Net Liquidation Proceeds with respect to each such Mortgage Loan and the Unpaid Principal Balance of each such Mortgage Loan; and



                           (xxx) such other information as is required by the Code and regulations thereunder to be made available to Owners of the Class A-1, Class S-A, Class B Certificates and Class C Certificates.

                  The Trustee shall be under no duty to recalculate or verify the information (set forth above in subclauses (i) through (vi) and (xxiv) through (xxiii)) provided to it by the Servicer in each Servicing Certificate and shall be protected in relying upon such information in connection with the calculation of all amounts and preparation of all reports and statements required to be prepared by it pursuant to this Agreement. The Servicer shall indemnify the Trustee for any loss, expense or cost incurred by it as a result of any such reliance which is caused by the Servicer's gross negligence, willful misconduct or bad faith.



                  In the case of information furnished pursuant to subclauses
(viii), (x), (xiii), (xiv), (xii), (xxv) and (xxvi) above, the amounts shall be expressed as a dollar amount per Class A-1 Certificate and Class B Certificate, as applicable, with a $1,000 denomination. In the case of the information furnished pursuant to subclauses (ix), (xv) and (xix) above, the amount shall be expressed as a dollar amount per Class S-A Certificate with a 100 Percentage Interest. Any such statement furnished to an Owner of a Class A-1 Certificate, Class S-A Certificate or Class B Certificate may, if requested by the Trustee, omit information pertinent only to Certificates of Classes not held by such Owner.



                  Within 90 days after the end of each calendar year, the Trustee shall prepare and mail to each Person who at any time during the calendar year was the Owner of a Class A-1 Certificate, Class S-A Certificate, Class B Certificate or Class C Certificate, a statement containing the information set forth in the subclauses mentioned in the preceding paragraph, as applicable, aggregated for such calendar year or, in the case of each Person who was an Owner of a Certificate for a portion of such calendar year, setting forth such information for each month thereof for the portion of the year during which such Person was an Owner of a Certificate of such Class. Such obligation of the Trustee shall be deemed to have been satisfied to the extend that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code.




                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS



                  The yield to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans including, for this purpose, prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure. The rate of principal payments on the Offered Certificates will correspond to the rate of principal payments (including prepayments) on the Mortgage Loans. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on such Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on such Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include the availability of mortgage financing, changes in tax laws (including depreciation benefits), changes in Mortgagors' net equity in the Mortgaged Properties, servicing decisions and prevailing general economic conditions. The Mortgage Loans may be prepaid at any time subject to the payment of a prepayment penalty. See "The Mortgage Trust--Prepayment Provisions" herein.

                  The effective yield to holders of the Offered Certificates will differ from the yield otherwise produced by the applicable Pass-Through Rate and purchase prices of such Offered Certificates because principal and interest distributions will not be payable to such holders until at least the ___th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).



                  If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated.



                  The timing of changes in the rate of prepayments on the Mortgage Loans may affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. An investor must make an independent decision as to the appropriate prepayment scenario to be used in deciding whether to purchase the Offered Certificates.



                  Voluntary prepayments of a Mortgage Loan can be made only upon the payment by the Mortgagor of a prepayment penalty based on a [yield maintenance formula/predetermined schedule]. See "The Mortgage Trust--Prepayment Provision" for a description of such formula. The payment of such prepayment penalties by Mortgagors should have the effect of reducing the risk of rapid rates of voluntary prepayments. If, however, such penalties were to be uncollectible for any reason, investors would have to bear the risk that prepayments on the Mortgage Loans, and therefore of principal payments on the Offered Certificates, could coincide with periods of low prevailing interest rates. In that event, the effective interest rates on securities in which an investor might choose to reinvest amounts received as principal payments on such investor's Certificate might be lower than the applicable Pass-Through Rate.



                  Conversely, slow rates of prepayments on the Mortgage Loans, and therefore of principal payments on the Offered Certificates, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal payments available to an investor for reinvestment at such high prevailing interest rates may be relatively low.



                  Many of the Mortgage Loans contain "due-on-sale" provisions, and the Agreement obligates the Servicer, with certain exceptions, to enforce such "due-on-sale" provisions.



                  Because amounts distributable to Owners of the Class S-A Certificates consist of interest payable on the Mortgage Loans, the yield to maturity of the Class S-A Certificates will be sensitive to the repurchase and default experience of the Mortgage Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class S-A Certificates should be aware that the Mortgage Loans may be required to be repurchased in the event of certain breaches of representations and warranties relating to certain events. [Other calamity calls] [With respect to voluntary prepayments, however, Class S-A Certificateholders will be allocated a percentage of the prepayment penalties discussed above. See also "Description of the Certificates--Amounts of Distribution."]



Weighted Average Life of the Class A-1 and Class B Certificates



                  The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the weighted average lives of the Class A-1 and Class B Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans.



                  "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A-1 and Class B Certificates will be influenced by the rate at which principal payments on the Mortgage Loans are paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, condemnation, insurance and liquidations due to default). Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. [In the model used in this Prospectus Supplement, the "constant prepayment rate" ("CPR") represents an assumed annualized rate of prepayment relative to the then outstanding principal balance of a pool of new mortgage loans.]



                  Based on the foregoing assumptions, the tables below indicate the weighted average life of the Class A-1 and Class B Certificates, assuming that the Mortgage Loans prepay according to the following CPR prepayment scenarios:



                           [CPR PREPAYMENT SCENARIOS



 Scenario I     Scenario II      Scenario III      Scenario IV      Scenario V
 ----------     -----------      ------------      -----------      ----------









                  Neither the CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust. Variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease each weighted average life shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of the CPR.]

                            WEIGHTED AVERAGE LIVES



                                   Class A-1



         CPR                         Weighted               Earliest Retirement
      Prepayment               Average Life (years)               Date (1)
      ----------               --------------------               --------









                                    Class B



         CPR                         Weighted               Earliest Retirement
      Prepayment               Average Life (years)               Date (1)
      ----------               --------------------         -------------------






-------------------


(1) Assuming early termination or the Mortgage Loan Groups when the aggregate Loan Balances decline to a level equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.



                  There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage of CPR or in accordance with any of the aforementioned scenarios.



Payment Delay Feature of Class A-1 and Class B Certificates



                  The effective yield to the Owners of the Class A-1 and Class B Certificates will be lower than the yield otherwise produced by the respective Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such Certificateholders until at least the twenty-fifth day of the month following the month of accrual (without any additional distributions of interest or earnings thereon in respect of such delay).



Yield Sensitivity of the Class S-A Certificates



                  Because amounts distributable to Class S-A Certificateholders consist entirely of interest, the yield to maturity of the Class S-A Certificates will be extremely sensitive to the repurchase, prepayment and default experience of the Mortgage Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class S-A Certificates should be aware that Depositor may cause a termination of the Trust when the aggregate outstanding principal balance of the Mortgage Loans has declined to ___% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.



                  The following table indicates certain relationships between the assumed purchase price and the yield to maturity on the Class S-A Certificates, stated on a corporate bond equivalent basis. Such table also indicates such relationships on the assumption that (a) the Trust is not terminated by the Depositor pursuant to its __% a "clean-up call", and (b) the Trust is so terminated.



           Sensitivity of the Class S-A Certificates to Prepayments



                           Pre-Tax Yield to Maturity





Prepayment        0%            22             47             50             55
Scenario         CPR           CPR            CPR            CPR            CPR
--------         ---           ---            ---            ---            ---
I
II
III
IV
V



                  On the basis of approximately __% CPR, and a purchase price of ____%, no termination of the Trust by the Depositor pursuant to its __% "clean-up call" and the other assumptions described above, the pre-tax yield to maturity of the Class S-A Certificates would be approximately __%. If the actual prepayment rate were to exceed approximately __% CPR based on such assumptions, an investor in the Class S-A Certificates as to which such percentage of CPR was exceeded would not fully recover the initial purchase price thereof.



                  On the basis of approximately ___% CPR, a purchase price of _______%, termination of the Trust by the Depositor pursuant to its ___% "clean-up call" and the other assumptions described above, the pre-tax yield to maturity of the Class S-A Certificates would be approximately ___%. If the actual prepayment rate were to exceed approximately ___% CPR, on such assumptions, an investor in the Class S-A Certificates as to which such percentage of CPR was exceeded would not fully recover the initial purchase price thereof.



                  It is highly unlikely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. In fact, Mortgage Loans are expected to prepay at different rates.



                  The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class S-A Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class S-A Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S-A Certificates and consequently do not purport to reflect the return on any investment in the Class S-A Certificates when such reinvestment rates are considered.



                  The Mortgage Loans will not necessarily have the characteristics assumed above, and there can be no assurance the (i) the Mortgage Loans will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class S-A Certificates will correspond to any of the pre-tax yields shown above or (iii) the aggregate purchase price of the Class S-A Certificates will be equal to the purchase price assumed.



                  Scheduled Final Distribution Date. The Scheduled Final Distribution Date for the Class S-A Certificates is ___________ __, 200_.




              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENT



                  The Certificates will issued pursuant to the Pooling and Servicing Agreement to be dated as of the Closing Date (the "Agreement"). The following summaries describe certain provisions of the Agreement which are not otherwise described elsewhere in this Prospectus Supplement. The summaries do not purport to be complete and are subject to and qualified in their entirety by reference to, the provisions of the Agreement. Wherever particular defined terms used in the Agreement are referred to in this Prospectus Supplement, such defined terms are hereby incorporated herein by reference.



                  The Mortgage Trust will consist of, to the extent provided in the Agreement, (i) the Mortgage Loans that from time to time are subject to the Agreement, and the Additional Collateral (as defined below), (ii) such assets as shall from time to time be identified as deposited in the Certificate Account or Prepayment Premium Account, in accordance with the Agreement, (iii) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed-in-lieu of foreclosure.



Assignment of the Mortgage Loans



                  At the time of the initial issuance of the Certificates, the Depositor will assign all its right, title and interest in and to the Mortgage Trust (including the Mortgage Loans, [letters of credit with respect to certain Mortgage Loans] and a collateral deposit account with respect to a certain Mortgage Loan (such letters of credit and collateral deposit account are referred to hereafter as the "Additional Collateral") to the Trustee, including all principal and interest received by the Depositor on or with respect to the Mortgage Loans after the Cut-Off Date (other than payments of interest and principal due on the Mortgage Loans on or before the Cut-Off Date), together with all its right, title and interest in and to the proceeds of any related insurance policies. The Trustee, concurrently with such assignment, will declare that it holds and will hold such rights and interest for the exclusive use and benefit of the present and future Owners of the Certificates, other than the Class RL Certificates. Each Mortgage Loan will be identified in the

Mortgage Loan Schedule to the Agreement. The Mortgage Loan Schedule includes information as to the Cut-Off Date principal balance of each Mortgage Loan, the Loan Rate, the stated maturity date of the Mortgage Loan and the name of the Mortgagor and address of the Mortgaged Property.



                  The Depositor is obligated to deliver and assign to the Trustee at the Closing Date, the Mortgage Notes, the Mortgages and certain other documents in respect of the Mortgage Loans (collectively, the "Mortgage Files") and the Additional Collateral. By the Closing Date, the Trustee will review the Mortgage Files (or copies thereof) in accordance with the Agreement and if any document required to be included in any Mortgage File is found to be defective in any material respect and such defect is not corrected or cured by the Closing Date, the affected Mortgage Loan will not be included in the Mortgage Trust.



                  If (i) a document constituting a part of any Mortgage File is defective, (ii) an Assignment of Mortgage is not recorded as required or (iii) any representation, warranty or covenant to a Mortgage Loan as made by the Company to the Depositor in connection with the sale of the Mortgage Loans to the Depositor is breached, thereby materially and adversely affecting the interests of the Owners of the Certificates in such Mortgage Loan (any such Mortgage Loan being a "Defective Mortgage Loan"), the Company will be required to repurchase the related Mortgage Loan (including any property acquired in respect thereof and any insurance policy or insurance proceeds with respect thereto) from the Trustee at a price equal to the Unpaid Principal Balance of the Mortgage Loan as of the Distribution Date upon which the proceeds of the repurchase would be distributed to Certificateholders, together with accrued and unpaid interest at the Mortgage Loan's Loan Rate (less the Servicing Fee Rate) for the calendar month preceding the date of repurchase (the "Purchase Price"). Upon receipt by the Trustee of written notification of any such repurchase, the Trustee will execute and deliver an instrument of transfer or assignment necessary to vest in the legal and beneficial ownership of such Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). The obligation of the Company to repurchase any such Mortgage Loan shall be the sole remedy available to the Owners of the Certificates or the Trustee, on behalf of the Owners, against the Company under the Agreement.



                  Notwithstanding the foregoing, in the case of any repurchase of a Mortgage Loan that would result in the realization of a gain by the Mortgage Trust or Trust Fund, the Company will not be required to repurchase such Mortgage Loan unless the Trustee has received an opinion of counsel to the effect that such repurchase will not be subject to tax as a result of being deemed a "prohibited transaction" under Section 860F(a)(2) of the Code and a certificate from the Company to the effect that such repurchase will not give rise to net income taxable under Section 860F(a)(1) of the Code. The Company will use its reasonable best efforts to obtain such opinion and deliver such certificate. In the absence of such opinion or certificate, the Company will not be required to so repurchase any Mortgage Loan unless there is an actual or imminent default with respect thereto or unless such breach adversely affects the enforceability of such Mortgage Loan.

Collection and Other Servicing Procedures



                  The Servicer is required to service the Mortgage Loans, subject to the terms of the Mortgage Loans themselves, pursuant to the Agreement and the requirements of applicable law, in the same manner in which it services mortgage loans for its own portfolio that are comparable to the Mortgage Loans, giving due consideration to customary and usual standards of practice of prudent institutional multifamily mortgage lenders and loan services utilized with respect to comparable mortgage loans (the "Servicing Standard"). The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as are customary to the servicing of mortgage loans in its servicing portfolio which are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, waive any late payment charge in respect of a late Mortgage Loan payment or any other administrative fee.



                  The Servicer may extend the Maturity Date of any Mortgage Loan without the consent of the Trustee or the Owners of the Certificates, subject to the following conditions: (i) a determination must be made that a Balloon Payment default is imminent and that the extension of the Maturity date is reasonably likely to produce a greater recovery than liquidation of the related Mortgage Loan; (ii) any such extension will be for a period of not greater than [36] months; and (iii) prior to granting such extension, the Servicer must determine: (a) that no deferred maintenance exists; (b) the ratio of the net income from the operation of the Mortgaged Property to debt service on the Mortgage Loan is not less than to; (c) no Mortgage Loan payment due during the preceding 12 months had been more than 30 days delinquent; and (d) the related mortgagor has made a reasonable effort to obtain new financing in an amount sufficient to enable payment of the Balloon Payment.



                  The Servicer will not permit the placement of a subsequent senior mortgage on any Mortgaged Property.



                  In any case in which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer may not permit an assumption of the related Mortgage Loan. If the Servicer, however, is prevented from enforcing any such clause or any such clause, by its terms, is not operable, the Servicer is authorized to take or enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor remains liable thereon or, if the Servicer finds it appropriate, is released from liability thereon. In respect of transfers or proposed transfers not covered by the above guideline, the Servicer will exercise its right to accelerate the maturity of the related Mortgage Loan and require that the principal balance thereof be paid in full. Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.



                  In addition, if Mortgage Loans contain due-on-encumbrance clauses or require the consent of the holder of the Mortgage Loan to the creation of any subordinate lien or encumbrance on the Mortgaged Property, the Servicer, on behalf of the Trustee, will exercise any right it may have to accelerate the payment of such Mortgage Loans upon, or to withhold its consent to, the creation of such liens or encumbrances.

                  [The Servicer is not required to establish any escrow account into which it will deposit escrow payments from Mortgagors under the Mortgages for the payment of taxes, insurance premiums, assessments or similar items.]



                  Payments on Mortgage Loans; Deposits to Certificate Account and Prepayment Premium Account



                  The Trustee will establish and maintain in the name of the Trustee a separate account (the "Certificate Account") for the benefit of the Owners of the Certificates. The Certificate Account will be required to be an Eligible Account (described below). The Servicer shall be required to remit to the Trustee for deposit into the Certificate Account, daily, within one Business Day of receipt thereof:



                  (i) all payments of interest on the Mortgage Loans (net of the related Monthly Servicing Fee with respect to each such Mortgage Loan which was an Outstanding Mortgage Loan as of the preceding Distribution Date);



                  (ii) all payments of principal received in respect of the Mortgage Loans;



                  (iii) the aggregate of all purchase prices paid by the Company for the purchase of any Defective Mortgage Loan:



                  (iv) all cash ("Liquidation Proceeds") received in connection with the liquidation of a Liquidated Mortgage Loan net of expenses ("Liquidation Expenses") of the Servicer in connection with such liquidation (such net liquidation proceeds being referred to herein as "Net Liquidation Proceeds");



                  (v) the aggregate of any insurance proceeds received in respect of a Mortgaged Property (net of amounts covering the related reasonable expenses of the Servicer) that are not Liquidation Proceeds and are applied to principal or interest on the related Mortgage Loan;



                  (vi) any amounts required to be deposited pursuant to the Agreement in connection with any property ("REO Property") acquired by the Mortgage Trust through foreclosure or deed in lieu of foreclosure;



                  (vii) any amounts required to be deposited pursuant to the Agreement in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; and



                  (viii) all advances made by the Servicer with respect to payments of principal (other than Balloon Payments) and interest on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the Determination Date preceding the related Distribution Date, less the aggregate amount of any such delinquent payments that would constitute a Monthly Advance.



                  Payments and collections that do not constitute Available Funds (e.g., assumption fees, late fees or other administrative charges) will not be deposited in the Certificate Account and will be retained by [the Servicer as additional servicing compensation]. The Servicer may, from time to time, direct the Trustee to make withdrawals from the Certificate Account referred to above, to make reimbursement of certain expenses to the Servicer.



                  Trustee will establish and maintain, on behalf of the Certificateholders, a trust account (the "Prepayment Premium Account") in which shall be deposited any premium or yield maintenance payment by a Mortgagor with respect to a related Mortgage Loan in connection with a Principal Prepayment (a "Prepayment Premium"). The Servicer shall remit to the Trustee for deposit into the Prepayment Premium Account, daily, within one Business Day of receipt thereof from subservicers, all Prepayment Premiums received by it.



                  Any funds on deposit in the Certificate Account and Prepayment Premium Account may be invested in Permitted Investments. Permitted
Investments are specified in the Agreement as including certain federal government obligations and other highly rated obligations. Any net investment income from such Permitted Investments will be for the benefit of [the
Servicer as part of its servicing compensation].



Hazard Insurance



                  The Servicer is required to cause to be maintained for each Mortgaged Property a fire insurance policy with extended perils coverage which contains a standard mortgagee's clause in an amount at least equal to the lesser of (a) the replacement cost of the improvements on such Mortgaged Property or
(b) the current principal balance of such Mortgage Loan. As set forth above, all amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Servicer's normal servicing procedures or the terms of the Mortgage Loan), to the extent they constitute Net Liquidation Proceeds or insurance proceeds, will ultimately be deposited in the Certificate Account. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extend to which information in this regard is furnished to the Servicer by a borrower. The Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agency and fire insurance with extended perils coverage on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer is obligated to deposit in the Certificate Account the sums which would have been deposited therein but for such clause.



                  If the properties securing the Mortgage Loans have appreciated in value and if the amount of hazard insurance maintained on the improvements securing the Mortgage Loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of the Offered Certificates -- Subordination of the Subordinate Certificates" above for a description of the protection afforded to holders of the Class A Certificates and, to a lesser extent, the Class B Certificates against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

                  If the protection afforded the Owners of the Class B Certificates by the subordination of the Class C Certificates is exhausted, and if a borrower defaults on his obligations to make payments on a Mortgage Loan, the Owners of the Class B Certificates will bear all risk of loss resulting from hazard losses not covered by hazard insurance. Once the Class Principal Balance is reduced to zero, all such remaining losses will be by the Owners of the Class A Certificates.



Realization Upon Defaulted Mortgage Loans



                  The Servicer will foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments and the Servicer determines that such action is in the best economic interest of the Certificateholders. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with the Servicer's multifamily mortgage loan servicing activities and with the Servicing Standard, provided the Servicer will not expend its own funds in connection foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless such foreclosure, correction or restoration is determined to be in the best economic interest of the Trust. Any Mortgaged Property so acquired by the Mortgage Trust is required to be disposed of in accordance with applicable federal income tax law and regulations and consistent with the status of the Trust Fund and the Mortgage Trust as REMICs, which regulations currently require that such disposition occur within two years of the acquisition. The Agreement will provide that the Servicer, acting on behalf of the Trust, may not acquire title to a Mortgaged Property or take over its operation unless the Servicer has previously determined, based on a report prepared by an independent person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trusts to take the actions necessary to comply with such laws. [Special Servicer requirements.]



Servicing and Other Compensation and Payment of Expenses



                  The principal servicing compensation (the "Servicing Fee") to be paid to the Servicer in respect of its servicing activities relating to the Certificates will be paid to it with respect to each Distribution Date by withholding from funds to be deposited into the Certificate Account out of collections on the Mortgage Loans in an amount equal to, as to each Mortgage Loan, one-twelfth of the product of (i) the rate set forth in the Mortgage Loan Schedule (the "Servicing Fee Rate") and (ii) the Unpaid Principal Balance of such Mortgage Loan as of such Distribution Date. All assumption fees, late payment charges and extension and other administrative charges, to the extent collected from borrowers, will be [retained by the Servicer]. The amounts of late charges are limited by state law and range from __% to __% of the late monthly payment. [Assumption fees range from __% to __% of the outstanding amount of the Mortgage Loan.]



                  The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the

Trustee and any paying agent. In addition, as indicated in the preceding section, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related insurance proceeds or Liquidation Proceeds.



Evidence as to Compliance



                  On or before __________ in each year, beginning with __________, 199__, the Servicer at its expense is required to cause a firm of independent public accountants to furnish a statement to the Trustee to the effect that such firm has examined, for the preceding calendar year, certain documents and records related to the servicing of mortgage loans under pooling and servicing agreements (including the Agreement) substantially similar to the Agreement and such examination, which as been conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, has disclosed no items of noncompliance with the provisions of the Agreement which, in the opinion of the firm, are material, except for such items as will be referred to in the report.



                  The Agreement will also provide for delivery (on or before __________ in each year, commencing with __________, 199__) to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding year.



Certain Matters Regarding the Servicer



                  The Agreement will provide that the Servicer may not resign from its obligations and duties thereunder unless (i) its duties thereunder are no longer permissible under applicable law or (ii) the Servicer no longer wishes to be Servicer and has proposed a successor Servicer that (a) is reasonably acceptable to the Trustee (b) whose appointment will not result in a reduction of the rating assigned to the Offered Certificates or the Class C Certificates and (c) is approved in writing by Owners of Percentages Interest aggregating not less than 50% of each Class of Certificate then Outstanding.



                  The Agreement will also provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer will be under any liability to the Trust Fund or the Owners of the Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Owners of the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Agreement and which in its opinion may involve it in any expense or liability. The Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Owners of the Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor from time to time on one or more Distribution Dates, only out of the Available
Funds for such Distribution Date that remain after the distributions to the Certificateholders for such Distribution Date have been made. The Servicer's right to such indemnity or reimbursement will survive any resignation or termination of the Servicer (and will survive any termination of the Agreement if the Servicer is still serving as the servicer at such termination) with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). Any such claims by or on behalf of the Certificateholders or the Trust Fund will be S-35made only against the Servicer, who will be liable with respect to its own acts and omissions as well as the acts and omissions of its directors, officers, employees and agents.



                  Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer will be a party, or any corporation succeeding to the business of the Servicer, which executes an agreement of assumption to perform every obligation of the Servicer under the Agreement, will be the successor of the Servicer thereunder, without the execution or filing of any other paper or any further act on the part of any of the parties thereto, anything therein to the contrary notwithstanding.



Events of Default



                  Events of Default under the Agreement will consist of (i) a failure by the Servicer to deposit in the Certificate Account any deposit required to be made under the Agreement, which failure continues unremedied for five business days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of the Certificates of any class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which materially affects the Certificateholders and continues, unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by holders of the Certificates of any class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations.



Rights Upon Event of Default



                  So long as an Event of Default remains unremedied by the Servicer, the Depositor or the Trustee may, or at the written direction of the Owners of Certificates evidencing not less than 51% of the Ownership Interests in the Trust Fund (for the purposes of this percentage, the

Class B, Class R and Class RL Certificateholders shall be deemed to hold 0% of the Ownership Interests in the Trust Fund) shall, terminate all the rights and obligations of the Servicer under the Agreement in and to the Mortgage Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that the Trustee may waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except that a default in the making of any required distribution on any of the Certificates may only be waived with the consent of the Owners of Certificates of each Class affected thereby, voting as a Class, evidencing, as to each such Class, Percentage Interests aggregating not less than 66%]. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of the Agreement. No such waiver shall extend to any subsequent or other default or impair any right contingent thereon except to the extent expressly so waived.



                  In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, any established housing and home finance institution that is then servicing a multi-family mortgage loan portfolio and with a net worth of at least $__________ to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity, unless the Trustee is prohibited by law from so acting. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Servicer under the Agreement.



                  No Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25% have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after the receipt of such request and after the indemnity has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners of the Certificates covered by the Agreement, unless such Owners of the Certificates have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.



Amendment



                  The Agreement may be amended from time to time by the Servicer, the Depositor, the Company and the Trustee without the consent of any of the Owners of the Certificates (a) to cure any error or any ambiguity or to correct or supplement any provisions therein which may be inconsistent with any other provisions therein, (b) to add to the duties or obligations of the Servicer thereunder, (c) to maintain or improve the rating of the Class A Certificates or the Class B Certificates then given by a Rating Agency (it being understood that after obtaining the initial ratings of the Class A and Class B Certificates, none of the Depositor, the Servicer or the Trustee is obligated to maintain or improve such ratings), or (d) to add any other provisions with respect to matters or questions arising under the Agreement; provided, however, that such action will not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Owner of a Certificate. The Agreement may also be amended from time to time by the Servicer, the Depositor, and the Trustee, with the consent of the Owners of Certificates of each Class affected thereby evidencing, as to such Class, Percentage Interests aggregating not less than 51% for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of Owners of the Certificates; provided, however, that no such amendment will (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Owner of such Certificate or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Owners of all Certificates then outstanding. The Agreement may also be amended from time to time, without the consent of the Owners of the Certificates, with regard to certain REMIC matters.



Termination; Retirement of the Certificates



                  The obligations created by the Agreement will terminate upon the payment to Owners of the Certificates of all amounts held in the Certificate Account or by the Servicer and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase by the Servicer from the Mortgage Trust of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, as described below. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last to survive of certain persons described in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.



                  At its option, the Depositor may repurchase from the Mortgage Trust all remaining Mortgage Loans held by the Mortgage Trust at a price equal to the greater of (a) the sum of (x) 100% of the Unpaid Principal Balance of each Mortgage Loan (other than any Foreclosed Mortgage Loan represented by REO Property whose fair market value is included pursuant to clause (y) below) as of the Distribution Date upon which the proceeds of any repurchase are to be distributed and (y) the fair market value of all Foreclosed Mortgage Loans represented by REO Property. The right of the Depositor to make any such purchase is conditioned upon the Pool Principal Balance being less than 10% of the Cut-Off Date Pool Principal Balance. The termination of the Trusts is required to be effected in a manner consistent with applicable federal income tax regulations and their status as REMIC's.



The Trustee



                  ____________________, a __________ banking association
organized under the laws of the United States, is the Trustee. Its Corporate Trust Office is located at _________________________. The Depositor may also remove the Trustee under certain circumstances, including, among others, failure of the Trustee to continue to satisfy the eligibility requirements described in the Agreement or adjudication of the Trustee as bankrupt or insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may resign from its duties as Trustee under the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.




                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES



                  The following opinion of Dewey Ballantine LLP, special counsel to the Depositor, as to certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.



REMIC Elections



                  The Trustee will cause an election to be made to treat the Mortgage Trust and the Trust Fund as "real estate mortgage investment conduits" ("REMICs") for federal income tax purposes. Dewey Ballantine LLP, special tax counsel, is of the opinion that, for federal income tax purposes, assuming (i) the REMIC elections are made and (ii) compliance with the Agreement, the Mortgage Trust and the Trust Fund will be treated as REMICs, each Class of Offered Certificates will be treated as "regular interests" in a REMIC and the Class R Certificates will be treated as the sole class of "residual interests" in such REMIC. For federal income tax purposes, regular interests in a REMIC generally are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. The Offered Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption to be used in determining whether any Class of Offered Certificates is issued with original issue discount and the rate of accrual of original issue discount is ___% of the CPR. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "Certain Federal Income Tax Consequences--REMICS--Taxation of Holders of REMIC Regular Securities--Original Issue Discount" in the Prospectus.



                  Although not free from doubt, it is anticipated that the Class S-A Certificates will be treated as issued with original issue discount in an amount equal to the excess of all payments thereon over their issue price (including accrued interest), and the Trustee intends to report income in respect of such Class of Certificates in this manner. Under this method, any "negative" amounts of original issue discount attributable to rapid prepayments would not be deductible currently, but would be offset against future positive accruals of original issue discount, if any. A Class S-A Certificateholder may be entitled to a loss deduction, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its remaining basis in the Class S-A Certificate, assuming no further prepayments.




                             ERISA CONSIDERATIONS



                  Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plan's acquisition and ownership of such Certificates.



General



                  ERISA imposes certain restrictions on employee benefit plans subject to ERISA ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Class A-1 and Class B Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.



                  Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.



Prohibited Transactions



                  General. Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code (or, in some cases, Section 502(i) of ERISA) imposes certain excise taxes on parties in interest which engage in non-exempt prohibited transactions.



                  The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply. One such exception provides that if less than 25% of the value of the Certificates outstanding is held by Plans, the assets of the Trusts would not be deemed to include assets of Plans that are Certificateholders. However, there can be no assurance that the 25% exception described in the regulations would be satisfied with respect to the Trusts.



                  Under the terms of the regulation, the Trusts may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trusts. In such an event, the Depositor, the Servicer, the Trustee and other persons, in providing services with respect to the Mortgage Loans, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving the Mortgage Loans unless such transactions are subject to a statutory or administrative exemption.



                  [Availability of Administrative Exemption for Class A-1 and Class S-A Certificates. The U.S. Department of Labor has granted to ___________________________ an administrative exemption (Prohibited Transaction Exemption _______, ________________________________________ from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTE ______. The receivables covered by the exemption include mortgage loans such as the Mortgage Loans. The exemption will apply to the acquisition, holding and resale of the Class A-1 and Class S-A Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.



                  Among the conditions which must be satisfied for PTE ______ to apply to he Class A-1 and Class S-A Certificates are the following:



                  (1) The acquisition of the Class A-1 and Class S-A Certificates by a Plan is on terms (including the price for the Class A-1 and Class S-A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;



                  (2) The rights and interests evidenced by the Class A-1 and Class S-A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund;



                  (3) The Class A-1 and Class S-A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Service, Inc.;



                  (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);



                  (5) The sum of all payments made in connection with the resale of the Class A-1 and Class S-A Certificates represents not more than reasonable compensation for reselling the Class A-1 and Class S-A Certificates. The sum of all payments made to and retained by the Depositor pursuant to the sale of the Mortgage Loans to the Mortgage Trust represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

                  (6) The Plan investing in the Class A-1 and Class S-A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.



                  Moreover, PTE _______ would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A-1 and Class S-A Certificates in connection with the initial issuance, at least fifty percent (50%) of the Class A-1 and Class S-A Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A-1 or Class S-A Certificates does not exceed twenty-five percent (25%) of all of the Class A-1 and Class S-A Certificates outstanding at the time of the acquisition and (iii) immediately after acquisition, no more than twenty-five percent (25%) of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. PTE ____ does not apply to Plans sponsored by the Servicer, the Depositor, the Trustee, any obligor with respect to Mortgage Loans included in the Mortgage Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Mortgage Trust, or any affiliate of such parties (the "Restricted Group")



                  ____ believes that the exemption will apply to the acquisition and holding of the Class A-1 and Class S-A Certificates by Plans and that all conditions of the exemption other than those within the control of the investors have been met. [In addition, as of the date hereof, there is no single obligor with respect to Mortgage Loans included in the Mortgage Trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Mortgage Trust.]



                  Under current law the purchase and holding of the Class B Certificates by or on behalf of any Plan subject to the fiduciary responsibility provisions of ERISA may result in "prohibited transactions" within the meaning of ERISA and the Code. [No transfer of a Class B Certificate or any interest therein may be made to any Plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment and separate accounts in which such plans, accounts or arrangements are invested that is subject to ERISA or the Code unless the prospective transferee of the Class B Certificate provides the Trustee with a representation letter and an opinion of counsel, each in the form required under the Agreement. See "ERISA Considerations" herein and in the Prospectus.]



                  Review By Plan Fiduciaries. Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Plan fiduciary who proposes to cause a Plan to purchase Class A-1 or Class S-A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Class A-1 or Class S-A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A-1 and Class S-A Certificates unless it is clear that the assets of the Trusts will not be plan assets or unless it is clear that the PTE ______ or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

                        LEGAL INVESTMENT CONSIDERATIONS



                  [As long as the Class A Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the Class A Certificates will constitute "mortgage related securities" within the meaning of SMMEA and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, however, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain States have enacted legislation which overrides the preemption provisions of SMMEA.



                  SMMEA has amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.]



                  The [Class B] Certificates will not be "mortgage securities" for purposes of SMMEA. As a result, the appropriate characterization of the [Class B] Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the [Class B] Certificates, is subject to significant interpretive uncertainties.



                  The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or restrictions. All institutions whose investment activities are subject to legal investments and regulations, regulatory requirements or review by regulatory authorities should consult with their own advisors in determining whether and to what extent the Offered Certificates constitute legal investments for or are subject to investment, capital or other restrictions.




                                    RATINGS



                  It is a condition to the issuance of the Offered Certificates that the Class A-1 and Class S-A Certificates each be rated no lower than "AAA" by S&P and "Aaa" by Moody's and that the Class B Certificates be rated no lower than "____" by _____. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                  The ratings assigned by the Rating Agencies to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The ratings assigned to mortgage pass-through certificates do not constitute a statement regarding the frequency or extent of principal prepayments. The ratings do not address the possibility that certificateholders might receive a lower than anticipated yield on their investment.




                                 UNDERWRITING



                  Under the terms and subject to the conditions set forth in the Underwriting Agreement for the sale of the Offered Certificates, the Depositor has agreed to cause the Trust to sell and ___________________ (the "Underwriters") have agreed to purchase the Offered Certificates.



                  In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase, the entire principal amount of each Class of Offered Certificates.



                  The Underwriters have advised the Depositor that they propose to offer the Offered Certificates for sale from time to time in one or more registered transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the Underwriters in the distribution of the Offered Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of Offered Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the Securities Act.



                  The Company has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act of 1933.



                   The Depositor has been advised by the Underwriters that the Underwriters presently intends to make a market in each Class of Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in either Class of Offered Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.




                                 LEGAL MATTERS



                  Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor by Dewey Ballantine LLP, New York, New York and by Alan L. Langus, chief counsel to the Company. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the

Depositor by Dewey Ballantine LLP. Certain legal matters relating to the validity of the Certificates will be passed upon for the Underwriter by
________________________.

                                   EXHIBIT A



                            MORTGAGE LOAN SCHEDULE

                                  APPENDIX A



                 INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS





AAA..........................................................................9
accredited investor.........................................................52
Additional Collateral.......................................................39
Agreement....................................................................3
Appraised Values............................................................20
balloon......................................................................3
Balloon Payments............................................................15
Book Entry Termination......................................................27
CERCLA......................................................................12
Certain Federal Income Tax Consequences......................................9
Certificate Account.........................................................42
Certificate Registrar.......................................................26
Certificates..............................................................2, 1
Class A-1 Certificates.......................................................2
Class A-1 Principal Distribution Amount......................................4
Class B Certificates.........................................................2
Class B Principal Distribution Amount........................................5
Class C Certificates.........................................................2
Class Principal Balance.....................................................29
Class R Certificates.........................................................2
Class RL Certificates........................................................2
Class S-A Certificates.......................................................2
clean-up call...............................................................38
Clearing Agency.............................................................27
Clearing Agency Participants................................................27
Code........................................................................10
Company......................................................................3
constant prepayment rate....................................................36
CPR.........................................................................36
Default Rate................................................................24
Defective Mortgage Loan.....................................................40
Depositor....................................................................3
Description of the Offered Certificates-- Amounts of Distribution............6
Distribution Date............................................................3
DOL.........................................................................50
due-on-sale.................................................................35
equity investment...........................................................50
Events of Default...........................................................24
Final Scheduled Distribution Date............................................8
Liquidated Mortgage Loan....................................................30
Liquidation Expenses........................................................42
Liquidation Proceeds........................................................42
Lower Tier REMIC.........................................................4, 10
MAI.........................................................................23
Monthly  Interest...........................................................29
Monthly Advance..........................................................6, 30
Monthly Report..............................................................31
Moody's......................................................................9
Mortgage Files..............................................................40
Mortgage Loan Schedule......................................................17
Mortgage Loans............................................................3, 2
mortgage related securities.............................................11, 53
mortgage securities.........................................................53
Mortgage Trust...............................................................3
Mortgaged Properties......................................................3, 2
Net Liquidation Proceeds....................................................42
Net Losses..................................................................19
Notional Principal Balance...................................................2
Offered Certificates.........................................................2
operator....................................................................12
original issue discount..................................................9, 49
Originator...................................................................3
Outstanding Mortgage Loan...................................................29
owner.......................................................................12
Owners......................................................................27
parties in interest.........................................................50
Payment Date................................................................27
Percentage Interest.........................................................27
Plan of Distribution.........................................................2
Policies....................................................................25
prepayment..................................................................36
Prepayment Premium..........................................................43
Prepayment Premium Account..................................................43
Prepayments..................................................................9
prohibited transaction......................................................40
prohibited transactions.................................................10, 52
Purchase Price..............................................................40
Rating Agencies..............................................................9
Ratings......................................................................9
real estate mortgage investment conduit.....................................49 real estate mortgage investment conduits.................................4, 10 real estate owned...........................................................18
Realized Losses..............................................................7
Record Date..............................................................3, 27
regular interest.............................................................4
regular interests....................................................3, 10, 49
REMICs.......................................................................4
REO Property................................................................42
Residual Certificates........................................................2
residual interests......................................................10, 49
Restricted Group............................................................52
Risk Factors.............................................................2, 12
S&P..........................................................................9
Senior Certificates.......................................................2, 1
Servicer.....................................................................3
Servicing Fee...............................................................44
Servicing Fee Rate.......................................................7, 44
Servicing Standard..........................................................41
SREA........................................................................23
SRPA........................................................................23
Subordinate Certificates.....................................................2
superlien...................................................................12
The Mortgage Loans--General.................................................15
The Mortgage Trust -- Mortgage Loan Characteristics..........................3
The Mortgage Trust-Underwriting Standards....................................2
Trust Fund................................................................3, 2
Trustee......................................................................3

Trusts....................................................................3, 2
Underwriters................................................................54
Underwriting Standards......................................................17
Unpaid  Delinquent  Maturity Amount.........................................30
Unpaid  Principal Balance...................................................29
Unpaid  Principal Shortfall.................................................30
Unpaid Principal Balance....................................................30
Upper Tier REMIC.............................................................4
Weighted average life.......................................................36
Yield,  Prepayment  and  Maturity Considerations.............................3

PROSPECTUS

                           Asset Backed Certificates
                             (Issuable in Series)
                      ContiSecurities Asset Funding Corp.
                                  (Depositor)

      This Prospectus relates to Asset Backed Certificates to be issued from time to time in one or more series (and one or more classes within a series), certain classes of which may be offered on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. Each series of Certificates will be issued by a separate trust (each, a "Trust") and will evidence either a beneficial ownership interest in, such Trust. The assets of a Trust will include one or more of the following: (i) one-to-four family and/or multifamily residential mortgage loans, including mortgage loans secured by junior liens on the related mortgaged properties and Title I loans and other types of home improvement retail installment contracts, (ii) conditional sales contracts and installment sales or loan agreements or participation interests therein secured by manufactured housing, (iii) mortgage-backed securities, (iv) other mortgage-related assets and securities and (v) reinvestment income, reserve funds, cash accounts, insurance policies, guaranties, letters of credit or other assets as described in the related Prospectus Supplement.

      One or more classes of Certificates of a series may be (i) entitled to receive distributions allocable to principal, principal prepayments, interest or any combination thereof prior to one or more other classes of Certificates of such series or after the occurrence of certain events or (ii) subordinated in the right to receive such distributions to one or more senior classes of Certificates of such series, in each case as specified in the related Prospectus Supplement. Interest on each class of Certificates entitled to distributions allocable to interest may accrue at a fixed rate or at a rate that is subject to change from time to time as specified in the related Prospectus Supplement. The Depositor or its affiliates may retain or hold for sale from time to time one or more classes of a series of Certificates.

      Distributions on the Certificates will be made at the intervals and on the dates specified in the related Prospectus Supplement from the assets of the related Trust and any other assets pledged for the benefit of the Certificates. An affiliate of the Depositor may make or obtain for the benefit of the Certificates limited representations and warranties with respect to mortgage assets assigned to the related Trust. Neither the Depositor nor any affiliates will have any other obligation with respect to the Certificates.

      The yield on Certificates will be affected by the rate of payment of principal (including prepayments) of mortgage assets in the related Trust. Each series of Certificates will be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      If specified in a Prospectus Supplement, one or more separate elections may be made to treat the Trust for the related series or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

      It is a condition to the issuance of the Certificates that the Certificates be rated in not less than the fourth highest rating category by a nationally recognized rating organization.

      See "Risk Factors" beginning on page 6 herein and in the related Prospectus Supplement for a discussion of significant matters affecting investments in the Certificates.

      See "ERISA Considerations" herein and in the related Prospectus Supplement for a discussion of restrictions on the acquisition of Certificates by "plan fiduciaries."

      THE ASSETS OF A TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, ANY SERVICER, ANY MASTER SERVICER, ANY ORIGINATOR, ANY TRUSTEE OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT.

--------------------------------------------------------------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR ANY RELATED PROSPECTUS SUPPLEMENT.
                     ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

      Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described herein and in the related Prospectus Supplement. See "Plan of Distribution" herein and in the related Prospectus Supplement.

      Prior to their issuance there will have been no market for the Certificates nor can there by any assurance that one will develop or if it does develop, that it will provide the Owners of the Certificates with liquidity or will continue for the life of the Certificates.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.
--------------------------------------------------------------------------------

                The date of this Prospectus is August 19, 1998

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby or an offer of such Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.


                                TABLE OF CONTENTS

                                                                     Page

SUMMARY OF PROSPECTUS..................................................1
RISK FACTORS...........................................................6
DESCRIPTION OF THE CERTIFICATES........................................9
     General...........................................................9
     Classes of Certificates..........................................10
     Distributions of Principal and Interest..........................11
     Book Entry Registration..........................................13
     List of Owners of Certificates...................................13
THE TRUSTS............................................................13
     Mortgage Loans...................................................14
     Contracts........................................................17
     Mortgage-Backed Securities.......................................17
     Other Mortgage Securities........................................18
CREDIT ENHANCEMENT....................................................18
SERVICING OF MORTGAGE LOANS AND CONTRACTS.............................23
     Payments on Mortgage Loans.......................................24
     Advances.........................................................24
     Primary Mortgage Insurance.......................................27
     Standard Hazard Insurance........................................27
     Title Insurance Policies.........................................28
     Claims Under Primary Mortgage Insurance Policies
       and Standard Hazard Insurance Policies; Other
       Realization Upon Defaulted Loan................................28
     Realization Upon or Sale of Defaulted Multifamily Loans..........29
     Master Servicer..................................................29

ADMINISTRATION........................................................30
     Assignment of Mortgage Assets....................................30
     Evidence as to Compliance........................................32
     The Trustee......................................................32
     Administration of the Certificate Account........................33
     Reports..........................................................34
     Forward Commitments; Pre-Funding.................................34
     Servicer Events of Default.......................................35
     Rights Upon Servicer Event of Default............................35
     Amendment........................................................35
     Termination......................................................36

USE OF PROCEEDS.......................................................36
THE DEPOSITOR.........................................................36
CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS..........................36
     General..........................................................36
     Foreclosure......................................................37
     Soldiers' and Sailors' Civil Relief Act..........................42
     The Contracts....................................................42
     The Title I Program..............................................45
LEGAL INVESTMENT MATTERS..............................................49
ERISA CONSIDERATIONS..................................................50
CERTAIN FEDERAL INCOME TAX CONSEQUENCES...............................51
     Federal Income Tax Consequences For REMIC Certificates...........51
     Taxation of Regular Certificates.................................53
     Taxation of Residual Certificates................................57
     Treatment of Certain Items of REMIC Income and Expense...........59
     Tax-Related Restrictions on Transfer of Residual Certificates....60
     Sale or Exchange of a Residual Certificate.......................62
     Taxes That May Be Imposed on the REMIC Pool......................63
     Liquidation of the REMIC Pool....................................63
     Administrative Matters...........................................64
     Limitations on Deduction of Certain Expenses.....................64
     Taxation of Certain Foreign Investors............................65
     Backup Withholding...............................................65
     Reporting Requirements...........................................66
     Federal Income Tax Consequences for Certificates as to
       Which No REMIC Election Is Made................................66
     Standard Certificates............................................66
     Premium and Discount.............................................67
     Stripped Certificates............................................69
     Reporting Requirements and Backup Withholding....................71
     Taxation of Certain Foreign Investors............................71
     Taxation of Securities Classified as Partnership Interests.......71
PLAN OF DISTRIBUTION..................................................72
LEGAL MATTERS.........................................................72
FINANCIAL INFORMATION.................................................72
INDEX TO LOCATION OF PRINCIPAL DEFINED TERMS..........................73


         Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the related Certificates, whether or not participating in the distribution thereof, may be required to deliver this Prospectus and the related Prospectus Supplement. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              AVAILABLE INFORMATION

         The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's web site (http:\\www.sec.gov). The Depositor does not intend to send any financial reports to Owners.

         This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities act of 1933 (the "Securities Act") and to which reference is hereby made.

                                REPORTS TO OWNERS

         The Trustee or other designated person will be required to provide periodic unaudited reports concerning the Certificates and the Trust to all registered holders of Certificates of the related series. See
"Administration-Reports."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed with respect to each respective Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities of such Trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such Trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to ContiSecurities Asset Funding Corp., 277 Park Avenue, 38th Floor, New York, New York 10172 (telephone number (212) 207-2840).

                              SUMMARY OF PROSPECTUS

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the Prospectus Supplement relating to a particular series of Certificates and to the related Agreement which will be prepared in connection with each series of Certificates. Unless otherwise specified, capitalized terms used and not defined in this Summary of Prospectus have the meanings given to them in this Prospectus. An index indicating where certain capitalized terms used herein are defined appears in Appendix A hereto.

Securities............................      Asset Backed Certificates, issuable
                                            from time to time in series, in
                                            fully registered form or book entry
                                            only form, in authorized
                                            denominations, as described in the
                                            Prospectus Supplement (the
                                            "Certificates"). Each Certificate
                                            will represent a beneficial
                                            ownership interest in a trust (a
                                            "Trust") created from time to time
                                            pursuant to a pooling and servicing
                                            agreement or trust agreement (each,
                                            an "Agreement").

The Depositor.........................      ContiSecurities Asset Funding Corp.
                                            (the "Depositor") is a Delaware
                                            corporation. The Depositor's
                                            principal executive offices are
                                            located at 277 Park Avenue, 38th
                                            Floor, New York, New York, 10172;
                                            telephone number (212) 207-2840. See
                                            "The Depositor" herein. The
                                            Depositor or its affiliates may
                                            retain or hold for sale from time to
                                            time one or more classes of a series
                                            of Certificates.

The Servicer..........................      The entity or entities named as the
                                            Servicer in the Prospectus
                                            Supplement (the "Servicer"), will
                                            act as servicer, with respect to the
                                            Mortgage Loans and Contracts
                                            included in the related Trust. The
                                            Servicer may be an affiliate of the
                                            Depositor and may be a seller of
                                            Mortgage Assets to the Depositor
                                            (each, a "Seller").

The Master Servicer...................      A "Master Servicer" may be specified
                                            in the related Prospectus Supplement
                                            for the related series of
                                            Certificates.

The Trustee...........................      The trustee (the "Trustee") for each
                                            series of Certificates will be
                                            specified in the related Prospectus
                                            Supplement.

Trust Assets..........................      The assets of a Trust will be
                                            mortgage-related assets (the
                                            "Mortgage Assets") consisting of one
                                            or more of the following types of
                                            assets:

A.  The Mortgage Loans................      "Mortgage Loans" may include: (i)
                                            conventional (i.e., not insured or
                                            guaranteed by any governmental
                                            agency) Mortgage Loans secured by
                                            one-to-four family residential
                                            properties; (ii) conventional
                                            multifamily mortgage loans
                                            ("Conventional Multifamily Loans")
                                            or mortgages insured by the Federal
                                            Housing Administration (the "FHA")
                                            ("FHA-Insured Multifamily Loans" and
                                            together with the Conventional
                                            Multifamily Loans, the "Multifamily
                                            Loans"); (iii) Mortgage Loans
                                            secured by security interests in
                                            shares issued by private,
                                            non-profit, cooperative housing
                                            corporations ("Cooperatives") and in
                                            the related proprietary leases or
                                            occupancy agreements granting
                                            exclusive rights to occupy specific
                                            dwelling units in such Cooperatives'
                                            buildings; and, (iv) Mortgage Loans
                                            secured by junior liens on the
                                            related mortgaged properties,
                                            including Title I Loans and other
                                            types of home improvement retail
                                            installment contracts. The Mortgage
                                            Loans may be located in any one of
                                            the 50 states, the District of
                                            Columbia or the Commonwealth of
                                            Puerto Rico. See "The Trusts -
                                            Mortgage Loans" herein.

B.  Contracts.........................      Contracts may include conditional
                                            sales contracts and installment
                                            sales or loan agreements or
                                            participation interests therein
                                            secured by new or used Manufactured
                                            Homes (as defined herein). Contracts
                                            may be conventional (i.e., not
                                            insured or guaranteed by any
                                            government agency) or insured by the
                                            FHA, including Title I Contracts, or
                                            partially guaranteed by the Veterans
                                            Administration ("VA"), as specified
                                            in the related Prospectus
                                            Supplement. See "The Trusts -
                                            Contracts" herein.

C. Mortgage-
     Backed Securities................      "Mortgage-Backed Securities" (or
                                            "MBS") may include (i) private (that
                                            is, not guaranteed or insured by the
                                            United States or any agency or
                                            instrumentality thereof) mortgage
                                            participations, mortgage
                                            pass-through certificates or other
                                            mortgage-backed securities or (ii)
                                            certificates insured or guaranteed
                                            by Federal Home Loan Mortgage
                                            Corporation ("FHLMC") or Federal
                                            National Mortgage Association
                                            ("FNMA") or Government National
                                            Mortgage Association ("GNMA"). See
                                            "The Trusts - Mortgage-Backed
                                            Securities" herein.

D.  Other Mortgage Securities.........      Other Mortgage Securities may
                                            include other securities that
                                            directly or indirectly represent an
                                            ownership interest in, or are
                                            secured by and payable from,
                                            mortgage loans on real property or
                                            mortgage-backed securities, such as
                                            residual interests in issuances of
                                            collateralized mortgage obligations
                                            or mortgage pass-through
                                            certificates. See "The Trusts -
                                            Other Mortgage Securities" herein.

                                            Trust assets may also include
                                            reinvestment income, reserve funds,
                                            cash accounts, insurance policies,
                                            guaranties, letters of credit or
                                            other assets as described in the
                                            related Prospectus Supplement.

                                            The related Prospectus Supplement
                                            for a series of Certificates will
                                            describe the Mortgage Assets to be
                                            included in the Trust for such
                                            series.

The Certificates......................      The Certificates of any series may
                                            be issued in one or more classes, as
                                            specified in the Prospectus
                                            Supplement. One or more classes of
                                            Certificates of each series (i) may
                                            be entitled to receive distributions
                                            allocable only to principal, only to
                                            interest or to any combination
                                            thereof; (ii) may be entitled to
                                            receive distributions only of
                                            prepayments of principal throughout
                                            the lives of the Certificates or
                                            during specified periods; (iii) may
                                            be subordinated in the right to
                                            receive distributions of scheduled
                                            payments of principal, prepayments
                                            of principal, interest or any
                                            combination thereof to one or more
                                            other classes of Certificates of
                                            such series throughout the lives of
                                            the Certificates or during specified
                                            periods; (iv) may be entitled to
                                            receive such distributions only
                                            after the occurrence of events
                                            specified in the Prospectus
                                            Supplement; (v) may be entitled to
                                            receive distributions in accordance
                                            with a schedule or formula or on the
                                            basis of collections from designated
                                            portions of the assets in the
                                            related Trust; (vi) as to
                                            Certificates entitled to
                                            distributions allocable to interest,
                                            may be entitled to receive interest
                                            at a fixed rate or a rate that is
                                            subject to change from time to time;
                                            (vii) may accrue interest, with such
                                            accrued interest added to the
                                            principal or notional amount of the
                                            Certificates, and no payments being
                                            made thereon until certain other
                                            classes of the series have been paid
                                            in full; and (viii) as to
                                            Certificates entitled to
                                            distributions allocable to interest,
                                            may be entitled to distributions
                                            allocable to interest only after the
                                            occurrence of events specified in
                                            the Prospectus Supplement and may
                                            accrue interest until such events
                                            occur, in each case as specified in
                                            the related Prospectus Supplement.
                                            The timing and amounts of such
                                            distributions may vary among
                                            classes, over time, or otherwise as
                                            specified in the related Prospectus
                                            Supplement.

Distributions on
     the Certificates.................      The related Prospectus Supplement
                                            will specify (i) whether
                                            distributions on the Certificates
                                            entitled thereto will be made
                                            monthly, quarterly, semi-annually or
                                            at other intervals and dates out of
                                            the payments received in respect of
                                            the Mortgage Assets included in the
                                            related Trust and other assets, if
                                            any, pledged for the benefit of the
                                            related Owners of Certificates; (ii)
                                            the amount allocable to payments of
                                            principal and interest on any
                                            Distribution Date; and (iii) whether
                                            all distributions will be made pro
                                            rata to Owners of Certificates of
                                            the class entitled thereto.

                                            The aggregate original principal
                                            balance of the Certificates will
                                            equal the aggregate distributions
                                            allocable to principal that such
                                            Certificates will be entitled to
                                            receive; the Certificates will have
                                            an aggregate original principal
                                            balance equal to or less than the
                                            aggregate unpaid principal balance
                                            of the related Mortgage Assets (plus
                                            amounts held in a Pre-Funding
                                            Account, if any) as of the first day
                                            of the month of creation of the
                                            Trust; and the Certificates will
                                            bear interest in the aggregate at a
                                            rate (the "Pass-Through Rate") equal
                                            to the interest rate borne by the
                                            related Mortgage Assets net of
                                            servicing fees and any other
                                            specified amounts.

Pre-Funding Account...................      A Trust may enter into an agreement
                                            (each, a "Pre-Funding Agreement")
                                            with the Depositor whereby the
                                            Depositor will agree to transfer
                                            additional Mortgage Assets to such
                                            Trust following the date on which
                                            such Trust is established and the
                                            related Certificates are issued. Any
                                            Pre-Funding Agreement will require
                                            that any Mortgage Loans so
                                            transferred conform to the
                                            requirements specified in such
                                            Pre-Funding Agreement. If a
                                            Pre-Funding Agreement is to be
                                            utilized, the related Trustee will
                                            be required to deposit in a
                                            segregated account (each, a
                                            "Pre-Funding Account") all or a
                                            portion of the proceeds received by
                                            the Trustee in connection with the
                                            sale of one or more classes of
                                            Certificates of the related series;
                                            subsequently, the additional
                                            Mortgage Assets will be transferred
                                            to the related Trust in exchange for
                                            money released to the Depositor from
                                            the related Pre-Funding Account.
                                            Each Pre-Funding Agreement will set
                                            a specified period during which any
                                            such transfers must occur. If all
                                            moneys originally deposited to such
                                            Pre-Funding Account are not used by
                                            the end of such specified period,
                                            then any remaining moneys will be
                                            applied as a mandatory prepayment of
                                            a class or classes of Certificates
                                            as specified in the related
                                            Prospectus Supplement. The specified
                                            period for the acquisition by a
                                            Trust of additional Mortgage Loans
                                            will generally not exceed three
                                            months from the date such Trust is
                                            established.

Optional Termination..................      The Servicer, the Seller, the
                                            Depositor, or, if specified in the
                                            related Prospectus Supplement, the
                                            Owners of a related class of
                                            Certificates or a credit enhancer
                                            may at their respective options
                                            effect early retirement of a series
                                            of Certificates through the purchase
                                            of the Mortgage Assets in the
                                            related Trust. See "Administration -
                                            Termination" herein.

Mandatory Termination.................      The Trustee, the Servicer or certain
                                            other entities specified in the
                                            related Prospectus Supplement may be
                                            required to effect early retirement
                                            of a series of Certificates by
                                            soliciting competitive bids for the
                                            purchase of the assets of the
                                            related Trust or otherwise. See
                                            "Administration - Termination"
                                            herein.

Advances..............................      The Servicer of the Mortgage Loans
                                            and Contracts will be obligated (but
                                            only to the extent set forth in the
                                            related Prospectus Supplement) to
                                            advance delinquent installments of
                                            principal and/or interest (less
                                            applicable servicing fees) on the
                                            Mortgage Loans and Contracts in a
                                            Trust. Any such obligation to make
                                            advances may be limited to amounts
                                            due to the Owners of Certificates of
                                            the related series, to amounts
                                            deemed to be recoverable from late
                                            payments or liquidation proceeds, to
                                            specified periods or to any
                                            combination thereof, in each case as
                                            specified in the related Prospectus
                                            Supplement. Any such advance will be
                                            recoverable as specified in the
                                            related Prospectus Supplement. See
                                            "Servicing of Mortgage Loans and
                                            Contracts" herein.

Credit Enhancement....................      If specified in the related
                                            Prospectus Supplement, a series of
                                            Certificates, or certain classes
                                            within such series, may have the
                                            benefit of one or more types of
                                            credit enhancement ("Credit
                                            Enhancement") including but not
                                            limited to overcollateralization,
                                            cross support, mortgage pool
                                            insurance, special hazard insurance,
                                            a bankruptcy bond, reserve funds,
                                            other insurance, guaranties and
                                            similar instruments and
                                            arrangements. Credit Enhancement
                                            also may be provided in the form of
                                            subordination of one or more classes
                                            of Certificates in a series under
                                            which losses are first allocated to
                                            any Subordinated Certificates up to
                                            a specified limit. The protection
                                            against losses afforded by any such
                                            Credit Enhancement will be limited
                                            as described in the related
                                            Prospectus Supplement. See "Credit
                                            Enhancement" herein.

Book Entry Registration...............      Certificates of one or more classes
                                            of a series may be issued in book
                                            entry form ("Book Entry
                                            Certificates") in the name of a
                                            clearing agency (a "Clearing
                                            Agency") registered with the
                                            Securities and Exchange Commission,
                                            or its nominee. Transfers and
                                            pledges of Book Entry Certificates
                                            may be made only through entries on
                                            the books of the Clearing Agency in
                                            the name of brokers, dealers, banks
                                            and other organizations eligible to
                                            maintain accounts with the Clearing
                                            Agency ("Clearing Agency
                                            Participants") or their nominees.
                                            Transfers and pledges by purchasers
                                            and other beneficial owners of Book
                                            Entry Certificates ("Beneficial
                                            Owners") other than Clearing Agency
                                            Participants may be effected only
                                            through Clearing Agency
                                            Participants. All references to the
                                            Owners of Certificates shall mean
                                            Beneficial Owners to the extent
                                            Beneficial Owners may exercise their
                                            rights through a Clearing Agency.
                                            Except as otherwise specified in
                                            this Prospectus or a related
                                            Prospectus Supplement, the term
                                            "Owners" shall be deemed to include
                                            Beneficial Owners. See "Risk Factors
                                            - Book Entry Registration" and
                                            "Description of the Certificates -
                                            Book Entry Registration" herein.

Certain Federal Income Tax
     Consequences.....................      Federal income tax consequences will
                                            depend on, among other factors,
                                            whether one or more elections are
                                            made to treat a Trust or specified
                                            portions thereof as a "real estate
                                            mortgage investment conduit"
                                            ("REMIC") under the Internal Revenue
                                            Code of 1986, as amended (the
                                            "Code"), or, if no REMIC election is
                                            made, whether the Certificates are
                                            considered to be Standard
                                            Certificates, Stripped Certificates
                                            or Partnership Interests. The
                                            related Prospectus Supplement for
                                            each series of Certificates will
                                            specify whether one or more REMIC
                                            elections will be made. See "Certain
                                            Federal Income Tax Consequences"
                                            herein and in the related Prospectus
                                            Supplement.

ERISA Considerations..................      A fiduciary of any employee benefit
                                            plan subject to the Employee
                                            Retirement Income Security Act of
                                            1974, as amended ("ERISA"), or the
                                            Code should carefully review with
                                            its own legal advisors whether the
                                            purchase or holding of Certificates
                                            could give rise to a transaction
                                            prohibited or otherwise
                                            impermissible under ERISA or the
                                            Code. Certain classes of
                                            Certificates may not be transferred
                                            unless the Trustee and the Depositor
                                            are furnished with a letter of
                                            representation or an opinion of
                                            counsel to the effect that such
                                            transfer will not result in a
                                            violation of the prohibited
                                            transaction provisions of ERISA and
                                            the Code and will not subject the
                                            Trustee, the Depositor or the
                                            Servicer to additional obligations.
                                            See "Description of the Certificates
                                            - General" herein and "ERISA
                                            Considerations" herein and in the
                                            related Prospectus Supplement.

Legal Investment Matters..............      Certificates that constitute
                                            "mortgage related securities" under
                                            the Secondary Mortgage Market
                                            Enhancement Act of 1984 ("SMMEA")
                                            will be so described in the related
                                            Prospectus Supplement. Certificates
                                            that are not so qualified may not be
                                            legal investments for certain types
                                            of institutional investors, subject,
                                            in any case, to any other
                                            regulations which may govern
                                            investments by such institutional
                                            investors. See "Legal Investment
                                            Matters" herein and in the related
                                            Prospectus Supplement.

Use of Proceeds.......................      Substantially all the net proceeds
                                            from the sale of a series of
                                            Certificates will be applied to the
                                            simultaneous purchase of the
                                            Mortgage Assets included in the
                                            related Trust (or to reimburse the
                                            amounts previously used to effect
                                            such purchase), the costs of
                                            carrying the Mortgage Assets until
                                            sale of the Certificates and to pay
                                            other expenses. See "Use of
                                            Proceeds" herein.

Rating................................      Each class of Certificates offered
                                            by a Prospectus Supplement will be
                                            rated in one of the four highest
                                            rating categories of a nationally
                                            recognized statistical rating
                                            agency; provided, however, that one
                                            or more classes of Subordinated
                                            Certificates and Residual
                                            Certificates, which will not be so
                                            offered, need not be so rated.

Risk Factors..........................      Investment in the Certificates will
                                            be subject to one or more risk
                                            factors, including declines in the
                                            value of Mortgaged Properties,
                                            prepayment of Mortgage Loans, higher
                                            risks of defaults on particular
                                            types of Mortgage Loans, limitations
                                            on security for the Mortgage Loans,
                                            limitations on credit enhancement
                                            and various other factors. See "Risk
                                            Factors" herein and in the related
                                            Prospectus Supplement.

                                  RISK FACTORS

         Prospective investors should consider, among other things, the following risk factors in connection with the purchase of the Certificates:

         General. If the residential real estate market in general or a regional or local area where Mortgage Assets for a Trust are concentrated should experience an overall decline in property values, or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "The Trusts - Mortgage Loans" herein.

         Limited Obligations. The Certificates will not represent an interest in or obligation of the Depositor. The Certificates of each series will not be insured or guaranteed by any government agency or instrumentality, the Depositor, any Servicer or the Seller.

         Prepayment Considerations. The prepayment experience on Mortgage Loans or Contracts constituting or underlying the Mortgage Assets will affect the average life of each class of Certificates relating to a Trust. Prepayments may be influenced by a variety of economic, geographic, social and other factors, including changes in interest rate levels. In general, if mortgage interest rates fall, the rate of prepayment would be expected to increase. Conversely, if mortgage interest rates rise, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions. See "Prepayment and Yield Considerations" in the related Prospectus Supplement.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments. A portion of the aggregate principal balance of the Mortgage Loans at any time may be "balloon loans" that provide for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at maturity ("Balloon Loans"). Such Balloon Loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the Balloon Loan generally 5, 7, 10, or 15 years after origination. Amortization of a Balloon Loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. The Depositor does not have any information regarding the default history or prepayment history of payments on Balloon Loans. Because borrowers of Balloon Loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with the Balloon Loans is greater than that associated with fully-amortizing Mortgage Loans.

         Security Interests and Other Aspects of the Contracts. Contracts may be secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, no party will be required to amend any certificates of title to change the lienholder specified therein to the Trustee and no party will be required to deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the previous owner of the related Contract or a trustee in bankruptcy of such previous owner. In addition, numerous Federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. Each Seller of Contracts will warrant that each Contract sold by it complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Seller to repurchase such Contract unless such breach is cured. If any related Credit Enhancement is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Trust to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of the Mortgage Assets - The Contracts" herein.

         Limited Liquidity. There will be no market for the Certificates of any series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Certificates of such series. The market value of the Certificates will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Certificates in any market that may develop may be at a discount from the Certificates' par value or purchase price. Owners of Certificates generally have no right to request redemption of Certificates, and the Certificates are subject to redemption only under the limited circumstances described in the related Prospectus Supplement. In addition, the Certificates will not be listed on any securities exchange.

         Limited Assets. Owners of Certificates of each series must rely upon distributions on the related Mortgage Assets, together with the other specific assets pledged for the benefit of such series (which assets may be subject to release from such pledge prior to payment in full of the Certificates), for the payment of principal of, and interest on, that series of Certificates. If the assets comprising the Trust are insufficient to make payments on such Certificates, no other assets of the Depositor will be available for payment of the deficiency. Because payments of principal will be applied to classes of outstanding Certificates of a series in the priority specified in the related Prospectus Supplement, a deficiency may have a disproportionately greater effect on the Certificates of classes having lower priority in payment. In addition, due to the priority of payments and the allocation of losses, defaults experienced on the assets comprising a Trust may have a disproportionate effect on a specified class or classes within such series.

         Certain of the Mortgage Loans included in a Trust, particularly those secured by Multifamily Properties, may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a Mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the Mortgagor to make the balloon payment. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the Mortgagor's equity in the related Mortgaged Property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties and, in the case of Multifamily Properties, the financial condition and operating history of the Mortgagor and the related Mortgaged Property, tax laws and rent control laws.

         It is anticipated that some or all of the Mortgage Loans included in any Trust, particularly Mortgage Loans secured by Multifamily Properties, will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those Mortgage Loans, recourse in the event of Mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the Mortgagor and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the other assets of the Mortgagor will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property.

         Limitations, Reduction and Substitution of Credit Enhancement. Credit Enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of such series, a Mortgage Pool Insurance Policy, a Special Hazard Insurance Policy, a bankruptcy bond, one or more Reserve Funds, other insurance, guaranties and similar instruments and agreements, or any combination thereof. See "Credit Enhancement" herein. Regardless of the Credit Enhancement provided, the amount of coverage may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such Credit Enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the Credit Enhancement for any series of Certificates, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

         Original Issue Discount. All the Compound Interest Certificates and Stripped Certificates that are entitled only to interest distributions will be, and certain of the other Certificates may be, issued with original issue discount for federal income tax purposes. An Owner of a Certificate issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income. Accrued but unpaid interest on such Certificates generally will be treated as original issue discount for this purpose. See "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Certificates," "- Taxation of Regular Certificates - Variable Rate Regular Certificates," "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made - Standard Certificates," and "Certain Federal Income Tax Consequences - Premium and Discount" and "- Stripped Certificates" herein.

         Book Entry Registration. Because transfers and pledges of Book Entry Certificates may be effected only through book entries at a Clearing Agency through Clearing Agency Participants, the liquidity of the secondary market for Book Entry Certificates may be reduced to the extent that some investors are unwilling to hold Certificates in book entry form in the name of Clearing Agency Participants and the ability to pledge Book Entry Certificates may be limited due to lack of a physical certificate. Beneficial Owners of Book Entry Certificates may, in certain cases, experience delay in the receipt of payments of principal and interest because such payments will be forwarded by the Trustee to the Clearing Agency who will then forward payment to the Clearing Agency Participants who will thereafter forward payment to Beneficial Owners. In the event of the insolvency of the Clearing Agency or of a Clearing Agency Participant in whose name Certificates are recorded, the ability of Beneficial Owners to obtain timely payment and (if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded, or if such coverage is otherwise unavailable) ultimate payment of principal and interest on Book Entry Certificates may be impaired.

         Certain Matters Relating to Insolvency. The Sellers of the Mortgage Assets to the Depositor and the Depositor intend that the transfers of such Mortgage Assets to the Depositor, and in turn to the applicable Trust, constitute sales rather than pledges to secure indebtedness for insolvency purposes. If, however, a seller of Mortgage Assets were to become a debtor under the federal bankruptcy code, it is possible that a creditor, trustee-in-bankruptcy or receiver of such seller may argue that the sale thereof by such Seller is a pledge rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions on the related Certificates.

         Junior Lien Mortgage Loans. Because Mortgage Loans secured by junior (i.e., second, third, etc.) liens are subordinate to the rights of the beneficiaries under the related senior deeds of trust or senior mortgages, a decline in the residential real estate market would adversely affect the position of the related Trust as a junior beneficiary or junior mortgagee before having such an effect on the position of the related senior beneficiaries or senior mortgagees. A rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of the Mortgaged Property from the value at the time the junior lien Mortgage Loan was originated and, as a result, may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the junior lien Mortgage Loan after satisfaction of any senior liens and the payment of any liquidation expenses.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the Mortgage Loans at the time of default. Therefore, assuming that a Servicer took the same steps in realizing upon defaulted Mortgage Loans having small remaining principal balances as in the case of defaulted Mortgage Loans having larger principal balances, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Mortgage Loans. To the extent the average outstanding principal balances of the Mortgage Loans in a Trust are relatively small, realizations net of liquidation expenses may also be relatively small as a percentage of the principal amount of the Mortgage Loans.

         Limitations on Interest Payments and Foreclosures. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the related Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the related Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Security Ratings. The rating of Certificates credit enhanced through external credit enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external credit enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the related Certificates would likely result in a reduction in the rating of the Certificates. See "Ratings" in the Prospectus Supplement.

         Other Legal Considerations. Applicable federal and state laws generally regulate interest rates and other charges, require certain disclosures, prohibit unfair and deceptive practices, regulate debt collection, and require licensing of the originators of the mortgage loans and contracts. Depending on the provisions of the applicable law and the specified facts and circumstances involved, violations of those laws, policies and principles may limit the ability to collect all or part of the principal of or interest on the Mortgage Loans and Contracts and may entitle the borrower to a refund of amounts previously paid. See "Certain Legal Aspects of the Mortgage Assets" herein.

                         DESCRIPTION OF THE CERTIFICATES

         Each Trust will be created pursuant to an Agreement entered into among the Depositor, the Trustee, the Master Servicer, if any, and the Servicer. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust. Certificates which represent beneficial interests in the Trust will be issued pursuant to the Agreement similar to the form filed as an Exhibit to the Registration Statement of which this Prospectus is a part. The following summaries and the summaries set forth under "Administration" describe certain provisions relating to each series of Certificates. The Prospectus Supplement for a series of Certificates will describe the specific provisions relating to such series. The Depositor will provide Owners of Certificates, without charge, on written request a copy of the Agreement for the related series. Requests should be addressed to ContiSecurities Asset Funding Corp., 277 Park Avenue, 38th Floor, New York, New York 10172. The Agreement relating to a series of Certificates will be filed with the Securities and Exchange Commission within 15 days after the date of issuance of such series of Certificates (the "Delivery Date").

         The Certificates of a series will be entitled to payment only from the assets of the Trust and any other assets pledged for the benefit of the Certificates and will not be entitled to payments in respect of the assets included in any other trust fund established by the Depositor. The Certificates will not represent obligations of the Depositor, the Trustee, the Master Servicer, if any, any Servicer or any affiliate thereof and will not be guaranteed by any governmental agency. See "The Trusts" herein.

         The Mortgage Assets relating to a series of Certificates, other than Title I Loans and GNMA MBS, will not be insured or guaranteed by any governmental entity and, to the extent that delinquent payments on or losses in respect of defaulted Mortgage Assets, are not advanced or paid from any applicable Credit Enhancement, such delinquencies may result in delays in the distribution of payments on, or losses allocated to one or more classes of Certificates of such series.

General

         The Certificates of each series will be issued either in book entry form or in fully registered form. The minimum original denomination of each class of Certificates will be specified in the related Prospectus Supplement. The original "Certificate Principal Balance" of each Certificate will equal the aggregate distributions or payments allocable to principal to which such Certificate is entitled and distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the "Notional Principal Balance" of such Certificate. The Notional Principal Balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

         Except as described below under "Book Entry Registration" with respect to Book Entry Certificates, the Certificates of each series will be transferable and exchangeable on a "Certificate Register" to be maintained at the corporate trust office or such other office or agency maintained for such purposes by the Trustee. The Trustee will be appointed initially as the "Certificate Registrar" and no service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

         Under current law the purchase and holding of certain classes of Certificates may result in "prohibited transactions" within the meaning of ERISA and the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement. Transfer of Certificates of such a class will not be registered unless the transferee (i) executes a representation letter stating that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

         As to each series, one or more elections may be made to treat the related Trust or designated portions thereof as a REMIC for federal income tax purposes. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a series may provide that a REMIC election may be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. See "Certain Federal Income Tax Considerations" herein. As to any such series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Owners of Certificates not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a series, one of the classes will be designated as evidencing the "residual interests" in the related REMIC, as defined in the Code. All other classes of Certificates in such a series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the Servicer, the Trustee, an Owner of Residual Certificates or another person as specified in the related Prospectus Supplement will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The person so specified will be entitled to reimbursement for any such payment.

Classes of Certificates

         Each series of Certificates will be issued in one or more classes which will evidence the beneficial ownership in the assets of the Trust that are allocable to (i) principal of such class of Certificates and (ii) interest on such Certificates. If specified in the Prospectus Supplement, one or more classes of a series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust.

         The Certificates will have an aggregate original Certificate Principal Balance equal to the aggregate unpaid principal balance of the Mortgage Assets (plus, amounts held in a Pre-Funding Account, if any) as of the time and day prior to creation of the Trust specified in the related Prospectus Supplement (the "Cut-Off Date") after deducting payments of principal due before the Cut-Off Date and will bear interest at rates which, on a weighted basis, will be equal to the Pass-Through Rate. The Pass-Through Rate will equal the weighted average rate of interest borne by the related Mortgage Assets, net of the aggregate servicing fees, amounts allocated to the residual interests and any other amounts as are specified in the Prospectus Supplement. The original Certificate Principal Balance (or Notional Principal Balance) of the Certificates of a series and the interest rate on the classes of such Certificates will be determined in the manner specified in the Prospectus Supplement.

         Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) by reference to an index, or (c) otherwise (each, a "Certificate Interest Rate"). One or more classes of Certificates may provide for interest that accrues but is not currently payable ("Compound Interest Certificates"). With respect to any class of Compound

Interest Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Principal Balance of such class of Certificates on that Distribution Date.

         A series of Certificates may include one or more classes entitled only to distributions or payments (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below), or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A series of Certificates may consist of one or more classes as to which distributions or payments will be allocated (i) on the basis of collections from designated portions of the assets of the Trust, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise. The timing and amounts of such distributions or payments may vary among classes, over time or otherwise.

         A series of Certificates may include one or more Classes of Scheduled Amortization Certificates and Companion Certificates. "Scheduled Amortization Certificates" are Certificates with respect to which payments of principal are to be made in specified amounts on specified Distribution Dates, to the extent of funds available on such Distribution Date. "Companion Certificates" are Certificates which receive payments of all or a portion of any funds available on a given Distribution Date which are in excess of amounts required to be applied to payments on Scheduled Amortization Certificates on such Distribution Date. Because of the manner of application of payments of principal to Companion Certificates, the weighted average lives of Companion Certificates of a series may be expected to be more sensitive to the actual rate of prepayments on the Mortgage Assets in the related Trust than will the Scheduled Amortization Certificates of such series.

         One or more series of Certificates may constitute series of "Special Allocation Certificates", which may include Senior Certificates, Subordinated Certificates, Priority Certificates and Non-Priority Certificates. As specified in the related Prospectus Supplement for a series of Special Allocation Certificates, the timing and/or priority of payments of principal and/or interest may favor one or more classes of Certificates over one or more other classes of Certificates. Such timing and/or priority may be modified or reordered upon the occurrence of one or more specified events. Losses on Trust assets for such series may be disproportionately borne by one or more classes of such series, and the proceeds and distributions from such assets may be applied to the payment in full of one or more classes within such series before the balance, if any, of such proceeds are applied to one or more other classes within such series. For example, Special Allocation Certificates in a series may be comprised of one or more classes of Senior Certificates having a priority in right to distributions of principal and interest over one or more classes of Subordinated Certificates, as a form of Credit Enhancement. See "Credit Enhancement - Subordination" herein. Typically, the Subordinated Certificates will carry a rating by the rating agencies lower than that of the Senior Certificates. In addition, one or more classes of Certificates ("Priority Certificates") may be entitled to a priority of distributions of principal or interest from assets in the Trust over another class of Certificates ("Non-Priority Certificates"), but only after the exhaustion of other Credit Enhancement applicable to such series. The Priority Certificates and Non-Priority Certificates nonetheless may be within the same rating category.

Distributions of Principal and Interest

         General. Distributions of principal and interest will be made to the extent of funds available therefor, on the dates specified in the Prospectus Supplement (each, a "Distribution Date") to the persons in whose names the Certificates are registered (the "Owners") at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). With respect to Certificates other than Book Entry Certificates, distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Owner of a Certificate, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates (other than Book Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice of such final distribution. With respect to Book Entry Certificates, such payments will be made as described below under "Book Entry Registration".

         Distributions will be made out of, and only to the extent of, funds in a separate account established and maintained for the benefit of the Certificates of the related series (the "Certificate Account" with respect to such series), including any funds transferred from any related Reserve Fund. Amounts may be invested in the Eligible Investments specified herein and in the Prospectus Supplement, and all income or other gain from such investments will be deposited in the related Certificate Account and may be available to make payments on the Certificates of the applicable series on the next succeeding Distribution Date or pay after amounts owed by the Trust.

         Distributions of Interest. Interest will accrue on the aggregate Certificate Principal Balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate Notional Principal Balance (as defined below)) of each class of Certificates entitled to interest from the date, at the applicable Certificate Interest Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. The aggregate Certificate Principal Balance of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Principal Balance of such class of Certificates, reduced by all distributions allocable to principal, and, in the case of Compound Interest Certificates, increased by all interest accrued but not then distributable on such Compound Interest Certificates. With respect to a class of Certificates entitled only to distributions allocable to interest, such interest will accrue on a notional principal balance (the "Notional Principal Balance") of such class, computed solely for purposes of determining the amount of interest accrued and payable on such class of Certificates.

         To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Compound Interest Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate Certificate Principal Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate Notional Principal Balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Compound Interest Certificates will commence only after the occurrence of the events specified in the Prospectus Supplement and, prior to such time, the aggregate Certificate Principal Balance (or Notional Principal Balance) of such class of Compound Interest Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Compound Interest Certificates during the preceding Interest Accrual Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Compound Interest Certificates will thereafter accrue interest on its outstanding Certificate Principal Balance (or Notional Principal Balance) as so adjusted.

         Distributions of Principal. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

         One or more classes of Certificates may be entitled to receive all or a disproportionate percentage of the payments of principal which are received on the related Mortgage Assets in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments"). Any such allocation may have the effect of accelerating the amortization of such Certificates relative to the interests evidenced by the other Certificates.

         Unscheduled Distributions. The Certificates of a series may be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, such unscheduled distributions will be made on the Certificates of a series on the date and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the related Mortgage Assets, low rates then available for reinvestment of such payments or both, it is determined, based on specified assumptions, that the amount anticipated to be on deposit in the Certificate Account for such series on the next related Distribution Date, together with, if applicable, any amounts available to be withdrawn from any related Reserve Fund or from any other Credit Enhancement provided for such series, may be insufficient to make required distributions on the Certificates on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date and will include interest at the applicable Certificate Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the Prospectus Supplement.

         All distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date except as otherwise stated in the related Prospectus Supplement, and, with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Book Entry Registration

         Certificates may be issued as Book Entry Certificates and held in the name of a Clearing Agency registered with the Securities and Exchange Commission or its nominee. Transfers and pledges of Book Entry Certificates may be made only through entries on the books of the Clearing Agency in the name of Clearing Agency Participants or their nominees. Clearing Agency Participants may also be Beneficial Owners of Book Entry Certificates.

         Purchasers and other Beneficial Owners may not hold Book Entry Certificates directly but may hold, transfer or pledge their ownership interest in the Certificates only through Clearing Agency Participants. Furthermore, Beneficial Owners will receive all payments of principal and interest with respect to the Certificates and, if applicable, may request redemption of Certificates, only through the Clearing Agency and the Clearing Agency Participants. Beneficial Owners will not be registered Owners of Certificates or be entitled to receive definitive certificates representing their ownership interest in the Certificates except under the limited circumstances, if any, described in the related Prospectus Supplement. See "Risk Factors - Book Entry Registration" herein.

         If Certificates of a series are issued as Book Entry Certificates, the Clearing Agency will be required to make book entry transfers among Clearing Agency Participants, to receive and transmit payments of principal and interest with respect to the Certificates of such series, and to receive and transmit requests for redemption with respect to such Certificates. Clearing Agency Participants with whom Beneficial Owners have accounts with respect to such Book Entry Certificates will be similarly required to make book entry transfers and receive and transmit payments and redemption requests on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not be registered Owners of Certificates and will not possess physical certificates, a method will be provided whereby Beneficial Owners may receive payments, transfer their interests, and submit redemption requests.

List of Owners of Certificates

         Upon written request of a specified number or percentage interests of Owners of Certificates of record of a series of Certificates for purposes of communicating with other Owners of Certificates with respect to their rights as Owners of Certificates, the Trustee will afford such Owners access during business hours to the most recent list of Owners of Certificates of that series held by the Trustee. With respect to Book Entry Certificates, the only named Owner on the Certificate Register will be the Clearing Agency.

         The Agreement will not provide for the holding of any annual or other meetings of Owners of Certificates.

                                   THE TRUSTS

         The Trust for a series of Certificates will consist of: (i) the Mortgage Assets (subject, if specified in the Prospectus Supplement, to certain exclusions) received on and after the related Cut-Off Date; (ii) all payments (subject, if specified in the Prospectus Supplement, to certain exclusions) in respect of such Mortgage Assets, which may be adjusted, to the extent specified in the related Prospectus Supplement, in the case of interest payments on Mortgage Assets, to the Pass-Through Rate; (iii) if specified in the Prospectus Supplement, reinvestment income on such payments; (iv) with respect to a Trust that includes Mortgage Loans, or Contracts, all property acquired by foreclosure or deed in lieu of foreclosure with respect to any such Mortgage Loan or Contract; (v) certain rights of the Trustee, the Depositor and the Servicer under any policies required to be maintained in respect of the related Mortgage Assets; (vi) certain rights of the Depositor or one of its affiliates under any Mortgage Loan purchase agreement, including in respect of any representations and warranties therein; and (vii) if so specified in the Prospectus Supplement, one or more forms of Credit Enhancement.

         The Certificates of each series will be entitled to payment only from the assets of the related Trust and any other assets pledged therefor and will not be entitled to payments in respect of the assets of any other trust established by the Depositor.

         Mortgage Assets may be acquired by the Depositor from affiliated or unaffiliated originators. The following is a brief description of the Mortgage Assets expected to be included in the Trusts. If specific information respecting the Mortgage Assets is not known at the time the related series of Certificates initially are offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to each series of Certificates, will be attached to the related Agreement delivered to the Trustee upon delivery of such Certificates.

Mortgage Loans

         The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating liens on residential properties (the "Mortgaged Properties"). Such Mortgage Loans will be within the broad classifications of single family mortgage loans, defined generally as loans on residences containing one-to-four dwelling units or multifamily loans. If specified in the Prospectus Supplement, the Mortgage Loans may include cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings, or the Mortgage Loans may be secured by junior liens on the related mortgaged properties, including Title I Loans and other types of home improvement retail installment contracts. The Mortgaged Properties securing the Mortgage Loans may include investment properties and vacation and second homes. The Mortgaged Property for such loans may also consist of residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or projects ("Multifamily Properties"). Each Mortgage Loan will be selected by the Depositor for inclusion in the Trust from among those acquired by the Depositor or originated or acquired by one or more affiliated or unaffiliated originators, including newly originated loans. Mortgaged Properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The Mortgage Loans will be "conventional" mortgage loans, that is they will not be insured or guaranteed by any governmental agency, the principal and interest on the Mortgage Loans included in the Trust for a series of Certificates will be payable either on the first day of each month or on different scheduled days throughout each month, and the interest will be calculated either on a simple-interest or accrual method as described in the related Prospectus Supplement. When a full principal amount is paid on a Mortgage Loan during a month, the mortgagor is generally charged interest only on the days of the month actually elapsed up to the date of such prepayment, at a daily interest rate that is applied to the principal amount of the Mortgage Loan so prepaid.

         The payment terms of the Mortgage Loans to be included in a Trust for a series will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:

         (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified mortgage rate for a period of time or for the life of the Mortgage Loan with the amount of any difference contributed from funds supplied by the seller of the Mortgaged Property or another source.

                  (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an amortization schedule that is longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

                  (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

                  (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due-on-sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related mortgaged property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Servicer, or as may be required by any applicable government program.

                   (e) Another type of mortgage loan described in the Prospectus Supplement.

         With respect to a series for which the related Trust includes Mortgage Loans, the related Prospectus Supplement may specify, among other things, information regarding the interest rates (the "Mortgage Rates"), the average Principal Balance and the aggregate Principal Balance, the years of origination and original principal balances and the original loan-to-value ratios. The "Principal Balance" of any Mortgage Loan will be the unpaid principal balance of such Mortgage Loan as of the Cut-Off Date, after deducting any principal payments due before the Cut-Off Date, reduced by all principal payments, including principal payments advanced pursuant to the related Agreement, previously distributed with respect to such Mortgage Loan and reported as allocable to principal.

         The "Loan-to-Value Ratio" of any Mortgage Loan will be determined by dividing the amount of the Mortgage Loan by the Original Value (defined below) of the related Mortgaged Property. The "principal amount" of the Mortgage Loan, for purposes of computation of the Loan-to-Value Ratio of any Mortgage Loan, will include any part of an origination fee that has been financed. In some instances, it may also include amounts which the seller or some other party to the transaction has paid to the mortgagee, such as minor reductions in the purchase price made at the closing. The "Original Value" of a Mortgage Loan is (a) in the case of any purchase money Mortgage Loan, the lesser of (i) the value of the mortgaged property, based on an appraisal thereof and (ii) the selling price, and (b) otherwise the value of the mortgaged property, based on an appraisal thereof.

         There can be no assurance that the Original Value will reflect actual real estate values during the term of a Mortgage Loan. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans become equal to or greater than the values of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real estate values) may affect the timely and ultimate payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

         Multifamily Loans will consist of Multifamily Loans consisting of either Conventional Multifamily Loans or FHA-Insured Multifamily Loans secured by mortgages or deeds of trust or other similar security instruments creating a lien on rental apartment buildings or projects containing five or more units, including, but not limited to, high-rise, mid-rise and garden apartments or secured by apartment buildings owned by cooperative housing corporations. The Multifamily Properties may include mixed commercial and residential structures. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will create a first priority mortgage lien on a Mortgaged Property. A Multifamily Loan may create a lien on a borrower's leasehold estate in a property; however, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Loan by at least two years. The Depositor expects that Mortgage Loans will have been originated by mortgagees in the ordinary course of their real estate lending activities. Each Multifamily Loan will bear interest at an annual fixed rate or adjustable rate of interest specified in the Prospectus Supplement.

         Unless otherwise specified in the related Prospectus Supplement, all of the Multifamily Loans will have had original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly or semi-annually. A Multifamily Loan (i) may provide for accrual of interest thereon at an interest rate (a "Mortgage Loan Rate") that is fixed over its term of that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Loan Rate, or from a fixed to an adjustable Mortgage Loan Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Loan Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (iv) may contain a prohibition on prepayment (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Expiration Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. A Multifamily Loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the Mortgaged Property (an "Equity Participation"), as described in the related Prospectus Supplement. If holders of any class or classes of Certificates of a series will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will describe the Equity Participation and the method or methods by which distributions in respect thereof will be made to such holders.

         Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Multifamily Loan at any given time is the ratio of (i) the Net Operating Income of the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments on the Multifamily Loan and on any other loan that is secured by a lien on the Mortgaged Property prior to the lien of the related Mortgage. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than
(i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans (including the related Multifamily Loan) secured by liens on the Mortgaged Property. The Net Operating Income of a Mortgage Property will fluctuate over time and may or may not be sufficient to cover debt service on the related Multifamily Loan at any given time. As the primary source of the operating revenues of a non-owner occupied income-producing property, rental income (and maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy.

         Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a Multifamily Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Contracts

         Each pool of Contracts included in the Trust with respect to a series of Certificates (the "Contract Pool") will consist of manufactured housing conditional sales contracts and installment loan agreements or participation interests therein (collectively, "Contracts"). The Contracts may be conventional manufactured housing contracts or contracts insured by the FHA, including Title I Contracts, or partially guaranteed by the VA. Each Contract is secured by a Manufactured Home. The Prospectus Supplement will specify whether the Contracts will be fully amortizing or have a balloon payment and whether they will bear interest at a fixed or variable rate.

         The Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "Manufactured Home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter." Moreover, if an election is made to treat the Trust as a REMIC as described in "Certain Federal Income Tax Consequences - Federal Income Tax Consequences for REMIC Certificates" herein, Manufactured Homes will have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches.

         For purposes of calculating the loan-to- value ratio of a Contract relating to a new Manufactured Home, the "Collateral Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The Collateral Value of a used Manufactured Home is the least of the sales price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

         The related Prospectus Supplement may specify for the Contracts contained in the related Contract Pool, among other things, the date of origination of the Contracts; the annual percentage rates on the Contracts; the loan-to-value ratios; the minimum and maximum outstanding principal balance as of the Cut-Off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the Contract Pool; the original maturities of the Contracts; and the last maturity date of any Contract.

Mortgage-Backed Securities

         "Mortgage-Backed Securities" (or "MBS") may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (ii) certificates insured or guaranteed by FHLMC or FNMA or GNMA.

         Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying mortgage loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser or purchasers of the MBS.

         The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

         Reserve funds, subordination, cross-support or other credit enhancement similar to that described for the Certificates under "Credit Enhancement" may have been provided with respect to the MBS. The type, characteristics and amount of such credit enhancement, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

         The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) the pass-through or bond rate of the MBS or the formula for determining such rates, (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) a description of the credit support, if any, (vii) the circumstances under which the stated underlying mortgage loans, or the MBS themselves may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the servicing fees payable under the MBS Agreement, (x) to the extent available to the Depositor, information in respect of the underlying mortgage loans, and (xi) the characteristics of any cash flow agreements that relate to the MBS.

Other Mortgage Securities

         Other Mortgage Securities include other securities that directly or indirectly represent an ownership interest in, or are secured by and payable from, mortgage loans on real property or mortgage-backed securities, including residual interests in issuances of collateralized mortgage obligations or mortgage pass-through certificates. Any Other Mortgage Securities that are privately placed securities will not be included in a Trust until such time as such privately placed securities would be freely transferable pursuant to Rule 144A of the Securities Act of 1933, as amended. Further (i) such privately placed securities will have been acquired in the secondary market and not pursuant to an initial offering thereof and (ii) the underlying issuer of such securities will not be affiliated with the Depositor and will not have an interest in the Trust. The Prospectus Supplement for a series of Certificates will describe any Other Mortgage Securities to be included in the Trust for such series.

                               CREDIT ENHANCEMENT

         General. Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Certificates or with respect to the assets in the related Trust. Credit Enhancement may be in the form of the subordination of one or more classes of the Certificates of such series, the establishment of one or more Reserve Funds, the use of a cross-support feature, use of a Mortgage Pool Insurance Policy, Special Hazard Insurance Policy, bankruptcy bond, or another form of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing. Credit Enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Owners of Certificates will bear their allocable share of deficiencies.

         Financial Guaranty Insurance Policies. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Certificates. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement. Such description will include financial information on the Financial Guaranty Insurer. In addition, the audited financial statements of a Financial Guaranty Insurer and an auditors consent to use such financial statements will be filed with the Securities and Exchange Commission on Form 8-K or will be incorporated by reference to financial statements already on file with the Securities and Exchange Commission.

         Unless otherwise specified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Certificateholders that an amount equal to each full and completed insured payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Certificateholders, for distribution by the Trustee to each Certificateholder. The "insured payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Certificateholders are entitled under the related Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

         Financial Guaranty Insurance Policies may apply only to certain specified classes, or may apply at the Mortgage Asset level and only to specified Mortgage Assets.

         The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Seller or Depositor to repurchase or substitute for any Mortgage Loans, Financial Guaranty Insurance Policies will not guarantee any specified rate of prepayments and/or to provide funds to redeem Certificates on any specified date.

         Subject to the terms of the related Agreement, the Financial Guaranty Insurer may be subrogated to the rights of Certificateholder to receive payments under the Certificates to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

         Subordination. Distributions in respect of scheduled principal, interest or any combination thereof otherwise payable to one or more classes of Certificates of a series (the "Subordinated Certificates") may be paid to one or more other classes of such series (the "Senior Certificates") under the circumstances and to the extent provided in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Assets and losses on defaulted Mortgage Assets will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Assets over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Assets which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Certificates that will be distributable to Owners of Senior Certificates on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Assets or aggregate losses in respect of such Mortgage Assets were to exceed the total amounts payable and available for distribution to Owners of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, Owners of Senior Certificates could experience losses on the Certificates.

         In addition to or in lieu of the foregoing, all or any portion of distributions otherwise payable to Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Funds (as defined below) established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods, or on each Distribution Date until the balance in the Reserve Fund has reached a specified amount and, following payments from the Reserve Fund to Owners of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the Depositor or the Owners of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

         If specified in the Prospectus Supplement, various classes of Subordinate Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

         As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes
(i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Certificates, payments with respect to Senior

Certificates on account of delinquencies or losses and payments to any Reserve Fund will be allocated as specified in the Prospectus Supplement.

         Overcollateralization. If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Certificates relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Certificates. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Certificates. Such acceleration may continue for the life of the related Certificates, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

         Cross-Support. If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in the Trust for a series may be evidenced by separate classes of related series of Certificates. In such case, Credit Enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust. The Prospectus Supplement for a series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

         If specified in the Prospectus Supplement, the coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trusts for a separate series of Certificates. If applicable, the Prospectus Supplement will identify the Trusts to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trusts.

         Pool Insurance. If specified in the related Prospectus Supplement, one or more mortgage pool insurance policies (each, a "Mortgage Pool Insurance Policy") will be obtained.

         Any such Mortgage Pool Insurance Policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on such Mortgage Loans up to the amounts specified in the Prospectus Supplement or report on Form 8-K and for the periods specified in the Prospectus Supplement. The Trustee under the related Agreement will agree to use its best reasonable efforts to cause to be maintained in effect any such Mortgage Pool Insurance Policy and to supervise the filing of claims thereunder to the issuer of such Mortgage Pool Insurance Policy (the "Pool Insurer") for the period of time specified in the related Prospectus Supplement. A Mortgage Pool Insurance Policy, however, is not a blanket policy against loss, because claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent set forth in such policy as described in the related Prospectus Supplement. The Mortgage Pool Insurance Policies, if any, will not cover loss due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe the terms of any applicable Mortgage Pool Insurance Policy and will set forth certain information with respect to the related Pool Insurer.

         In general, a Mortgage Pool Insurance Policy may not insure against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Seller and in such event might give rise to an obligation on the part of the Seller to purchase the defaulted Mortgage Loan if the breach materially and adversely affects the interests of the Owners of the Certificates and cannot be cured by the Seller.

         The original amount of coverage under any Mortgage Pool Insurance Policy will be reduced over the life of such Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the

Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will generally include certain expenses incurred with respect to the applicable Mortgage Loans as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Certain Legal Aspects of the Mortgage Assets - Foreclosure" herein. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by one or more classes of Certificates unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         Since any Mortgage Pool Insurance Policy may require that the Mortgaged Property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the Pool Insurer, such policy may not provide coverage against hazard losses. As set forth under "Servicing of Mortgage Loans and Contracts C Standard Hazard Insurance", the hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below. As a result, certain hazard risks will not be insured against and will therefore be borne by Owners of the Certificates, unless otherwise covered by another form of Credit Enhancement, as specified in the Prospectus Supplement.

         The terms of any Mortgage Pool Insurance Policy relating to a Contract Pool will be described in the related Prospectus Supplement.

         Special Hazard Insurance. If specified in the related Prospectus Supplement, one or more special hazard insurance policies (each, a "Special Hazard Insurance Policy") will be obtained.

         Any such Special Hazard Insurance Policy will, subject to limitations described below and in the Prospectus Supplement, cover (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Servicing of Mortgage Loans and Contracts C Standard Hazard Insurance." Any Special Hazard Insurance Policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood are"-, chemical contamination and certain other risks. Aggregate claims under each Special Hazard Insurance Policy will be limited as described in the related Prospectus Supplement. Any Special Hazard Insurance Policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid.

         Subject to the foregoing limitations, any Special Hazard Insurance Policy generally will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained with respect to such Mortgage Loan, the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer") will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under any applicable Mortgage Pool Insurance Policy that the property be restored before a claim under such Mortgage Pool Insurance Policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under any related Mortgage Pool Insurance Policy. Therefore, so long as a Mortgage Pool
Insurance Policy remains in effect, the payment by the Special Hazard Insurer under a Special Hazard Insurance Policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds but will affect the relative amounts of coverage remaining under any related Special Hazard Insurance Policy and any related Mortgage Pool Insurance Policy.

         The terms of any Special Hazard Insurance Policy relating to a Contract Pool will be described in the related Prospectus Supplement.

         Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan. The amount of the secured debt could be reduced to such value and the holder of such Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the borrower. See "Certain Legal Aspects of the Mortgage Assets" herein. If so provided in the related Prospectus Supplement, the Depositor will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

         The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such bankruptcy bond in respect of the related Mortgage Loans and will not be restored.

         If specified in the related Prospectus Supplement, other forms of Credit Enhancement may be provided to cover such bankruptcy-related losses. Any bankruptcy bond or other form of Credit Enhancement provided to cover bankruptcy-related losses will be described in the related Prospectus Supplement.

         Reserve Funds. If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Depositor on the Delivery Date in one or more accounts (each, a "Reserve Fund") established and maintained with the Trustee. Such cash and the principal and interest payments on such other investments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust, to pay the expenses of the Trust or for such other purposes specified in the Prospectus Supplement. Whether or not the Depositor has any obligation to make such a deposit, certain amounts to which the Owners of Subordinated Certificates, if any, would otherwise be entitled may instead be deposited into the Reserve Fund from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in any Reserve Fund and the proceeds of any other instrument upon maturity will be invested in Eligible Investments. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee as a beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds may be set forth in the Prospectus Supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Fund for distribution with respect to the Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

         Other Insurance, Guaranties and Similar Instruments or Agreements. If specified in the Prospectus Supplement, the related Trust may also include insurance, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust, (ii) paying administrative expenses, (iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets, (iv) guaranteeing timely payment of principal and interest under the Certificates, or for such other purpose as is specified in such Prospectus Supplement. Such arrangements may include agreements under which Owners of Certificates are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicers or the Seller to advance delinquent installments in respect of the Mortgage Loans. See "Servicing of Mortgage Loans and Contracts - Advances" herein.

                    SERVICING OF MORTGAGE LOANS AND CONTRACTS

         With respect to each series of Certificates, the related Mortgage Loans and Contracts will be serviced by a sole servicer or by a master servicer with various sub-servicers pursuant to, or as provided for in, the Agreement. The Prospectus Supplement for each series will specify the servicer and the master servicer, if any, for such series.

         The related Prospectus Supplement will specify whether the Servicer is a FNMA- or FHLMC-approved servicer of conventional mortgage loans. In addition, the Depositor will require adequate servicing experience, where appropriate, and financial stability, generally including a net worth requirement (to be specified in the Agreement) as well as satisfaction of certain other criteria.

         Each Servicer will be required to perform the customary functions of a mortgage loan servicer, including collection of payments from borrowers (the "Mortgagors") and remittance of such collections to the Trustee, maintenance of applicable standard hazard insurance or primary mortgage insurance policies, attempting to cure delinquencies, supervising foreclosures, management of Mortgaged Properties under certain circumstances, and maintaining accounting records relating to the Mortgage Loans and Contracts, as applicable, and, if specified in the related Prospectus Supplement, maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance, and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan or Contract. Each Servicer will also be obligated to make advances in respect of delinquent installments on Mortgage Loans and Contracts, as applicable, as described more fully under "- Payments on Mortgage Loans" and "- Advances" below and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors.

         Each Servicer will be entitled to a monthly servicing fee as specified in the related Prospectus Supplement. Each Servicer will also generally be entitled to collect and retain, as part of its servicing compensation, late payment charges and assumption underwriting fees. Each Servicer will be reimbursed from proceeds of one or more of the insurance policies described herein ("Insurance Proceeds") or from proceeds received in connection with the liquidation of defaulted Mortgage Loans ("Liquidation Proceeds") for certain expenditures pursuant to the Agreement. See "- Advances" and "- Servicing Compensation and Payment of Expenses" below.

         Each Servicer will be required to service each Mortgage Loan and Contract, as applicable, pursuant to the terms of the Agreement for the entire term of such Mortgage Loan and Contract, as applicable, unless such Agreement is earlier terminated. Upon termination, a replacement for the Servicer will be appointed.

Payments on Mortgage Loans

         Each Servicer will establish and maintain a separate account (each, a "Custodial Account"). Subject to the following paragraph, each Custodial Account must be an account the deposits in which are fully insured by either the Federal Deposit Insurance Corporation ("FDIC") or the National Credit Union Administration ("NCUA") or are, to the extent such deposits are in excess of the coverage provided by such insurance, continuously secured by certain obligations issued or guaranteed by the United States of America. If at any time the amount on deposit in such Custodial Account shall exceed the amount so insured or secured, the applicable Servicer must remit to the Trustee the amount on deposit in such Custodial Account which exceeds the amount so insured or secured, less any amount such Servicer may retain for its own account pursuant to its Servicing Agreement.

         Notwithstanding the foregoing, the deposits in a Servicer's Custodial Account will not be required to be fully insured or secured as described above, and such Servicer will not be required to remit amounts on deposit therein in excess of the amount so insured or secured, so long as such Servicer meets certain requirements established by the rating agencies requested to rate the Certificates.

         Each Servicer is required to deposit into its Custodial Account on a daily basis all amounts in respect of each Mortgage Loan received by such Servicer, with interest adjusted to a rate (the "Remittance Rate") equal to the related Mortgage Rate less the Servicer's servicing fee rate. On the day of each month specified in the related Prospectus Supplement (the "Remittance Date"), each Servicer of the Mortgage Loans will remit to the Trustee all funds held in its Custodial Account with respect to each Mortgage Loan; provided, however, that Principal Prepayments may be remitted on the Remittance Date in the month following the month of such prepayment. Each Servicer will be required pursuant to the terms of the Agreement and as specified in the related Prospectus Supplement, to remit with each Principal Prepayment interest thereon at the Remittance Rate through the last day of the month in which such Principal Prepayment is made. Each Servicer may also be required to advance its own funds as described below.

Advances

         With respect to a delinquent Mortgage Loan or Contract, the related Servicer may be obligated (but only to the extent set forth in the related Prospectus Supplement) to advance its own funds or funds from its Custodial Account equal to the aggregate amount of payments of principal and interest (adjusted to the applicable Remittance Rate) which were due on a due date and which are delinquent as of the close of business on the business day preceding the Remittance Date ("Monthly Advance"). Generally, such advances will be required to be made by the Servicer unless the Servicer determines that such advances ultimately would not be recoverable under any applicable insurance policy, from the proceeds of liquidation of the related Mortgaged Properties, or from any other source (any amount not so reimbursable being referred to herein as a "Nonrecoverable Advance"). Such advance obligation generally will continue through the month following the month of final liquidation of such Mortgage Loan or Contract. Any Servicer funds thus advanced will be reimbursable to such Servicer out of recoveries on the Mortgage Loans or Contracts with respect to which such amounts were advanced. Each Servicer will also be obligated to make advances with respect to certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Servicers out of recoveries on the related Mortgage Loans or Contracts. Each Servicer's right of reimbursement for any advance will be prior to the rights of the Trust to receive any related Insurance Proceeds or Liquidation Proceeds. Failure by a Servicer to make a required Monthly Advance will be grounds for termination under the related Agreement.

Collection and Other Servicing Procedures

         Each Servicer will service the Mortgage Loans and Contracts pursuant to guidelines established in the related Agreement.

         Mortgage Loans. The Servicer will be responsible for making reasonable efforts to collect all payments called for under the Mortgage Loans. The Servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon a defaulted Mortgage Loan. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the Mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the Mortgagor or other person (see "Certain Legal Aspects of the Mortgage Assets C Foreclosure - Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments), foreclose against such property and proceed for the deficiency against the appropriate person. The amount of the ultimate net recovery (including the proceeds of any Mortgage Pool Insurance Policy or other applicable Credit Enhancement), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan and prior unreimbursed advances of principal and interest with respect thereto will be deposited in the Certificate Account when realized and will be distributed to Owners of Certificates on the next Distribution Date following the month of receipt.

         With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Certain Legal Aspects of the Mortgage Assets" herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust's ability to sell and realize the value of those shares.

         In general, a "tenant-stockholder" (as defined in Code Section 216(b)
(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to its tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies as a cooperative housing corporation, however, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

         The Servicer will expend its own funds to restore property securing a Mortgage Loan which has sustained uninsured damage only if it determines that such restoration will increase the proceeds to the Trust of liquidation of the Mortgage Loan after the reimbursement to the Servicer of its expenses.

         If a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be obligated (to the extent it has knowledge of such conveyance) to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under the applicable law. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on-sale" clause, the Servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Any fee collected by the Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Mortgage Assets - Foreclosure - Enforceability of Certain Provisions" herein. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

         If specified in the related Prospectus Supplement, the Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the Mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to Mortgagors on balances in such account or accounts to the extent required by law.

         So long as it acts as servicer of the Mortgage Loans, the Servicer will be required to maintain certain insurance covering errors and omissions in the performance of its obligations as servicer and certain fidelity bond coverage ensuring against losses through wrongdoing of its officers, employees and agents.

         In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as are consistent with the Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional in initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Owners of the related series may vary considerably depending on the particular Multifamily Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a Mortgagor files a bankruptcy petition, the Servicer may not be permitted to accelerate the maturity of the related Multifamily Loan or to foreclose on the Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans."

         Contracts. Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer, either directly or through sub-servicers subject to general supervision by the Servicer, will perform diligently all services and duties required to be performed under the Agreement, in the same manner as performed by prudent lending institutions of manufactured housing installment sales contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

         Each Agreement will provide that when any Manufactured Home securing a Contract is about to be conveyed by the borrower, the Servicer (to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance) may exercise its rights to accelerate the maturity of such Contract under the applicable "due-on-sale" clause, if any, unless the Servicer reasonably believes it is unable to enforce such "due-on-sale" clause under applicable law. In such case the Servicer is authorized to take or enter into an assumption agreement from or with the person to whom such Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract, provided such person satisfies the criteria required to maintain the coverage provided by applicable insurance policies (unless otherwise restricted by applicable law). Where authorized by the Contract, the annual percentage rate may be increased, upon assumption, to the then-prevailing market rate but will not be decreased.

         Under each Agreement the Servicer will repossess or otherwise comparably convert the ownership of properties securing such of the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such repossession or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as shall be normal and usual in its general servicing activities. The Servicer, however, will not be required to expend its own funds in connection with any repossession or towards the restoration of any property unless it determines
(i) that such restoration or repossession will increase the proceeds of liquidation of the related Contract to the Trust after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or through Insurance Proceeds.

Primary Mortgage Insurance

         Mortgage Loans that the Depositor acquires will generally not have primary mortgage insurance. If obtained, the primary mortgage insurance policies will not insure against certain losses which may be sustained in the event of a personal bankruptcy of the mortgagor under a Mortgage Loan.

Standard Hazard Insurance

         Mortgage Loans. The Servicer will be required to cause to be maintained for each Mortgage Loan a standard hazard insurance policy. The coverage of such policy is required to be in an amount not less than the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. In all events, such coverage shall be in an amount sufficient to ensure avoidance of the applicability of the co-insurance provisions under the terms and conditions of the applicable policy. The ability of each Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any standard hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to such Servicer by Mortgagors. Each Agreement may provide that the related Servicer may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans serviced by such Servicer.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, wind-storm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, flood insurance will be required to be maintained in such amounts as would be required by FNMA in connection with its mortgage loan purchase program. The Depositor may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement - Special Hazard Insurance".

         Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

         The Depositor will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

         Contracts. The Servicer will generally be required to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the borrower on the related Contract, whichever is less. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer also shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program.

         The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the borrower to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the borrowers' interests in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies.

         The Servicer, to the extent practicable, will cause the borrowers to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer will pay any such delinquent tax or charge.

         If the Servicer repossesses a Manufactured Home on behalf of the Trustee, the Servicer will either (i) maintain at its expense hazard insurance with respect to such Manufactured Home or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

Title Insurance Policies

         The Agreements will generally require that a title insurance policy be in effect on each of the Mortgaged Properties and that such title insurance policy contain no coverage exceptions, except customary exceptions generally accepted in the mortgage banking industry.

Claims Under Primary Mortgage Insurance Policies and Standard Hazard Insurance Policies; Other Realization Upon Defaulted Loan

         Each Servicer will present claims to any primary insurer under any related primary mortgage insurance policy and to the hazard insurer under any related standard hazard insurance policy. All collections under any related primary mortgage insurance policy or any related standard hazard insurance policy (less any proceeds to be applied to the restoration or repair of the related Mortgaged Property or to the reimbursement of Advances by the Servicer) will be remitted to the Trustee.

         If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related standard hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy, each Servicer may be required to expend its own finds to restore the damaged property to the extent specified in the related Prospectus Supplement, but only to the extent it determines such expenditures are recoverable from Insurance Proceeds or Liquidation Proceeds.

         If recovery under any applicable Mortgage Pool Insurance Policy or any related primary mortgage insurance policy is not available, the Servicer will nevertheless be obligated to attempt to realize upon the defaulted Mortgage Loan. Foreclosure proceedings will be conducted by the Servicer in accordance with the Agreement. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the Principal Balance of the defaulted Mortgage Loan plus interest accrued thereon, a loss will be realized on such Mortgage Loan, to the extent the applicable Credit Enhancement is not sufficient, in the amount of such difference plus the aggregate of expenses which are incurred by the Servicer in connection with such proceedings and are reimbursable under the Agreement. In such case there will be a reduction in the value of the Mortgage Loans and Trust may be unable to recover the full amount of principal and interest due thereon.

         In addition, where a Mortgaged Property securing a defaulted Mortgage Loan can be resold for an amount exceeding the principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, where retention of any such amount is legally permissible, the Pool Insurer will exercise its right under the related Mortgage Pool Insurance Policy, if any, to purchase such Mortgaged Property and realize for itself any excess proceeds. Any amounts remaining in the Certificate Account after such foreclosure or liquidation and attributable to such Mortgage Loan will be distributed to Owners of the Certificates.

Realization Upon or Sale of Defaulted Multifamily Loans

         Unless otherwise specified in the related Prospectus Supplement, the Servicer may not acquire title to any Multifamily Property securing a Mortgage Loan or take any other action that would cause the related Trustee, for the benefit of Owners of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that either:

                  (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions are necessary to bring the Mortgaged Property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

                  (ii) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, taking such actions with respect to the Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See "Certain Legal Aspects of Mortgage Loans)Foreclosure Environmental Legislation."

         In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will not be obligated to foreclose upon or otherwise convert the ownership of any Mortgaged Property securing a single family Mortgage Loan if it has received notice or has actual knowledge that such property may be contaminated with or affected by hazardous wastes or hazardous substances; however, no environmental testing will generally be required. The Servicer will not be liable to the Owners of the related series if, based on its belief that no such contamination or affect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

Servicing Compensation and Payment of Expenses

         As compensation for its servicing duties, each Servicer will be entitled to a monthly servicing fee in the amount specified in the related Prospectus Supplement. In addition to the primary compensation, a Servicer may be permitted to retain all assumption underwriting fees and late payment charges, to the extent collected from Mortgagors.

         As set forth above, each Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans and Contracts and in connection with advancing delinquent payments. No loss will be suffered on the Certificates by reason of such expenses to the extent claims for such expenses are paid directly under any applicable Mortgage Pool Insurance Policy, a primary mortgage insurance policy, the special hazard insurance policy or from other forms of Credit Enhancement. In the event, however, that the defaulted Mortgage Loans are not covered by a Mortgage Pool Insurance Policy, primary mortgage insurance policies, the Special Hazard Insurance Policy or another form of Credit Enhancement, or claims are either not made or paid under such policies or Credit Enhancement, or if coverage thereunder has ceased, such a loss will occur to the extent that the proceeds from the liquidation of a defaulted Mortgage Loan or Contract, after reimbursement of the Servicer's expenses, are less than the Principal Balance of such defaulted Mortgage Loan or Contract.

Master Servicer

         A Master Servicer may be specified in the related Prospectus Supplement for the related series of Certificates. Customary servicing functions with respect to Mortgage Loans constituting the Mortgage Pool will be provided by the Servicer directly or through one or more Sub-Servicers subject to supervision by the Master Servicer. If the Master Servicer is not directly servicing the Mortgage Loans, then the Master Servicer will (i) administer and supervise the performance by the Servicer of its servicing responsibilities under the Agreement with the Master Servicer, (ii) maintain a current data base with the payment histories of each Mortgagor, (iii) review monthly servicing reports and data relating to the Mortgage Pool for discrepancies and errors, and (iv) act as back-up Servicer during the term of the transaction unless the Servicer is terminated or resigns in such case the Master Servicer shall assume the obligations of the Servicer.

         The Master Servicer will be a party to the Agreement for any series for which Mortgage Loans comprise the assets of a Trust. The Master Servicer will be required to satisfy the standard established for the qualification of the Master Servicer in the related Agreement. The Master Servicer will be compensated for the performance of its services and duties under each Agreement as specified in the related Prospectus Supplement.

                                 ADMINISTRATION

         The following summary describes certain provisions which will be common to each Agreement. The summary does not purport to be complete and is subject to the provisions of a particular Agreement.

Assignment of Mortgage Assets

         Assignment of the Mortgage Loans. At the time of issuance of the Certificates, the Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest adjusted to the Remittance Rate, subject to exclusions specified in the Prospectus Supplement, due on or with respect to such Mortgage Loans on or after the Cut-Off Date. The Trustee will, concurrently with such assignment, execute, countersign and deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement. Such schedule may include information as to the Principal Balance of each Mortgage Loan as of the Cut-Off Date, as well as information respecting the Mortgage Rate, the scheduled monthly payment of principal and interest as of the Cut-Off Date and the maturity date of each Mortgage Note.

         In addition, as to each Mortgage Loan, the Depositor will deliver to the Trustee the Mortgage Note and Mortgage, any assumption and modification agreement, an assignment of the Mortgage in recordable form (but not necessarily recorded), evidence of title insurance, if obtained, and, if applicable, the certificate of private mortgage insurance. In instances where recorded documents cannot be delivered due to delays in connection with recording, the Depositor may deliver copies thereof and deliver the original recorded documents promptly upon receipt.

         With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original Cooperative note endorsed to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will file in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

         Each Seller generally will represent and warrant to the Depositor with respect to the Mortgage Loans sold by it, among other things, that (i) the information set forth in the schedule of Mortgage Loans attached thereto is correct in all material respects: (ii) a lender's title insurance policy or binder for each Mortgage Loan subject to the Agreement was issued on the date of origination thereof and each such policy or binder assurance is valid and remains in full force and effect or a legal opinion concerning title or title search was obtained or conducted in connection with the origination of the Mortgage Loans; (iii) at the date of initial issuance of the Certificates, the Seller has good title to the Mortgage Loans and the Mortgage Loans are free of offsets, defenses or counterclaims; (iv) at the date of initial issuance of the Certificates, each Mortgage is a valid first lien on the property securing the Mortgage Note (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions, and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the Mortgage is located or specifically reflected in the appraisal obtained by the Depositor and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage) and such property is free of material damage and is in good repair or, with respect to a junior lien Mortgage Loan, that such Mortgage is a valid junior lien Mortgage, as the case may be and specifying the percentage of the Mortgage Loan Pool comprised of junior lien Mortgage Loans; (v) at the date of initial issuance of the Certificates, no Mortgage Loan is 31 or more days delinquent (with such exceptions as may be specified in the related Prospectus Supplement) and there are no delinquent tax or assessment liens against the property covered by the related Mortgage; (vi) at the date of initial issuance of the Certificates, the portion of each Mortgage Loan, if any, which in the circumstances set forth below under "Servicing of Mortgage Loans and Contracts - Primary Mortgage Insurance" should be insured with a private mortgage insurer is so insured; and (vii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, with out limitation, usury, equal credit opportunity and disclosure laws. The Depositor's rights against the Seller in the event of a breach of its representations will be assigned to the Trustee for the benefit of the Certificates of such series.

         Assignment of Contracts. The Depositor will cause the Contracts to be assigned to the Trustee, together with principal and interest due on or with respect to the Contracts on and after the Cut-Off Date. Each Contract will be identified in a loan schedule ("Contract Loan Schedule") appearing as an exhibit to the related Agreement. Such Contract Loan Schedule may specify, with respect to each Contract, among other things: the original principal


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

balance and the outstanding Principal Balance as of the Cut-Off Date; the interest rate; the current scheduled payment of principal and interest; and the maturity date.

         In addition, with respect to each Contract, the Depositor will deliver or cause to be delivered to the Trustee, the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the Trust to the Contracts, the Depositor will cause a UCC-1 financing statement to be filed identifying the Trustee as the secured party and identifying all Contracts as collateral. The Contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trust in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Assets" herein.

         The Depositor or the related Seller, as the case may be, may provide limited representations and warranties to the Trustee concerning the Contracts. Such representations and warranties may include: (i) that the information contained in the Contract Loan Schedule provides an accurate listing of the Contracts and that the information respecting such Contracts set forth in such Contract Loan Schedule is true and correct in all material respects at the date or dates respecting which such information is furnished;
(ii) that, immediately prior to the conveyance of the Contracts, the Depositor had good title to and was sole owner of, each such Contract; and (iii) that there has been no other sale by it of such Contract and that the Contract is not subject to any lien, charge, security interest or other encumbrance.

         Assignment of Mortgage-Backed Securities and Other Mortgage Securities. With respect to each series, the Depositor will cause any Mortgage-Backed Securities and Other Mortgage Securities included in the related Trust to be registered in the name of the Trustee (directly or through a participant in a depository). The Trustee (or its custodian) will have possession of any certificated Mortgage-Backed Securities and Other Mortgage Securities. The Trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage-Backed Security or Other Mortgage Security. Each Mortgage-Backed Security and Other Mortgage Security will be identified in a schedule appearing as an exhibit to the related Agreement which may specify certain information with respect to such security, including, as applicable, the original principal amount, outstanding principal balance as of the Cut-Off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each such security. The Depositor will represent and warrant to the Trustee, among other things, the information contained in such schedule is true and correct and that immediately prior to the transfer of the related securities to the Trustee, the Depositor had good title to, and was the sole owner of, each such security.

         Repurchase or Substitution of Mortgage Loans and Contracts. The Trustee will review the documents delivered to it with respect to the Mortgage Loans and Contracts included in the related Trust. If any document is not delivered or is found to be defective in any material respect and the Depositor or the related Seller, if so required cannot deliver such document or cure such defect within the period specified in the related Prospectus Supplement after notice thereof (which the Trustee will undertake to give within the period specified in the related Prospectus Supplement), and if any other party obligated to deliver such document or cure such defect has not done so and has not substituted or repurchased the affected Mortgage Loan or Contract then the Depositor will cause the Seller, not later than the first date designated for the deposit of payments into the Certificate Account (a "Deposit Date") which is more than a specified number of days after such period, (a) if so provided in the Prospectus Supplement to remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other Mortgage Loans or Contracts therefor or (b) repurchase the Mortgage Loan or Contract from the Trustee for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedy available to the Trustee for a material defect in a document relating to a Mortgage Loan or Contract.

         The Depositor is required to cause the Seller to do either of the following (a) cure any breach of any representation or warranty that materially and adversely affects the interests of the Owners of the Certificates in a Mortgage Loan (each, a "Defective Mortgage Loan") or Contract within a specified number of days of its discovery by the Depositor or its receipt of notice thereof from the Trustee, (b) repurchase such Defective Mortgage Loan or Contract not later than the first Deposit Date which is more than a specified number of days after such period for a price equal to 100% of its Principal Balance plus one month's interest thereon at the applicable Remittance Rate, or (c) if so specified in the Prospectus Supplement, remove the affected Mortgage Loan or Contract from the Trust and substitute one or more other mortgage loans or contracts therefor. This repurchase and, if applicable, substitution obligation will generally constitute the sole remedies available to the Trustee for any such breach.

         If the related Prospectus Supplement so provides, the Depositor or a designated affiliate may be obligated to repurchase or substitute Mortgage Loans or Contracts as described above, whether or not the Depositor obtains such an agreement from the Seller which sold such Mortgage Loans or Contracts.

         If a REMIC election is to be made with respect to all or a portion of a Trust, there may be federal income tax limitations on the right to substitute Mortgage Loans or Contracts.

Evidence as to Compliance

         The Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months on and after the Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, based on an examination of certain specified documents and records relating to the servicing of the Depositor's mortgage loan portfolio conducted substantially in compliance with the audit program for mortgages serviced for FNMA or FHLMC, the United States Department of Housing and Urban Development Mortgage Audit Standards or the Uniform Single Audit Program for Mortgage Bankers or in accordance with other standards specified in the Agreement (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement.

The Trustee

         Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor. In addition, the Depositor and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust relating to a particular series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates or of any Mortgage Asset or related document, and will not be accountable for the use or application by the Depositor of any funds paid to the Depositor in respect of the Certificates or the related assets, or amounts deposited in the Certificate Account or deposited into the Distribution Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

         The Trustee may resign at any time, and the Depositor may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Administration of the Certificate Account

         The Agreement will require that the Certificate Account be either (i) maintained with a depository institution the debt obligations of which (or, in the case of a depository institution which is a part of a holding company structure, the debt obligations of the holding company of which) have a rating acceptable to each rating agency that was requested to rate the Certificates, or (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund (the "BIF") of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation) ("SAIF") of the FDIC. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investments acceptable to the rating agencies rating such series of Certificates, and may include one or more Certificates of a series ("Eligible Investments"). If so specified in the related Prospectus Supplement, a Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Payment Date in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation. The Servicer will deposit in the Certificate Account from amounts previously deposited by it into the Servicer's Custodial Account on the related Remittance Date the following payments and collections received or made by it on and after the Cut-Off Date (including scheduled payments of principal and interest due on and after the Cut-Off Date but received before the Cut-Off Date):

                   (i) all Mortgagor payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties;

                   (ii) all Mortgagor payments on account of interest, adjusted to the Remittance Rate;

                   (iii) all Liquidation Proceeds net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                   (iv) all Insurance Proceeds, other than proceeds to be applied to the restoration or repair of the related property or released to the Mortgagor and net of certain amounts reimbursed to the Servicer or other person entitled thereto, as described above;

                   (v) all condemnation awards or settlements which are not released to the Mortgagor in accordance with normal servicing procedures;

                   (vi) any Advances made as described under "Servicing of Mortgage Loans and Contracts - Advances" herein and certain other amounts required under the Agreement to be deposited in the Certificate Account;

                   (vii) all proceeds of any Mortgage Loan or Contract or property acquired in respect thereof repurchased by the Depositor, the Seller or otherwise as described above or under "Termination" below;

                   (viii) all amounts, if any, required to be deposited in the Certificate Account from any Credit Enhancement for the related series; and

                   (ix) all other amounts required to be deposited in the Certificate Account pursuant to the related Agreement.

Reports

         Concurrently with each distribution on the Certificates, there will be mailed to Owners a statement generally setting forth, to the extent applicable to any series, among other things:

                   (i) the aggregate amount of such distribution allocable to principal, separately identifying the amount allocable to each class;

                   (ii) the amount of such distribution allocable to interest, separately identifying the amount allocable to each class;

                   (iii) the aggregate Certificate Principal Balance of each class of the Certificates after giving effect to distributions on such Distribution Date;

                   (iv) the aggregate Certificate Principal Balance of any class of Compound Interest Certificates after giving effect to any increase in such Principal Balance that results from the accrual of interest that is not yet distributable thereon;

                   (v) if applicable, the amount otherwise distributable to any class of Certificates that was distributed to other classes of Certificates;

                   (vi) if any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the related Mortgage Assets;

                   (vii) the aggregate Principal Balance and number of Mortgage Loans and Contracts which were delinquent as to a total of two installments of principal and interest; and

                   (viii) the aggregate Principal Balances of Mortgage Loans and Contracts which (a) were delinquent 30-59 days, 60-89 days, and 90 days or more, and (b) were in foreclosure.

         Customary information deemed necessary for Owners to prepare their tax returns will be furnished annually.

Forward Commitments; Pre-Funding

         The Trustee of a Trust may enter into a Pre-Funding Agreement for the transfer of additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Certificates are issued. The Trustee of a Trust may enter into Pre-Funding Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Depositor or have not formally completed the origination process, in each case prior to the Delivery Date. Any Pre-Funding Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Pre-Funding Agreement. If a Pre-Funding Agreement is to be utilized, the related Trustee will be required to deposit in the Purchase Account all or a portion of the proceeds received by the Trustee in connection with the sale of one or more classes of Certificates of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released from the related Pre-Funding Account. Each Pre-Funding Agreement will set a specified period during which any such transfers must occur. The Pre-Funding Agreement or the related Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Certificates as specified in the related Prospectus Supplement. The specified period for the acquisition by a Trust of additional Mortgage Loans is not expected to exceed three months from the date such Trust is established.

Servicer Events of Default

         "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement materially affecting the rights of Owners which continues unremedied for a specified number of days after the giving of written notice of such failure to the Depositor by the Trustee or to the Servicer and the Trustee by the Owners of Certificates evidencing interests aggregating not less than 25% of the affected class of Certificates; and (ii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

Rights Upon Servicer Event of Default

         As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or Owners of Certificates may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Trustee or Master Servicer, if any, or a new Servicer appointed pursuant to the Agreement, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. Following such termination, the Depositor shall appoint any established mortgage loan servicer satisfying the qualification standards established in the Agreement to act as successor to the Servicer under the Agreement. If no such successor shall have been appointed within a specified number of days following such termination, then either the Depositor or the Trustee may petition a court of competent jurisdiction for the appointment of a successor Servicer. Pending the appointment of a successor Servicer, the Trustee or the Master Servicer, if any, shall act as Servicer.

         The Owners of Certificates will not have any right under the Agreement to institute any proceeding with respect to the Agreement, unless they previously have given to the Trustee written notice of default and unless the Owners of the percentage of the Certificates specified in the Prospectus Supplement have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for a specified number of days has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Owners, unless such Owners have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

         An Agreement generally may be amended by the Depositor, the Servicer and the Trustee, without the consent of the Owners of the Certificates, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, to take any action necessary to maintain REMIC status of any Trust as to which a REMIC election has been made, to add any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement or for any other purpose, provided that with respect to amendments for any other purpose (a) the Depositor shall deliver an opinion of counsel satisfactory to the Trustee, that such amendment will not adversely affect in any material respect the interests of any Owners of Certificates of that series and (B) such amendment will not result in a withdrawal or reduction of the rating of any rated Certificate. Notwithstanding the foregoing, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, collections of payments received on the related Mortgage Assets or distributions which are required to be made on any Certificate without the consent of the Owner of such Certificate, (ii) adversely affect in any material respect the interests of the Owners of any class of Certificates in any manner other than as described in (i), without the consent of the Owners of Certificates of such class evidencing not less than a majority of the interests of such class or (iii) reduce the aforesaid percentage of Certificates of any class required to consent to any such amendment, without the consent of the Owners of all Certificates of such class then outstanding. Any other amendment provisions inconsistent with the foregoing shall be specified in the related Prospectus Supplement.

Termination

         The obligations of the Depositor, the Servicer, and the Trustee created by the Agreement will terminate upon the payment as required by the Agreement of all amounts held by the Servicer or in the Certificate Account and required to be paid to them pursuant to the Agreement after the later of
(i) the maturity or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract or (ii) the repurchase by the Depositor from the Trust of all the outstanding Certificates or all remaining assets in the Trust. The Agreement will establish the repurchase price for the assets in the Trust and the allocation of such purchase price among the classes of Certificates. The exercise of such right will effect early retirement of the Certificates of that series, but the Depositor's right so to repurchase will be subject to the conditions described in the related Prospectus Supplement. If a REMIC election is to be made with respect to all or a portion of a Trust, there may be additional conditions to the termination of such Trust which will be described in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in the Agreement. The Trustee will give written notice of termination of the Agreement to each Owner, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency of the Trustee specified in such notice of termination.

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

                                 USE OF PROCEEDS

         Substantially all the net proceeds to be received from the sale of each series of Certificates will be applied to the simultaneous purchase of the Mortgage Assets related to such series (or to reimburse the amounts previously used to effect such a purchase), the costs of carrying such Mortgage Assets until sale of the Certificates and to pay other expenses.

                                  THE DEPOSITOR

         The Depositor will have no ongoing servicing obligations or responsibilities with respect to any Mortgage Pool or Contract Pool. The Depositor does not have, nor is it expected in the future to have, any significant net worth.

         The Depositor anticipates that it will acquire Mortgage Assets in the open market or in privately negotiated transactions, which may be through or from an affiliate.

         Neither the Depositor nor any of its affiliates will insure or guarantee the Certificates of any series.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE ASSETS

         The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans and Contracts is situated. The summaries are qualified by reference to the applicable federal and state laws governing the Mortgage Loans and Contracts.

General

         Mortgages. The Mortgage Loans will be secured either by deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-homeowner called the trustor (similar to a mortgager), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

         Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The private, non-profit, cooperative apartment corporation owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or in the case of a Trust including Cooperative Loans, the collateral securing the Cooperative Loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lenders interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Foreclosure

         Mortgages. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor or and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees' which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

         Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

         In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including paying real estate taxes, obtaining casualty insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

         When the junior mortgagee or beneficiary under a junior deed of trust cures the default and state law allows it to reinstate or redeem by paying the full amount of the senior mortgage or deed of trust, then in those states the amount paid so to cure or redeem generally becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "Junior Liens; Rights of Senior Mortgagors or Beneficiaries" below.

         A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the trustee confers, in most states, legal title to the real property to the purchaser, free of all junior mortgages or deeds of trust and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made (with the exception of certain governmental liens). The purchaser's title is, however, subject to all senior liens, encumbrances and mortgages and may be subject to mechanic's and materialman's liens in some states. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the sheriff or trustee will convey title to the purchaser of the real property, subject to any existing first mortgage or deed of trust and any other prior liens and claims. The foreclosure of a junior mortgage or deed of trust, generally, will have an effect on the first mortgage or deed of trust, if the senior mortgage or deed of trust grants to the senior mortgagee or beneficiary the right to accelerate its indebtedness under a "due-on-sale" clause or "due on further encumbrance" clause contained in the senior mortgage or deed of trust. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         The proceeds received by the sheriff or trustee from the sale are applied pursuant to the terms of the deed of trust, which may require application first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. In some states, any surplus money remaining may be available to satisfy claims of the holders of junior mortgages or deeds of trust and other junior liens and claims in order of their priority, whether or not the mortgagor or trustee is in default, while in some states, any surplus money remaining may be payable directly to the mortgagor or trustor. Any balance remaining is generally payable to the mortgagor or trustor. Following the sale, in some states the mortgagee or beneficiary following a foreclosure of a mortgage or deed of trust may not obtain a deficiency judgment against the mortgagor or trustor. A junior lienholder whose rights in the property are terminated by the foreclosure by a senior lienholder will not share in the proceeds from the subsequent disposition of the property.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owned by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the

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

cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.
Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         Junior Liens; Rights of Senior Mortgagees or Beneficiaries. Certain of the Mortgage Loans, including Title I Loans, may be secured by mortgages or deeds of trust providing for junior (i.e., second, third, etc.) liens on the related Mortgaged Properties which are junior to the other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loans to be sold upon default of the mortgagor or trustor. As discussed more fully below, a junior mortgagee or beneficiary in some states may satisfy a defaulted senior loan in full and in some states may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the senior mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee or beneficiary.

         The forms of the mortgage or deed of trust used by most institutional lenders generally confer on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the bankruptcy is taken by condemnation, the mortgagee or beneficiary under the underlying first mortgage or deed of trust may have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the first mortgage or deed of trust. In those situations, proceeds in excess of the amount of first mortgage indebtedness generally may be applied to the indebtedness of a junior mortgage or trust deed.

         Other provisions typically found in the form of the mortgagee or deed of trust generally used by most institutional lenders obligate the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary typically is given the right under the mortgage or deed of trust to perform the obligation itself at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary generally become part of the indebtedness secured by the mortgage or deed of trust

         Right of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property following foreclosure. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

         Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular fact of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor.

         The Code provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

         Enforceability of Certain Provisions. Certain of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St. Germain Depository

Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act by the Federal Home Loan Bank Board as succeeded by the Office of Thrift Supervision (the "OTS"), also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. Any inability of the Depositor to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

         Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower falling to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutory-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

         The standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Agreement, late charges (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

         Adjustable Rate Loans. The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the Trustee will not be deemed to be a "holder in due course," within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

         Environmental Legislation. Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or assumes active control over the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured lender (such as a Trust) to homeowners. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust was acquired by the Trust and cleanup costs were incurred in respect of the Mortgaged Property, the Trust might realize a loss if such costs were required to be paid by the Trust.

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

Soldiers' and Sailors' Civil Relief Act

         Generally, under the terms of the Relief Act, a borrower who enters military service after the origination of a Mortgage Loan or Contract by such borrower (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation or similar limitations under state law could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

         Any shortfalls in interest collections resulting from application of the Relief Act could adversely affect Certificates.

The Contracts

         General. As a result of the Depositor's assignment of the Contracts to the Trustee, the Owners of Certificates will succeed collectively to all the rights (including the right to receive payment on the Contracts) and will assume certain obligations of the Depositor. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loans. Certain aspects of both features of the Contracts are described more fully below.

         The Contracts generally are "chattel paper" as defined in the UCC in effect in the states which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Depositor will transfer physical possession of the Contracts to the Trustee or its custodians. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment the Trustee's interest in Contracts could be defeated.

         Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Depositor may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Depositor fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate law, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real state records office of the county where the home is located. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to this site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest transferred to the Trustee. With respect to a series of Certificates and as described in the related Prospectus Supplement, the Depositor may be

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

required to perfect a security interest in the Manufactured Home under applicable real estate laws. If such real estate filings are not required and if any of the foregoing events were to occur, the only recourse would be to pursue the Trust's rights to require repurchase for breach of warranties.

         The Depositor will assign its security interest in the Manufactured Homes to the Trustee. Neither the Depositor nor the Trustee will amend the certificates of title to identify the Trust as the new secured party. Accordingly, the Depositor will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trust against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trust as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trust could be released.

         Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally requires surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Trustee would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer will be required to take steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien.

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

Under each Agreement the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee in the event such a lien arises.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan.

However, some states impose prohibitions or limitations on deficiency judgments.

         Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Consumer Protection Laws. The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination of and lending pursuant to the Contracts, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract

         Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses. The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Depositor and permit the acceleration of the maturity of the Contracts by the Depositor upon any such sale or transfer for which consent has not been granted. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

The Title I Program

         Certain of the Mortgage Loans or Contracts contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans, which are eligible for insurance by the FHA under the Title I Program, include property improvement loans ("Property Improvement Loans" or "Title I Loans") and manufactured home loans ("Manufactured Home Loans" or "Title I Contracts"). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes: (1) single family, multifamily and nonresidential property improvement loans; (2) manufactured home improvement loans, where the home is classified as personalty; (3) historic preservation loans; and (4) fire safety equipment loans in existing health care facilities. A Manufactured Home Loan or Title I Contract means a loan for the purchase or refinancing of a manufactured home and/or the lot on which to place such home and includes: (1) manufactured home purchase loans; (2) manufactured home lot loans; and (3) combination loans.

         In addition to these types of loans, there are two basic methods of lending or originating loans which include a "direct loan" or a "dealer loan". With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender and the lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services' and with respect to a dealer Title I Contract, a dealer is a person engaged in the business of manufactured home retail sales.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly, or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker are solvent and acceptable credit risks, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of the United States Department of Housing and Urban Development ("HUD").

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

         Requirements for Title I Loans. The maximum principal amounts for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed the following loan amounts: (i) $25,000 for a single family property improvement loan and nonresidential property improvement loans; (ii) the lesser of $60,000 or an average of $12,000 per dwelling unit for multifamily property improvement loans; and (iii) $17,500 for a manufactured home improvement loan. Generally, the term of a Title I
Loan may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a single family property improvement loan on a manufactured home is limited to 15 years and 32 days and the maximum term of a manufactured home improvement loan is limited to 12 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans on the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if such loan amount exceeds $15,000. Any Title I Loan in excess of $5,000 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and or any direct Title I Loan where the borrower fails to submit a completion certificate.

         Requirements for Title I Contracts. The maximum principal amount for any Title I Contract must not exceed the sum of certain itemized amounts, which include a specified percentage of the purchase price of the manufactured home depending on whether it is a new or existing home; provided that such maximum amount does not exceed the following loan amounts: (i) $40,500 for a new or existing manufactured home purchase loan; (ii) $13,500 for a manufactured home lot purchase; and (iii) $54,000 for a combination loan (i.e., a loan to purchase a new or existing manufactured home and the lot for such home). Generally, the term of a Title I Contract may not be less than six months nor greater than 20 years and 32 days, except that the maximum term of a manufactured home lot loan is limited to 15 years and 32 days and the maximum term of a multimodule manufactured home and lot in combination is limited to 25 years and 32 days.

         Borrower eligibility for a Title I Contract requires that the borrower become the owner of the property to be financed with such loan and occupy the manufactured home as the borrower's principal residence, except for a manufactured home lot loan which allows six months to occupy the home as the borrower's principal residence. If a manufactured home is classified as realty, then ownership of the home must be in fee simple, and also, the ownership of the manufactured home lot must be in fee simple, except for a lot which consists of a share in a cooperative association that owns the manufactured home park. The borrower's minimum cash down payment requirement to obtain financing through a Title I Contract is as follows: (i) at least 5% of the first $5,000 and 10% of the balance of the purchase price of a new manufactured home and at least 10% of the purchase price of an existing manufactured home for a manufactured home purchase loan, or in lieu of a full or partial cash down payment, the trade-in of the borrower's equity in an existing manufactured home; (ii) at least 10% of the purchase price and development costs of a lot for a manufactured home lot loan; and (iii) at least 5% of the first $5,000 and 10% of the balance of the purchase price of the manufactured home and lot for a combination loan.

         Any manufactured home financed by a Title I Contract must be certified by the manufacturer to have been constructed in compliance with the National Manufactured Housing Construction and Safety Standards Act of 1974
(42 U.S.C. 5401-5426), so as to conform to all applicable Federal construction and safety standards, and with respect to the purchase of a new manufactured home, the manufacture must furnish the borrower with a one year written warranty on a HUD approved form which obligates the manufacturer to correct any nonconformity with all applicable Federal construction and safety standards or any defects in materials or workmanship for the one year period after the date of delivery. The proceeds from a Title I Contract may be used as follows: the purchase or refinancing of a manufactured home, a suitably developed lot for a manufactured home already owned by the borrower, or a manufactured home and suitably developed lot for the home in combination; or the refinancing of an existing manufactured home already owned by the borrower in connection with the purchase of a manufactured home lot or an existing lot already owned by the borrower in connection with the purchase of a manufactured home. In addition, the proceeds for a Title I Contract which is a manufactured home purchase loan or a combination loan may be used for the purchase, construction or installation of a garage, carport, patio or other comparable appurtenance to the home. The proceeds from a Title I Contract cannot be used for the purchase of furniture or the financing of any items and activities which are set forth on the list published by the Secretary of HUD as amended from time to time.

         Any Title I Contract must be secured by a recorded lien on the manufactured home, its furnishings, equipment, accessories and appurtenance, which lien must be a first lien, superior to any other lien on the property. With respect to any Title I Contract involving a manufactured home purchase loan or combination loan and the sale of the manufactured home by a dealer, the lender or its agent (other than the dealer) must conduct a site-of-placement inspection within 60 days after the date of the loan to verify that the terms and conditions of the purchase contract have been met, the manufactured home and any options and appurtenances included in the purchase price or financed with the loan have been delivered and installed, and the placement certificate executed by the borrower and the dealer is in order.

         FHA Insurance Coverage. Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during the year, the FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans,
(ii) the amount of the Annual Reductions attributable to such insured loans and (iii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. After a lender has held its Title I contract of insurance for five years, the lender's FHA insurance coverage reserve account is subject to an annual reduction (the "Annual Reduction") on each October in an amount equal to 10% of the insurance coverage reserves available on such date with respect to such contract of insurance; provided that such Annual Reduction shall not reduce the insurance coverage to an amount less than $50,000. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guarantee or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the Mortgaged Property under any security instrument or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the Mortgaged Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Mortgaged Property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD. After acceleration of maturity on a defaulted Title I Contract, the lender must proceed against the loan security by foreclosure or repossession, as appropriate, and acquire good, marketable title to the property securing the loan. The lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower. Before filing a claim for insurance with the FHA, the lender must sell for the best price obtainable any property which the lender acquired by the foreclosure or repossession of such property securing a defaulted Title I Contract.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any eligible loan must be filed with the FHA no later than (i) for any Title I Loan, 9 months after the date of default of such loan, or (ii) for any Title I Contract, 3 months after the date of sale of the property securing such loan, but not to exceed 18 months after the date of default. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The "Claimable Amount" is equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the uncollected court costs; (d) the attorneys fees not to exceed $500; (e) the expenses for recording the assignment of the security to the United States; and (f) if the loan is a Title I Contract, certain costs incurred in connection with the foreclosure or repossession of the manufactured home and/or lot.

                            LEGAL INVESTMENT MATTERS

         The Certificates may constitute "mortgage related securities" for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by the Rating Agency or Agencies identified in the related Prospectus Supplement and, as such, would be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to state-chartered savings banks, commercial banks, saving and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or any State (including the District of Columbia and Puerto Rico) whose authorized investments are subject to State regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, in all States which enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage related securities," the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided in such legislation SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, bold or invest in any securities or require the sale or over disposition of any securities, so long as such contractual commitment was made or such securities were acquired prior to the enactment of such legislation. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Louisiana, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia each enacted legislation overriding the exemption afforded by SMMEA prior to the October 4, 1991 deadline.

         Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the certificates. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement"). The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC and the OTS with respect to the depository institutions that they regulate. The Policy Statement prohibits depository institutions from investing in certain "high-risk mortgage securities" except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. The NCUA issued final regulations effective December 2, 1991 that restrict and in some instances prohibit the investment by federal credit unions in certain types of mortgage related securities.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," or in securities which are issued in book-entry form.

         Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                              ERISA CONSIDERATIONS

         ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively, "Plans") subject to ERISA and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ("Parties in Interest") having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

         The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan. (DOL Reg Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. In such case, the fiduciary making such an investment for the Plan could be deemed to have delegated his or her asset management responsibility, and the underlying assets and properties could be subject to ERISA reporting and disclosure. Certain exceptions to the regulation may apply in the case of a Plan's investment in the Certificates, but the Depositor cannot predict in advance whether such exceptions apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might give rise to a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

         DOL Prohibited Transaction Exemption 83-1 ("PTE 83-1") exempts from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by PTE.

         PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Owners against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan, (ii) the existence of a pool trustee who is not an affiliate of the sponsor, and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor.

         Although the Trustee for any series of Certificates will be unaffiliated with the Depositor, there can be no assurance that the system of insurance or subordination will meet the general or specific conditions referred to above. In addition, the nature of a Trust's assets or the characteristics of one or more classes of the related series of Certificates may not be included within the scope of PTE 83-1 or any other class exemption under ERISA. The Prospectus Supplement will provide additional information with respect to the application of ERISA and the Code to the related Certificates.

         Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transactions exemptions which are in some respects broader than PTE 83-1. Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. Several other underwriters have applied for similar exemptions. If such an exemption might be applicable to a series of Certificates, the related Prospectus Supplement will refer to such possibility.

         Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to whether the general and the specific conditions of PTE 83-1 have been satisfied or as to the availability of any other prohibited transaction exemptions Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is based upon the opinion of Dewey Ballantine LLP, special counsel to the Depositor with respect to the material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as final regulations concerning REMICs (the "REMIC Regulations") and final regulations under Sections 1271 through 1273 and 1275 of the Code concerning debt instruments (the "OID Regulations"). The Depositor intends to rely on the OID Regulations for all Certificates offered pursuant to this Prospectus; however, investors should be aware that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Certificates. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates. The Prospectus Supplement for each series of Certificates will discuss any special tax consideration applicable to any class of Certificates of such series, and the discussion below is qualified by any such discussion in the related Prospectus Supplement.

         For purposes of this opinion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage Assets will be deemed to refer to that portion of the Mortgage Assets held by the Trust which does not include the fixed retained yield.

Federal Income Tax Consequences For REMIC Certificates

         General. With respect to a particular series of Certificates, an election may be made to treat the Trust or one or more trusts or segregated pools of assets therein as one or more REMICs within the meaning of Code
Section 860D. A Trust or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Dewey Ballantine LLP, special counsel to the Depositor, has advised the Depositor that in their opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Agreement and
(iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC and that if a Trust qualifies as a REMIC, the tax consequences to the Owners will be as described below. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

         Status of REMIC Certificates. REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C) (xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust (a "REIT") will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(a), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool constitute qualifying assets for domestic building and loan associations and REITs, the REMIC Certificates will be treated entirely as qualifying assets for such entities. Moreover, the REMIC Regulations provide that, for purposes of Code Sections 856(c), payments of principal and interest on the Mortgage Assets that are reinvested pending distribution to holders of REMIC Certificates, constitute qualifying assets for REIT. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than

95%. Notwithstanding the foregoing, however, REMIC income received by a REIT owning a residual interest in a REMIC Pool could be treated in part as non-qualifying REIT income if the REMIC Pool holds Mortgage Assets with respect to which income is contingent on mortgagor profits or property appreciation. In addition, if the assets of the REMIC include buy-down Mortgage Assets, it is possible that the percentage of such assets constituting "qualifying real property loans" or "loans secured by an interest in real property" for purposes of Code Sections 593(d)(1) and 7701(a)(19)(C)(v), respectively, may be required to be reduced by the amount of the related buy-down funds. REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(a)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i). REMIC Certificates representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in "qualified mortgages" as defined in Code Section 860E(a)(3).

         Qualification as a REMIC. In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis amount of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Delivery Date (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of any nonqualified assets (i.e., assets other than qualified mortgages and permitted investments) is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets.

         If a REMIC Pool fails to comply with one or more of the requirements of the Code for REMIC status during any taxable year, the REMIC Pool will not be treated as a REMIC for such year and thereafter. In this event, the classification of the REMIC Pool for federal income tax purposes is uncertain. The REMIC Pool could be treated as a taxable mortgage pool (a "TMP"), in which case any residual income of the REMIC Pool (income from the Mortgage Assets (possibly without a deduction for interest and original issue discount expense allocable to the Regular Certificates) would be subject to corporate income tax at the REMIC Pool level. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

         General. Payments received by holders of Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on ordinary taxable corporate debt instruments. In general, interest and original issue discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

         Original Issue Discount. Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The Depositor anticipates that the amount of original issue discount required to be included in a Regular Certificateholder's income in any taxable year will be computed as described below.

         Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which distributions of principal are made in a single installment or upon an earlier distribution by lot of a specified principal amount upon the request of a Regular Certificateholder or by random lot (a "Retail Class Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public. The Depositor will determine original issue discount by including the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate in the issue price of a Regular Certificate and will include in the stated redemption price at maturity any interest paid on the first Distribution Date to the extent such interest is attributable to a period in excess of the number of days between the issue date and such first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest." Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate, (ii) one or more qualified floating rates (as described below), (iii) a fixed rate followed by one or more qualified floating rates, (iv) a single objective rate (as described below) or (v) a fixed rate and an objective rate that is a qualified inverse floating rate. The OID Regulations state that interest payments are unconditionally payable only if reasonable remedies exist to compel payment or late payment and nonpayment are remote. Because the debt securities will generally not provide the holders with the ability to compel payment, interest payments may be included in the debt security's stated redemption price at maturity and taxed as OID. Any stated interest in excess of the qualified stated interest is included in the stated redemption price at maturity. If the amount of original issue discount is "de minimis" as described below, the amount of original issue discount is treated as zero, and all stated interest is treated as qualified stated interest. Distributions of interest on Regular Certificates with respect to which deferred interest will accrue may not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Moreover, if the interval between the issue date and the first Distribution Date on a Regular Certificate is longer than the interval between subsequent Distribution Dates (and interest paid on the first Distribution Date is less than would have been earned if the stated interest rate were applied to outstanding principal during each day in such interval), the stated interest distributions on such Regular Certificate technically do not constitute qualified stated interest. In such case a special rule, applying solely for the purpose of determining whether original issue discount is de minimis, provides that the interest shortfall for the long first period (i.e., the interest that would have been earned if interest had been paid on the first Distribution Date for each day the Regular Certificate was outstanding) is treated as made at a fixed rate if the value of the rate on which the payment is based is adjusted in a reasonable manner to take into account the length of the interval. There is also a special "teaser" rule which may be available to treat OID arising from a long first accrual period as de minimis OID. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

         Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Assets and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related Prospectus Supplement. The holder of a debt instrument includes any de minimis original issue discount in income pro rata as stated principal payments are received.

         Of the total amount of original issue discount on a Regular Certificate, the Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which he holds the Regular Certificate, including the date of purchase but excluding the date of disposition. Although not free from doubt, the Depositor intends to treat the monthly period ending on the day before each Distribution Date as the accrual period, rather than the monthly period corresponding to the prior calendar month. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. For a Regular Certificate, original issue discount is to be calculated initially based on a schedule of maturity dates that takes into account the level of prepayments and an anticipated reinvestment rate that are most likely to occur, which is expected to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of
(a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity over
(ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior period. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

         Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Assets or that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Assets with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

         A purchaser of a Regular Certificate at a price greater than the issue price also will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate. With respect to such a purchaser, the daily portion for any day is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such purchaser for the Regular Certificate exceeds the sum of the issue price and the aggregate amount of original issue discount that would have been includible in the gross income of an original holder of the Regular Certificate who purchased the Regular Certificate at its issue price, less any prior distributions included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for such Regular Certificate (computed in accordance with the rules set forth above) for all days after the date of purchase and ending on the date on which the remaining principal amount of such Regular Certificate is expected to be reduced to zero under the Prepayment Assumption.

         A Certificateholder may elect to include in gross income all stated interest, original issue discount, de minimis original issue discount, market discount (as described below under "Market Discount"), de minimis market discount and unstated interest (as adjusted for any amortizable bond premium or acquisition premium) currently as it accrues using the constant yield to maturity method. If this election is made, the holder is treated as satisfying the requirements for making the elections with respect to amortization of premium and current inclusion of market discount, each as described under "Premium" and "Market Discount" below.

         Variable Rate Regular Certificates. Regular Certificates may provide for interest based on a variable rate. The OID Regulations provide special rules for variable rate instruments that meet three requirements. First, the noncontingent principal payments may not exceed the instrument's issue price by more than a specified amount equal to the lesser of (i) .015 multiplied by the product of the total noncontingent payments and the weighted average maturity or (ii) 15% of the total noncontingent principal payments. Second, the instrument must provide for stated interest (compounded or paid at least annually) at (i) one or more qualified floating rates, (ii) a single fixed rate followed by one or more qualified floating rates, (iii) a single objective rate or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate. Third, the instrument must provide that each qualified floating rate or objective rate in effect during an accrual period is set at a current value of that rate (one occurring in the interval beginning three months before and ending one year after the rate is first in effect on the Regular Certificate). A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Generally, neither (i) a multiple of a qualified floating rate in excess of a fixed multiple that is greater than 0.65 but not more than 1.35 (and increased or decreased by a fixed rate) nor (ii) a cap or floor that is likely to cause the interest rate on a Regular Certificate to be significantly less or more than the overall expected return on the Regular Certificate is considered a qualified floating rate. An objective rate generally is a rate based on a single fixed formula and on objective financial or economic information. An objective rate is a qualified inverse floating rate if the rate is equal to a fixed rate minus a qualified floating rate and variations in such rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds. A rate will not be an objective rate if it is reasonably expected that the average rate during the first half of the instrument's term will be significantly more or less than the average rate in the final term. An objective rate must be determined according to a single formula that is fixed throughout the term of the Regular Certificate and is based on objective financial information or economic information; however, an objective rate does not include a rate based on information that is in the control of the issuer or that is unique to the circumstances of a related party. Stated interest on a variable rate debt instrument is qualified stated interest if the interest is unconditionally payable in cash or property at least annually.

         In general, the determination of original issue discount and qualified stated interest on a variable rate debt instrument is made by converting the debt instrument into a fixed rate debt instrument and then applying the general original issue discount rules described above to the instrument. If a variable rate debt instrument provides for stated interest at a single qualified floating rate or objective rate, all stated interest is qualified stated interest and the amount of original issue discount, if any, is determined by assuming the variable rate is a fixed rate equal to (a) in the case of a qualified floating or inverse floating rate, the value, as of the issue date, of the qualified floating inverse floating rate or (b) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the debt instrument. For all other variable rate debt instruments, the amount of interest and original issue discount accruals are determined using the following steps. First, a fixed rate substitute for each variable rate under the debt instrument is determined. In general, the fixed rate substitute is a fixed rate equal to the rate of the applicable type of variable rate as of the issue date. Second, an equivalent fixed rate debt instrument is constructed using the fixed rate substitute(s) in lieu of the variable rates and keeping all other terms identical. Third, the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument are determined under the rules for fixed rate debt instruments. Finally, appropriate adjustments for actual variable rates are made during the term by increasing or decreasing the qualified stated interest to reflect the amount actually paid during the applicable accrual period as compared to the interest assumed to be accrued or paid under the equivalent fixed rate debt instrument. If there is no qualified stated interest under the equivalent fixed rate debt instrument, the adjustment is made to the original issue discount for the period.

         The application of the OID Regulations to variable rate debt instruments is limited and may not apply to some Regular Certificates having variable rates. Furthermore, by their terms, the provisions of regulations issued on June 11, 1996, applicable to instruments having contingent payments, may apply to those Regular Certificates. Prospective purchasers of variable rate Regular Certificates are advised to consult their tax advisers concerning the tax treatment of such Regular Certificates.

         Market Discount. A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which a subsequent purchaser's initial basis in the Regular Certificate (i) is exceeded by the stated redemption price at maturity of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceed by the sum of the issue price of such Regular Certificate plus any original issue discount that would have previously accrued thereon if held by an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), in either case less any prior distributions included in the stated redemption price at maturity of such Regular Certificate. Such purchaser generally will be required to recognize accrued market discount as ordinary income as distributions includible in the stated redemption price at maturity of such Regular Certificate are received in an amount not exceeding any such distribution. That recognition rule would apply regardless of whether the purchaser is a cash-basis or accrual-basis taxpayer. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues in all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. In Revenue Procedure 92-67, the Internal Revenue Service set forth procedures for taxpayers (1) electing under Code Section 1278(b) to include market discount in income currently, (2) electing under rules of Code Section 1276(b) to use a constant interest rate to determine accrued market discount on a bond where the holder of the bond is required to determine the amount of accrued market discount at a time prior to the holder's disposition of the bond, and (3) requesting consent to revoke an election under Code Section 1278(b).

         By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above under "Original Issue Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto.

         Premium. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium as an offset to interest income under a constant yield method that reflects compounding based on the interval between payments on the Regular Certificates. This election, once made, applies to all obligations held by the taxpayer at the beginning of the first taxable year to which such section applies and to all taxable debt obligations thereafter acquired and is binding on such taxpayer in all subsequent years. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates.

         Sale or Exchange of Regular Certificates. If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and his adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

         Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable Federal rate under Code Section 1274(d) as of the date of purchase over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

Taxation of Residual Certificates

         Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders") and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using a calendar year and the accrual method of accounting, except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and
(iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income and market discount income, if any, on the Mortgage Assets, plus income on reinvestment of cashflows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Assets and other administrative expenses of the REMIC Pool, amortization of premium, if any, with respect to the Mortgage Assets, and any tax imposed on the REMIC's income from foreclosure property. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

         The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Assets, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. Because of the way REMIC taxable income is calculated, a Residual Certificateholder may recognize "phantom" income (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such future loss or reduction. For example, if an interest in the Mortgage Assets is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Assets is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount income on the Mortgage Loan which is includible in the REMIC's taxable income may exceed the discount deduction allowed to the REMIC upon such distributions on the Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier maturing classes of Certificates. If taxable income attributable to such a mismatching is realized in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, where interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income. Prospective investors should be aware, however, that a portion of such income may be ineligible for offset by such investor's unrelated deductions. See the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Certificateholder for such periods in accordance with generally accepted accounting principles.

         Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and decreased by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. A cash distribution from the REMIC Pool also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the residual from such REMIC Pool. Residual Certificateholders should consult their tax advisors about other limitations on the deductibility of net losses that may apply to them.

         A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, such taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

         If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC Pool's basis in its assets. The REMIC Regulations do not address whether residual interests could have a negative basis and a negative issue price. The Depositor does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the bases of the related REMIC Pool in its assets.

         Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Assets, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless Treasury regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations do not so provide. See "Treatment of Certain Items of REMIC Income and Expense - Market Discount" below regarding the basis of Mortgage Assets to the REMIC Pool and "Sale or Exchange of Residual Certificates" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

         Mark to Market Rules

         Prospective purchasers of a Residual Certificate should be aware that on December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a Residual Certificate acquired after January 4, 1995, is not treated as a security and thus may not be marked to market.

Treatment of Certain Items of REMIC Income and Expense

         Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under

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"Taxation of Regular Certificates - Original Issue Discount" and "Variable
Rate Regular Certificates," without regard to the de minimis rule described therein.

         Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Assets if, in general, the basis of the REMIC Pool in such Mortgage Assets is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Assets is generally the fair market value of the Mortgage Assets immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Assets that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently by the REMIC as an item of ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates - Market Discount."

         Premium. Generally, if the basis of the REMIC Pool in the Mortgage Assets exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Assets at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in the Mortgage Assets is the fair market value of the Mortgage Assets, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates - Premium," a person that holds a Mortgage Loan as a capital asset under Code
Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Assets originated after September 27, 1985 under a constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Assets, rather than as a separate deduction item. Premium on Mortgage Assets may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

         Limitations on Offset or Exemption of REMIC Income; Excess Inclusions. A portion of the income allocable to a Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter, with will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) cannot, except as described below, be offset by any unrelated losses or loss carryovers of a Residual Certificateholder, (ii) will be treated as "unrelated business taxable income" within the meaning of Code
Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor, as further discussed in "Taxation of Certain Foreign Investors - Residual Certificates" below. Members of an affiliated group are treated as one corporation for purposes of applying the limitation on offset of excess inclusion income. The Small Business Protection Act of 1996 (the "1996 Act") eliminated a special rule that permitted thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates with significant value for taxable years beginning after December 31, 1995 (subject to exceptions for certain certificates held continuously since November 1, 1995). The 1996 Act also provides new rules affecting the determination of alternative maximum taxable income ("AMTI") of a Residual Certificateholder. First, AMTI is calculated without regard to the special rule that taxable income cannot be less than excess inclusion income for the year. Second, AMTI cannot be less than excess inclusion income for the year. Finally, any AMTI net operating loss deduction is computed without regard to excess inclusion income. These new rules are effective for tax years beginning after December 31, 1986, unless a Residual Certificateholder elects to have the rules apply only to tax years ending after August 20, 1996.

         Except as discussed in the following paragraph, with respect to excess inclusions from Residual Certificates without "significant value," for any Residual Certificateholder, the excess inclusion for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the Residual Certificate is issued. For this purposes the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate (adjusted for contributions), increased by the amount of daily

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

accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         The Code provides that to the extent provided in regulations, as an exception to the general rule described above, the entire amount of income accruing on a Residual Certificate will be treated as an excess inclusion if the Residual Certificates in the aggregate are considered not to have "significant value." The Treasury Department has not yet provided regulations in this respect and the REMIC Regulations did not adopt this rule.

         Under Treasury regulations to be promulgated, a portion of the dividends paid by a REIT which owns a Residual Certificate are to be designated as excess inclusions in an amount corresponding to the Residual Certificate's allocable share of the excess inclusions. Similar rules apply in the case of regulated investment companies, common trust funds and cooperatives. Thus, investors in such entities which own a Residual Certificate will be subject to the limitations on excess inclusions described above. The REMIC Regulations do not provide guidance on this issue.

Tax-Related Restrictions on Transfer of Residual Certificates

         Disqualified Organizations. If legal title or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of
(i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal corporate income tax rate. The REMIC Regulations provide that the anticipated excess inclusion are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value discount rate equals the applicable Federal rate under Code Section 1274(d) that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the Residual Certificate and whose term ended on the close of the last quarter in which excess inclusion was expected to accrue with respect to the Residual Certificate. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

         In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that (i) states under penalty of perjury that it is not a Disqualified Organization or (ii) furnishes a social security number and states under penalties of perjury that the social security number is that of the transferee, provided that during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false. Excess inclusion income of a Residual Certificate held by an electing large partnership (as defined in Code section
775) is subject to tax in the hands of the partnership.

         For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is

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

exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511 and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations yet to be issued, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

         The Agreement with respect to a series of Certificates will provide that neither legal title nor beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization, is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will have a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

         Noneconomic Residual Interests. Under the REMIC Regulations certain transfers of Residual Certificates are disregarded, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the Final REMIC Regulations, a transfer of a Noneconomic Residual Interest (defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "Noneconomic Residual Interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest federal corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferor would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a transferor is presumed not to have improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferor will not continue to pay its debts as they come due in the future; and (ii) the transferee represents to the transferor that it understands that, as the holder of the Noneconomic Residual Interest, the transferee may incur tax liabilities in excess of any cash flows generated by the residual interest and that the transferee intends to pay taxes associated with holding of residual interest as they become due. The Agreement will require the transferee of a Residual Certificate to state as part of the affidavit described above under the heading "Disqualified Organizations" that such transferee (i) has historically paid its debts as they come due, (ii) intends to continue to pay its debts as they come due in the future, (iii) understands that, as the holder of a Noneconomic Residual Interest, it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate, and (iv) intends to pay any and all taxes associated with holding the Residual Certificate as they become due. The transferor must have no reason to believe that such statement is untrue.

         Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, (i) the REMIC Pool will distribute to the transferee residual interest holder an amount that

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

will equal at least 30% of the excess inclusions and (ii) that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust described in Code section 7701(a)(30).

Sale or Exchange of a Residual Certificate

         Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates - Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to him from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC Pool terminates, and if he holds such Residual Certificate as a capital asset under Code Section 1221, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

         Losses on dispositions of Residual Certificates will be disallowed where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as certain non-REMIC owner trusts) that is economically comparable to a Residual Certificate.

Taxes That May Be Imposed on the REMIC Pool

         Prohibited Transactions. Net income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,
(iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. The REMIC Regulations also provide that the modification of mortgage loans underlying Mortgage-Backed Securities will not be treated as a modification of the Mortgage-Backed Securities, provided that the trust issuing the Mortgage-Backed Securities was not created to avoid prohibited transaction rules.

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

         Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

         Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by the REMIC Pool through foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period of three years, with possible extensions. Net income from foreclosure property generally means (i) gain from the sale of a foreclosure property that is inventory property and (ii) gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Liquidation of the REMIC Pool

         If a REMIC Pool and the Trustee adopt a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i) and sell all of the REMIC Pool's assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against the REMIC Pool) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

         The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool generally will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Depositor or a designated Residual Certificateholders will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. If the Code or applicable Treasury regulations do not permit the Depositor to act as tax matters person in its capacity as agent of the Residual Certificateholders, the Residual Certificateholder chosen by the Residual Certificateholders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

         Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its return consistently with their treatment on the REMIC Pool's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level.

Limitations on Deduction of Certain Expenses

         An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions

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

otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for servicing fees and all administrative and other expenses relating to the REMIC Pool or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

         Regular Certificates. Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Sections 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

         Residual Certificates. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Assets were issued after July 18, 1984 and (ii) the Trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Assets will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption (or lower treaty rate) from the 30% withholding tax to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual Certificates - Limitations on Offset or Exemption of REMIC Income; Excess Inclusions." If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt

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

instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates - Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential."

         Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of Offered Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

Backup Withholding

         Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

Reporting Requirements

         Reports of accrued interest and original issue discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee. Treasury regulations provide that information necessary to compute the accrual of any market discount on the Regular Certificates must be furnished.

         The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder with respect to each calendar quarter.

         Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Federal Income Tax Consequences for REMIC Certificates" above.

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

         Dewey Ballantine LLP, special counsel to the Depositor, is of the opinion that if a Trust does not elect REMIC status and is not treated as a partnership, the tax consequences to the Owners will be as described below.

Standard Certificates

         General. If no election is made to treat a Trust (or a segregated pool of assets therein) with respect to a series of Certificates as a REMIC, the Trust may be classified as a grantor trust under subparagraph E, Part 1 of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Where there is no fixed retained yield with respect to the Mortgage Assets underlying the Certificates of a series, and where such Certificates are not designated as Stripped Certificates, as described below under "Stripped Certificates" or as Partnership Interests described under "Taxation of Securities Classified as Partnership Interests," the holder of each such "Standard Certificate" in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust represented by his Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Assets, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Certificate (a "Certificateholder") of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Assets, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by or on behalf of the Trust, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of servicing fees and all administrative and other expenses of the Trust in accordance with his method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will not be allowed to deduct certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for servicing fees and all such administrative and other expenses of the Trust, to the extent that such deductions, in the aggregate, do not exceed two percent of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000, adjusted yearly for inflation ($50,000, adjusted yearly for inflation, in the case of a married individual filing a separate return), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate on such Certificates or discount thereon. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Premium and Discount - Recharacterization of Servicing Fees," respectively.

         Tax Status. Subject to the discussion below, Dewey Ballantine, special counsel to the Depositor, is of the opinion that:

                  1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Assets represented by that Certificate is of the type described in such section.

                  2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(C) (5) (A) to the extent that the assets of the related Trust consist of qualified assets, and interest income on such assets will he considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c).

                  3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code
         Section 860G(a)(3)(A) to the extent that the assets of the related Trust consist of "qualified mortgages" within the meaning of Code
         Section 860G(a)(3).

         An issue arises as to whether buy-down Mortgage Assets may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a buy-down Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

Premium and Discount

         Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

         Premium. The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "- Taxation of Regular Certificates - Premium."

         Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July l, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. It is generally not anticipated that adjustable rate Mortgage Assets will be treated as issued with original issue discount. However, the application of the OID Regulations to adjustable rate mortgage loans with incentive interest rates or annual or lifetime interest rate caps may result in original issue discount.

         Original issue discount must generally be reported as ordinary gross income as it accrues under a constant yield method that takes into account the compounding of interest, in advance of the cash attributable to such income. However, Code Section 1272 provide for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Assets, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Assets (i.e., points) will be includible by such holder. Section 1272(a)(6) provides for the use of a prepayment assumption in determining original issue discount for any pool of debt instruments the yield on which may be affected by reason of prepayments.

         Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Assets will be determined and will be reported as ordinary income generally in the manner described above under "- Taxation of Regular Certificates - Market Discount."

         Recharacterization of Servicing Fees. If the servicing fees paid to Servicers were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under Code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificates, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Assets would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Assets to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

         Accordingly, if the Internal Revenue Service's approach is upheld, a servicer that receives excess servicing fees would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Assets. Under the rules of Code Section 1286, the separation of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Assets as "stripped coupons" and "stripped bonds." While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Assets the ownership of which is attributed to a servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

         In the alternative, the amount, if any, by which the servicing fees paid to the servicers are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Certificateholders to purchase an undivided interest in the Mortgage Assets. In such event, the present value of such additional payments might be included in the Certificateholder's basis in such undivided interests for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the servicers as set forth herein as servicing compensation or under either of the alternatives set forth above.

         Sale or Exchange of Certificates. Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Assets and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Assets, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset.

Stripped Certificates

         General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if
(i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Assets, (ii) the Depositor, any of its affiliates or a servicer is treated as having an ownership interest in the Mortgage Assets to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Assets (see "Standard Certificates - Recharacterization of the Servicing Fees" above) and (iii) Certificates are issued in two or more classes or subclasses representing the right to non pro rata percentages of the interest and principal payments on the Mortgage Assets.

         In general, a holder of a Stripped Certificate (a "Stripped Certificateholder") will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates - Recharacterization of Servicing Fees." For this purpose the Trust intends to allocate the servicing fees to the Stripped Certificates in proportion to the respective offering price of each class (or subclass) of Stripped Certificates.

The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "- Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made - Standard Certificates - General," subject to the limitations described therein.

         Code Section 1286 treats a stripped bond or a stripped coupon generally as a new obligation issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Trust containing variable-rate Mortgage Assets, the Depositor has been advised by counsel that (i) the Trust will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation, and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286 and the regulations thereunder, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below, the OID Regulations state, in general, that all debt instruments issued in connection with the same transaction must be treated as a single debt instrument. The Trustee will make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

         Furthermore, the regulations under Code Section 1286 support the treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. The preamble to such regulations state that such regulations are premised on the assumption that an aggregation approach is appropriate in determining whether original issue discount on a stripped bond or stripped coupon is de minimis. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or presumably, at a premium. The preamble to such regulations also provide that such regulations are premised on the assumption that generally the interest component of such a Stripped Certificate would be treated as stated interest under the original issue discount rules. Further, the regulations provide that the purchaser of such a Stripped Certificate may be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Strip Certificate was treated as zero under the de minimis rule or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Assets. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates - Taxation of Regular Certificates - Market Discount," without regard to the de minimis rule therein.

         Status of Stripped Certificates. No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Assets. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered, "real estate assets" within the meaning of Code Section 856(c)(A), "obligations(s) . . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning or Code Section 856(c), provided that in each case the Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. The application of such Code provisions to buy-down Mortgage Assets is uncertain. See "-Federal Income Tax Consequences for Certificates as to Which No REMIC Election is Made" and "- Standard Certificates - Tax Status" above.

         Original Issue Discount. Except as described above under "- General," each Stripped Certificate will be considered to have been issued (i) on the date that the stripped interest is purchased and (ii) at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest. Each stripped interest generally will have original issue discount equal to the excess of its stated redemption price at maturity (or, in the case of a stripped coupon, the amount payable on the due date of such coupon) over its issue price. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Counsel has advised the Depositor that the amount of original issue discount required to be included in the income of a Stripped Certificateholder in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates - Taxation of Regular Certificates - Original Issue Discount" and "- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under "- General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than amounts treated as qualified stated interest.

         If the Mortgage Assets prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

         Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates - Taxation of Regular Certificates - Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount (or market discount) in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than by original Stripped Certificateholder should be based on the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

         Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

         Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

         The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or properly certify the number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "- Backup Withholding."

Taxation of Certain Foreign Investors

         To the extent that a Certificate evidences ownership in Mortgage Assets that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442, which apply to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

         Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Assets issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements described above under "- Taxation of Certain Foreign Investors - Regular Certificates."

         Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 1998, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders of Offered Certificates should consult their tax advisers regarding the application of the Final Withholding Regulations.

Taxation of Securities Classified as Partnership Interests

         Certain Trusts may be treated as partnerships for Federal income tax purposes. In such event, the Trusts may issue Certificates characterized as "Partnership Interests" as discussed in the related Prospectus Supplement. With respect to such series of Partnership Interests, Dewey Ballantine LLP, special counsel to the Depositor, is of the opinion that (unless otherwise limited in the related Prospectus Supplement, which will also cover any material federal income tax consequences applicable to the Owners), the Trust will be characterized as a partnership and not an association taxable as a corporation for federal income tax purposes.

                              PLAN OF DISTRIBUTION

         Certificates are being offered hereby in series through one or more underwriters or groups of underwriters (the "Underwriters"). The Prospectus Supplement will set forth the terms of offering of the series of Certificates, including the public offering or purchase price of each class of Certificates of such series being offered thereby or the method by which such price will be determined and the net proceeds to the Depositor from the sale of each such class. Such Certificates will be acquired by the Underwriters for their own account or may be offered by the Underwriters on a best efforts basis. The Underwriters may resell such Certificates from time to time in one or more transactions including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing Underwriter or Underwriters with respect to the offer and sale of a particular series of Certificates will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement

         In connection with the sale of the Certificates, Underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. The Prospectus Supplement will describe any such compensation paid by the Depositor.

         It is anticipated that the underwriting agreement pertaining to the sale of any series of Certificates will provide that the obligations of the Underwriters will be subject to certain conditions precedent, that the Underwriters will be obligated to purchase all such Certificates if any are purchased and that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the issuance of the Certificates will be passed upon for the Depositor by Dewey Ballantine LLP, New York, NY and by Alan L. Langus, Chief Counsel for the Depositor. Certain legal matters relating to insolvency issues and certain federal income tax matters concerning the Certificates will be passed upon for the Depositor by Dewey Ballantine LLP.

                              FINANCIAL INFORMATION

         A Trust will be formed with respect to each series of Certificates. No Trust will have any assets or obligations prior to the issuance of the related series of Certificates. No Trust will engage in any activities other than those described herein or in the Prospectus Supplement. Accordingly, no financial statement with respect to any Trust is included in this Prospectus or will be included in the Prospectus Supplement.

         The Depositor has determined that its financial statements are not material to the offering made hereby.

         A Prospectus Supplement and the related Form 8-K (which will be incorporated by reference to the Registration Statement) may contain financial statements of the related Credit Enhancer, if any.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                   APPENDIX

                                                  Page

1986 Act                                           53
1996 Act                                           60
Agreement                                           1
AMTI                                               60
Annual Reduction                                   48
Applicable Accounting Standards                    32
Balloon Loans                                       6
Beneficial Owners                                   4
BIF                                                33
Book Entry Certificates                             4
Certificate Account                                12
Certificate Interest Rate                          10
Certificate Principal Balance                       9
Certificate Register                               10
Certificate Registrar                              10
Certificateholder                                  66
Certificates                                        1
Clearing Agency                                     4
Clearing Agency Participants                        4
Code                                                4
Companion Certificates                             11
Compound Interest Certificates                     10
Contract Loan Schedule                             31
Contract Pool                                      17
Contracts                                          17
Conventional Multifamily Loans                      1
Cooperative Loans                                  14
Cooperatives                                        1
Credit Enhancement                           4, 7, 18
Credit Enhancer                                     9
Custodial Account                                  24
Cut-Off Date                                       10
Debt Service Coverage Ratio                        16
Defective Mortgage Loan                            32
Delivery Date                                       9
Deposit Date                                       32
Depositor                                           1
Disqualified Organization                          61
Distribution Date                                  11
DOL                                                50
Due Dates                                          16
Eligible Investments                               33
Equity Participation                               16




                  INDEX TO LOCATION OF PRINCIPAL
                           DEFINED TERMS

                                                 Page

ERISA                                               5
Events of Default                                  35
FDIC                                               24
FHA                                                 1
FHA-Insured Multifamily Loans                       1
FHLMC                                               2
Financial Guaranty Insurance Policy                19
Financial Guaranty Insurer                         19
FNMA                                                2
Garn-St. Germain Act                               41
GNMA                                                2
HUD                                                46
Insurance Paying Agent                             19
Insurance Proceeds                                 23
Insured Payment                                    19
Interest Accrual Period                            12
Liquidation Proceeds                               23
Loan-to-Value Ratio                                15
Lock-out Expiration Date                           16
Lock-out Period                                    16
Manufactured Home                                  17
Manufactured Home Loans                            45
Mark to Market Regulations                         59
Master Servicer                                     1
MBS                                             2, 17
MBS Agreement                                      17
MBS Issuer                                         17
MBS Servicer                                       17
MBS Trustee                                        18
Monthly Advance                                    24
Mortgage Assets                                     1
Mortgage Loan Rate                                 16
Mortgage Loans                                      1
Mortgage Notes                                     14
Mortgage Pool Insurance Policy                     20
Mortgage Rates                                     15
Mortgage-Backed Securities                      2, 17
Mortgaged Properties                               14
Mortgages                                          14
Mortgagors                                         23
Multifamily Loans                                   1
Multifamily Properties                             14
NCUA                                               24

                   APPENDIX

                                                 Page

Net Leases                                         17
Net Operating Income                               16
Noneconomic Residual Interest                      62
Non-Priority Certificates                          11
Nonrecoverable Advance                             24
Non-U.S. Person                                    65
Notional Principal Balance                     10, 12
OID Regulations                                    51
Original Value                                     15
OTS                                                41
Owners                                          4, 11
Partnership Interests                              71
Pass-Through Entity                                61
Pass-Through Rate                                   3
Plans                                              50
Policy Statement                                   49
Pool Insurer                                       20
Pre-Funding Account                                 3
Pre-Funding Agreement                               3
Prepayment Assumption                              54
Prepayment Premium                                 16
Principal Balance                                  15
Principal Prepayments                              12
Priority Certificates                              11
Property Improvement Loans                         45
PTE 83-1                                           50
Record Date                                        11
Regular Certificateholder                          53
Regular Certificates                           52, 65
REIT                                               52
Relief Act                                          8
REMIC                                        1, 4, 52


            INDEX TO LOCATION OF PRINCIPAL
                     DEFINED TERMS


REMIC Certificates                                 51
REMIC Pool                                         52
REMIC Regulations                                  51
Remittance Date                                    24
Remittance Rate                                    24
Reserve Fund                                       22
Residual Certificateholders                        57
Residual Certificates                              52
Retail Class Certificate                           53
SAIF                                               33
Scheduled Amortization Certificates                11
Seller                                              1
Senior Certificates                                19
Servicer                                            1
SMMEA                                               5
Special Allocation Certificates                    11
Special Hazard Insurance Policy                    21
Special Hazard Insurer                             21
Standard Certificate                               66
Stripped Certificateholder                         69
Stripped Certificates                          66, 68
Subordinated Certificates                          19
Title I Contracts                                  45
Title I Loans                                      45
Title I Program                                    45
TMP                                                52
Trust                                               1
Trustee                                             1
U.S. Person                                        62
UCC                                                39
Underwriters                                       72
VA 2

===============================================================================

No dealer, salesperson or other person has been authorized to give any infor-mation or to make any representation not contained in this Prospectus Sup-plement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or by the Underwriters. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Depositor since such date.

                  TABLE OF CONTENTS
                                                    Page
                PROSPECTUS SUPPLEMENT

SUMMARY OF TERMS......................................1
RISK FACTORS.........................................12
THE PORTFOLIO OF HOME EQUITY LOANS...................15
USE OF PROCEEDS......................................17
THE DEPOSITOR........................................17
THE HOME EQUITY LOAN POOL............................17
PREPAYMENT AND YIELD CONSIDERATIONS..................25
FORMATION OF THE TRUST AND TRUST PROPERTY............30
ADDITIONAL INFORMATION...............................30
DESCRIPTION OF THE CLASS A CERTIFICATES..............31
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..............49
ERISA CONSIDERATIONS.................................50
RATINGS..............................................52
UNDERWRITING.........................................53
CERTAIN LEGAL MATTERS................................54
ANNEX I...............................................1
TO PROSPECTUS SUPPLEMENT..............................1
GLOBAL CLEARANCE SETTLEMENT AND
  TAX DOCUMENTATION PROCEDURES........................1

===============================================================================



===============================================================================

__________________________ Home Equity
    Loan Trust 199____-___


       $_____________________


       $_____________________
       Class A-1 Certificates


       $_____________________
       Class A-2 Certificates


       $_____________________
       Class A-3 Certificates

       $_____________________
       Class A-4 Certificates


       $_____________________
       Class A-5 Certificates


       $_____________________
       Class A-6 Certificates


   _______________ Home Equity Loan
   Pass-Through Certificates, Series
              199____-__


===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. All such expenses except for the registration fees are estimated.

            SEC Registration Fee                       $262,845
            Legal Fees and Expenses*                         **
            Accounting Fees and Expenses*                    **
            Trustee's Fees and Expenses*                     **
             (including counsel fees)
            Printing and Engraving Fees*                     **
            Blue Sky Fees and Expenses*                      **
            Rating Agency Fees*                              **
            Miscellaneous*                                   **

            Total                                      $262,845
                                                       ========

----------------
*  Estimated in accordance with Item 511 of Regulation S-K.
**  To be filed by amendment.

Item 15.  Indemnification of Directors and Officers.

                   The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement on Form S-3 provides for indemnification by each Underwriter of any officer, director or controlling person of the Registrant who becomes subject to liability arising out of an untrue or alleged untrue statement of a material fact contained in this Registration Statement, the Prospectus filed herewith or any Preliminary Prospectus, related Prospectus Supplement or related Preliminary Prospectus Supplement, or omission or alleged omission, that was made in reliance on written information provided to the Registrant by such Underwriter.

                   The Certificate of Incorporation and Bylaws for the Registrant filed as Exhibits 3.1 and 3.2 to this Registration Statement on Form S-3 provide for indemnification of directors and officers to the full extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceeding brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

                   The Bylaws also provide that the Registrant may, to the full extent permitted by law, purchase and maintain insurance on behalf of any corporate agent against any liability which may be asserted against him.

Item 16.  Exhibits.

         (a)      Financial Statements:

                  None.

         (b)      Exhibits:

                    **1.1         --Form of Underwriting Agreement.
                    **3.1         --Certificate of Incorporation of
                                    ContiSecurities Asset Funding Corp.
                    **3.2         --By-Laws of ContiSecurities Asset Funding
                                    Corp.
                    **4.1         --Form of Pooling and Servicing Agreement.
                   ***5.1         --Opinion of Dewey Ballantine LLP with respect
                                    to the securities being registered.
                   ***8.1         --Opinion of Dewey Ballantine LLP with
                                    respect to tax matters (included as part of
                                    Exhibit 5.1).
                   ***23.1        --Consent of Dewey Ballantine LLP (included as
                                    part  of Exhibit 5.1).
                  ***23.2         --Consent of Independent Auditor of
                                    Certificate Insurer.
                   **24.1         --Powers of Attorney (included on signature
                                    page).

---------------------
** Incorporated by reference to the respective exhibits of the same numbers of the Company's Registration Statement on Form S-3, Registration No. 333-39505.

***      To be filed by amendment.

Item 17.  Undertakings.

                  A. Undertaking in Respect of Indemnification. Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  B.       Undertaking pursuant to Rule 415.

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  C.       Undertaking pursuant to Rule 430A.

                  The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 27th day of August 1998.


                                        CONTISECURITIES ASSET FUNDING CORP.


                                        By: /s/ Peter Abeles
                                            ---------------------------
                                             Name: Peter Abeles
                                             Title:   President





                  Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                               Title                                        Date
                                        President (Principal Executive Officer)      August 28, 1998

/s/ Peter Abeles
------------------------
Peter Abeles

*                                       Vice  President  (Principal  Financial  and  August 28, 1998
                                        Accounting Officer)
------------------------
Robert E. Riedl

*                                       Director                                     August 28, 1998

------------------------
James J. Bigham

*                                       Director                                     August 28, 1998

------------------------
Joseph G. Krassy

*                                       Director                                     August 28, 1998

------------------------
James E. Moore



         * By: /s/ Peter Abeles
               ----------------------
                   Peter Abeles
                   Attorney-In-Fact

EXHIBIT INDEX

Exhibit                                                                                  Page
  No.        Description                                                                  No.
  ---        -----------                                                                 ----
**1.1         Form of Underwriting Agreement...........................................
**3.1         Certificate of Incorporation of ContiSecurities Asset Funding Corp.......

**3.2         By-Laws of ContiSecurities Asset Funding Corp............................

**4.1         Form of Pooling and Servicing Agreement..................................

**5.1        Opinion of Dewey Ballantine LLP
                 with respect to the securities being
                 registered............................................................

 **8.1        Opinion of Dewey Ballantine LLP
                 with respect to tax matters (included
                 as part of Exhibit 5.1)...............................................

**23.1       Consent of Dewey Ballantine LLP
                 (included as part of Exhibit 5.1).....................................

*** 23.2     Consent of Independent Auditor of Certificate insurer

**24.1       Powers of Attorney (included on signature page)...........................


------

         ** Incorporated by reference to the respective exhibits of the same numbers of the Company's Registration Statement on Form S-3, Registration No. 333-19427.

        *** To be filed by amendment.